                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

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Check the appropriate box:



[ ]  Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        Household International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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




(HSBC LOGO)                                                     (HOUSEHOLD LOGO)

                                                               February 26, 2003

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of Household International, Inc., which will be held at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois on March 28, 2003, at 10:00 a.m. local time.

    At the meeting, holders of Household capital stock entitled to vote will be asked to adopt a merger agreement that Household has entered into with HSBC Holdings plc. In the merger, Household will be merged with and into a wholly owned subsidiary of HSBC, and as a result HSBC will acquire Household. The table below indicates the material financial terms of the merger that will apply to your stock:

                             MARKET PRICE AS OF:
                             -------------------
                  ENTITLED   NOV. 13,   FEB. 25,                                                            GENERALLY
CLASS OF STOCK    TO VOTE      2002       2003                  CONSIDERATION TO BE RECEIVED                 TAXABLE
----------------  --------   --------   --------   ------------------------------------------------------   ---------
                                                   Converted into your choice of either 2.675 HSBC              No
                                                   ordinary shares, valued at $30.04 on November 13, 2002
                                                   and $28.23 on February 25, 2003, or 0.535 HSBC
Common              Yes       $22.46     $27.55    American depositary shares (each representing an
                                                   interest in 5 HSBC ordinary shares) valued at $29.99
                                                   on November 13, 2002 and $28.61 on February 25, 2003

5% preferred        Yes       $28.50     $46.70    Redeemed at $50, plus accrued and unpaid dividends          Yes
$4.30 preferred     Yes       $48.10     $94.75    Redeemed at $100, plus accrued and unpaid dividends         Yes
$4.50 preferred     Yes       $57.10     $97.50    Redeemed at $103, plus accrued and unpaid dividends         Yes

7 5/8% preferred     No       $20.50     $25.22                                                                Yes
7.50% preferred      No       $19.95     $25.14     Converted into $25 in cash per depositary                  Yes
7.60% preferred      No       $20.29     $25.23     share representing 1/40th of a share ($1,000 per           Yes
8 1/4% preferred     No       $23.00     $25.50     share) plus accrued and unpaid dividends                   Yes

    The HSBC ordinary shares to be issued in the merger (including the ordinary shares underlying the HSBC American depositary shares to be issued in the merger) will be admitted to the Official List of the U.K. Listing Authority and to trading on the London Stock Exchange, and will be listed on The Stock Exchange of Hong Kong Limited, Euronext Paris and the New York Stock Exchange. The HSBC ordinary shares will trade on the London Stock Exchange under the symbol "HSBA", on The Stock Exchange of Hong Kong Limited under the symbol "005" and on Euronext Paris under the symbol "PHSB". The HSBC American depositary shares to be issued in the merger will be listed on the New York Stock Exchange and will trade under the symbol "HBC". On November 13, 2002, the last trading day prior to the announcement of the merger, the mid-market closing price per HSBC ordinary share and the closing price per HSBC American depositary share were L7.07 ($11.23 at the then prevailing exchange rate) and $56.05, respectively, and on February 25, 2003 the latest practicable date prior to the printing of this document, were L6.71 ($10.55 at the then prevailing exchange rate) and $53.48, respectively.

    AFTER CAREFUL CONSIDERATION, HOUSEHOLD'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF HOUSEHOLD AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

    The accompanying document provides a detailed description of the proposed merger and the merger consideration. I urge you to read the enclosed materials carefully. PLEASE PAY PARTICULAR ATTENTION TO THE "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 25 FOR A DISCUSSION OF RISKS RELATED TO THE MERGER.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO VOTE IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. YOU MAY ALSO GRANT YOUR PROXY BY TELEPHONE OR ON THE INTERNET AS DESCRIBED IN THE ENCLOSED PROXY CARD. Giving your proxy now will not affect your right to vote in person if you wish to attend the special meeting and vote personally.

                                          Sincerely,

                                          /s/ William F. Aldinger

                                          WILLIAM F. ALDINGER
                                          Chairman and Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE HSBC ORDINARY SHARES OR HSBC AMERICAN DEPOSITARY SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This document is dated February 26, 2003 and is first being mailed to stockholders on or about February 26, 2003.

                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 Sanders Road
                           Prospect Heights, IL 60070
                                 (847) 564-5000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 28, 2003

To the Stockholders of HOUSEHOLD INTERNATIONAL, INC.:

     Notice is hereby given that a special meeting of stockholders of Household International, Inc. will be held at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, on March 28, 2003, at 10:00 a.m. local time for the following purposes:

     1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 14, 2002, by and among HSBC Holdings plc, Household International, Inc. and H2 Acquisition Corporation, pursuant to which, among other things, Household will be merged with and into H2 Acquisition Corporation, a wholly owned subsidiary of HSBC, and HSBC will acquire Household. In the merger, each outstanding share of Household common stock, par value $1.00 per share, will be converted into the right to receive, at the election of the holder, either 2.675 HSBC ordinary shares or 0.535 HSBC American depositary shares, each of which represents an ownership interest in five HSBC ordinary shares, and each outstanding share of Household 7 5/8% cumulative preferred stock, Series 2002-B, no par value, 7.50% cumulative preferred stock, Series 2001-A, no par value, 7.60% cumulative preferred stock, Series 2002-A, no par value, and 8 1/4% cumulative preferred stock, Series 1992-A, no par value, will be converted into the right to receive cash in the amount of $1,000 per share ($25 per depositary share representing 1/40th of a share), plus all accrued and unpaid dividends up to but excluding the closing date. Each outstanding share of Household 5% cumulative preferred stock, no par value, $4.30 cumulative preferred stock, no par value, and $4.50 cumulative preferred stock, no par value, will be designated for redemption effective prior to the merger and Household will deposit the applicable redemption price in trust for the holders of these shares under the terms of the instruments governing their shares.

     2. To transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

     Holders of record of Household common stock and voting preferred stock, consisting of 5% cumulative preferred stock, $4.30 cumulative preferred stock and $4.50 cumulative preferred stock, all as of the close of business on February 21, 2003, are entitled to vote at the special meeting. Holders of record of Household's 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock, 7.60% cumulative preferred stock and 8 1/4% cumulative preferred stock are not entitled to vote at the special meeting, and are entitled to appraisal rights as more fully described in the attached document.

     YOUR VOTE IS IMPORTANT. BECAUSE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF HOUSEHOLD COMMON STOCK AND VOTING PREFERRED STOCK, VOTING TOGETHER AS A SINGLE CLASS, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER (EXCEPT THAT SHARES OF HOUSEHOLD COMMON STOCK CREDITED TO AN ACCOUNT UNDER THE HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED WILL BE VOTED BY THE PLAN'S TRUSTEE IN THE SAME WAY AS THE MAJORITY OF THE SHARES HELD UNDER THE PLAN FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED). WHETHER OR NOT YOU EXPECT TO VOTE IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. YOU MAY ALSO GRANT YOUR PROXY BY TELEPHONE OR ON THE INTERNET AS DESCRIBED IN THE ENCLOSED PROXY CARD. Giving your proxy now will not affect your right to vote in person if you attend the special meeting and vote personally.

                                         By Order of the Board of Directors,

                                         /s/ KENNETH H. ROBIN

                                         KENNETH H. ROBIN
                                         Executive Vice President-General
                                         Counsel and Corporate Secretary

Prospect Heights, Illinois
February 26, 2003

                             QUESTIONS AND ANSWERS

Q.  WHEN AND WHERE IS THE SPECIAL MEETING?

A. The special meeting of Household stockholders will be held at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois on March 28, 2003, at 10:00 a.m. local time.

Q.  HOW DO I VOTE?

A. After you have carefully read this document, please mail your signed proxy card in the enclosed postage-paid envelope to Computershare Investor Services LLC as soon as possible so that your stock may be represented and voted at the Household special meeting. You may also grant your proxy by telephone, on the Internet or vote in person at the Household special meeting. If your shares are held in "street name", i.e., in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your stock or obtain a proxy from the record holder to vote at the special meeting. For more information regarding how to vote your stock, please refer to "The Special Meeting of Household
    Stockholders -- How You Can Vote."

Q.  MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to the Corporate Secretary of Household before the Household special meeting or by voting in person at the Household special meeting. You may also withdraw your proxy or change your vote by telephone or on the Internet as described in this document.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the companies complete the merger, HSBC will send instructions to Household stockholders whose stock was converted in the merger. These instructions will explain how to exchange certificates representing shares of Household common stock for either HSBC ordinary shares or HSBC ADSs, and how to exchange certificates representing shares of Household 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock, 7.60% cumulative preferred stock and 8 1/4% cumulative preferred stock for cash.

    Immediately prior to closing, Household will deposit the redemption price of the Household 5% cumulative preferred stock, $4.30 cumulative preferred stock and $4.50 cumulative preferred stock in trust for the holders of the shares, and will take the other steps required to redeem these shares in accordance with their respective terms. Holders of such preferred stock will receive a notice of redemption from Household that will explain how to exchange their stock certificates for the redemption price.

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. HSBC and Household expect to complete the merger during the first quarter of 2003. Because the merger is subject to regulatory approvals in a number of jurisdictions and other conditions, the companies cannot predict the exact timing.

Q.  WHOM CAN I CALL WITH QUESTIONS?

A. If you have more questions about the merger, or would like additional copies of this document, you should contact:

    Investor Relations Department
    Household International, Inc.
    2700 Sanders Road
    Prospect Heights, IL 60070
    (847) 564-5000
    investorrelations@household.com

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................  Q-1
SUMMARY.....................................................    1
RISK FACTORS RELATING TO THE MERGER.........................   25
FORWARD-LOOKING STATEMENTS..................................   30
RECENT DEVELOPMENTS.........................................   31
THE SPECIAL MEETING OF HOUSEHOLD STOCKHOLDERS...............   33
     Time, Place and Purpose of the Special Meeting.........   33
     Who Can Vote at the Special Meeting....................   33
     Vote Required..........................................   33
     How You Can Vote.......................................   34
     How to Revoke or Change Your Vote......................   35
     Other Business.........................................   35
THE EXTRAORDINARY GENERAL MEETING OF HSBC ORDINARY
  SHAREHOLDERS..............................................   36
THE MERGER..................................................   37
     Background of the Merger...............................   37
     Household's Reasons for the Merger.....................   39
     Recommendation of Household's Board of Directors.......   42
     Opinion of Household's Financial Advisor Relating to
      Common Stock..........................................   42
     Opinion of Household's Financial Advisor Relating to
      Non-Redeemable Preferred Stock........................   53
     HSBC's Reasons for the Merger..........................   56
     Interests of Household's Executive Officers and
      Directors in the Merger...............................   59
     Accounting Treatment...................................   66
     Other Effects of the Merger............................   66
     Litigation Relating to the Merger......................   67
REGULATORY MATTERS..........................................   68
     U.S. Antitrust.........................................   68
     Other U.S. Regulatory Matters..........................   68
     United Kingdom.........................................   69
     Canada.................................................   69
     European Union Merger Regulation.......................   69
     Other International Regulatory Matters.................   69
MATERIAL U.S. FEDERAL INCOME TAX AND U.K. TAX
  CONSEQUENCES..............................................   70
     General................................................   70
     U.S. Federal Income Tax Consequences of the Merger to
      U.S. Holders of Household Stock.......................   71
     U.S. Federal Income Tax and U.K. Tax Consequences for
      U.S. Holders of HSBC Ordinary Shares and HSBC ADSs....   72
     U.S. Federal Income Tax Consequences for Non-U.S.
      Holders...............................................   74
     U.K. Tax Consequences for Non-U.S. Holders Not Resident
      in the United Kingdom.................................   74
THE MERGER AGREEMENT........................................   75
     Form of the Merger.....................................   75
     Effective Time and Timing of Closing...................   75
     Board of Directors and Officers of the Surviving
      Corporation...........................................   75
     Consideration to be Received in the Merger.............   75
     Redemption of Household Voting Preferred Stock.........   76
     Share Election; Exchange Procedures; Fractional
      Shares................................................   76
     Stock Options and Other Equity-Based Awards............   78
     Appraisal Rights.......................................   78

                                                              PAGE
                                                              ----
     Representations and Warranties.........................   78
     Covenants Relating to the Conduct of Household's
      Business..............................................   79
     No Solicitation........................................   81
     Covenants Relating to the Conduct of HSBC's Business...   82
     Indemnification and Insurance..........................   83
     Employee Matters.......................................   83
     Conditions Precedent to Closing........................   83
     Termination, Amendment and Waiver......................   85
     Effect of Termination..................................   85
     Fees and Expenses......................................   86
APPRAISAL RIGHTS............................................   87
MARKET PRICE AND DIVIDEND DATA..............................   89
     Market Prices..........................................   89
     Dividend Data..........................................   90
BENEFICIAL OWNERSHIP OF HOUSEHOLD COMMON STOCK..............   92
     Beneficial Ownership of Directors and Management of
      Household.............................................   92
     Beneficial Ownership of Household Stockholders Holding
      More Than 5% of Household's Outstanding Common
      Stock.................................................   93
DESCRIPTION OF HSBC.........................................   94
DESCRIPTION OF HOUSEHOLD....................................   95
DESCRIPTION OF H2 ACQUISITION CORPORATION...................   96
HSBC AND HOUSEHOLD UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION.....................................   97
DESCRIPTION OF HSBC ORDINARY SHARES.........................  120
     General................................................  120
     Voting.................................................  120
     Disclosure of Interests in Shares......................  120
     Restrictions on Voting.................................  121
     Dividends and Other Distributions......................  121
     Liquidation............................................  121
     Untraced Shareholders..................................  121
     Transfer of Shares.....................................  122
     Uncertificated Shares..................................  122
     Variation of Class Rights and Alteration of Share
      Capital...............................................  122
     Pre-emptive Rights.....................................  123
     Lien on Shares.........................................  123
     Calls..................................................  123
     Forfeiture of Shares...................................  123
     Purchase of Shares.....................................  123
DESCRIPTION OF HSBC AMERICAN DEPOSITARY SHARES..............  124
     General................................................  124
     Deposit and Withdrawal of Deposited Securities.........  124
     Dividends and Other Distributions......................  124
     Reclassifications, Recapitalizations and Mergers.......  126
     Record Dates...........................................  126
     Voting Rights..........................................  126
     Disclosure of Interests................................  126
     Amendment and Termination of the Deposit Agreement.....  127
     Charges of Depositary..................................  128
     Liability of Holder for Taxes..........................  128

                                                              PAGE
                                                              ----
     Limitations on Obligations and Liability to HSBC ADS
      Holders...............................................  129
     Holder's Right to Receive the HSBC Ordinary Shares
      Underlying HSBC ADSs..................................  129
     Pre-release of HSBC ADSs...............................  129
     Actions by Holders.....................................  130
     Requirements for Depositary Actions....................  130
COMPARISON OF RIGHTS OF HOUSEHOLD COMMON STOCKHOLDERS AND
  HSBC ORDINARY SHAREHOLDERS................................  131
     Voting Rights..........................................  132
     Action by Written Consent..............................  133
     Shareholder Proposals and Shareholder Nominations of
      Directors.............................................  133
     Sources and Payment of Dividends.......................  134
     Rights of Purchase and Redemption......................  135
     General Meetings of Shareholders and Stockholders......  137
     Special Meetings of Shareholders and Stockholders......  137
     Appraisal Rights.......................................  139
     Pre-emptive Rights.....................................  140
     Amendment of Governing Instruments.....................  140
     Preferred Stock........................................  141
     Stock Class Rights.....................................  142
     Shareholders' Votes on Some Transactions...............  142
     Rights of Inspection...................................  144
     Standard of Conduct for Directors......................  145
     Classification of the Board of Directors...............  146
     Removal of Directors...................................  146
     Vacancies on the Board of Directors....................  146
     Liabilities of Directors and Officers..................  147
     Indemnification of Directors and Officers..............  148
     Shareholders' Suits....................................  149
     Provisions Relating to Share Acquisitions..............  149
     Anti-Takeover Measures.................................  150
     Disclosure of Interests................................  151
     Limitation on Enforceability of Civil Liabilities Under
      U.S. Federal Securities Laws..........................  152
     Short Swing Profits....................................  153
     Proxy Statements and Reports...........................  154
VALIDITY OF SECURITIES......................................  156
EXPERTS.....................................................  156
CIRCULAR AND U.K. LISTING PARTICULARS.......................  157
FUTURE STOCKHOLDER PROPOSALS................................  157
WHERE YOU CAN FIND MORE INFORMATION.........................  157
ANNEX A - AGREEMENT AND PLAN OF MERGER......................  A-1
ANNEX B - OPINION OF GOLDMAN, SACHS & CO. ..................  B-1
ANNEX C - OPINION OF KEEFE, BRUYETTE & WOODS, INC...........  C-1
ANNEX D - FULL TEXT OF SECTION 262 OF THE DELAWARE GENERAL
  CORPORATION LAW RELATING TO APPRAISAL RIGHTS..............  D-1
ANNEX E - SUMMARY PARTICULARS...............................  E-1

                                    SUMMARY

     This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should read this document and the additional documents referred to in this document carefully to fully understand the merger.

IN THE MERGER, ONE SHARE OF HOUSEHOLD COMMON STOCK MAY BE EXCHANGED FOR 2.675 HSBC ORDINARY SHARES OR 0.535 HSBC ADSS, AT YOUR ELECTION (SEE PAGE 75)

     Each holder of Household common stock will receive, at the holder's election, either 2.675 HSBC ordinary shares or 0.535 HSBC American depositary shares, or HSBC ADSs, for each share of Household common stock held. We refer to this as the exchange ratio. Each HSBC ADS represents an ownership interest in five HSBC ordinary shares. Promptly following the merger, Computershare Investor Services LLC, as exchange agent, will mail to holders of record of Household common stock a letter of transmittal for holders to use in making their election to receive HSBC ordinary shares or HSBC ADSs.

HOUSEHOLD PREFERRED STOCK WILL BE REDEEMED FOR CASH OR EXCHANGED FOR CASH IN THE MERGER (SEE PAGE 75)

     Each holder of Household 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock, 7.60% cumulative preferred stock and 8 1/4% cumulative preferred stock will receive cash in the amount of $25 per depositary share representing 1/40th of a share ($1,000 per share), plus all accrued and unpaid dividends up to but excluding the closing date. This preferred stock is referred to in this document as the non-voting preferred stock.

     Each outstanding share of Household 5% cumulative preferred stock, $4.30 cumulative preferred stock and $4.50 cumulative preferred stock will be designated for redemption effective prior to the merger and Household will deposit the applicable redemption price in trust for the holders of these shares under the terms of the instruments governing their shares. This preferred stock is referred to in this document as the voting preferred stock.

THE IMPLIED VALUE OF THE CONSIDERATION PER SHARE OF HOUSEHOLD COMMON STOCK THAT YOU WILL RECEIVE WILL DEPEND ON THE MARKET PRICE OF HSBC ORDINARY SHARES AND HSBC ADSS ON THE DATE THE CONSIDERATION IS RECEIVED; THAT VALUE MAY BE HIGHER OR LOWER THAN IT WAS ON NOVEMBER 13, 2002, ON THE DATE THIS DOCUMENT WAS MAILED OR ON THE DATE OF THE SPECIAL MEETING OF HOUSEHOLD STOCKHOLDERS (SEE PAGE 89)

     The dollar value of the consideration that Household common stockholders will receive as a result of the merger will depend on the price of HSBC ordinary shares or HSBC ADSs that Household stockholders elect to receive and the pounds sterling/U.S. dollar exchange rate on the date the merger consideration is received. The market value of the consideration that holders of Household common stock will receive for each share of Household common stock owned will be equal to either 2.675 times the market price of an HSBC ordinary share, or 0.535 times the market price of an HSBC ADS.

     Based on the closing mid-market price of HSBC ordinary shares on the London Stock Exchange and the then current pounds sterling/U.S. dollar exchange rate:

     - on November 13, 2002, the last full trading day in London prior to the announcement of the merger, the implied value per share of Household common stock was $30.04, and

     - on February 25, 2003, the latest practicable date prior to the printing of this document, the implied value per share of Household common stock was $28.23.

     Based on the closing market price of the HSBC ADSs on the New York Stock
Exchange:

     - on November 13, 2002, the implied value per share of Household common stock was $29.99, and

     - on February 25, 2003, the implied value per share of Household common stock was $28.61.

     The exchange ratio of either 2.675 HSBC ordinary shares or 0.535 HSBC ADSs to be received in the merger for each share of Household common stock is fixed. There will be no adjustment to the exchange ratio for changes in the market price of either Household common stock or HSBC ordinary shares or HSBC ADSs. Accordingly, the market value of the HSBC ordinary shares or

HSBC ADSs to be received by holders of Household common stock in the merger will depend on the market price of HSBC ordinary shares and HSBC ADSs at the time they are received and could vary significantly from the market value on November 13, 2002, on February 25, 2003 or on the date of the special meeting of Household stockholders. As a result of the fixed exchange ratio, holders of Household common stock bear the risk of a decline in the market price of HSBC ordinary shares or HSBC ADSs.

THERE ARE DIFFERENCES BETWEEN OWNING HSBC ADSS AND HSBC ORDINARY SHARES (SEE PAGES 120-130)

     HSBC ADSs have been created to allow U.S. stockholders more easily to hold interests in HSBC ordinary shares and to trade those interests on the New York Stock Exchange. Each HSBC ADS represents an ownership interest in, and the holder may at any time convert this interest into, five HSBC ordinary shares. Your rights as a holder of HSBC ADSs will in some cases be different from the rights of a holder of HSBC ordinary shares. For example:

     - DIVIDENDS AND OTHER DISTRIBUTIONS: Holders of HSBC ADSs will receive cash dividends or other distributions in proportion to the number of HSBC ordinary shares represented by such HSBC ADSs, less the fees and expenses (if any) of The Bank of New York.

     - VOTING RIGHTS: Holders of HSBC ADSs are entitled to vote on a poll on matters submitted to holders of HSBC ordinary shares. The Bank of New York will enable a holder of HSBC ADSs to attend and vote on a poll at a meeting by appointing the holder its proxy for the underlying HSBC ordinary shares. If the holder does not wish to attend a meeting, the holder may instruct The Bank of New York to appoint another person to attend and vote on a poll on the holder's behalf. In neither case will the person appointed by The Bank of New York be entitled to vote on a show of hands.

     - TAXES:

       - A transfer for value of HSBC ordinary shares is generally subject to U.K. stamp duty tax of 0.5%, payable by the purchaser.

       - A transfer for value of HSBC ADSs is not subject to U.K. stamp duty or to U.K. stamp duty reserve tax.

       - If a holder of HSBC ADSs exercises its right to convert its HSBC ADSs into HSBC ordinary shares, the transfer of the underlying HSBC ordinary shares from the depositary to the HSBC ADS holder is subject to stamp duty tax at the fixed rate of L5 per transfer.

       - If a holder of HSBC ordinary shares exercises its right to convert its HSBC ordinary shares into HSBC ADSs, the transfer of the HSBC ordinary shares to the depositary is subject to stamp duty or stamp duty reserve tax equal to 1.5% of the value of the shares (rounded up, in the case of stamp duty, to the nearest L5). HSBC has agreed to pay such stamp duty or stamp duty reserve tax in connection with the initial issuance of HSBC ADSs in connection with the merger.

THE HSBC ORDINARY SHARES AND HSBC ADSS TO BE ISSUED IN THE MERGER WILL BE LISTED AND TRADED ON VARIOUS EXCHANGES (SEE PAGE 89)

     The HSBC ordinary shares to be issued in the merger (including the ordinary shares underlying the HSBC ADSs to be issued in the merger) will be admitted to the Official List of the U.K. Listing Authority and to trading on the London Stock Exchange, and will be listed on The Stock Exchange of Hong Kong Limited, Euronext Paris and the New York Stock Exchange. The HSBC ordinary shares will trade on the London Stock Exchange under the symbol "HSBA", on The Stock Exchange of Hong Kong Limited under the symbol "005" and on Euronext Paris under the symbol "PHSB". The HSBC ADSs to be issued in the merger will be listed on the New York Stock Exchange and will trade under the symbol "HBC".

HOLDERS OF HOUSEHOLD COMMON STOCK ARE ENTITLED TO THE BENEFIT OF THE HSBC SECOND INTERIM DIVIDEND IN LIEU OF THE FINAL DIVIDEND FOR 2002 (SEE PAGES 79 AND 82)

     The merger will not be completed prior to the record date for HSBC's second interim dividend. As a result, the holders of Household common stock will not be entitled to receive that dividend on the HSBC ordinary shares or HSBC ADSs they receive in the merger. However, the Household board of directors is entitled, in its discretion, to declare and pay additional cash dividends on the Household common stock, and otherwise to take appropriate steps, so that holders of Household common stock receive further dividends per share of Household common stock up to, in the aggregate, 2.675 times the HSBC second interim dividend per HSBC ordinary share, unless HSBC has taken alternative steps, reasonably acceptable to Household, to provide the same economic benefit to holders of Household common stock. Household expects, subject to applicable law, that Household's board of directors will declare a dividend on Household common stock with a record date immediately prior to the completion of the merger, with the dividend to be paid on May 6, 2003, the same day that the HSBC second interim dividend is paid, or if the merger is completed subsequent to May 6, 2003, to be paid promptly following the merger. For more information on historical dividends paid to holders of Household common stock and HSBC ordinary shares and HSBC ADSs, please refer to "Market Price and Dividend Data".

THE MERGER IS GENERALLY TAX FREE TO HOLDERS OF HOUSEHOLD COMMON STOCK AND TAXABLE TO HOLDERS OF HOUSEHOLD PREFERRED STOCK (SEE PAGE 70)

     Wachtell, Lipton, Rosen & Katz and Cleary, Gottlieb, Steen & Hamilton have delivered to Household and HSBC, respectively, their opinions, dated the date of this document, that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. tax code, (2) each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code and (3) U.S. holders of Household common stock will not recognize any taxable gain or loss on the exchange of their stock for HSBC ordinary shares or HSBC ADSs, but will recognize a taxable gain or loss in respect of any cash received instead of a fractional HSBC ordinary share (or fractional HSBC ADS) that they would otherwise be entitled to receive. U.S. holders of Household preferred stock (whether their stock is converted into the right to receive cash in the merger or designated for redemption for cash prior to the merger) will recognize a taxable gain or loss on the exchange of their stock for cash.

OWNING HSBC ORDINARY SHARES IS DIFFERENT FROM OWNING HOUSEHOLD COMMON STOCK (SEE PAGE 131)

     As a result of the merger, holders of Household common stock will receive, at their election, either HSBC ordinary shares or HSBC ADSs. Each HSBC ADS represents an ownership interest in five HSBC ordinary shares. There are differences between the rights of a holder of common stock in Household, a Delaware corporation, and the rights of a holder of ordinary shares in HSBC, an English company. For example:

     - only holders representing 5% or more of the voting power of HSBC or 100 shareholders holding shares paid up as to an average sum, per shareholder, of not less than L100, acting together, will, with prior written notice to HSBC, be able to propose resolutions to be considered at annual general meetings of HSBC, whereas any Household stockholder who is entitled to vote at the meeting may bring business before a Household stockholders' meeting,

     - persons acquiring 3% or more of the voting power of HSBC will generally be required to make public disclosures and notifications with respect to their ownership,

     - amendments to HSBC's Memorandum and Articles of Association will require the approval of at least 75% of the votes cast at a shareholders' meeting of HSBC, whereas amendments to Household's Certificate of Incorporation require the affirmative vote of holders of a majority of the outstanding stock entitled to vote thereon,

     - except in limited circumstances, holders of HSBC ordinary shares will not be entitled to appraisal rights in mergers or any other types of transactions,

     - HSBC generally will not have the same freedom as Household has to adopt defensive measures in the event of a takeover bid, and

     - although holders of HSBC ordinary shares will be permitted to initiate lawsuits on behalf of the company in limited circumstances, holders will not be able to initiate shareholder class action lawsuits against HSBC.

     You should also be aware that it may be difficult to effect service of process to begin a lawsuit in a U.S.

court against directors and officers of HSBC who are not residents of the United States.

HOUSEHOLD AND HSBC BELIEVE THE MERGER WILL BENEFIT BOTH COMPANIES (SEE PAGES 39 AND 56)

     Household believes that the merger will make it more competitive in several important ways. Household expects the merger to improve its ability to fund the continued growth of its business. Additionally, Household believes that the merger will provide it with the ability to create additional product offerings in the United States targeted to prime and near-prime consumers and to extend its business into new markets in which HSBC already has a significant presence.

     HSBC believes that the merger creates significant opportunities to strengthen its business in a way that benefits its shareholders and is consistent with its strategic objectives. HSBC believes that the merger meets HSBC's stated objective of growing consumer assets and improves the geographic balance of HSBC's earnings, significantly increasing the contribution from North America. By expanding its U.S. consumer finance operations through the merger, HSBC seeks to add an asset class that further diversifies its portfolio to offset its potential exposure to increased concentration risk. In addition, HSBC believes that the merger offers significant opportunities to extend Household's business model into countries and territories currently served by HSBC and broadens the product range available to the enlarged customer base. The combination of the businesses is expected to produce cost savings in the areas of administrative support and through consolidating card processing. HSBC also expects that funding costs for the Household business will be lower in the future as a result of the financial strength and diversity of HSBC. The merger is expected to be accretive to earnings per share for 2003 on a U.K. GAAP basis.

THERE ARE RISKS THAT YOU SHOULD CONSIDER IN VOTING ON THE MERGER AGREEMENT, INCLUDING FACTORS THAT MAY REDUCE THE ANTICIPATED BENEFITS OF THE MERGER (SEE PAGE 25)

     Although Household and HSBC believe the merger will benefit both companies, there are risks that you should consider in voting on the merger agreement, including factors that may reduce the anticipated benefits of the merger for holders of Household common stock, including that:

     - the value of HSBC ordinary shares or HSBC ADSs to be received by holders of Household common stock in the merger will fluctuate, and as a result of the fixed exchange ratio, holders of Household common stock bear the risk of a decline in the market price of HSBC ordinary shares or HSBC ADSs;

     - the market value of the HSBC ordinary shares or HSBC ADSs to be issued in the merger will be subject to fluctuations in the exchange rate between the U.S. dollar and the pound sterling;

     - the rights of holders of HSBC ADSs to be issued in the merger will not be the same as, and may be less favorable than, the rights of holders of HSBC ordinary shares to be issued in the merger;

     - the removal of Household from the S&P 500 Index and other market indices could result in mutual funds and other investment vehicles selling HSBC ordinary shares and HSBC ADSs received in the merger, which could adversely affect the market prices for HSBC ordinary shares and HSBC ADSs following the merger;

     - shareholders in the United States may decide to sell Household common stock and HSBC ordinary shares or HSBC ADSs, which could cause a decline in their market prices;

     - the opinions, each dated November 14, 2002, obtained by Household from its financial advisors will not reflect changes in circumstances between the signing of the agreement and the merger, and Household has not obtained updated fairness opinions;

     - regulatory requirements or conditions may reduce the anticipated benefits of the merger;

     - Household's business, including the business of lending to non-prime consumers, involves special legal, regulatory and reputational considerations;

     - there are legal actions relating to the merger and Household's prior financial disclosures;

     - the merger agreement limits Household's ability to pursue alternatives to the merger; and

     - Household's executive officers and directors have interests in the merger that are different from your interest as a Household stockholder.

THE HOUSEHOLD BOARD UNANIMOUSLY RECOMMENDS THAT HOUSEHOLD STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT (SEE PAGE 39)

     Household's board of directors has determined that the merger agreement and the merger are advisable, fair to, and in the best interests of Household and its stockholders and has unanimously approved the merger agreement and the merger and unanimously recommends that Household stockholders vote "FOR" adoption of the merger agreement. In light of the matters discussed under "Merger -- Background of the Merger" and on due consideration of the factors discussed under "Merger -- Household's Reasons for the Merger" the board has concluded that, notwithstanding Household's recent historical market prices including a 2002 high of $63.25 per share, the consideration offered by HSBC in the merger, with an implied value of approximately $30 per share of Household common stock as of the date of the Household board meeting, is likely to deliver better value to holders of Household common stock than would be the case in the foreseeable future in the absence of the merger.

HOLDERS OF HOUSEHOLD NON-VOTING PREFERRED STOCK HAVE APPRAISAL RIGHTS IN THE MERGER (SEE PAGE 87)

     Holders of Household common stock and Household voting preferred stock do not have appraisal rights in the merger. Only holders of Household non-voting preferred stock have statutory appraisal rights in the merger and may perfect those rights by following in all respects the procedures specified in Section 262 of the Delaware General Corporation Law.

     To perfect your appraisal rights:

     - you must deliver a written demand for appraisal to Household before the vote on the merger is taken at the special meeting and continuously hold your shares of record through the completion of the merger; and

     - you, or another dissenting holder, must file a petition with the Delaware Court of Chancery within 120 days after the effective date of the merger, demanding a determination of the fair value of the shares.

     As a holder of depositary shares each representing an ownership of 1/40th of a share of a class of Household non-voting preferred stock, if you wish to exercise and perfect your appraisal rights, you must do so by acting through the depositary that is the record holder of the shares. You should send a written notice to the depositary instructing it to take the actions summarized above on your behalf.

GOLDMAN, SACHS & CO. AND KEEFE, BRUYETTE & WOODS, INC. CONSIDER THE MERGER CONSIDERATION FAIR, FROM A FINANCIAL POINT OF VIEW, TO HOUSEHOLD COMMON STOCKHOLDERS AND HOLDERS OF NON-REDEEMABLE PREFERRED STOCK, RESPECTIVELY (SEE PAGES 42 AND 53)

     Household retained Goldman, Sachs & Co. as its financial advisor in connection with the merger. In addition, Household retained Keefe, Bruyette & Woods, Inc. to perform a financial analysis of certain classes of Household's preferred stock and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received in the merger by the holders of these classes of preferred stock. Household retained two different financial advisors in order for the Household board of directors to obtain separate, independent opinions regarding the fairness, from a financial point of view, of the consideration to be received in the merger by the holders of Household common stock, on the one hand, and the holders of this preferred stock, on the other.

     Goldman Sachs delivered a written opinion to Household's board of directors that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of 2.675 HSBC ordinary shares or 0.535 HSBC ADSs for each share of Household common stock is fair, from a financial point of view, to holders of Household common stock. Goldman Sachs will be paid $5 million upon the mailing of this document to Household's stockholders and will be paid a further $22 million if the merger is completed.

     Keefe, Bruyette & Woods delivered a written opinion to Household's board that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by holders of Household 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock and 7.60% cumulative preferred stock in the merger is fair, from a financial point of view, to such holders. Keefe, Bruyette & Woods was paid $333,000 on its retention to render a fairness opinion, and will be paid an additional $333,000 upon the mailing of this document to Household's stockholders and a further $334,000 if the merger is completed.

     Both opinions were provided for the information and assistance of Household's board of directors in connection with its consideration of the merger. Neither opinion is a recommendation to any Household stockholder as to how to vote. The full text of each of the Goldman Sachs opinion and the Keefe, Bruyette & Woods opinion, which set forth assumptions made, procedures followed, matters considered and limitations on review undertaken in connection with the opinions, is attached to this document as Annex B and Annex C, respectively. You should read both opinions carefully.

     The three series of Household voting preferred stock are being redeemed pursuant to their terms and the 8 1/4% cumulative preferred stock is being converted into cash consideration equal to its current redemption price and, accordingly, no fairness opinion was requested or obtained with respect to these series of preferred stock.

HOUSEHOLD EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS IN THE MERGER (SEE PAGE 59)

     Household's executive officers and directors have economic interests in the merger in addition to the interest they share with you as a holder of Household stock. These interests exist because of rights the executive officers have pursuant to the terms of the equity plans maintained by Household, which provide for the accelerated vesting of some stock-based awards in connection with transactions such as the merger. The merger will not result in the accelerated vesting of any of the stock options to acquire shares of Household common stock held by the non-employee directors of Household, although these options will become HSBC stock options in the merger. These interests also exist in the case of the executive officers, due to the terms of employment agreements with Household, which provide for severance benefits in the event of qualifying employment terminations after a change of control. In addition, nine executive officers of Household have entered into new employment agreements that will become effective upon the completion of the merger, pursuant to which they will continue to have senior management positions in Household, will receive payments under their pre-existing employment agreements with Household, and will receive compensation including salary, bonus and equity grants from HSBC following the merger. Pursuant to the terms of these new employment agreements, subject to satisfaction of the terms and conditions of those agreements, the nine executives, including Messrs. Aldinger, Schoenholz and Mehta, would be entitled to receive the following amounts and interests in the aggregate: annual base salary aggregating $4.9 million per year; annual bonus aggregating approximately $9.25 million per year; HSBC restricted stock grants with an aggregate grant date value of $40.5 million vesting in equal annual installments over either a three-or five-year period. As described in detail on page 63, the approximate aggregate payments in satisfaction of the cash severance obligations under the existing employment agreements and employment protection agreements between Household and each of the nine executives who have entered into new employment agreements with Household, including Messrs. Aldinger, Schoenholz and Mehta, is $58 million. Assuming the merger is completed on March 31, 2003, the number of stock options to acquire shares of Household common stock held by the nine executives who have entered into new employment agreements with Household, including Messrs. Aldinger, Schoenholz and Mehta, that will vest and become exercisable as a result of the merger is 2,023,125 in the aggregate, which options have an in-the-money value of $0, based on the closing price per share of Household common stock on February 25, 2003. Assuming the merger is completed on March 31, 2003, the number of Household restricted stock rights held by the nine executives, including Messrs. Aldinger, Schoenholz and Mehta, that will vest and become free of restrictions as a result of the merger is 461,008 in the aggregate, which restricted stock rights have a value of approximately $12.7 million in the aggregate, based on the closing price per share of Household common stock on February 25, 2003.

     Following the merger, Mr. Aldinger, the current chairman and chief executive officer of Household, will continue to serve as chairman and chief executive officer of Household until January 1, 2004 and thereafter as chairman and chief executive officer of Household and HSBC North America, Inc. Mr. Aldinger will also serve as a member of the

HSBC board of directors. Following the merger, Mr. Schoenholz will continue to serve as Household's president and chief operating officer, and Mr. Mehta will continue to serve as a group executive of Household. As described in detail beginning on page 59, there are substantial financial interests to be conveyed to the executive officers of Household, including Messrs. Aldinger, Schoenholz and Mehta, under either the terms of existing or new employment agreements and due to the accelerated vesting of stock options and restricted stock rights in respect of Household common stock.

     Pursuant to the terms of the new employment agreements with each of Messrs. Aldinger, Schoenholz and Mehta, subject to satisfaction of the terms and conditions of those agreements, each of these executives would be entitled to receive the following amounts and interests:

     - Mr. Aldinger: annual base salary of $1 million; annual bonus of $4 million; a special retention grant of HSBC restricted stock with a grant date value of $10 million vesting in three equal annual installments; two subsequent annual grants of HSBC restricted shares each with a grant date value of $5.5 million vesting in three equal annual installments.

     - Mr. Schoenholz: annual base salary of $650,000; annual bonus of $1.5 million; a special retention grant of HSBC restricted stock with a grant date value of $3 million vesting in three equal annual installments.

     - Mr. Mehta: annual base salary of $550,000; annual bonus of $1.125 million; a special retention grant of HSBC restricted stock with a grant date value of $5 million vesting in five equal annual installments.

     As described in detail on page 63, the approximate payment in satisfaction of the cash severance obligations under the existing employment agreements between Household and each of Messrs. Aldinger, Schoenholz and Mehta is $20.30 million, $10.64 million and $8.60 million, respectively. Assuming the merger is completed on March 31, 2003, the number of stock options to acquire shares of Household common stock held by each of Messrs. Aldinger, Schoenholz and Mehta that will vest and become exercisable as a result of the merger is 1,015,000, 256,000 and 256,000, respectively, which options have an in-the-money value of $0, based on the closing price per share of Household common stock on February 25, 2003. Assuming the merger is completed on March 31, 2003, the number of Household restricted stock rights held by each of Messrs. Aldinger, Schoenholz and Mehta that will vest and become free of restrictions as a result of the merger is 134,420, 84,012 and 84,012, respectively, which restricted stock rights have a value of approximately $3.7 million, $2.3 million and $2.3 million, respectively, based on the closing price per share of Household common stock on February 25, 2003.

     Following the merger, HSBC has agreed that Household will continue to be obligated to indemnify and will continue to maintain directors' and officers' insurance covering the officers and directors of Household relating to events occurring before completion of the merger.

HSBC WILL ASSUME HOUSEHOLD STOCK OPTIONS AND OTHER EQUITY AWARDS (SEE PAGES 64 AND 78)

     When HSBC and Household complete the merger, outstanding options to purchase, and other equity-based awards in respect of, shares of Household common stock, granted to Household employees and directors under Household's equity-based plans, will be assumed by HSBC and become options to purchase and awards in respect of HSBC ordinary shares. The number of shares subject to these options and awards, and the exercise price of the options, will be adjusted to reflect the exchange ratio. Options and awards that have not previously vested will vest upon completion of the merger, except for options and awards granted after November 14, 2002. Assuming the merger is completed on March 31, 2003, options to acquire an aggregate of 2,143,125 shares of Household common stock held by Household's executive officers will vest and become exercisable as a result of the merger, which options have a weighted average exercise price of $53.44, and an aggregate of 526,750 Household restricted stock rights held by Household's executive officers will vest and become free of restrictions as a result of the merger.

THE MERGER AGREEMENT IS ATTACHED (SEE PAGE 75 AND ANNEX A)

     The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this document. Please read it carefully.

HOLDERS OF HOUSEHOLD COMMON STOCK AND SOME HOLDERS OF HOUSEHOLD PREFERRED STOCK CAN VOTE ON THE MERGER (SEE PAGE 33)

     The holders of record of Household common stock and voting preferred stock, as of the close of business on February 21, 2003, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

     The holders of Household non-voting preferred stock are entitled to receive notice of, but are not entitled to vote at, the special meeting.

A MAJORITY VOTE OF HOUSEHOLD STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT (SEE PAGE 33)

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Household stock entitled to vote, voting together as a single class. Each share of common stock and each share of voting preferred stock is entitled to one vote. Failure to grant your proxy by telephone or on the Internet, to return a properly executed proxy card or to vote in person at the special meeting will have the same effect as a vote "AGAINST" adoption of the merger agreement (except that shares of Household common stock credited to an account under the Household International Tax Reduction Investment Plan for which voting instructions are not received will be voted by the plan's trustee in the same way as the majority of the shares held under the plan for which voting instructions are received).

A MAJORITY VOTE OF HSBC ORDINARY SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER (SEE PAGE 36)

     At an extraordinary general meeting of HSBC shareholders expected to occur on the same day as the Household special meeting, HSBC ordinary shareholders will vote on a resolution to approve the merger and authorize the directors of HBSC to allot the necessary HSBC ordinary shares to be issued in connection with the merger.

     The merger is conditioned on approval of the resolution, which will require the approval of a majority of the votes cast on a show of hands or on a poll at the HSBC extraordinary general meeting. On a show of hands every HSBC ordinary shareholder who is present in person, including corporate representatives of corporate shareholders, is entitled to one vote. On a poll, every HSBC ordinary shareholder who is present in person, including corporate representatives of corporate shareholders, or by proxy is entitled to one vote for each HSBC ordinary share held.

THERE ARE CONDITIONS THAT MUST BE SATISFIED OR WAIVED BEFORE HSBC AND HOUSEHOLD ARE REQUIRED TO COMPLETE THE MERGER (SEE PAGE 83)

     HSBC and Household are not required to complete the merger unless a number of conditions are satisfied or, where legally permitted, waived by them. These include:

     - approval of the merger agreement by Household stockholders and HSBC ordinary shareholders having been obtained,

     - approval of the merger (including the expiration or termination of any applicable waiting periods) having been received from applicable governmental and regulatory agencies,

     - no stop order suspending the effectiveness of Household's registration statement, of which this document is a part, having been issued, and no proceeding for that purpose having been initiated or threatened,

     - approval for admission or admission to listing or to trading, as the case may be, having been granted by the various stock exchanges, including the New York Stock Exchange, on which HSBC ordinary shares and HSBC ADSs to be issued in connection with the merger will be listed,

     - the absence of any statute, order, injunction or similar legal obstacle prohibiting consummation of the merger, and

     - Household having deposited the redemption price of the shares of Household voting preferred stock in trust for the holders of such shares so that the shares shall be deemed not outstanding.

     In addition, HSBC is not required to complete the merger unless a number of conditions are satisfied or waived by it. These include:

     - Household's representations and warranties in the merger agreement being true and correct, subject to materiality standards contained in the merger agreement,

     - Household having performed in all material respects all obligations required to be performed by it under the merger agreement,

     - HSBC having received a tax opinion from Cleary, Gottlieb, Steen & Hamilton, to the effect that the merger will qualify as a reorganization within the meaning of the U.S. tax code and that each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code,

     - no required governmental or regulatory approval of or consent to the merger being subject to a burdensome condition as defined in the merger agreement, and

     - the absence of any pending or threatened suits, actions or proceedings by any governmental entity seeking to restrain or prohibit the consummation of the merger, seeking to impose any burdensome condition or which otherwise would reasonably be expected to have a material adverse effect on HSBC or Household.

     In addition, Household is not required to complete the merger unless a number of conditions are satisfied or waived by it. These include:

     - HSBC's representations and warranties in the merger agreement being true and correct, subject to materiality standards contained in the merger agreement,

     - HSBC having performed in all material respects all obligations required to be performed by it under the merger agreement, and

     - Household having received a tax opinion from Wachtell, Lipton, Rosen & Katz, to the effect that the merger will qualify as a reorganization within the meaning of the U.S. tax code and that each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code.

THERE ARE REGULATORY APPROVALS IN THE UNITED STATES AND OTHER COUNTRIES THAT MUST BE OBTAINED PRIOR TO COMPLETION OF THE MERGER (SEE PAGE 68)

     In the United States, the merger is subject to the prior notification requirements of the Hart-Scott-Rodino Antitrust Improvement Act, which requires its impact on competition to be reviewed in advance by the Department of Justice or the Federal Trade Commission. The required waiting period has been terminated.

     The change in control of some Household subsidiaries will also be subject to regulatory approval, including by the Superintendent of Banks of the State of New York and the state banking authorities in some other states, some state insurance departments, and the Office of the Comptroller of the Currency.

     Filings with regulatory authorities will also be required or advisable in other countries in which Household operates, including the United Kingdom, the Republic of Ireland and Canada.

UNDER SOME CIRCUMSTANCES HSBC OR HOUSEHOLD MAY TERMINATE THE MERGER AGREEMENT (SEE PAGE 85)

     Either HSBC or Household may terminate the merger agreement if:

     - the merger is not completed by June 30, 2003 (other than because of a breach of the merger agreement caused by the party seeking termination),

     - Household's stockholders fail to adopt the merger agreement,

     - HSBC's shareholders fail to pass the resolution approving the merger agreement,

     - a court or other governmental entity issues a non-appealable final order permanently restraining the merger, or

     - a governmental or regulatory entity which must grant an approval or consent as a condition to the merger denies such approval or consent (or, in the case of a termination by HSBC, if such approval or consent is subject to a burdensome condition) and such action has become final and non-appealable.

     Additionally, HSBC may terminate the merger agreement if:

     - there has been a breach of any of Household's representations, warranties, covenants or agreements, such that HSBC would not be obligated to consummate the merger, subject in specified cases to the right of Household to cure the breach within 30 days following written notice,

     - Household has willfully and materially breached its obligations under the agreement not to solicit, encourage or otherwise facilitate an acquisition proposal and not to discuss, negotiate or agree to an alternative transaction, except as permitted by the agreement under specified conditions, or Household's board has failed to recommend the adoption of the merger agreement, changed its recommendation to the stockholders, recommended an alternative proposal or failed to call a meeting of Household's stockholders, or

     - Household or any of its representatives has engaged in discussions with any person in connection with an unsolicited acquisition proposal in a manner permitted by the agreement and has not ceased all these discussions within 20 days.

     Additionally, Household may terminate the merger agreement if:

     - there has been a breach of any of HSBC's representations, warranties, covenants or agreements set forth in the merger agreement, such that Household would not be obligated to consummate the merger, subject in specified cases to the right of HSBC to cure the breach within 30 days following written notice, or

     - HSBC's board has failed to recommend the merger to HSBC's shareholders or failed to call a meeting of HSBC's shareholders.

UNDER SOME CIRCUMSTANCES HOUSEHOLD WILL BE REQUIRED TO PAY A TERMINATION FEE TO HSBC IF THE MERGER AGREEMENT IS TERMINATED (SEE PAGE 86)

     Household will be required to pay HSBC a termination fee of $550 million if the merger agreement is terminated when:

     - a competing acquisition proposal is known to Household at the time of the event that gives rise to the termination and, within 12 months after the termination, Household completes, or enters into an agreement for an alternative acquisition transaction, or

     - Household has willfully and materially breached its obligations not to solicit an acquisition proposal or Household's board of directors has changed its recommendation to approve the merger or recommended an alternative proposal.

THE COMPANIES

HSBC HOLDINGS PLC (SEE PAGE 94)
8 Canada Square
London E14 5HQ
England
(011 44) 20 7991 8888

     HSBC is one of the largest banking and financial services organizations in the world, based on a market capitalization of U.S.$104.9 billion at December 31, 2002. At June 30, 2002, HSBC had total assets of U.S.$746.3 billion and shareholders' funds of U.S.$51.2 billion. For the year ended December 31, 2001, HSBC's pre-tax profit was U.S.$8.0 billion on operating income of U.S.$25.9 billion. HSBC is headquartered in London, England.

HOUSEHOLD INTERNATIONAL, INC. (SEE PAGE 95)
2700 Sanders Road
Prospect Heights, Illinois 60070
(847) 564-5000

     Household, through its subsidiaries, primarily provides middle-market consumers with several types of loan products in the United States, Canada and the United Kingdom. Household offers mortgage loans, VISA and MasterCard and private label credit cards, auto finance loans, tax refund anticipation loans and other types of unsecured loans. At December 31, 2002, Household had $107.5 billion in managed receivables and $82.6 billion in owned receivables. For the year ended December 31, 2002, Household's income before taxes was $2.25 billion on net revenues of $10.8 billion.

WHERE YOU CAN FIND MORE INFORMATION (SEE PAGE 157)

     The Securities and Exchange Commission, or SEC, permits HSBC and Household to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

COMPARATIVE MARKET PRICE DATA

     The following table presents per share closing market prices as reported on the New York Stock Exchange for HSBC ADSs and shares of Household common stock and the closing mid-market quotation for HSBC ordinary shares as quoted in the Daily Official List of the London Stock Exchange on November 13, 2002, the last full trading day prior to public announcement of the signing of the merger agreement, and on February 25, 2003, the latest practicable date prior to the printing of this document. The table also presents implied equivalent per share values for shares of Household common stock by multiplying the price per HSBC ADS by 0.535.

     All references in this document to closing prices on the New York Stock Exchange mean closing prices excluding extended trading hours. All references in this document to closing mid-market quotations of HSBC ordinary shares are to the average of the bid price and the offer price at closing as set out in the Daily Official List of the London Stock Exchange.

     Household stockholders are urged to obtain current market quotations for the HSBC ordinary shares, HSBC ADSs and Household common stock before making a decision with respect to the merger.

                                                                                IMPLIED VALUE
                                                              PRICE PER SHARE   PER SHARE OF
                                   HSBC ORDINARY   HSBC ADS    OF HOUSEHOLD       HOUSEHOLD
                                    SHARE PRICE     PRICE      COMMON STOCK     COMMON STOCK
                                   -------------   --------   ---------------   -------------
November 13, 2002................     L  7.07      $ 56.05       $   22.46        $  29.99
February 25, 2003................     L  6.71      $ 53.48       $   27.55        $  28.61

     The table below shows, for the periods indicated, the highest and lowest closing mid-market quotations for one HSBC ordinary share on the London Stock Exchange and the highest and lowest closing sale prices of one HSBC ADS on the NYSE, in each case for the periods presented.

                                                        HSBC ORDINARY
                                                            SHARES          HSBC ADSS
                                                       ----------------    ------------
                                                        HIGH      LOW      HIGH    LOW
                                                       ------    ------    ----    ----
                                                         (L PER HSBC          ($ PER
                                                       ORDINARY SHARE)      HSBC ADS)
YEAR ENDED DECEMBER 31, 2001
First Quarter........................................  10.92      7.77     79.7    56.4
Second Quarter.......................................   9.21      8.15     66.0    57.8
Third Quarter........................................   8.52      6.08     61.9    44.8
Fourth Quarter.......................................   8.91      6.97     63.7    52.5

YEAR ENDED DECEMBER 31, 2002
First Quarter........................................   8.45      7.67     61.6    54.9
Second Quarter.......................................   8.66      7.40     64.4    56.1
Third Quarter........................................   7.70      6.44     59.6    51.5
Fourth Quarter.......................................   7.63      6.43     59.8    50.2

YEAR ENDING DECEMBER 31, 2003
First Quarter (through February 25, 2003)............   7.09      6.26     57.3    52.1

     The table below shows the highest and lowest sale prices of one share of Household common stock on the NYSE for the periods presented.

                                                                HOUSEHOLD
                                                              COMMON STOCK
                                                              -------------
                                                              HIGH     LOW
                                                              -----   -----
                                                              ($ PER SHARE)
YEAR ENDED DECEMBER 31, 2001
First Quarter...............................................  62.00   52.00
Second Quarter..............................................  69.98   57.45
Third Quarter...............................................  69.49   48.00
Fourth Quarter..............................................  61.40   51.29

YEAR ENDED DECEMBER 31, 2002
First Quarter...............................................  60.90   43.50
Second Quarter..............................................  63.25   47.06
Third Quarter...............................................  50.84   26.10
Fourth Quarter..............................................  32.00   20.00

YEAR ENDING DECEMBER 31, 2003
First Quarter (through February 25, 2003)...................  28.95   25.90

CURRENCIES

     References in this document to "dollars", "U.S. dollars", "$" and "U.S.$" are to the currency of the United States; references to "pounds sterling", "sterling", "pounds", "L", "pence" and "p" (there are 100 pence to each pound) are to the currency of the United Kingdom and references to "Hong Kong dollars" and "H.K.$" are to the currency of the Hong Kong Special Administrative Region of the People's Republic of China, or Hong Kong SAR. Solely for your convenience, this document contains translations of pounds sterling amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

COMPARATIVE PER SHARE DATA

     The following table presents historical information about HSBC's and Household's respective earnings per share, dividends per share and book value per share (under U.K. GAAP for HSBC and under both U.S. GAAP and U.K. GAAP for Household) and similar information reflecting the merger, which we refer to as "pro forma" information at or for the six months ended June 30, 2002 and for the year ended December 31, 2001.

     In presenting the comparative pro forma information for the periods shown, we assumed that HSBC and Household have been combined throughout those periods. The pro forma information has been prepared under the acquisition method of accounting under U.K. GAAP and you should refer to "HSBC and Household Unaudited Pro Forma Condensed Combined Financial Information" on page 91 for further information about the basis of presentation of this pro forma information.

     The information listed as "equivalent pro forma" for Household was obtained by multiplying the HSBC pro forma amounts under U.K. GAAP by the exchange ratio of 2.675 HSBC ordinary shares for each share of Household common stock.

     The pro forma information is not indicative of the results of future operations or the actual results that would have been incurred had the merger been consummated at the beginning of the periods presented. You should read the data presented below together with the historical consolidated financial statements, including the related notes, of HSBC and Household that are incorporated by reference into this document.

                                                         FOR THE YEAR ENDED   AT OR FOR THE SIX MONTHS
                                                         DECEMBER 31, 2001      ENDED JUNE 30, 2002
                                                         ------------------   ------------------------
                                                              $                      $
HSBC
  Basic earnings per ordinary share:
     Historical........................................         0.54                     0.35
     Pro forma.........................................         0.59                     0.38
  Diluted earnings per ordinary share:
     Historical........................................         0.53                     0.35
     Pro forma.........................................         0.59                     0.37
  Dividends per ordinary share:
     Historical and Pro Forma..........................         0.48                    0.205
  Net asset value per ordinary share:
     Historical........................................                                  5.42
     Pro forma.........................................                                  6.03
HOUSEHOLD
  Basic earnings per share:
     Historical -- U.S. GAAP...........................         3.97                     2.13
     Historical -- U.K. GAAP...........................         2.94                     1.49
     Equivalent pro forma -- U.K. GAAP.................         1.58                     1.02
  Diluted earnings per share:
     Historical -- U.S. GAAP...........................         3.91                     2.11
     Historical -- U.K. GAAP...........................         2.91                     1.47
     Equivalent pro forma -- U.K. GAAP.................         1.58                     0.99
  Dividends per share:
     Historical -- U.S. GAAP and U.K. GAAP.............         0.85                     0.47
     Equivalent pro forma -- U.K. GAAP.................         1.28                     0.55
  Book value per share:
     Historical -- U.S. GAAP...........................                                 18.97
     Historical -- U.K. GAAP...........................                                 29.12
     Equivalent pro forma -- U.K. GAAP.................                                 16.13

SELECTED HISTORICAL FINANCIAL DATA

  HSBC

     HSBC prepares its financial statements in accordance with U.K. generally accepted accounting principles, or U.K. GAAP. It uses the U.S. dollar as its reporting currency because the U.S. dollar and currencies linked to it form the major currency bloc in which HSBC transacts its business. In connection with its listing on the New York Stock Exchange, HSBC also reconciles financial information to U.S. generally accepted accounting principles, or U.S. GAAP, which differ in some respects from U.K. GAAP, as described in "HSBC and Household Unaudited Pro Forma Condensed Combined Financial Information." Except as otherwise specifically noted, all financial information for HSBC contained in this document has been prepared in accordance with U.K. GAAP.

     The selected financial information which is set forth below as of and for the years ended December 31, 1997, 1998, 1999 and 2000 has been derived from and should be read in conjunction with the selected financial data and statistics or consolidated financial statements and notes thereto of HSBC and its subsidiaries as set forth in HSBC's annual report on Form 20-F/A for the year ended December 31, 2001. The consolidated financial statements of HSBC as of December 31, 1997, 1998, 1999, 2000 and 2001 and for each of the years in the five-year period ended December 31, 2001 have been audited by KPMG Audit Plc, chartered accountants and registered auditor. The selected information which is set forth below as of and for the year ended December 31, 2001 has been restated to reflect the adoption of U.K. Financial Reporting Standard 19 "Deferred Tax," and together with the selected financial information which is set forth below as of and for the six months ended June 30, 2001 and 2002 is unaudited and should be read in conjunction with HSBC's report on Form 6-K, dated August 5, 2002, containing interim financial information for the six months ended June 30, 2001 and 2002 which is incorporated by reference into this document.

                                            AT DECEMBER 31,                       AT JUNE 30,
                            -----------------------------------------------   -------------------
                             1997      1998      1999      2000      2001       2001       2002
                            -------   -------   -------   -------   -------   --------   --------
                              $M        $M        $M        $M        $M         $M         $M
Share capital.............    3,406     3,443     4,230     4,634     4,678     4,667      4,725
Shareholders' funds.......   27,080    27,402    33,408    45,570    46,388    46,728     51,178
Capital resources.........   41,562    41,092    44,270    50,964    50,854    52,732     55,440
Customer accounts.........  294,189   308,910   359,972   427,069   449,991   441,828    470,778
Undated subordinated loan
  capital.................    3,245     3,247     3,235     3,546     3,479     3,475      3,517
Dated subordinated loan
  capital.................    7,281     7,597    12,188    12,676    12,001    11,993     12,199
Loans and advances to
  customers*..............  240,421   235,295   253,567   289,837   308,649   299,471    342,057
Total assets..............  471,686   483,128   569,139   673,814   696,245   692,191    746,335

* Net of suspended interest and provisions for bad and doubtful debts.

                                                                                FOR THE SIX MONTHS
                                        FOR THE YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                   ------------------------------------------   -------------------
                                    1997     1998     1999     2000     2001     2001       2002
                                   ------   ------   ------   ------   ------   -------   ---------
                                     $M       $M       $M       $M       $M       $M         $M
AS REPORTED
Net interest income..............  10,944   11,547   11,990   13,723   14,725    7,192      7,593
Other operating income...........   7,665    8,508    9,012   10,850   11,163    5,609      5,510
Operating profit before
  provisions.....................   8,553    9,051    9,653   10,486   10,484    5,251      5,561
Provisions for bad and doubtful
  debts..........................  (1,014)  (2,637)  (2,073)    (932)  (2,037)    (441)      (715)
Profit on ordinary activities
  before tax.....................   8,130    6,571    7,982    9,775    8,000    5,435      5,057
Profit attributable to
  shareholders...................   5,487    4,318    5,408    6,628    4,992    3,540      3,280
Dividends........................  (2,206)  (2,495)  (2,872)  (4,010)  (4,467)  (1,764)    (1,929)

CASH BASIS*
Operating profit before
  provisions.....................   8,553    9,061    9,689   10,996   11,283    5,652      5,957
Profit on ordinary activities
  before tax.....................   8,130    6,581    8,018   10,300    8,807    5,840      5,458
Profit attributable to
  shareholders...................   5,487    4,328    5,444    7,153    5,799    3,945      3,681

* HSBC judges its performance by comparing cash returns on cash invested, which is a non-GAAP measure. Cash basis items are derived by adjusting reported earnings to eliminate the impact of the amortization of goodwill arising on acquisitions.

                                                                              AT OR FOR THE
                                                                            SIX MONTHS ENDED
                                 AT OR FOR THE YEAR ENDED DECEMBER 31,          JUNE 30,
                               ------------------------------------------   -----------------
                                1997     1998     1999     2000     2001     2001      2002
                               ------   ------   ------   ------   ------   ------   --------
                                 $        $        $        $        $        $         $
PER ORDINARY SHARE+
Basic earnings...............    0.69     0.54     0.65     0.76     0.54     0.38      0.35
Diluted earnings.............    0.68     0.53     0.65     0.75     0.53     0.38      0.35
Dividends....................   0.277    0.308    0.340    0.435    0.480     0.19     0.205
Net asset value..............    3.37     3.38     3.95     4.92     4.96     5.01      5.42

SHARE INFORMATION+
U.S.$0.50 ordinary shares in
  issue......................  8,028m   8,067m   8,458m   9,268m   9,355m   9,333m    9,450m

+ Per share amounts reported here and throughout the document reflect the share capital reorganization on July 2, 1999.

                                                                                FOR THE
                                                                            SIX MONTHS ENDED
                                   FOR THE YEAR ENDED DECEMBER 31,              JUNE 30,
                              ------------------------------------------   ------------------
                               1997     1998     1999     2000     2001     2001      2002
                              ------   ------   ------   ------   ------   ------   ---------
                                %        %        %        %        %        %          %
FINANCIAL RATIOS
Dividend payout ratio.......    40.2     57.8     53.1     60.5     89.5     49.8      58.8
Post-tax return on average
  total assets..............    1.37     0.98     1.20     1.33     0.86     1.20      1.04
Return on average
  shareholders' funds.......    20.7     15.5     17.5     16.5     10.4     15.1      13.7
Average shareholders' funds
  to average total assets...    5.98     5.71     6.24     6.49     6.87     6.76      6.69

                                             AT DECEMBER 31,                      AT JUNE 30,
                             -----------------------------------------------   ------------------
                              1997      1998      1999      2000      2001      2001       2002
                             -------   -------   -------   -------   -------   -------   --------
                                %         %         %         %         %         %         %
CAPITAL RATIOS
Tier 1 capital.............      9.3       9.7       8.5       9.0       9.0       9.4        9.7
Total capital..............     14.2      13.6      13.2      13.3      13.0      13.7       13.5

AMOUNTS IN ACCORDANCE WITH U.S. GAAP

                                                                                AT OR FOR THE
                                                                              SIX MONTHS ENDED
                                AT OR FOR THE YEAR ENDED DECEMBER 31,             JUNE 30,
                           -----------------------------------------------   -------------------
                            1997      1998      1999      2000      2001      2001       2002
                           -------   -------   -------   -------   -------   -------   ---------
                             $M        $M        $M        $M        $M        $M         $M
INCOME STATEMENT DATA FOR
  THE PERIOD
Net income available for
  ordinary
  shareholders...........    5,306     3,934     4,889     6,236     4,911     3,542       1,456
Dividends................   (2,007)   (2,328)   (2,617)   (3,137)   (4,394)   (2,627)     (2,700)
BALANCE SHEET DATA AT
  PERIOD END
Total assets.............  476,183   488,856   574,588   680,076   698,312   693,065     747,501
Shareholders' equity.....   28,240    30,351    35,930    48,072    48,444    47,315      52,304

                                                                                AT OR FOR THE
                                                                              SIX MONTHS ENDED
                                AT OR FOR THE YEAR ENDED DECEMBER 31,             JUNE 30,
                           -----------------------------------------------   -------------------
                            1997      1998      1999      2000      2001      2001       2002
                           -------   -------   -------   -------   -------   -------   ---------
                              $         $         $         $         $         $          $
PER ORDINARY SHARE
Basic earnings...........     0.66      0.49      0.59      0.71      0.53      0.38        0.16
Diluted earnings.........     0.66      0.48      0.58      0.70      0.53      0.38        0.15
Dividends................     0.25      0.29      0.31      0.34      0.48     0.285        0.29
Net asset value..........     3.52      3.75      4.25      5.19      5.18      5.10        5.54

HOUSEHOLD

     The selected financial information which is set forth below as of and for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 has been derived from and should be read in conjunction with the selected financial data and statistics or consolidated financial statements and notes thereto of Household and its subsidiaries as set forth in Household's annual report on Form 10-K/A, for the year ended December 31, 2001. The consolidated financial statements of Household as of December 31, 2000 and 2001, and for each of the years in the three-year period ended December 31, 2001, have been audited by KPMG LLP, Household's independent certified public accountants.

     The selected financial information which is set forth below as of and for the six months ended June 30, 2001 and 2002 is unaudited and should be read in conjunction with Household's quarterly report on Form 10-Q/A, for the quarter ended June 30, 2002, which is incorporated by reference herein. Operating results for the six months ended June 30, 2002 should not be considered indicative of the results for any future quarters or the year ending December 31, 2002.

     For the three months ended September 30, 2002, Household recorded a $525 million pre-tax charge related to Household's agreement in principle with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of federal and state consumer protection, consumer finance and banking laws and regulations related to real estate secured lending from its retail branch consumer lending operations as operated under the "HFC" and "Beneficial" brand names. Please refer to Household's quarterly report on Form 10-Q for the period ended September 30, 2002 for further information. This agreement became effective on December 16, 2002. Consent decrees or similar documentation have been entered into with all 50 states and the District of Columbia. On October 11, 2002, Household announced that it had determined that the continued operation of Household Bank, f.s.b. was not in Household's long-term strategic interest. During the fourth quarter of 2002, Household completed the sale of substantially all of the remaining assets and deposits of Household Bank, f.s.b. A loss of $240 million (after-tax) was recorded on the disposition of these assets and deposits.

     In October 2002, Household issued 18.7 million shares of common stock for $400 million and $542 million of 8.875% Adjustable Conversion-Rate Equity Security Units, or Units. Each Unit consists of both a purchase contract, under which the purchaser will agree to purchase from Household, for $25 each, shares of common stock of Household on February 15, 2006, and an 8.875% senior note due February 15, 2008.

     Household's consolidated financial statements are prepared in accordance with U.S. GAAP.

                                                                                           AT OR FOR THE SIX MONTHS
                                       AT OR FOR THE YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                            ------------------------------------------------------------   -------------------------
                              1997        1998          1999        2000         2001         2001          2002
                            ---------   ---------     ---------   ---------   ----------   -----------   -----------
                                (ALL DOLLAR AMOUNTS EXCEPT PER SHARE DATA ARE STATED IN MILLIONS)
STATEMENT OF INCOME DATA
Net interest margin and
  other revenues..........  $ 5,966.9   $ 6,294.7     $ 6,616.4   $ 7,905.4   $  9,606.5   $  4,539.1    $  5,395.5
Provision for credit
  losses on owned
  receivables.............    1,493.0     1,516.8       1,716.4     2,116.9      2,912.9      1,360.7       1,773.9
Operating expenses........    2,864.9     2,653.5       2,513.0     3,027.3      3,572.6      1,758.9       1,947.6
Policyholders' benefits...      255.9       238.2         258.1       261.7        302.6        150.6         171.4
Merger and integration
  related costs...........         --     1,000.0            --          --           --           --            --
Income taxes..............      444.2       404.4         700.6       868.9        970.8        440.1         504.2
                            ---------   ---------     ---------   ---------   ----------   ----------    ----------
Net income................  $   908.9   $   481.8(1)  $ 1,428.3   $ 1,630.6   $  1,847.6   $    828.8    $    998.4
                            =========   =========     =========   =========   ==========   ==========    ==========
PER COMMON SHARE DATA
Basic earnings............  $    1.90   $    0.96     $    2.98   $    3.44   $     3.97   $     1.77    $     2.13
Diluted earnings..........       1.86        0.94(1)       2.95        3.40         3.91         1.75          2.11
Dividends declared........       0.54        0.60          0.68        0.74         0.85         0.41          0.47
Book value................      12.42       12.47         13.33       16.28        18.69        16.38         18.97
Average number of common
  and common equivalent
  shares outstanding (in
  millions)...............      479.1       496.4         481.8       476.2        468.1        470.8         461.5
BALANCE SHEET DATA
Owned assets..............  $46,638.5   $52,647.7     $60,451.8   $76,309.2   $ 88,910.9   $ 80,526.6    $ 96,806.3
Owned receivables.........   38,682.0    44,205.9      52,289.4    67,357.9     79,874.7     71,754.8      83,137.9
Managed assets(3).........   71,295.5    72,594.6      80,188.3    96,955.8    109,858.9    100,310.3     119,129.0
Managed receivables(3)....   63,160.5    63,907.7      71,728.3    87,607.4    100,822.7     91,538.5     105,460.6
Deposits..................    2,344.2     2,105.0       4,980.0     8,676.9      6,562.3      7,943.2       5,611.8
Commercial paper, bank and
  other borrowings........   10,666.1     9,917.9      10,777.8    10,787.9     12,024.3     11,194.8       3,598.7
Senior and senior
  subordinated debt.......   23,736.2    30,438.6      34,887.3    45,053.0     56,823.6     48,654.1      73,269.4
Company obligated
  mandatorily redeemable
  preferred securities of
  subsidiary trusts.......      175.0       375.0         375.0       675.0        975.0        875.0         975.0
Preferred stock...........      264.5       164.4         164.4       164.4        455.8        164.4         843.2
Common shareholders'
  equity..................    6,060.4     6,065.6       6,237.0     7,667.2      7,842.9      7,570.3       8,661.2

                                                                                        AT OR FOR THE SIX MONTHS
                                  AT OR FOR THE YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                       ------------------------------------------------------------   -----------------------------
                         1997        1998          1999        2000         2001          2001            2002
                       ---------   ---------     ---------   ---------   ----------   -------------   -------------
                           %           %             %           %           %              %               %
SELECTED FINANCIAL
  RATIOS
OWNED BASIS:
Return on average
  owned assets.......       1.97        0.96(1)       2.55        2.35         2.26         2.11             2.18
Return on average
  common
  shareholders'
  equity.............       17.0         7.6(1)       23.2        23.2         24.1         22.2             23.2
Common and preferred
  equity and trust
  preferred
  securities as a
  percent of owned
  assets(2)..........      13.94       12.55         11.21       11.15        10.43        10.69            10.83
Common dividend
  payout ratio.......       29.0        63.8(1)       23.1        21.7         21.7         23.4             22.3
MANAGED BASIS:(3)
Return on average
  managed assets.....       1.34        0.66(1)       1.92        1.85         1.83         1.70             1.77
Common and preferred
  equity and trust
  preferred
  securities as a
  percent of managed
  assets(2)..........       9.14        9.13          8.48        8.81         8.44         8.58             8.80

(1) Excluding merger and integration related after-tax costs of $751.0 million relating to the June 30, 1998 merger with Beneficial Corporation, or Beneficial, and the $118.5 million after-tax gain on the sale of Beneficial's Canadian operations, net operating income was $1,114.3 million, the return on average owned assets was 2.22%, the return on average common shareholders' equity was 17.9%, the common dividend payout ratio was 27.1% and the return on average managed assets was 1.54%. This non-GAAP financial information is being provided for comparison of our operating trends and should be read in conjunction with our GAAP financial information.

(2) The ratios of common and preferred equity and trust preferred securities as a percentage of owned and managed assets are non-GAAP financial ratios that are used by rating agencies as a measure to evaluate capital adequacy. These ratios may differ from similarly named measures presented by other companies. Because of their long-term nature and Household's ability to defer dividends, rating agencies consider trust preferred securities as equity in calculating these ratios.

(3) Household monitors its operations and evaluates trends on both an owned basis as shown in its historical financial statements and on a managed basis, which is a non-GAAP basis. Managed basis reporting adjustments assume that securitized receivables have not been sold and are still on Household's balance sheet. Managed basis information is intended to supplement, and should not be considered a substitute for, owned basis reporting and should be read in conjunction with reported owned basis results.

UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     HSBC has reached an agreement to acquire Household in accordance with the terms of a merger agreement entered into on November 14, 2002 between HSBC, H2 (a wholly owned subsidiary of HSBC) and Household. Under the terms of the merger agreement, Household will be merged with and into H2. Following the acquisition, H2 will remain a wholly owned subsidiary of HSBC but will be renamed Household International, Inc.

     Holders of Household common stock will be entitled to receive, at their election for each share of Household common stock, 2.675 HSBC ordinary shares or
0.535 HSBC ADSs, each HSBC ADS representing 5 HSBC ordinary shares. All the outstanding Household non-voting preferred stock will be converted into a right to receive from HSBC cash in the aggregate amount of approximately U.S.$1,100 million, together with accrued but unpaid dividends. In addition, all the outstanding Household voting preferred stock will be designated for redemption effective prior to the merger and Household will deposit the applicable redemption price in trust for the holders of these shares under the terms of the instruments governing their shares.

     HSBC and Household are providing the following unaudited selected pro forma condensed combined financial information to illustrate the impact of the merger on the companies' historical financial positions and results of operations under the acquisition method of accounting under U.K. GAAP. In addition, we also are providing financial information on a U.S. GAAP basis.

     For a more detailed explanation of this analysis, please refer to "HSBC and Household Unaudited Pro Forma Condensed Combined Financial Information."

     The unaudited selected pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results or the financial position of the combined company would have been had the merger occurred on the respective dates assumed and is not necessarily indicative of future operating results or financial position of the combined company.

     The unaudited selected pro forma financial information for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002 is presented on a U.K. GAAP basis and combines the following:

     - HSBC's historical financial information for the year ended December 31, 2001 (as restated following implementation of U.K. Financial Reporting Standard (FRS) 19 "Deferred Tax") and as of and for the six months ended June 30, 2002.

     - Household's historical financial information on a U.S. GAAP basis for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002, adjusted to conform with HSBC's accounting policies under U.K. GAAP.

     - Adjustments to give effect to capital security transactions of Household subsequent to June 30, 2002.

     - Pro forma adjustments related to acquisition accounting utilizing the respective fair values of Household's assets and liabilities as of June 30, 2002.

     The unaudited selected pro forma consolidated combined balance sheet information as of June 30, 2002 assumes the merger was consummated on that date. The unaudited pro forma condensed combined statements of income information for the six months ended June 30, 2002 and for the year ended December 31, 2001 give effect to the merger as if the merger had been consummated on January 1, 2001, the first day of the earliest financial period presented.

     The unaudited selected pro forma financial information is based on, and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of HSBC and Household, incorporated by reference in this document. Please refer to "Where You Can Find More Information".

ACQUISITION ACCOUNTING

     HSBC intends to account for the merger using acquisition accounting under U.K. GAAP. Under this method of accounting, the assets and liabilities of Household will be recorded, as of the completion date of the merger, at their respective fair values and added to those of HSBC. Financial statements and reported results of operations of HSBC issued after consummation of the merger will reflect these values, but prior HSBC financial statements will not be restated retroactively to reflect the historical financial position or results of operations of Household.

     All unaudited selected pro forma financial information contained in this document has been prepared using the acquisition method to account for the merger. Under U.K. GAAP, the final determination of the purchase price is based on the price of HSBC ordinary shares as of the date the merger is completed. In addition, the final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Household's assets and liabilities. Accordingly, the final acquisition accounting adjustments and goodwill may be materially different from those reflected in the unaudited selected pro forma information presented in this document.

                                                                                   AT OR FOR THE
                                                                                     SIX MONTHS
                                                                 FOR THE YEAR          ENDED
                                                              ENDED DECEMBER 31,      JUNE 30,
                                                                     2001               2002
                                                              ------------------   --------------
U.K. GAAP                                                          $M                  $M
OPERATING RESULTS (REPORTED BASIS)
Net interest income.........................................        22,677             12,237
Other operating income......................................        13,528              6,787
Operating profit before provisions..........................        16,770              9,276
Provisions for bad and doubtful debts and contingencies.....        (6,884)            (3,316)
Operating profit............................................         9,241              5,776
Profit on ordinary activities before tax....................        10,088              6,174
Profit attributable to shareholders.........................         6,231              3,968

PER ORDINARY SHARE                                                       $                  $
Basic earnings..............................................          0.59               0.38
Diluted earnings............................................          0.59               0.37

OPERATING RESULTS (CASH BASIS)                                          $M                 $M
Operating profit before provisions..........................        17,994              9,885
Profit on ordinary activities before tax....................        11,320              6,788
Profit attributable to shareholders.........................         7,463              4,582

FINANCIAL CONDITION
Loans and advances to customers.............................                          444,997
Total assets................................................                          870,989
Customer accounts...........................................                          476,670
Shareholders' funds.........................................                           65,588

     HSBC judges its performance by comparing cash returns on cash invested, which is a non-GAAP measure. Cash basis items are derived by adjusting reported earnings to eliminate the impact of the amortization of goodwill arising on acquisitions.

                                                                                   AT OR FOR THE
                                                                                     SIX MONTHS
                                                                 FOR THE YEAR          ENDED
                                                              ENDED DECEMBER 31,      JUNE 30,
                                                                     2001               2002
                                                              ------------------   --------------
U.S. GAAP                                                         $M                   $M
Estimated net income........................................        6,371               2,308
Estimated shareholders' equity..............................                           66,898

     The following table summarizes the reconciling items between Household's net income on a U.S. GAAP and a U.K. GAAP basis. The reconciling items include the impact of accounting for the combination of Household and Beneficial in 1998 as an acquisition under U.K. GAAP. Under U.S. GAAP, this combination was accounted for as a pooling of interests.

                                                                                     FOR THE
                                                                FOR THE YEAR       SIX MONTHS
                                                                    ENDED             ENDED
                                                              DECEMBER 31, 2001   JUNE 30, 2002
                                                              -----------------   -------------
                                                                     $M                $M
Net income under U.S. GAAP..................................        1,848              998
  U.K. GAAP adjustments, net of tax:
  Securitizations treated as financing transactions.........         (130)             (97)
  Timing of expense recognition on loan origination and
     software costs.........................................          (71)             (35)
  Tax credit on share compensation expense..................           36                7
  Other adjustments (net)...................................           (5)              --
  Amortization of goodwill, primarily relating to
     Beneficial.............................................         (311)            (179)
                                                                    -----             ----
Net income under U.K. GAAP..................................        1,367              694
                                                                    =====             ====

     Accounting for the Household/Beneficial merger using acquisition accounting under U.K. GAAP (as opposed to the pooling of interests method under U.S. GAAP) will not have an ongoing impact on the financial condition or results of operations of the combined group.

     The following table summarizes the material adjustments which reconcile the unaudited pro forma combined net income under U.K. GAAP and U.S. GAAP:

                                                                                  FOR THE SIX
                                                          FOR THE YEAR ENDED     MONTHS ENDED
                                                          DECEMBER 31, 2001      JUNE 30, 2002
                                                          ------------------   -----------------
                                                            $M         $M        $M        $M
NET INCOME
Profit attributable to shareholders of enlarged HSBC
  Group
  (U.K. GAAP)...........................................             $6,231              $ 3,968
Adjustments to U.K. GAAP financial statements:
  Lease financing.......................................  $ (40)               $   (35)
  Debt swaps............................................      4                     --
  Shareholders' interest in long-term assurance fund....   (152)                   (60)
  Pension costs.........................................    (26)                  (104)
  Stock-based compensation..............................   (359)                  (151)
  Goodwill..............................................   (549)                   409
  Internal software costs...............................    271                     96
  Revaluation of property...............................     49                     30
  Acquisition accounting adjustments relating to
     previous acquisitions..............................    291                    129
  Accruals accounted derivatives........................    281                   (408)

                                                                                  FOR THE SIX
                                                          FOR THE YEAR ENDED     MONTHS ENDED
                                                          DECEMBER 31, 2001      JUNE 30, 2002
                                                          ------------------   -----------------
                                                            $M         $M        $M        $M
  Permanent diminution in value of available-for-sale
     securities.........................................     --                    (51)
  Foreign exchange differences on available-for-sale
     securities.........................................    312                 (1,744)
  Foreign exchange losses on Argentine funding..........     --                   (450)
  Deferred origination expenses.........................    104                     40
  Interest suspension...................................      6                      2
  Securitizations.......................................    203                    152
  Taxation: U.S. GAAP...................................    152                    (10)
            on reconciling items........................   (212)                   543
                                                            (60)                   533
  Minority interest in reconciling items................     36                     77
                                                          -----                -------
                                                                        371               (1,535)
  Acquisition accounting adjustments relating to the
     merger.............................................               (231)                (125)
                                                                     ------              -------
Estimated pro forma combined net income on a U.S. GAAP
  basis.................................................             $6,371              $ 2,308
                                                                     ======              =======

     The following table summarizes the material adjustments which reconcile the unaudited pro forma combined shareholders' equity under U.K. GAAP and U.S. GAAP:

                                                                     AT
                                                                JUNE 30, 2002
                                                              -----------------
                                                                $M        $M
SHAREHOLDERS' EQUITY
Shareholders' funds (U.K. GAAP).............................            $65,588
  Adjustments to U.K. GAAP financial statements:
  Lease financing...........................................  $  (353)
  Shareholders' interest in long-term assurance fund........     (897)
  Pension costs.............................................   (1,335)
  Goodwill..................................................    3,070
  Internal software costs...................................      704
  Revaluation of property...................................   (2,700)
  Acquisition accounting adjustments relating to previous
     acquisitions...........................................   (5,332)
  Accruals accounted derivatives............................     (832)
  Fair value adjustment for available-for-sale securities...    1,211
  Own shares held...........................................     (226)
  Dividend payable..........................................    1,929
  Deferred origination expenses.............................      387
  Interest suspension.......................................       46
  Securitizations...........................................    1,855

                                                                     AT
                                                                JUNE 30, 2002
                                                              -----------------
                                                                $M        $M
  Taxation: U.S. GAAP.......................................      133
            on reconciling items............................     (490)
                                                                 (357)
  Minority interest in reconciling items....................      342
                                                              -------
                                                                         (2,488)
  Acquisition accounting adjustments relating to the
     merger.................................................              3,798
                                                                        -------
Estimated pro forma combined shareholders' equity on a U.S.
  GAAP basis................................................            $66,898
                                                                        =======

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information contained in or incorporated by reference into this document, you should carefully consider the following risk factors in deciding whether to vote in favor of the merger. Please also refer to the additional risk factors identified in the periodic reports and other documents of HSBC and Household incorporated by reference into this document and listed in "Where You Can Find More Information."

THE VALUE OF HSBC ORDINARY SHARES OR HSBC ADSS TO BE RECEIVED BY HOLDERS OF HOUSEHOLD COMMON STOCK IN THE MERGER WILL FLUCTUATE

     Upon completion of the merger, each share of Household common stock will be exchanged for, at the election of the holder, either 2.675 HSBC ordinary shares or 0.535 HSBC ADSs. There will be no adjustment to the exchange ratio for changes in the market price of either Household common stock or HSBC ordinary shares or HSBC ADSs. Accordingly, the market value of the HSBC ordinary shares or HSBC ADSs that holders of Household common stock will become entitled to receive upon completion of the merger will depend on the market value of HSBC ordinary shares and HSBC ADSs at the time of completion of the merger and could vary significantly from the market value on the date of this document or the date of the Household special meeting. The market value of the HSBC ordinary shares or HSBC ADSs to be received in the merger will also continue to fluctuate after completion of the merger. For historical and current market prices of HSBC ordinary shares and HSBC ADSs, please refer to "Market Price and Dividend Data." You should obtain current market quotations for HSBC ordinary shares and HSBC ADSs and for Household common stock.

THE MARKET VALUE OF THE HSBC ORDINARY SHARES OR HSBC ADSS TO BE ISSUED IN THE MERGER WILL BE SUBJECT TO CURRENCY FLUCTUATIONS

     Fluctuations in the exchange rate between the U.S. dollar and the pound sterling will affect the dollar equivalent of the pound sterling price of HSBC ordinary shares traded on the London Stock Exchange, or LSE, and, as a result, are likely to affect the market price of the HSBC ADSs traded on the New York Stock Exchange, or NYSE.

THE RIGHTS OF HOLDERS OF HSBC ADSS TO BE ISSUED IN THE MERGER WILL NOT BE THE SAME AS THE RIGHTS OF HOLDERS OF HSBC ORDINARY SHARES TO BE ISSUED IN THE MERGER

     The rights and terms of the HSBC ADSs are designed to replicate, to the extent reasonably practicable, the rights attendant to HSBC ordinary shares, for which there is no active trading market in the United States. However, because of aspects of U.K. law, HSBC's Memorandum and Articles of Association and the contractual terms of the deposit agreement under which the HSBC ADSs are issued, the rights of holders of HSBC ADSs are not identical to, and, in some respects, are less favorable than, the rights of holders of HSBC ordinary shares. For more information regarding the characteristics of, and differences between, HSBC ordinary shares and HSBC ADSs, please refer to "Description of HSBC Ordinary Shares" and "Description of HSBC American Depositary Shares."

THE REMOVAL OF HOUSEHOLD FROM THE S&P 500 INDEX AND OTHER MARKET INDICES COULD RESULT IN MUTUAL FUNDS AND OTHER INVESTMENT VEHICLES SELLING HSBC ORDINARY SHARES AND HSBC ADSS RECEIVED IN THE MERGER

     Household common stock is presently included in the S&P 500 Index, the Russell 3000 Index, the Russell 1000 Index, the Wilshire 5000 Index and 31 other market indices. Goldman Sachs has estimated that mutual funds and other investment vehicles whose investment objective is to track the performance of these market indices may currently hold 14.2% of the outstanding shares of Household common stock. These funds may be required to sell the HSBC ordinary shares or HSBC ADSs they receive in the merger because HSBC is not, and is not expected to be, included in these market indices. These sales could adversely affect the market price for HSBC ordinary shares and HSBC ADSs following the merger.

SHAREHOLDERS IN THE UNITED STATES MAY DECIDE TO SELL HOUSEHOLD COMMON STOCK AND HSBC ORDINARY SHARES OR HSBC ADSS, WHICH COULD CAUSE A DECLINE IN THEIR MARKET PRICES

     U.S. holders of Household common stock may be disinclined to own shares of companies that have their primary listing outside the United States. This, combined with the removal of Household from the S&P 500 Index, as described above, could result in the sale of HSBC ordinary shares and HSBC ADSs received in the merger, some of which will end up being held by U.K. and other non-U.S. investors (such sales being referred to as "flowback"). Goldman Sachs has estimated, based on assumptions set forth below in this document, that 61.3% of the HSBC ordinary shares and HSBC ADSs received by holders of shares of Household common stock in the merger may be sold as a result of the transaction. These sales could adversely affect the market price for HSBC ordinary shares and HSBC ADSs following the merger. Please refer to "The Merger -- Opinion of Household's Financial Advisor Relating to Common Stock -- Flowback Analysis."

THE OPINIONS, EACH DATED NOVEMBER 14, 2002, OBTAINED BY HOUSEHOLD FROM ITS FINANCIAL ADVISORS WILL NOT REFLECT CHANGES IN CIRCUMSTANCES BETWEEN THE SIGNING OF THE AGREEMENT AND THE MERGER

     Household has not obtained updated opinions from Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., Household's financial advisors, as of the date of this document based on its belief that there have been no changes in circumstances since delivery of the November 14 opinions that necessitate updated opinions, particularly in view of the fact that the opinions were only one of several factors considered by Household's board of directors in determining to approve the merger, and that the then current trading prices for shares of Household stock and HSBC ordinary shares and HSBC ADSs were only one of several factors considered by Household's financial advisors in rendering their fairness opinions. However, changes in the operations and prospects of HSBC or Household, general market and economic conditions and other factors which are beyond the control of HSBC and Household, and on which the November 14, 2002 written opinion of Goldman Sachs and the November 14, 2002 written opinion of Keefe, Bruyette & Woods are based, may alter the value of HSBC or Household or the prices of HSBC ordinary shares and HSBC ADSs and Household common and preferred stock by the time the merger is completed. As a result of the foregoing, holders of Household's common stock, 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock and 7.60% cumulative preferred stock should be aware that the opinions of Goldman Sachs and Keefe, Bruyette & Woods do not speak as of the time the merger will be completed or as of any date other than November 14, 2002. For a description of the opinions that Household received from its financial advisors, please refer to "The Merger -- Opinion of Household's Financial Advisor Relating to Common Stock" and "The
Merger -- Opinion of Household's Financial Advisor Relating to Non-Redeemable Preferred Stock." For a description of the other factors considered by Household's board of directors in determining to approve the merger, please refer to "The Merger -- Household's Reasons for the Merger."

HSBC HAS NOT QUANTIFIED THE COST SYNERGIES AND REVENUE ENHANCEMENTS EXPECTED TO RESULT FROM, AND MAY FAIL TO REALIZE THE BENEFITS OF, THE MERGER

     HSBC and Household entered into the merger agreement with the expectation that the merger would result in significant cost synergies and revenue enhancements from additional business opportunities; however, HSBC has not attempted to quantify these expected cost synergies and revenue enhancements. HSBC and Household believe that the merger will result in a lower cost of funding for Household and increased cost savings in the areas of administrative support and information technology and through consolidating card processing. In addition, the merger offers significant opportunities to capture new customer business for both companies, to market products to each other's customers, to migrate customers from Household to HSBC as their financial circumstances improve and to link Household's Hispanic customer base with HSBC's Mexican banking network, and HSBC's Mexican banking network, including the recently acquired Grupo Financiero Bital S.A. de C.V., with Household's consumer finance capabilities for qualifying emigrants.

     HSBC may fail to realize some or all of the benefits of these cost savings as a result of, among other things, Household's failing to benefit from HSBC's lower funding costs, the failure successfully to consolidate HSBC's North American card processing business with Household's or to expand Household's credit card platforms across wider geographic markets or the continued duplication of administrative functions. HSBC also may fail to realize some or all of the benefits of new business opportunities because, among other reasons, it is unable fully to take advantage of cross-selling opportunities, its marketing efforts are unsuccessful or it fails to provide an effective infrastructure for linking customers to networks or retaining customers. Despite Household's experience in forecasting credit risks and costs, HSBC may also fail to realize some of the benefits of the merger if the U.S. economy and consumer credit levels significantly deteriorate.

REGULATORY REQUIREMENTS OR CONDITIONS MAY REDUCE THE ANTICIPATED BENEFITS OF THE MERGER

     As a result of the merger, Household's subsidiaries will become subject to examination by and the supervision of the Board of Governors of the Federal Reserve System, or the FRB. They will also become subject to the requirements of the Bank Holding Company Act of 1956, as amended, or the BHCA, which generally limit the activities in which a financial holding company such as HSBC may directly or indirectly engage in the United States to those that are "financial in nature." As of the second anniversary of the merger, any Household subsidiary engaged in any activity that has not been determined by the FRB to be financial in nature will have to divest such activity unless it otherwise qualifies for an exemption under the BHCA. For example, Household currently owns companies or assets on which it previously foreclosed that are engaged in or involve activities that are not financial in nature. While none of these businesses is material to Household or the combined company, as of the second anniversary of the merger, any such activities may need to be divested. In addition, one or more of the various banking, consumer finance, insurance and other regulatory agencies whose approvals are required in connection with the merger may impose conditions on such approvals. Such requirements or conditions could have an adverse effect on HSBC or reduce the potential benefits of the merger.

HOUSEHOLD'S BUSINESS, INCLUDING THE BUSINESS OF LENDING TO THE NON-PRIME CONSUMER MARKET, INVOLVES SPECIAL LEGAL, REGULATORY AND REPUTATIONAL CONSIDERATIONS

     Household is considered to be a lender to the non-prime consumer market as these consumers account for approximately 37% of Household's receivables on a managed basis. Non-prime consumers are individuals who have limited credit histories, modest income, high debt-to-income ratios or have experienced credit problems caused by occasional delinquencies, prior charge-offs or other credit related actions. These consumers generally have higher delinquency and credit loss probabilities and are charged a higher interest rate to compensate for the additional risk and for where the loan is not adequately collateralized to mitigate the risk of loss. The major participants in the business of lending to non-prime consumers, including Household and its principal competitors, have been subject to litigation, adverse publicity and regulatory scrutiny involving allegations of improper practices, including alleged violations of federal and state consumer protection, consumer finance and banking laws and regulations. Also, Household has been named in purported class actions by individuals and consumer groups (such as AARP and ACORN) claiming that its loan products or its lending policies and practices are unfair or misleading to consumers.

     On October 11, 2002, Household announced that it had reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of law relating to real estate secured lending from its retail branch consumer lending operations. The preliminary agreement became effective as of December 16, 2002. Consent decrees or similar documentation have now been entered into with all 50 states and the District of Columbia. Under the settlement, Household has committed to make changes to some of its lending practices, including providing greater disclosures and alternatives for customers in connection with non-prime mortgage lending originated by its retail branch network and amending all branch-originated real estate secured loans to provide that no prepayment penalty is payable later than 24 months after origination. The settlement required Household to establish a fund of $484 million to be divided among all participating states (including the District of Columbia), with each state receiving a proportionate share based upon the volume of the retail branch originated real estate secured loans made by Household in that state during the period of January 1, 1999 through September 30, 2002. Household agreed to deposit these monies into the fund in three equal installments. On January 15, 2003 and February 14, 2003, Household made the first two deposits and will make the remaining deposit on March 17, 2003. Household has also paid $10.2 million to the states as reimbursement for the expenses of their investigation and will pay $9.8 million of the fees and expenses of an independent administrator. At its expense, Household will also retain an independent monitor to report on Household's compliance with the settlement over the next five years. The various commitments regarding its business practices that Household has made in connection with the multi-state settlement are described in greater detail in Household's Current Report on Form 8-K filed with the SEC on October 15, 2002. See "Where You Can Find More Information."

     Although each consumer that receives a payment under the settlement must release Household from all civil claims relating to its consumer lending practices, the settlement itself does not cause the immediate dismissal of purported class actions seeking redress for any claims covered by the settlement and there can be no assurance that all plaintiffs and potential plaintiffs will participate in the settlement. Also, Household expects that various consumer groups, including those that have brought purported class actions against Household in the past, will continue to target Household in the media and with legal actions in an effort to effect additional changes to the non-prime mortgage lending industry.

LEGAL ACTIONS RELATING TO THE MERGER AND HOUSEHOLD'S PRIOR FINANCIAL DISCLOSURES

     Several derivative and/or purported class action lawsuits have been filed against Household and various of its directors and officers alleging violations of fiduciary duty and corporate waste with respect to the merger. Some of these lawsuits seek to enjoin the merger. While these lawsuits are in their preliminary stages and Household intends to defend them vigorously, there can be no assurance that the outcome of these lawsuits will be favorable to Household. Please refer to "The Merger -- Litigation Relating to the Merger."

     In connection with Household's restatement of its prior period financial results in August 2002 and other disclosure matters, Household, its directors, some officers and former auditors have been subjected to various legal actions and proceedings, including several purported class action lawsuits, alleging violations of the federal securities laws. Although Household believes that its officers and directors have not committed any wrongdoing and that there will be no resulting material liability to Household or any of its officers and directors, there can be no assurance as to the ultimate outcome of these actions and proceedings.

THE MERGER AGREEMENT LIMITS HOUSEHOLD'S ABILITY TO PURSUE ALTERNATIVES TO THE MERGER

     The merger agreement contains "no shop" provisions that, subject to limited exceptions, limit Household's ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of the company. Further, there are only limited exceptions to Household's agreement that Household's board of directors will not withdraw or modify in a way adverse to HSBC its recommendation to Household stockholders that they vote in favor of the merger, or recommend any other acquisition proposal. Although Household's board of directors is permitted to take these actions if it determines that the failure to do so would be inconsistent with its fiduciary duties, doing so would entitle HSBC to terminate the merger agreement and to receive a termination fee of $550 million. Also, in some situations where a competing acquisition proposal has been made known to Household or its stockholders and the merger agreement is subsequently terminated for a variety of reasons (including because Household stockholders fail to approve the merger or because Household, as permitted by the merger agreement, engages in discussions with a competing acquiror that are not terminated within 20 days), Household is required to pay HSBC a termination fee of $550 million if Household completes, or enters into an agreement for, an alternative acquisition transaction during the 12 months after the termination. See "The Merger Agreement -- No Solicitation," "-- Termination, Amendment and Waiver" and "-- Fees and Expenses."

     HSBC required Household to agree to these provisions as a condition to HSBC's willingness to enter into the merger agreement. However, these provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Household from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Household than it might otherwise have proposed to pay as a result of the termination fee.

HOUSEHOLD'S EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTEREST AS A HOUSEHOLD STOCKHOLDER

     The merger agreement was negotiated with HSBC by executive officers of Household. It has been approved by Household's board of directors, which is recommending that Household stockholders vote in favor of the merger agreement. In considering these facts and the other information contained in this document, you should be aware that Household's executive officers and directors have economic interests in the merger in addition to the interest that they share with you of being a holder of Household stock. As described in detail below, there are substantial financial interests to be conveyed to each executive officer of Household, including Messrs. Aldinger, Schoenholz and Mehta, under either the terms of existing or new employment agreements and due to the accelerated vesting of stock options and restricted stock rights in respect of Household common stock. For instance, some of the stock options and shares of restricted stock will vest as a result of the merger, and Household stock options will become HSBC stock options in the merger. Nine executive officers, including Mr. Aldinger, have entered into new employment agreements with Household that will become effective when the merger is completed, under which they will continue to have senior management positions in Household, will receive payments and benefits under their pre-existing employment agreements with Household, and will receive compensation including salary, bonus and equity grants from HSBC following the merger. Mr. Aldinger will also become a member of the HSBC board of directors following the merger. Pursuant to the terms of these new employment agreements, subject to satisfaction of the terms and conditions of those agreements, the nine executives, including Messrs. Aldinger, Schoenholz and Mehta, would be entitled to receive the following amounts and interests in the aggregate: annual base salary aggregating $4.9 million per year; annual bonus aggregating approximately $9.25 million per year; HSBC restricted stock grants with an aggregate grant date value of $40.5 million vesting in equal annual installments over either a three or five year period. As described in detail on page 63, the approximate payment in satisfaction of the cash severance obligations under the existing employment agreements and employment protection agreements between Household and each of the nine executives who have entered into new employment agreements with Household, including Messrs. Aldinger, Schoenholz and Mehta, is $58 million. Assuming the merger is completed on March 31, 2003, the number of stock options to acquire shares of Household common stock held by the nine executives who have entered into new employment agreements with Household, including Messrs. Aldinger, Schoenholz and Mehta, that will vest and become exercisable as a result of the merger is 2,023,125 in the aggregate, which options have an in-the-money value of $0, based on the closing price per share of Household common stock on February 25, 2003. Assuming the merger is completed on March 31, 2003, the number of Household restricted stock rights held by the nine executives, including Messrs. Aldinger, Schoenholz and Mehta, that will vest and become free of restrictions as a result of the merger is 461,008 in the aggregate, which restricted stock rights have a value of approximately $12.7 million in the aggregate, based on the closing price per share of Household common stock on February 25, 2003. The merger will not result in the accelerated vesting of any of the stock options to acquire shares of Household common stock held by the non-employee directors of Household, although these options will become HSBC stock options in the merger. Following the merger, HSBC has agreed that Household will, subject to specified cost restrictions, maintain directors' and officers' insurance for a six-year period following completion of the merger covering the directors and officers of Household relating to events occurring before completion of the merger. For additional information about these interests, please see "The
Merger -- Interests of Household's Executive Officers and Directors in the Merger."

                           FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference into this document contain forward-looking statements with respect to the financial condition, results of operations and business of HSBC, Household and the combined company.

     Statements that are not historical facts, including statements about HSBC's or Household's beliefs and expectations, are forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "potential," "opportunity," "reasonably possible" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and you should not assume that they have been revised or updated in the light of new information or future events.

     Forward-looking statements involve inherent risks and uncertainties.

                              RECENT DEVELOPMENTS

     On January 15, 2003, Household announced its 2002 fourth-quarter and full-year earnings. Household's fourth-quarter net income totaled $338.2 million, or $.66 per diluted share. For the full year, Household's net income totaled $1.6 billion, or $3.22 per diluted share. In 2002, Household incurred a $333.2 million, after-tax, non-recurring charge relating to its nationwide settlement with state attorneys general and other regulators in the third quarter and a $240.0 million after-tax loss on the disposition of the assets and deposits of Household Bank, f.s.b. (the "Thrift") in the fourth quarter. Excluding these non-recurring charges, Household would have earned $578.2 million in the fourth quarter and $2.1 billion for the full year. For further detail on Household's 2002 fourth-quarter and full-year earnings, please refer to Household's Current Report on Form 8-K filed with the SEC on January 16, 2003, which you can obtain as described under "Where You Can Find More Information."

     Set forth below is selected unaudited financial information for Household as of and for the three months and year ended December 31, 2002.

                                                              FOR THE THREE              FOR THE YEAR
                                                               MONTHS ENDED                 ENDED
                                                            DECEMBER 31, 2002         DECEMBER 31, 2002
                                                           --------------------      --------------------
                                                           (ALL DOLLAR AMOUNTS EXCEPT PER SHARE DATA ARE
                                                                        STATED IN MILLIONS)
STATEMENT OF INCOME DATA
Net interest margin and other revenues, excluding
  loss on disposition of Thrift assets and deposits.....         $2,922.9                 $11,178.5
Loss on disposition of Thrift assets and deposits.......            378.2                     378.2
Provision for credit losses on owned receivables........            985.1                   3,732.0
Total costs and expenses, excluding settlement charge
  and related expenses..................................          1,111.6                   4,290.5
Settlement charge and related expenses..................               --                     525.0
Income taxes............................................            109.8                     695.0
                                                                 --------                 ---------
Net income..............................................         $  338.2                 $ 1,557.8
                                                                 ========                 =========
PER COMMON SHARE DATA
Basic earnings..........................................         $    .67                 $    3.26
Diluted earnings........................................              .66                      3.22
Dividends declared......................................              .25                       .97
Average number of common and common
  equivalent shares outstanding (in millions)...........            475.3                     464.6
Common dividend payout ratio............................             37.9%                     30.1%
SELECTED FINANCIAL RATIOS
OWNED BASIS:
Return on average owned assets..........................             1.33%                     1.62%
Return on average common shareholders' equity...........             13.9                      17.3
MANAGED BASIS:(1)
Return on average managed assets........................             1.07                      1.31

                                                                 AS OF DECEMBER 31, 2002
                                                              -----------------------------
                                                               (ALL DOLLAR AMOUNTS EXCEPT
                                                                  BOOK VALUE PER COMMON
                                                              SHARE ARE STATED IN MILLIONS)
BALANCE SHEET DATA
Owned assets................................................           $  97,860.6
Owned receivables...........................................              82,562.3
Managed assets(1)...........................................             122,794.1
Managed receivables(1)......................................             107,495.8
Deposits....................................................                 821.2
Commercial paper, bank and other borrowings.................               6,128.3
Senior and senior subordinated debt.........................              74,776.2
Company obligated mandatorily redeemable preferred
  securities of subsidiary trusts...........................                 975.0
Preferred stock.............................................               1,193.2
Common shareholders' equity.................................               9,222.9
Book value per common share.................................                 19.43

---------------

(1) Household monitors its operations and evaluates trends on both an owned basis as shown in its historical financial statements and on a managed basis, which is a non-GAAP basis. Managed basis reporting adjustments assume that securitized receivables have not been sold and are still on Household's balance sheet. Managed basis information is intended to supplement, and should not be considered a substitute for, owned basis reporting and should be read in conjunction with reported owned basis results.

                 THE SPECIAL MEETING OF HOUSEHOLD STOCKHOLDERS

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

     The special meeting will be held at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, on March 28, 2003, at 10:00 a.m. local time. The purpose of the special meeting is to consider and vote on the proposal to adopt the merger agreement and to consider any other matters that may properly come before the Household special meeting.

     Household's board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Household and its stockholders, unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that Household stockholders vote "FOR" adoption of the merger agreement.

WHO CAN VOTE AT THE SPECIAL MEETING

     The holders of record of Household common stock and Household voting preferred stock as of the close of business on February 21, 2003, which is the record date for the special meeting, are entitled to receive notice of and to vote, together as a single class, at the special meeting. Holders of Household non-voting preferred stock are entitled to notice of, but are not entitled to vote at, the special meeting.

     If you own shares that are registered in someone else's name, for example, in the name of a broker, you need to direct that person to vote those shares or obtain an authorization from that person and vote those shares yourself at the meeting. On the record date, there were 473,664,080 shares of Household common stock outstanding held by approximately 16,430 stockholders of record, as well as 407,718 shares of 5% cumulative preferred stock, 103,976 shares of $4.50 cumulative preferred stock and 836,585 shares of $4.30 cumulative preferred stock outstanding held by approximately 1,103, 208 and 464 stockholders of record, respectively. The approximate number of holders of Household common stock was determined by adding the number of record holders to the estimated number of proxies to be sent to street name holders.

VOTE REQUIRED

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Household common stock and Household voting preferred stock entitled to vote on the merger, voting together as a single class. Each holder of a share of Household common stock and voting preferred stock is entitled to one vote per share. Failure to grant your proxy by telephone or on the Internet, to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" adoption of the merger agreement (except that shares of Household common stock credited to an account under the Household International Tax Reduction Investment Plan for which voting instructions are not received will be voted by the plan's trustee in the same way as the majority of the shares held under the plan for which voting instructions are received).

     Under the rules of the NYSE, brokers who hold shares of stock in street names for customers have the authority to vote those shares in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares. Shares of stock held by brokers for customers who have not provided such voting instructions on a matter are referred to generally as "broker non-votes." Abstentions and properly executed broker non-votes will be treated as shares of stock that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" adoption of the merger agreement.

     The holders of a majority of the outstanding shares of Household common stock and voting preferred stock, taken together as a single class, entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.

HOW YOU CAN VOTE

     Each holder of shares of Household common stock and voting preferred stock outstanding on February 21, 2003, is entitled to one vote per share, voting together as a single class, at the special meeting. Because the vote on the merger agreement is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote "AGAINST" adoption of the merger agreement (except as described below with respect to shares of Household common stock held in TRIP accounts). If you are the record holder of shares of Household common stock or voting preferred stock, you can vote your shares in any of four ways:

     - Granting Your Proxy by Mail. If you choose to grant your proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     - Granting Your Proxy by Telephone. You can grant your proxy by telephone by calling the toll-free telephone number on your proxy card. You may grant your proxy by telephone 24 hours a day.

     - Granting Your Proxy on the Internet. You can also grant your proxy on the Internet. The web site where you can grant your proxy is on your proxy card and is available 24 hours a day.

     - Voting in Person.  You can also vote in person at the special meeting.

     If you grant your proxy by telephone or on the Internet, you should not return your proxy card. Instructions on how to grant your proxy by telephone or on the Internet are given on the proxy card included with this document. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote those shares yourself at the meeting.

     Your proxy represents any shares of Household common stock and/or voting preferred stock registered in your name, as well as any full or fractional shares of Household common stock held in your name under the Household Dividend Reinvestment and Common Stock Purchase Plan, Household Employee Stock Purchase Plan, Household International Tax Reduction Investment Plan, which we refer to as "TRIP," or Household Financial Corporation Limited Match and Save Plan. If you participate in TRIP, to vote your shares of Household common stock held in your TRIP account you must return your completed proxy/voting instruction card to Computershare Investor Services LLC in the envelope provided or grant your proxy by telephone or on the Internet as outlined on the proxy card by March 25, 2003. Vanguard Fiduciary Trust Company, the TRIP trustee, will act as your proxy and will vote the shares of Household common stock held in your TRIP account. If Computershare does not receive your voting instructions for shares held in your TRIP account by March 25, 2003, your shares will be voted by Vanguard in the same way as the majority of the TRIP held shares for which voting instructions are received.

     If your shares are held in the name of a bank, broker, trustee or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the special meeting.

     If you vote your shares by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card, telephone proxy or Internet proxy. If no instructions are indicated on your signed proxy card (including with respect to proxy cards received for shares held in your TRIP account), all of your shares will be voted "FOR" the adoption of the merger agreement.

     As of the record date, the directors and executive officers of Household owned, in the aggregate, 1,658,303 outstanding shares of Household common stock, or collectively approximately 0.003% of the outstanding shares of Household common stock on that date, and no shares of voting preferred stock.

     Household will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Household may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Household hired Georgeson Shareholder Communications, Inc. to solicit proxies, for which they will be paid $20,000 plus reimbursement of out-of-pocket expenses. Upon request, Household will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to beneficial owners of shares of stock entitled to vote on the merger agreement.

HOW TO REVOKE OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the special meeting by:

     - giving written notice of revocation to the Corporate Secretary of Household at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attention: Corporate Secretary;

     - submitting another proper proxy by mail, by telephone or on the Internet; or

     - attending the special meeting and voting by paper ballot in person.

OTHER BUSINESS

     Household is not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this document. However, if other matters do properly come before the Household special meeting it is intended that shares represented by proxies will be voted, or not voted, by the individuals named in the proxies at their discretion. No proxy that is voted against adoption of the merger agreement will be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies for such adoption.

        THE EXTRAORDINARY GENERAL MEETING OF HSBC ORDINARY SHAREHOLDERS

     In connection with the merger, the board of directors of HSBC has convened an extraordinary general meeting of HSBC ordinary shareholders to be held at Cabot Hall, Cabot Place West, Canary Wharf, London E14 5AB, United Kingdom, on March 28, 2003, at 11:00 a.m. local time.

     HSBC ordinary shareholders will not receive this document, but will instead receive a shareholders' circular prepared in compliance with the laws of the U.K. and the listing rules of the U.K. Listing Authority, or UKLA, and The Stock Exchange of Hong Kong Limited, or SEHK.

     At the meeting, a resolution will be proposed:

     - to approve the merger (including the arrangements to be put in place in relation to the outstanding options to purchase, and other equity-based awards in respect of, shares of Household common stock), and authorize the directors of HSBC (or any duly authorized committee thereof) to take the necessary steps to implement it, subject to such non-material modifications as they think fit; and

     - to authorize the directors of HSBC to allot HSBC ordinary shares in satisfaction of HSBC's obligations arising under or as contemplated by the merger agreement to issue HSBC ordinary shares to existing holders of Household common stock, to holders of options to purchase, and other equity-based awards in respect of, Household common stock and to holders of other Household securities.

     The authority to be granted by the resolution will expire at the conclusion of the annual general meeting of HSBC to be held in 2004, except that if the merger has been completed by that time, HSBC will remain obligated, and continue to have the authority, to allot the HSBC ordinary shares issuable to holders of assumed Household options and other equity-based awards and holders of other Household securities. The authority is in addition to the existing authority to allot shares granted to the directors at the annual general meeting of HSBC held on May 31, 2002, which will remain in full force and effect until its expiry.

     The merger is conditioned upon the resolution being passed. The resolution is being proposed as an ordinary resolution, which requires the approval of a majority of the votes cast on a show of hands or on a poll at the HSBC extraordinary general meeting. On a show of hands every HSBC ordinary shareholder who is present in person, including corporate representatives of corporate shareholders, shall have one vote. On a poll, every HSBC ordinary shareholder who is present in person, including corporate representatives of corporate shareholders, or by proxy shall have one vote for each HSBC ordinary share he or she holds.

                                   THE MERGER

     This discussion of the merger is qualified by reference to the merger agreement, which is attached to this document as Annex A. You should read the entire merger agreement carefully.

BACKGROUND OF THE MERGER

     Household's board of directors and executive officers have periodically reviewed and assessed Household's business strategy, including the markets in which it operates, consumer lending trends, the economic and regulatory environment, funding sources and the opportunities and risks of its various business operations. In the view of Household's management, Household historically has been able to generate strong cash flows, capital and consistently profitable results in a variety of economic environments, and it was therefore anticipated that Household would continue to have reasonable access to capital markets. However, Household's management also recognized that Household was the only major U.S. consumer finance company that did not have significant access to funding sources (such as retail deposits) other than the global capital markets and that this could, depending upon prevailing economic and market conditions, affect Household's relative competitive position. Further, notwithstanding Household's financial track record, capital markets, including the secondary trading market for debt issued by Household, recently became more volatile. Household believes that this is the result of numerous factors, including reports of participants in the consumer lending industry experiencing regulatory issues and credit quality problems in their portfolios, uncertainty surrounding a preliminary agreement by Household and state regulators to settle lending practices issues and related civil litigation and adverse actions taken by some credit rating agencies with respect to Household's short-term and long-term debt.

     In 1999 senior management of Household and HSBC first met and developed a relationship in connection with negotiating a settlement to legal proceedings involving Household and HSBC brand names in the United Kingdom. Over the following years, HSBC and Household from time to time informally discussed potential business relationships, including whether Household could originate assets for sale to HSBC, whether Household could securitize assets to HSBC's specification and whether opportunities existed for international joint ventures.

     In late 2001 and early 2002, Household commenced an evaluation of its business strategy and the various strategic alternatives available to it in light of the increasingly challenging capital markets and regulatory environment, as well as continuing trends towards increasing competition and consolidation within the financial service industry. Over the next several months, Household management discussed with its financial advisor, Goldman, Sachs & Co., and its board of directors these trends and other issues relating to its operating environment and possible strategic alternatives and directions, including the possibility of various business combinations that could be expected to address these issues. These discussions also addressed changing investor perceptions of the consumer lending industry due to recent developments, including recent regulatory developments such as the Federal Trade Commission's suit against Citigroup centered on the alleged practices of its newly-acquired Associates First Capital subsidiary, actions by regulators involving some specialized credit card lenders with significant non-prime portfolios and initiatives in several states and municipalities to increase regulation of industry practices to address purported predatory lending concerns. During this period, Household had generalized discussions regarding potential transactions with potentially interested parties, but no offer to purchase the company was made. On May 1, 2002, Household formally engaged Goldman Sachs as its financial advisor in connection with the possible sale of all or a portion of Household.

     In April 2002, a meeting took place at the initial suggestion of Sir John Bond, the Group Chairman of HSBC, between William F. Aldinger, the Chairman and Chief Executive Officer of Household, and Sir John Bond. At this meeting, Mr. Aldinger and Sir John had exploratory discussions regarding potential business opportunities involving Household and HSBC. During the succeeding months and continuing into the summer, senior executives of Household and HSBC continued periodically to have informal discussions regarding the environment for financial services companies and the possible benefits of one or more strategic transactions between the two companies, including the possibility of joint ventures in other markets. Capital market conditions became more challenging during the summer, and it became apparent that Household's potential cost of funds, as evidenced by secondary market bond trading spreads, had increased significantly. During this period, Household and Goldman Sachs continued to analyze Household's strategic alternatives.

     In September 2002, Mr. Aldinger and Sir John met and agreed to expand the discussions regarding potential business opportunities to include a possible combination of Household and HSBC. At various times in October and early November 2002, senior executives of Household and HSBC had further exploratory discussions regarding a potential business combination between Household and HSBC. During this period, HSBC and Household also entered into a confidentiality agreement. In mid-October, representatives of HSBC and Household discussed using a fixed exchange ratio structure for a potential transaction, but no specific value for the exchange ratio was discussed.

     In early November 2002, Goldman Sachs and Rohatyn Associates LLC, one of HSBC's financial advisors, held discussions regarding the potential terms of a business transaction between Household and HSBC, and HSBC retained Morgan Stanley & Co. Limited and HSBC Bank plc to act as financial advisors to HSBC. During the first week of November 2002, Goldman Sachs and Rohaytn Associates discussed preliminary analyses in support of proposed exchange ratios, and Household and HSBC commenced preliminary negotiations of the exchange ratio through their financial advisors. On November 9, 2002, Mr. Aldinger and Sir John met to discuss the business framework of a potential merger, including financial and management issues, the possible acquisition consideration and transaction structure. Mr. Aldinger and Sir John discussed and provisionally agreed (subject to the approval of their respective boards of directors) on the exchange ratio for the Household common stock and, over the next several days, Household, HSBC and their legal advisors engaged in negotiations of the other terms of a proposed definitive merger agreement, including the consideration to be paid in the merger to holders of Household's preferred stock, as well as the terms of retention and employment arrangements that HSBC wished to put in place with key Household executives in connection with the proposed merger. Household also retained Keefe, Bruyette & Woods, Inc. for the purpose of performing a financial analysis of Household's preferred stock that was not currently redeemable (7.50% cumulative preferred stock, 7.60% cumulative preferred stock and 7 5/8% cumulative preferred stock) and rendering a fairness opinion with respect to the consideration to be paid to the holders of such preferred stock in the merger. Household retained two different financial advisors in order for Household's board of directors to obtain separate, independent opinions regarding the fairness, from a financial point of view, of the consideration to be received in the merger by the holders of Household common stock, on the one hand, and by the holders of such preferred stock, on the other. Shortly after the retention of Keefe, Bruyette & Woods, senior management of HSBC and Household agreed that the consideration for the preferred stock would be the stated liquidation preference of the preferred stock plus accrued and unpaid dividends to the date the merger was completed.

     At a meeting on November 6, 2002, the Acquisitions and Disposals Committee of the HSBC board of directors considered a proposal for a potential merger and authorized Sir John to proceed further with negotiations.

     On November 12, 2002, Household's board of directors met to discuss the terms of the proposed merger. Members of Household's senior management team presented an overview of Household's business and operations and also discussed with the board the strategic rationale of the proposed merger and the operating fit between Household and HSBC. Management and representatives of Goldman Sachs also discussed with the board Household's prospects for continuing as an independent company. The board understood that Household had experienced continuing and significant funding pressure resulting from wider debt spreads and negative rating agency actions in late 2002, and that this made Household vulnerable to decreased capital market access at a time when Household had substantial levels of debt and asset backed securities, totaling approximately $31 billion, maturing in 2003. The board noted that the capital markets environment for Household, combined with the prospect of slower asset growth, lower commercial paper balances, increased competition and changing investor perceptions of the consumer lending industry (including regulatory developments and legislation governing the non-prime credit market) could continue to erode Household's profitability over time. Management and representatives of Goldman Sachs continued by reviewing the HSBC business and prospects, noting that HSBC's more diverse business lines and geography, combined with more stable and better priced funding sources as a result of bank deposit funding, higher credit ratings and lower financial leverage, was likely to present significantly less exposure to many of the issues confronting Household. Representatives of Goldman Sachs also observed that many companies with similar business lines to Household were trading at levels considerably below their 52-week trading highs, with peer credit card, mortgage finance, auto lending, other consumer finance and commercial finance companies, trading at median market prices (as of November 11, 2002) as a percentage of 52-week trading highs of 44.6%, 89.2%, 37.8%, 78.3% and 69.7%, respectively. The board observed that a positive change of market sentiment regarding Household was not likely based on current funding and economic conditions. The Board concluded that combining with HSBC would allow holders of Household common stock -- as stockholders of the combined entity -- to participate in improved and more stable growth prospects than Household was likely to be able to achieve on a stand-alone basis, and determined that the consideration offered by HSBC in the merger, with an implied value of approximately $30 per share of Household common stock as of the date of the Household board meeting, was likely to deliver better value to holders of Household common stock in the foreseeable future than would be the case if Household continued as a stand-alone company, notwithstanding Household's recent historical market prices that included a 2002 high of $63.25 per share.

     Representatives of Goldman Sachs continued by discussing with the board the consideration to be received by the holders of Household common stock in the merger and presented to the board the financial analyses described below under "-- Opinion of Household's Financial Advisor Relating to Common Stock." During the meeting, the board received the oral opinion of Goldman Sachs, subsequently confirmed by a written opinion dated November 14, 2002, that as of the date of the opinion, and subject to the matters and assumptions set forth in its opinion, the proposed exchange ratio of 2.675 ordinary shares of HSBC for each share of Household common stock was fair, from a financial point of view, to Household's common stockholders. Keefe, Bruyette & Woods presented to the board the financial analyses relating to the consideration to be received by the holders of Household's preferred stock that is not currently redeemable described under "-- Opinion of Household's Financial Advisor Relating to Non-Redeemable Preferred Stock." Keefe, Bruyette & Woods delivered its oral opinion, which was subsequently confirmed by a written opinion, dated November 14, 2002, that as of the date of the opinion, and subject to the matters and assumptions set forth in its opinion, the proposed consideration to be paid to the holders of this preferred stock was fair, from a financial point of view, to these holders. Household's legal advisors, Wachtell, Lipton, Rosen & Katz, reviewed with the board the proposed terms of the merger agreement and key employee retention and employment agreements, discussed the expected timetable to closing and the various approvals, including stockholder and regulatory approvals, that would be required to complete the transaction, and reviewed the legal principles applicable to the Household board's decisions and actions with respect to the proposed transaction. Household's board of directors discussed the proposed transaction and asked questions of Household management and the financial and legal advisors regarding the transaction, after which the board unanimously approved the merger agreement and proposed merger, and the proposed retention and employment agreements in connection with the merger.

     At a meeting on November 13, 2002, the HSBC board of directors met to discuss the terms of the proposed merger and key Household employee retention and employment agreements. Sir John explained the proposed terms and the strategic rationale for the merger and presentations were made to the board. Representatives of Morgan Stanley also participated in the meeting. The members of the HSBC board of directors present unanimously approved the proposed transaction and authorized a committee of the board to give the necessary approval to proceed when all outstanding substantive issues regarding the merger agreement had been resolved. The committee gave such approval later on November 13, 2002.

     Counsel to Household and HSBC continued to negotiate to finalize legal and technical points on the merger agreement. Early on November 14, 2002, the parties executed the merger agreement and issued a joint press release announcing the execution of the merger agreement.

HOUSEHOLD'S REASONS FOR THE MERGER

     Household's board of directors consulted with senior management and Household's financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger and the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Household's stockholders vote "FOR" adoption of the merger agreement.

     Household's board of directors considered the following factors as generally supporting its decision to enter into the merger agreement:

     - the anticipated strategic fit between HSBC and Household, including

      - that HSBC could elect to use its financial strength and access to capital markets on relatively attractive terms to help address current Household funding issues,

      - that HSBC could leverage Household's strong asset generation capabilities to grow the combined business, particularly in the United States,

      - the potential for growth outside of the United States by extending Household's business into markets where HSBC has a strong presence,

      - that the limited overlap between the operations of Household and HSBC would reduce the risk in integrating the two companies,

      - the potential cost of funding synergies that could result from Household's broader range of funding sources within the HSBC group, including funding from HSBC's deposits and an increased capacity to issue commercial paper, and from tighter interest rate spreads on new issues of unsecured term-debt funding and commercial paper, due to HSBC's financial strength (as reflected in its higher credit ratings), size and diversification, which pre-tax cost of funding synergies were estimated by Household to aggregate $115 million, $394 million and $593 million in 2003, 2004 and 2005, respectively,

      - the business opportunities that would result from having an enhanced product range and lower funding costs in terms of customer origination and migration following the combination of the two companies, and

      - the potential cost savings that could result from reduced operating expenses in the combined U.S. credit card business and in Household's U.K. businesses and from reductions in Household's systems costs and corporate overhead, which pre-tax cost savings were estimated by Household to aggregate $91 million, $213 million and $268 million in 2003, 2004 and 2005, respectively;

     - the presentation made by Goldman Sachs discussed further below under "-- Opinion of Household's Financial Advisor Relating to Common Stock," and Goldman Sachs' oral opinion, subsequently confirmed by delivery of a written opinion dated November 14, 2002, to the effect that, as of the date of the opinion, and subject to the matters and assumptions stated in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Household common stock. The full text of Goldman Sachs' written opinion is attached to this document as Annex B;

     - the presentation made by Keefe, Bruyette & Woods, described below under "-- Opinion of Household's Financial Advisor Relating to Non-Redeemable Preferred Stock," and Keefe, Bruyette & Woods' oral opinion, subsequently confirmed by delivery of a written opinion dated November 14, 2002, to the effect that, as of the date of the opinion, and subject to the matters and assumptions stated in its opinion, the merger consideration to be received by the holders of Household preferred stock that is not currently redeemable, was fair, from a financial point of view, to the holders of such preferred stock. The full text of Keefe, Bruyette & Woods' written opinion is attached to this document as Annex C;

     - the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes and that the conversion of the Household common stock into HSBC ordinary shares or HSBC ADSs would be tax-free to holders of Household common stock;

     - the financial terms of the transaction, including the trading history of HSBC ordinary shares and HSBC ADSs, the fixed exchange ratio for holders of Household common stock and the cash consideration to be received in the merger by holders of Household non-voting preferred stock and the anticipated redemption of the Household voting preferred stock;

     - the expectation that the merger would be accretive to HSBC's earnings per share under U.K. GAAP in 2003 and 2004, as discussed further below under "-- Opinion of Household's Financial Advisor Relating to Common
       Stock -- Pro Forma Merger Analysis";

     - the terms and conditions of the merger agreement, including the nature of the parties' representations, warranties, covenants and agreements, which Household's board of directors considered would provide a reasonable degree of certainty that the merger would be completed;

     - Household's business and operating environment, including competitive, economic, regulatory and capital market conditions;

     - Household's financial condition, results of operations, business and earnings prospects, as well as Household's operating prospects on a stand-alone basis, in the light of relevant factors including the changing conditions in the economy and in financial markets, recent events involving Household, the evolving regulatory environment faced by consumer finance companies and restricted access to and higher costs of funding in the capital markets;

     - information available to Household's board of directors concerning other strategic alternatives;

     - the belief of Household's board of directors that, in view of the foregoing and the matters discussed under "-- Background of the Merger," and notwithstanding Household's recent historical market prices including a 2002 high of $63.25 per share, the consideration offered by HSBC in the merger, with an implied value of approximately $30 per share of Household common stock as of the date of the Household board meeting, was likely to deliver better value to holders of Household common stock than would be the case in the foreseeable future in the absence of a transaction with HSBC;

     - HSBC's business, operations, financial condition and earnings and the result of Household's due diligence investigation of HSBC;

     - the required regulatory consents and the likelihood that the merger would be approved by the requisite regulatory authorities and otherwise completed pursuant to the terms of the merger agreement; and

     - the expectation that the merger could be completed in a reasonable timeframe.

     Household's board of directors considered the following factors generally weighing against a decision to enter into the merger agreement:

     - the difficulties and management distractions inherent in completing a merger and an integration of the operations of two companies;

     - the risk that the potential benefits of the merger might not be fully achieved;

     - the risk that the merger might not be consummated, and the possible adverse implications to customers, investor relations and employee morale under such circumstances;

     - the risk that, although Household has the right under limited conditions to consider and participate in discussions and negotiations with respect to alternative acquisition proposals, the provisions of the merger agreement relating to the potential payment of a $550 million termination fee may have the effect of discouraging such proposals; and

     - the fact that, although the dollar value implied by the exchange ratio (approximately $30 per share based on then-current market prices) represented a premium to the then-current market price of Household common stock, that value was also below recent historical levels for Household common stock, including a 2002 high of $63.25 per share. Please refer to "-- Opinion of Household's Financial Advisor Relating to Common Stock -- Historical Exchange Ratio Analysis."

     Household's board of directors also considered the retention and employment arrangements with key Household employees to be entered into in connection with the merger agreement and the interests that some

Household executive officers and directors have with respect to the merger in addition to their interests as holders of Household common stock. See
"-- Interests of Household's Executive Officers and Directors in the Merger".

     The foregoing discussion of the information and factors considered by Household's board of directors, while not exhaustive, includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Household's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

RECOMMENDATION OF HOUSEHOLD'S BOARD OF DIRECTORS

     After careful consideration, Household's board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Household and its stockholders, unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that Household stockholders vote "FOR" adoption of the merger agreement.

OPINION OF HOUSEHOLD'S FINANCIAL ADVISOR RELATING TO COMMON STOCK

     Goldman, Sachs & Co. delivered its oral opinion, subsequently confirmed in writing to Household's board of directors that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of 2.675 HSBC ordinary shares or 0.535 HSBC ADSs to be received for each share of Household common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Household common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED NOVEMBER 14, 2002, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B. HOUSEHOLD'S STOCKHOLDERS SHOULD READ THE OPINION IN ITS ENTIRETY. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF HOUSEHOLD'S BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF HOUSEHOLD COMMON STOCK OR VOTING PREFERRED STOCK SHOULD VOTE WITH RESPECT TO THE MERGER.

     In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - annual reports to stockholders and annual reports on Forms 10-K and 10-K/A of Household (including its predecessor companies) for the five years ended December 31, 2001;

     - annual reviews to shareholders of HSBC for the five years ended December 31, 2001 and annual reports on Forms 20-F and 20-F/A of HSBC for the three years ended December 31, 2001;

     - certain interim reports to stockholders and quarterly reports on Forms 10-Q and 10-Q/A of Household;

     - certain interim reports to shareholders and reports of foreign private issuers on Form 6-K of HSBC;

     - certain other communications from Household and HSBC to their respective stockholders and shareholders;

     - internal financial analyses and forecasts for Household prepared by its management; and

     - certain cost savings and operating synergies projected by the management of Household to result from the merger.

     Goldman Sachs also held discussions with members of the senior managements of Household and HSBC regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies, including discussions with Household with respect to the importance of the funding environment to the financial performance of consumer finance companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Household common stock and the HSBC ordinary shares (including price and trading activity for HSBC ADSs, each of which represents an ownership interest in five HSBC ordinary shares), compared certain financial and stock market information for Household and HSBC with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the finance industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for the purpose of rendering the opinion described above. HSBC did not make available to Goldman Sachs any projections of expected future performance. Accordingly, Goldman Sachs' review of HSBC's expected future performance was limited to discussions with the management of HSBC of certain research analysts' estimates. Goldman Sachs assumed with the consent of Household's board of directors that HSBC's allowances for loan and lease portfolio losses are in the aggregate adequate to cover all loan and lease portfolio losses. In addition, Goldman Sachs did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance sheet assets and liabilities) of Household or HSBC or any of their respective subsidiaries, nor was Goldman Sachs furnished with any such evaluation or appraisal. Goldman Sachs assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the merger agreement will be obtained without any adverse effect on Household or HSBC or their respective subsidiaries or on the expected benefits of the merger.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 14, 2002 and is not necessarily indicative of current market conditions.

     Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices for the Household common stock for the twelve-month period ended November 11, 2002. In addition, Goldman Sachs analyzed the consideration to be received by holders of Household common stock pursuant to the merger agreement in relation to the closing market prices of the Household common stock on November 11, 2002 and November 8, 2002, based on the closing price of HSBC ordinary shares on such dates.

     This analysis indicated that the price per share to be received by holders of Household common stock based on the exchange ratio pursuant to the merger agreement represented:

     - a premium of 29.0% based on the November 11, 2002 (the last full trading day prior to the Household board of directors meeting to discuss the proposed merger) closing price of $23.07 per share; and

     - a premium of 31.3% based on the November 8, 2002 (the last full trading day prior to the meeting at which Mr. Aldinger and Sir John discussed an exchange ratio for the Household common stock) closing price of $23.05 per share.

     Historical Exchange Ratio Analysis. Goldman Sachs reviewed the closing prices of Household common stock divided by the corresponding closing prices of HSBC ADSs over the three-year period ended November 11, 2002. In addition, Goldman Sachs calculated the average of these historical daily exchange ratios for the one-month, two-month, three-month, one-year and three-year periods ended November 11, 2002. The following table presents the results of these calculations:

PERIOD AVERAGE                                                EXCHANGE RATIO
--------------                                                --------------
Transaction.................................................      0.535x
November 11, 2002...........................................      0.415
1-Month Average.............................................      0.457
2-Month Average.............................................      0.496
3-Month Average.............................................      0.544
1-Year Average..............................................      0.813
3-Year Average..............................................      0.807

     Comparison of the transaction exchange ratio to historical exchange ratios is a measure used to analyze the per share consideration to be received by the holders of Household common stock in relation to the equity capital market's historical relative valuations of Household common stock and HSBC ADSs. The analysis indicated that the 0.535 HSBC ADSs to be received in exchange for each share of Household common stock in the merger represented (1) a premium to the ratio of the market price of Household common stock to the market price of HSBC ADSs on November 11, 2002, (2) a premium to the average ratio of such prices for the one-month and two-month periods ended November 11, 2002 and (3) a discount to the average ratio of such prices for the three-month, one-year and three-year periods ended November 11, 2002.

     The transaction exchange ratio of 0.535x would result in the holders of Household common stock owning approximately 12% of the outstanding ordinary shares of the pro forma combined company following the merger.

  SELECTED COMPANIES ANALYSIS

     Household Peers. Goldman Sachs reviewed and compared certain financial information for Household to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the finance industry:

     Credit Card Companies

      - MBNA Corporation

      - Capital One Financial Corporation

      - Providian Financial Corporation

      - CompuCredit Corporation

      - Metris Companies Inc.

     Mortgage Finance Companies

      - Countrywide Financial Corporation

      - Doral Financial Corporation

      - IndyMac Bancorp, Inc.

     Auto Lenders

      - AmeriCredit Corp.

      - WFS Financial Inc.

     Other Consumer Finance Companies

      - American Express Company

     Commercial Finance Companies

      - CIT Group Inc.

      - GATX Corporation

      - Financial Federal Corporation

      - DVI, Inc.

     Although none of the selected companies is directly comparable to Household, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Household.

     Goldman Sachs calculated and compared various financial multiples and ratios based on publicly available financial data as of June 30, 2002, information it obtained from SEC filings and Institutional Brokers Estimate System, or IBES, estimates. The multiples and ratios for Household were calculated using the closing price of Household common stock on November 11, 2002, with Household's equity adjusted to reflect its October 2002 common stock and convertible securities offering and October 11, 2002 proposed settlement with state attorneys general. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated:

      - net income for the twelve months ended June 30, 2002, as a percentage of the average common equity for that period; and

      - net income for the twelve months ended June 30, 2002, as a percentage of the average managed assets for that period.

     Net income to average common equity and net income to average managed assets are measures used to analyze a company's profitability and operating performance over a stated period. The analysis indicated that Household's ratios of net income to average common equity and net income to average managed assets for the twelve-month period ended June 30, 2002 were higher than the medians of these ratios for Household's selected peers. Goldman Sachs then compared these measures to the corresponding values for Household. The results of these analyses are summarized as follows:

                        SELECTED CREDIT CARD     SELECTED MORTGAGE                              SELECTED   SELECTED COMMERCIAL
                             COMPANIES           FINANCE COMPANIES     SELECTED AUTO LENDERS    CONSUMER    FINANCE COMPANIES
                       ----------------------   --------------------   ----------------------   FINANCE    -------------------
                           RANGE       MEDIAN      RANGE      MEDIAN      RANGE       MEDIAN    COMPANY      RANGE      MEDIAN
                       -------------   ------   -----------   ------   ------------   -------   --------   ----------   ------
Net Income to:
Average Common
  Equity.............  (13.7)%-24.5%    18.0%   15.0%-29.6%    17.5%   12.0%-27.9%     20.0%      15.1%    1.7%-16.6%    4.0%
Average Managed
  Assets.............    (2.1)%-1.5%     1.0%          0.2%     0.2%     0.7%-2.1%      1.4%       1.2%     0.3%-2.6%    1.8%


                       HOUSEHOLD
                       ---------
Net Income to:
Average Common
  Equity.............    24.4%
Average Managed
  Assets.............     1.8%

     Goldman Sachs calculated and compared the selected companies' ratios of November 11, 2002 stock price to calendar year 2002 and 2003 IBES earnings estimates and June 30, 2002 book value with the corresponding ratios for Household. Stock price to IBES estimated earnings and stock price to book value (equity) per share are measures used to analyze the equity capital market's valuation of a company. The analysis indicated that Household's ratios of November 11, 2002 stock price to IBES estimated 2002 and 2003 earnings were lower than the medians of these ratios for Household's selected peers and that its ratio of

November 11, 2002 stock price to June 30, 2002 book value was in line with the medians of this ratio for Household's selected peers. The following table presents the results of this analysis:

                             SELECTED CREDIT CARD    SELECTED MORTGAGE                             SELECTED   SELECTED COMMERCIAL
                                   COMPANIES         FINANCE COMPANIES    SELECTED AUTO LENDERS    CONSUMER    FINANCE COMPANIES
                             ---------------------   ------------------   ----------------------   FINANCE    -------------------
RATIO                           RANGE      MEDIAN      RANGE     MEDIAN      RANGE       MEDIAN    COMPANY      RANGE      MEDIAN
-----                        -----------   -------   ---------   ------   -----------   --------   --------   ----------   ------
Price/2002E Earnings*......  7.5x-14.6x     13.5x    7.7x-9.6x    7.9x          8.6x      8.6x      17.6x     6.2x-14.8x   11.8x
Price/2003E Earnings.......  6.4x-19.3x      7.0x    6.9x-8.1x    7.4x     5.8x-7.6x      6.7x      15.6x     5.3x-12.8x    8.6x
Price/Book.................   0.2x-3.3x      0.6x    1.1x-2.7x    1.4x     0.8x-1.3x      1.0x       3.5x      0.5x-2.1x    1.2x


RATIO                        HOUSEHOLD
-----                        ---------
Price/2002E Earnings*......    5.2x
Price/2003E Earnings.......    5.4x
Price/Book.................    1.3x

---------------

* Ratio not meaningful for two credit card companies and one auto lender (projected earnings negative for the period).

     HSBC Peers. Goldman Sachs reviewed and compared certain financial information for HSBC to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the banking industry:

     Asia Banks

      - Hang Seng Bank Limited (which is a subsidiary of HSBC)

      - DBS Group Holdings Ltd

     United Kingdom Banks

      - Royal Bank of Scotland Group plc

      - Lloyds TSB Group plc

      - Barclays PLC

      - HBOS PLC

      - Standard Chartered PLC

     United States Banks

      - Citigroup Inc.

      - Bank of America Corp.

      - Wells Fargo & Company

      - Wachovia Corporation

      - Bank One Corporation

      - J.P. Morgan Chase & Co.

      - U.S. Bancorp

     Although none of the selected companies is directly comparable to HSBC, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of HSBC.

     Goldman Sachs calculated and compared various financial multiples and ratios based on publicly available financial data as of June 30, 2002, information it obtained from SEC filings and IBES estimates. The multiples and ratios of HSBC were calculated using the closing price of HSBC ordinary shares on November 11, 2002. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated:

      - the ratio of price to 2003 IBES estimated earnings, as a multiple of IBES estimated earnings growth; and

      - dividend yield.

     Stock price to IBES estimated earnings divided by the median IBES estimated five-year growth rate is a measure used to analyze the equity capital market's valuation of a company in relation to its estimated growth prospects. Dividend yield represents a company's annual dividend paid to shareholders in relation to its current stock price. The analysis indicated that HSBC's ratio of November 11, 2002 stock price to IBES estimated 2003 earnings per share divided by its IBES five-year median growth estimate, as well as HSBC's dividend yield, were higher than the medians of these ratios for HSBC's selected peers. The results of these analyses are summarized as follows:

                              SELECTED ASIA BANKS    SELECTED U.K. BANKS    SELECTED U.S. BANKS
                              --------------------   --------------------   --------------------
RATIO                           RANGE      MEDIAN      RANGE      MEDIAN      RANGE      MEDIAN    HSBC
-----                         ----------   -------   ----------   -------   ----------   -------   ----
2003E P/E to Growth.........  1.2x-1.4x     1.3x     0.9x-1.8x      1.3x    0.7x-1.2x      1.0x    1.4x
Dividend Yield..............  2.6%-5.7%      4.2%    2.4%-5.8%      3.7%    2.0%-6.7%      3.1%    4.5%

     Goldman Sachs also calculated and compared the selected companies' estimated calendar year 2002 and 2003 price/IBES estimated earnings ratios and price to book value ratios to the results for HSBC. Stock price to IBES estimated earnings and stock price to book value (equity) per share multiples are measures used to analyze the equity capital market's valuation of a company. The analysis indicated that HSBC's ratios of November 11, 2002 stock price to:
IBES estimated 2002 earnings per share, IBES estimated 2003 earnings per share, June 30, 2002 stated book value and June 30, 2002 tangible common equity were in line with the medians of these ratios for HSBC's selected peers. The following table presents the results of this analysis:

                           SELECTED ASIA BANKS    SELECTED U.K. BANKS    SELECTED U.S. BANKS
                           --------------------   --------------------   --------------------
RATIO                         RANGE      MEDIAN      RANGE      MEDIAN      RANGE      MEDIAN   HSBC
-----                      -----------   ------   -----------   ------   -----------   ------   -----
Price/2002E Earnings.....  16.2x-17.1x   16.6x    10.8x-18.2x   13.6x    10.9x-13.8x   12.0x    15.0x
Price/2003E Earnings.....  13.9x-15.5x   14.7x    10.0x-14.3x   10.8x     8.2x-12.6x   10.8x    14.5x
Price/Book (Stated)......    1.2x-3.7x    2.4x      1.8x-2.9x    2.0x      1.0x-2.7x    2.1x     2.1x
Price/Book (Tangible)....    1.9x-3.7x    2.8x      2.3x-4.2x    3.3x      1.2x-4.2x    2.8x     2.9x

     Goldman Sachs compared the historical trading prices for the HSBC ordinary shares and the selected companies for the twelve-month period ended November 11, 2002. The following table presents the results of this analysis:

                                                                  ONE-YEAR
                                                                   RETURN
                                                                  --------
    Selected Asia Banks.........................................     9.6%
    Selected U.K. Banks.........................................   (10.5)%
    Selected U.S. Banks.........................................   (24.2)%
    HSBC........................................................    (9.3)%
    Household...................................................   (60.4)%

     In addition, Goldman Sachs compared, for the five-year period ended November 11, 2002, the average ratio of trading price to next twelve months IBES earnings estimates for the HSBC ordinary shares and the selected companies. Stock price to IBES estimated earnings is a measure used to analyze the equity capital market's valuation of a company. The analysis indicated that HSBC's average ratio of stock price to IBES estimated earnings over the stated period was higher than the selected U.K. banks' averages and U.S. banks' averages and in line with the Asia banks' averages. The following table presents the results of this analysis:

                                                  AVERAGE HSBC VALUATION PREMIUM TO:
                                         -----------------------------------------------------
                                         FIVE-YEAR   THREE-YEAR   ONE-YEAR   NOVEMBER 11, 2002
                                         ---------   ----------   --------   -----------------
Selected U.K. Banks....................     17%          29%         25%            22%
Selected U.S. Banks....................      9%          22%         35%            43%
Selected Asia Banks....................     (1)%          3%          2%            (1)%

     Analysis of Exchange Ratio. Goldman Sachs performed certain analyses, based on historical information and earnings estimates for Household of $4.24 per share in 2003 and $4.66 in 2004 (including estimated adjustments of $0.16 and $0.18 for 2003 and 2004, respectively, as a result of the transition to U.K.
GAAP)
provided by management of Household and earnings estimates for Household provided by IBES at an exchange ratio of 0.535x (which represents the number of HSBC ADSs that holders of Household common stock may elect to receive for each share of Household common stock in the merger).

     The earnings estimates provided to Goldman Sachs by management were not prepared with a view to public disclosure. The earnings estimates are forward-looking statements, made only as of the date of Goldman Sachs' opinion, and are subject to certain risks and uncertainties that may cause actual results to differ materially from those estimates; accordingly, such estimates should not be relied upon by investors as an accurate prediction of future events. Please refer to "Forward-Looking Statements." Based on the November 11, 2002 closing price of $23.07 for shares of Household common stock (except where noted) and $55.61 for HSBC ADSs, Goldman Sachs calculated for Household the implied aggregate consideration (on a diluted basis), the ratio of aggregate consideration to IBES estimated U.S. GAAP earnings for the calendar years 2003 and 2004 and the ratio of aggregate consideration to U.S. GAAP book value as of September 30, 2002 (pro forma for Household's recent common stock and convertible securities offering). The following table presents the results of Goldman Sachs' analyses:

                                                              HOUSEHOLD
                                                              ---------
Exchange ratio..............................................     0.535x
Implied transaction consideration per share (as of November
  11, 2002).................................................   $ 29.75
Implied aggregate consideration -- diluted (millions).......   $14,308
Premium to market price (as of November 11, 2002)...........      29.0%
Premium to market price (as of November 8, 2002)............      31.3%
Implied aggregate consideration/U.S. GAAP earnings:
     IBES estimate 2003.....................................       6.9x
     IBES estimate 2004.....................................       5.9x
     Management estimate 2003...............................       6.8x
     Management estimate 2004...............................       6.1x
Implied aggregate consideration/stated common book value....       1.6x
Implied aggregate consideration/tangible common book
  value.....................................................       1.9x

     Dividend Discount Analysis. Goldman Sachs performed a dividend discount analysis on Household and on the combined company following the merger (a) using earnings estimates for Household provided by Household of $4.40 per share in 2003 and $4.84 per share in 2004, which assume a decrease in Household's cost of funds from 400-600 basis points over three-year U.S. Treasuries (Household's spreads for a three-year average maturity prior to the merger announcement) in the unsecured debt markets to 250 basis points over three-year U.S. Treasuries by 2005, and (b) using earnings estimates for Household provided by Household of $4.40 per share in 2003 and $4.84 per share in 2004, with adjustments for the assumption of a continuation of the current funding environment for Household. The analysis with respect to the combined company utilized IBES estimated earnings for HSBC of $3.82 per HSBC ADS in 2003 and $4.24 per HSBC ADS in 2004 and earnings estimates for Household provided by Household of $4.24 per share in 2003 and $4.66 per share in 2004 (including estimated adjustments of $0.16 per share and $0.18 per share in 2003 and 2004, respectively, as a result of the transition to U.K. GAAP), and synergies for Household within the combined company projected by Household management, including reduced funding costs resulting from Household's broader range of funding sources and tighter new issue spreads (i.e., the difference between the offered yield on Household securities and a benchmark such as U.S. Treasuries or the London Interbank Offered Rate, or LIBOR) on unsecured term debt and commercial paper, increased capacity for commercial paper and reduced expenses resulting from increased operational efficiencies for Household within the combined company. Goldman Sachs estimated the implied present values of a share of Household common stock both on a stand-alone basis and for the combined company by calculating an implied net present value of dividends for Household and the combined company based on historical dividend levels for Household and HSBC for the years 2003 through 2007 and a terminal value at year-end 2007. Goldman Sachs calculated implied per share ranges of the Household common stock and the HSBC ordinary shares using implied terminal values at year-end 2007 based on multiples of 2008 estimated earnings ranging from 4.8x to 8.8x, with respect to Household, and 11.7x to 15.7x, with respect to the combined company. The Household terminal multiples were derived from its six-month average price to IBES estimated next twelve-months earnings ratio. The terminal multiples for the combined company were derived from a weighted average of HSBC and Household price to earnings ratios (based on Household management projected 2003 earnings for Household and IBES estimated 2003 earnings for
HSBC). These implied terminal value indications were then discounted to an implied present value using discount rates ranging from 11.9% to 15.9%, with respect to Household, and 9.3% to 13.3%, with respect to the combined company. The discount rates with respect to Household were derived from the estimated cost of Household's equity and a blended cost of equity for the combined company, calculated using the Capital Asset Pricing Model and certain assumptions, including a market premium, predicted betas (as calculated by Barra, an analytical service) for Household and HSBC, respectively, and a risk-free rate derived from the yield on ten-year U.S. Treasuries. A stock's beta is a measure of the volatility of its price relative to the overall stock market. The blended cost of equity for the combined company was calculated using the Capital Asset Pricing Model and a blended beta (based on Household management projected 2003 earnings for Household and IBES estimated 2003 earnings for HSBC). The ranges of terminal value multiples were chosen to reflect sensitivities to the market valuation as of November 11, 2002 for Household and the weighted average market valuation as of November 11, 2002 for the combined company based upon 2004 IBES estimated earnings contributions. The range of discount rates was chosen to reflect sensitivities to the estimated cost of equity for Household and HSBC as of November 11, 2002. The following table presents the results of this analysis:

                                                              IMPLIED PER SHARE VALUE*
                                                              -------------------------
                                                              MIDPOINT**     RANGE***
                                                              ----------   ------------
Household (improving funding environment)...................    $31.16     $21.68-42.11
Household (continuation of current funding environment).....    $23.43     $16.42-31.51
HSBC and Household combined.................................    $39.55     $32.45-47.69

---------------

  * Present value of assumed dividends and implied terminal value of Household common stock and combined company shares.

 ** Implied per share values assuming discount rates of 13.9%, with respect to Household, and 11.3%, with respect to the combined company.

*** Range of implied per share values assuming discount rates of 11.9% to 15.9%, with respect to Household, and 9.3% to 13.3%, with respect to the combined company.

     Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using earnings estimates and projected synergies for Household prepared by Household's management and earnings estimates from IBES for HSBC. The analyses indicated pro forma earnings accretion, primarily derived from the premium multiple of stock price to IBES estimated 2003 and 2004 earnings at which HSBC trades (and has historically traded) in relation to Household. The analyses with respect to the combined company also assumed synergies for Household projected by Household's management. For each of the years 2003 and 2004, Goldman Sachs compared the earnings per share, or EPS, of HSBC ordinary shares, on a stand-alone basis, to the EPS of the common stock of the combined company, both including and excluding synergies. Goldman Sachs performed this analysis based on the closing prices of Household common stock and HSBC ADSs on November 11, 2002. Based on such analyses, the proposed transaction would be accretive to HSBC's IBES estimated 2003 earnings by 9.9% with synergies and 8.2% without synergies, and IBES estimated 2004 earnings by 12.8% with synergies and 8.4% without synergies.

     In addition, based on the current quarterly dividend of $0.25 paid on the Household common stock, or $1.00 per share annualized, and the HSBC dividend paid in 2002 of $2.47 per HSBC ADS, holders of Household common stock would receive an additional $0.32 in dividends on a pro forma per share of Household common stock basis, representing an implied dividend accretion to Household stockholders of approximately 32%.

     Goldman Sachs analyzed the potential impact of the proposed merger on HSBC's market valuation and, thereby, the consideration to be received by Household stockholders. Using the assumed accretion to HSBC IBES estimated 2004 EPS of 12.8% with synergies and 8.4% without synergies, Goldman Sachs calculated the stock price of the combined company at various ratios of price to estimated 2004 pro forma earnings. After accounting for the assumed EPS accretion from the proposed merger with synergies, Goldman Sachs estimated that HSBC's ratio of price to estimated 2004 earnings could decline from 13.1x to 11.6x before having a negative impact on HSBC's share price. Excluding synergies, HSBC's ratio of price to estimated 2004 earnings could decline from 13.1x to 12.1x before having a negative impact on HSBC's stock price. The following table presents the results of this analysis:

                                                  HSBC PRICE TO ESTIMATED 2004 EARNINGS
                                       ------------------------------------------------------------
                                       WEIGHTED                                 CURRENT   BREAKEVEN
                                       AVERAGE*                                  HSBC       P/E**
                                       --------                                 -------   ---------
                                        11.3X      11.8X     12.2X     12.6X     13.1X      12.1X
                                       --------   -------   -------   -------   -------   ---------
Combined company stock price
  (without synergies)***.............  $ 52.08    $ 54.13   $ 56.18   $ 58.23   $ 60.28    $ 55.61
Adjusted implied premium to Household
  common stockholders................     20.8%      25.5%     30.3%     35.0%     39.8%      29.0%

                                         11.3X      11.8X     12.2X     12.6X     13.1X      11.6X
                                       -------    -------   -------   -------   -------    -------
Combined company stock price
  (with synergies)****...............  $ 54.20    $ 56.33   $ 58.46   $ 60.59   $ 62.72    $ 55.61
Adjusted implied premium to Household
  common stockholders................     25.7%      30.6%     35.6%     40.5%     45.5%      29.0%

---------------

   * Based on 2004 U.K. GAAP earnings contribution as estimated by management for Household and IBES for HSBC.

  ** Breakeven P/E is the estimated price to earnings ratio at which the combined company must trade in order to maintain HSBC's November 11, 2002 ADS price of $55.61. Assuming accretion to HSBC IBES estimated 2004 earnings of 8.4% (without synergies) or 12.8% (with synergies), a P/E ratio higher than the breakeven P/E would result in an increase in the trading price for the HSBC ordinary shares, and a P/E ratio lower than the breakeven P/E would result in a decreased trading price for the HSBC ordinary shares.

 *** Assumes 8.4% 2004E U.K. GAAP EPS accretion to HSBC.

**** Assumes 12.8% 2004E U.K. GAAP EPS accretion to HSBC.

     Flowback Analysis. Goldman Sachs performed an analysis of the possible effect of flowback, and compared estimated flowback to the average daily trading volume of HSBC ordinary shares and HSBC ADSs across all exchanges, using institutional shareholdings as of June 30, 2002. Assuming sales of HSBC ordinary shares and HSBC ADSs received in the merger by 70% of retail and active institutional holders of Household common stock, sales of HSBC ordinary shares and HSBC ADSs received in the merger by all passive institutional holders of Household common stock upon removal of Household from the S&P 500 Index, and purchases of combined company stock upon re-weighting of HSBC in U.K. indices, this illustrative analysis indicated that an estimated 61.3% of HSBC ordinary shares and HSBC ADSs received by holders of Household common stock in the merger would be sold as a result of the transaction. The market value of these HSBC ordinary shares and HSBC ADSs, based on the exchange ratio and the $55.61 closing price of HSBC ADSs on November 11, 2002 would represent approximately 17 times the average daily trading volume of HSBC ordinary shares and HSBC ADSs, based on the average daily trading volume for HSBC ordinary shares and HSBC ADSs across all exchanges for the three-month period ended November 11, 2002. The number of days of trading volume represented by various levels of sales of acquiror stock to be received by holders of acquired company stock in a merger is a measure used to analyze the ability of the market to absorb potential sales of acquiror stock as a result of a merger transaction. The following table presents an analysis of the potential effect of these sales at various assumed sales levels:

                                               PERCENTAGE OF TOTAL SHARES SOLD
                             -------------------------------------------------------------------
                               50%       60%     61.3%*      70%       80%       90%      100%
                             -------   -------   -------   -------   -------   -------   -------
Total market value of sales
  ($bn)....................     $7.2      $8.6      $8.8     $10.0     $11.4     $12.9     $14.3
% of current HSBC float....      6.8%      8.2%      8.4%      9.6%     10.9%     12.3%     13.6%
Days of trading volume**...  14 days   17 days   17 days   19 days   22 days   25 days   28 days

---------------

 * Goldman Sachs' estimate of the percentage of HSBC ordinary shares and HSBC ADSs received by holders of Household common stock in the merger to be sold as a result of the transaction.

** Equals market value of sales divided by $516 million average daily worldwide trading volume of HSBC ordinary shares and HSBC ADSs for the three months prior to November 11, 2002.

     Goldman Sachs calculated the ratios of the equity value of the merger to the market capitalization of HSBC and to the three-month average daily trading volume of HSBC as of November 11, 2002. The ratios of merger equity value to market capitalization and trading volume of the acquiror are measures used to analyze the ability of the market to absorb potential sales of acquiror stock as a result of a merger transaction. Goldman Sachs compared these ratios to the equity values of each of the ten largest foreign acquisitions of U.S. companies as percentages of acquiror market capitalization on the date of announcement and as ratios to acquiror average daily trading volume for the three months prior to the announcement.

                                        TEN LARGEST CROSS-BORDER ACQUISITIONS OF A U.S. TARGET
                                                            (IN MILLIONS)
                       ----------------------------------------------------------------------------------------
                                                                                            DEAL SIZE
                                                                                            AS A % OF   DAYS OF
ANNOUNCEMENT                               ACQUIROR                                DEAL     ACQUIROR    TRADING
DATE                     ACQUIROR            SIZE            TARGET                SIZE       SIZE      VOLUME*
------------           ------------        --------   --------------------        -------   ---------   -------
January 18, 1999       Vodafone            $ 54,462   AirTouch                    $65,845      121       380.9
                       Group                          Communications
August 11, 1998        British             $ 74,812   Amoco                       $55,040       74       341.8
                       Petroleum Co
May 7, 1998            Daimler-Benz        $ 91,520   Chrysler                    $40,466       44       659.6
April 1, 1999          BP Amoco            $156,889   ARCO                        $33,702       21        55.6
July 24, 2000          Deutsche            $138,171   VoiceStream Wireless        $30,823       22        76.7
                       Telekom
July 12, 2000          UBS                 $ 56,547   PaineWebber                 $16,543       29        69.2
NOVEMBER 14, 2002      HSBC                $105,432   HOUSEHOLD                   $14,308**     14        27.7
December 7, 1998       Scottish            $ 11,590   PacifiCorp                  $12,589      109       298.2
                       Power
December 6, 1999       Cap Gemini                NA   Ernst & Young               $11,774       NA       149.6
August 30, 2000        AXA Group           $ 52,065   AXA Financial               $11,190       21        78.2
February 18, 1999      Aegon               $ 57,782   TransAmerica                $10,791       19        26.8

---------------

 * Trading volume based on the three-month average for acquirers' daily trading volume across all listed exchanges.

** Based on November 11, 2002 closing prices.

     This analysis indicated that, assuming, for illustrative purposes, sales of 100% of HSBC ordinary shares and HSBC ADSs received by holders of Household stock in the merger, the equity value of the merger equals 14% of the acquiror's pre-announcement market capitalization, and a multiple of 27.7x the three-month average daily trading volume of HSBC stock.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Household or HSBC or the contemplated transaction.

     Goldman Sachs prepared these analyses solely for the purpose of Goldman Sachs' providing its opinion to Household's board of directors as to the fairness from a financial point of view of the merger. These analyses do not purport to be appraisals or necessarily to reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Household, HSBC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasted.

     As described above in "-- Household's Reasons for the Merger," Goldman Sachs' opinion to Household's board of directors was one of many factors taken into consideration by Household's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

     Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for financial analyses for estate, corporate and other purposes. Goldman Sachs is familiar with Household having provided certain investment banking services to Household from time to time, including having acted as joint lead manager for a public offering of $300 million of preferred stock of Household in September 2001; having acted as sole bookrunner for a public offering of 18.7 million shares of common stock of Household and $542 million of Adjustable Conversion-Rate Equity Security Units of Household in October 2002; having acted as commercial paper dealer for Household, commencing in October 2002; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Household paid total fees and commissions to Goldman Sachs of $1.2 million and $17.2 million in 2001 and 2002, respectively.

     Goldman Sachs also has provided investment banking services to HSBC from time to time, including having acted as lead manager for a public offering of $4 billion aggregate principal amount of Non-cumulative Perpetual Preferred Stock of HSBC in May 2000; and having acted as HSBC's financial advisor in connection with its acquisition of CCF S.A., formerly known as Credit Commercial de France S.A., in July 2000.

     Household's board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

     Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative instruments, of Household or HSBC for its own account and for the accounts of customers.

     Goldman Sachs may provide investment banking services to Household, HSBC and their respective subsidiaries in the future.

     Pursuant to the terms of an engagement letter between Household and Goldman Sachs, Household has agreed to pay Goldman Sachs a transaction fee of $27,000,000, $5,000,000 of which will be paid upon the mailing of this document to Household's stockholders and $22,000,000 of which will be paid upon completion of the merger. In addition, Household has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

OPINION OF HOUSEHOLD'S FINANCIAL ADVISOR RELATING TO NON-REDEEMABLE PREFERRED STOCK

     Household engaged Keefe, Bruyette & Woods, Inc., or KBW, to render an opinion regarding the fairness, from a financial point of view, of the cash consideration to be paid under the merger agreement to the holders of each depositary share representing one-fortieth of a share of Household 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock or 7.60% cumulative preferred stock, which collectively constitute the outstanding currently non-redeemable preferred stock of Household. Household selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking and financial service company securities in connection with acquisitions. Household did not provide specific instructions to, or place any limitation on, KBW with respect to the procedures to be followed or factors to be considered by KBW in performing its analyses or providing its opinion.

     KBW attended and made a presentation to the meeting of Household's board of directors on November 12, 2002. During this meeting, KBW rendered an oral opinion (subsequently confirmed in a written opinion dated November 14, 2002) that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in KBW's written opinion, the cash consideration to be received in the merger was fair, from a financial point of view, to the holders of the currently non-redeemable preferred stock.

     The full text of KBW's written opinion is attached as Annex C to this document and is incorporated herein by reference. Holders of the currently non-redeemable preferred stock are urged to read that opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW.

     KBW's opinion is directed to Household's board of directors and addresses only the cash consideration to be received under the merger agreement by holders of the currently non-redeemable preferred stock. KBW's opinion does not address the consideration to be received under the merger agreement by the holders of Household common stock or the underlying business decision to engage in the merger and does not constitute a recommendation to any stockholder of Household entitled to vote at the special meeting as to how that stockholder should vote or act on any matter related to the proposed merger.

     In arriving at its opinion, KBW:

     - reviewed the merger agreement;

     - reviewed Household's Certificate of Incorporation and the certificates of designations of the currently non-redeemable preferred stock;

     - reviewed certain publicly available business and financial information relating to Household and HSBC;

     - reviewed other information, including the terms, call provisions, and conditions of the currently non-redeemable preferred stock of Household;

     - reviewed the credit ratings and certain financial and market data of the currently non-redeemable preferred stock of Household;

     - compared certain financial and credit rating information, and information for selected other issues of preferred securities, trust preferred securities and debt securities that KBW deemed similar to the currently non-redeemable preferred stock of Household; and

     - considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that KBW deemed relevant.

     In connection with its review, KBW did not assume any responsibility for independent verification of any of the foregoing information and KBW relied on this information being complete and accurate in all material respects. In addition, KBW was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Household or of HSBC, nor did KBW review any loan or credit files of Household and KBW was not furnished with any such evaluations, appraisals or reviews. KBW also assumed that Household has adequately reserved against losses that may be incurred as a result of non-performing or defaulting loans. KBW did not express any opinion as to the prices at which the currently non-redeemable preferred stock of Household would trade at any time, and KBW assumed that the merger will be completed in accordance with the terms and conditions outlined in the merger agreement. KBW's opinion was necessarily based upon available information and financial, economic, market and other conditions as they existed and could be evaluated on the date it was rendered.

     The KBW opinion was among several factors taken into consideration by Household's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the board of directors or management of Household with respect to the fairness of the cash consideration to be received under the merger agreement by holders of the currently non-redeemable preferred stock.

     The following is a summary of the material analyses presented by KBW to Household's board of directors on November 12, 2002, in connection with its opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to Household's board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone are not a complete description of the financial analyses.

  PREMIUM TO CURRENT MARKET PRICE. KBW compared the cash consideration of $25 per depositary share to be paid under the merger agreement to the holders of depositary shares representing fractional shares of the currently non-redeemable preferred stock to the current market price of each depositary share of currently non-redeemable preferred stock. Based on the market price as of the close of business on November 11, 2002, the cash consideration of $25 represented the following premiums to the market price:

                                                         CURRENT     PROPOSED     PREMIUM TO
                                                         PRICE(1)   TRANSACTION     MARKET
                                                         --------   -----------   ----------
7.50% cumulative preferred stock.......................   $20.15      $25.00         24.1%
7.60% cumulative preferred stock.......................   $20.55      $25.00         21.6%
7 5/8% cumulative preferred stock......................   $20.40      $25.00         22.6%

---------------

(1) Price data as of close of market on November 11, 2002. Source: Bloomberg.

     The analysis indicated that the cash consideration to be paid to the holders of depositary shares under the merger agreement offered them a premium of at least 21.6% to the then current market price of their shares.

  SUMMARY OF CURRENTLY NON-REDEEMABLE PREFERRED STOCK. KBW analyzed the key terms and characteristics of each series of currently non-redeemable preferred stock, including the dates at which each series would become mandatorily redeemable by Household pursuant to its terms. Those terms and characteristics are summarized in the following tables:

TRADING    ORIGINAL              PAYMENT    COUPON
SYMBOL    ISSUE DATE   COUPON   FREQUENCY    TYPE    CUMULATIVE   MATURITY
-------   ----------   ------   ---------   ------   ----------   ---------
HI-H       9/10/02     7 5/8%   Quarterly   Fixed       Yes       Perpetual
HI-G       3/18/02      7.60%   Quarterly   Fixed       Yes       Perpetual
HI-S       9/20/01      7.50%   Quarterly   Fixed       Yes       Perpetual

                        RATINGS
TRADING              -------------                DEPOSITARY SHARES      AMOUNT
SYMBOL    CALLABLE   MOODY'S   S&P  ISSUE PRICE      OUTSTANDING      OUTSTANDING
-------   ---------  -------   ---  -----------   -----------------  --------------
HI-H       9/17/07    Baa2     BBB    $25.00        14.0 million     $350.0 million
          at $25.00
HI-G       3/25/07    Baa2     BBB    $25.00        16.0 million     $400.0 million
          at $25.00
HI-S       9/27/06    Baa2     BBB    $25.00        12.0 million     $300.0 million
          at $25.00

     In addition, KBW reviewed the voting rights and ranking of each series of currently non-redeemable preferred stock. KBW noted that the redemption provisions of the currently non-redeemable preferred stock would limit potential upside in their market prices even with favorable credit trends.

  TRADING HISTORY OF AFFECTED PREFERRED STOCK. KBW analyzed the current, high, low and average yield spread of the currently non-redeemable preferred stock measured relative to U.S. 30-year treasuries. The results of that analysis are summarized in the following table:

                    AMOUNT
          ISSUE      OUT-     CURRENT    MARKET                         YIELD SPREAD SINCE ISSUED(2)
TRADING   PRICE    STANDING   PRICE(1)   VALUE    CURRENT    YIELD    ---------------------------------
SYMBOL     ($)       ($M)       ($)       ($M)     YIELD    TO CALL   CURRENT   HIGH     LOW    AVERAGE
-------   ------   --------   --------   ------   -------   -------   -------   -----   -----   -------
HI-H       25.00     350.0     20.40     285.6     9.34%     11.73%    +4.79%   +5.92%  +3.15%   +3.99%
HI-G       25.00     400.0     20.55     328.8     9.25%     13.16%    +4.74%   +4.74%  +2.19%   +2.92%
HI-S       25.00     300.0     20.15     241.8     9.31%     14.24%    +4.75%   +4.75%  +2.08%   +2.61%
                    ------               -----
                   1,050.0               856.2

---------------

(1) Price data as of close of market on November 11, 2002. Source: Bloomberg.

(2) Yield spread measures since issue date; spread measured relative to 30-year treasury (5 3/8, maturing February 15, 2031).

     The analysis indicated that the yield-spread of the currently non-redeemable preferred stock relative to U.S. 30-year treasuries was at or near its highest level since its issue date.

     KBW also reviewed with Household's board of directors the trading price history of each series of currently non-redeemable preferred stock since its date of issuance.

  COMPARABLE ANALYSIS. KBW analyzed a group of comparably-rated preferred, trust preferred and debt securities issued by banking companies and the securities of selected financial services companies in order to assess the current trading market for similar securities issued by a peer group. The results of the comparison are set out in the following table:

                                                    RATING
                                      ISSUE     --------------                       BID SIDE   IMPLIED
ISSUER                                 DATE     MOODY'S   S&P    COUPON   MATURITY    SPREAD    YIELD(1)
------                               --------   -------   ----   ------   --------   --------   --------
Zions Bancorporation...............  12/19/96    Baa1     BBB-   8.536%   12/15/26    +3.10%        7.84%
FleetBoston Financial Corp.........  03/14/97      A3     BBB    8.400%   03/15/27    +3.05%        7.79%
Comerica Incorporated..............  04/18/97      A3     BBB+   9.980%   12/31/26    +2.90%        7.64%
Washington Mutual Inc..............  05/30/97    Baa1     BBB-   8.375%   06/01/27    +2.85%        7.59%
M&T Bank Corporation...............  06/05/97    Baa1     BBB-   8.277%   06/01/27    +2.80%        7.54%
Compass Bancshares, Inc............  01/15/97      A3     BBB-   8.230%   01/15/27    +2.75%        7.49%
First Tennessee National Corp......  12/30/96      A3     BBB    8.070%   01/06/27    +2.70%        7.44%
North Fork Bancorporation, Inc.....  12/05/97      A3     BBB    8.000%   12/15/27    +2.70%        7.44%
Ford Motor Credit..................  02/22/02      A3     BBB    7.600%   03/31/32    +3.64%        8.38%
General Motors Accept Corp.........  08/01/02      A2     N/A    7.350%   08/08/32    +3.01%        7.75%
Countrywide Capital III............  06/04/97    Baa1     BBB+   8.050%   06/15/27    +2.80%        7.54%

---------------

(1) Based on 30-year treasury yield of 4.74%.

     KBW noted that the comparable issues had bid side yield spreads in the range of 2.70% to 3.64%, implying yields in the range of 7.44% to 8.38%, compared with the currently non-redeemable preferred stock which, as of November 11, 2002, had spreads in the range 4.74% to 4.79%, implying yields in the range of 9.25% to 9.34%. KBW noted that the current trading market and bid side spreads for Household's currently non-redeemable preferred stock were more characteristic of the market for sub-investment grade securities.

     Household's board of directors engaged KBW as an independent contractor to act as financial advisor to Household regarding the consideration to be paid to holders of the currently non-redeemable preferred stock in the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking and financial services company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking and financial services companies, KBW has experience in, and knowledge of, the valuation of banking and financial services enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Household and HSBC and as a market-maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Household and HSBC for KBW's own account and for the accounts of its customers.

     Household and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the rendering of its fairness opinion. Household agreed to pay KBW a cash fee of $333,000 promptly after entering into the agreement. In addition, Household has agreed to pay KBW a cash fee of $333,000 promptly after the mailing of this document and to pay KBW a cash fee of $334,000 at the time of consummation of the merger. Pursuant to the KBW engagement agreement, Household has also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with KBW's engagement and to indemnify KBW against various liabilities, including liabilities under the federal securities laws. Other than as set forth in this paragraph, Household has not paid any fees or commissions to KBW during the last two years.

HSBC'S REASONS FOR THE MERGER

     The merger brings together one of the world's most successful deposit gatherers with one of the world's largest generators of assets, and creates significant opportunities to strengthen HSBC's business in a way that benefits its shareholders and is consistent with its strategic objectives.

     The merger improves the geographic balance of HSBC's earnings, significantly increasing the contribution from the North American business and creating a more well balanced worldwide portfolio. The following table sets forth information regarding the contributions by geographic region to the profits and assets of HSBC and of HSBC and Household on an aggregated basis at and for the six months ended June 30, 2002.

   WORLDWIDE ASSET PORTFOLIO AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                         NORTH     LATIN
                                                        AMERICA   AMERICA   ASIA   EUROPE
                                                        -------   -------   ----   ------
Profits
  HSBC Cash Basis Pre-Tax Profits (U.K. GAAP).........    12%        1%      47%     40%
  Aggregate of HSBC Cash Basis Pre-Tax Profits (U.K.
     GAAP) and Household Income Before Taxes (U.S.
     GAAP)............................................    20%        1%      37%     32%
Assets
  HSBC Assets.........................................    19%        1%      34%     46%
  Aggregate of HSBC Assets and Household Managed
     Assets...........................................    30%        1%      29%     40%

Household offers HSBC national coverage in the United States for consumer lending, credit cards and credit insurance through varied distribution channels including approximately 1,400 offices in 46 states, over 10,500 franchised auto dealerships, 140 retail merchant relationships, over 250 correspondent mortgage broker relationships and multiple web sites. Nevertheless, this improved geographic balance might not prove beneficial to HSBC if the U.S. economy is weaker than generally anticipated over the medium and long term.

     At June 30, 2002, HSBC had approximately $101 billion of loans and advances to banks and approximately $173 billion of debt securities. As a result of diminished corporate credit demand, HSBC faces potential challenges in deploying other capital without increasing concentration risk. By expanding its U.S. consumer finance operations through the merger, HSBC seeks to add an asset class that further diversifies its portfolio to offset its potential exposure to increased concentration risk. HSBC is aware, however, that some customers and investors could react negatively to HSBC being associated with sub-prime lending and that pending litigation and negative publicity associated with allegations of improper lending practices by companies in this sector, including Household, could reduce the benefits of the merger to HSBC. Please refer to "Risk Factors Relating to the Merger."

     In terms of customer focus, the merger meets HSBC's stated objective of growing consumer assets, adding over 50 million consumer accounts worldwide and total assets of $122 billion on a U.K. GAAP basis as of June 30, 2002. The current subdued outlook for world economies, interest rates, inflation and corporate profitability increases the attractiveness of being able to access directly consumers at the point in time when they are contemplating entering into a financial transaction or reviewing their financial affairs. In this regard HSBC believes that Household's technology platforms and practices, in particular, in the areas of marketing, database management and credit scoring capability, are at the forefront of global practice, and that the merger will allow for the leveraging of these practices throughout the enlarged group.

     The combination of HSBC with Household creates a top 10 credit card issuer globally, and presents a significant opportunity to achieve cost benefits for the enlarged group by consolidating HSBC's North American card processing business, presently outsourced, with that of Household's. HSBC expects the significant scalability in volume of Household's credit card platforms to allow for low cost expansion across wider geographic markets.

     HSBC believes that the merger offers the opportunity to significantly expand its consumer franchise. The following table sets forth information regarding the contribution by business line to the profits and loans/ receivables of HSBC and of HSBC and Household on an aggregated basis at and for the six months ended June 30, 2002.

      CONSUMER FRANCHISE AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                          CORPORATE
                                                         INVESTMENT              PERSONAL
                                                           BANKING     PRIVATE   FINANCIAL   COMMERCIAL
                                                         AND MARKETS   BANKING   SERVICES     BANKING
                                                         -----------   -------   ---------   ----------
Profits
  HSBC Cash Basis Pre-Tax Profits (U.K. GAAP)..........      36%          4%        34%          28%
  Aggregate of HSBC Cash Basis Pre-Tax Profits (U.K.
     GAAP) and Household Income Before Taxes (U.S.
     GAAP).............................................      28%          3%        49%          21%
Loans/Receivables
  HSBC Loans/Receivables...............................      33%          4%        37%          26%
  Aggregate of HSBC Loans/Receivables and Household
     Managed Loans/Receivables.........................      25%          3%        52%          20%

     The merger offers significant opportunities to extend Household's business model into countries and territories currently served by HSBC and broadens the product range available to the enlarged customer base. HSBC believes that the merger will allow the enlarged group to capture valuable customer business that currently falls outside either company's franchise. HSBC expects that the merger will permit the enlarged group to market "prime" products through Household's origination channels in the United States and "non-prime" products to HSBC's deposit customers who are not eligible for HSBC's traditional loan products. It also expects that the merger will allow customers, who might otherwise have ceased to be Household customers as their financial circumstances improve, to migrate from Household to HSBC, thereby remaining customers of the enlarged group. HSBC also intends to link Household's Hispanic customer base with its Mexican banking network for remittance services and to link HSBC's Mexican banking network, including the recently acquired Grupo Financiero Bital S.A. de C.V., with Household's consumer finance capabilities to serve qualifying emigrants.

     HSBC and Household currently utilize compatible systems architectures, which is expected to allow for cost savings through consolidation and common purchasing. The combination of businesses is also expected to produce cost savings in the areas of administrative support and through consolidating card processing. HSBC also expects that funding costs for the Household business will be lower in the future as a result of the financial strength and funding diversity of HSBC.

     HSBC has not attempted to quantify the cost savings and opportunities for revenue enhancements discussed above. HSBC's expectation that it may realize these synergies is based upon its expertise in, and knowledge of, the global financial services industry and its prior experience in making other substantial acquisitions. For example, HSBC's belief that the merger presents a significant opportunity to achieve cost benefits by consolidating North American card processing is based upon its assumption that internalizing this business, which is presently outsourced, would be less expensive for the combined company. HSBC believes that cost savings as a result of compatible systems architecture can be anticipated on the basis of consolidation and the benefits to be gained through common purchasing. HSBC expects to achieve revenue enhancements based on its belief that HSBC and Household are currently unable to capture valuable customer business that falls outside each company's franchise, because they do not have an appropriate 'non-prime' or 'prime' product for such customers. However, there can be no assurance that any such benefits will be realized at any particular time in the future, or at all.

     Based solely on an arithmetic calculation excluding synergies, the merger is expected to be accretive to earnings per share for 2003 on a U.K. GAAP basis. Such calculation would be obtained by dividing the combined earnings of HSBC and Household by the new number of HSBC ordinary shares in issue as a result of the merger, and comparing the result to the existing earnings per share for HSBC. As set forth under "HSBC and Household Unaudited Pro Forma Condensed Combined Financial Information," on a pro forma basis after giving effect to the adjustments necessary to reconcile Household's results from U.S. GAAP to U.K. GAAP and the acquisition accounting adjustments, the merger would have been accretive to basic and diluted earnings per HSBC ordinary share of the enlarged HSBC Group for both the six months ended June 30, 2002 and the year ended December 31, 2001.

INTERESTS OF HOUSEHOLD'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     Household's executive officers and directors have economic interests in the merger in addition to the interest they share with you as a holder of Household common stock generally.

     As described in detail below, there are substantial financial interests to be conveyed to each executive officer of Household, including Messrs. Aldinger, Schoenholz and Mehta, under the terms of either existing or new employment agreements and due to the accelerated vesting of stock options and restricted stock rights in respect of Household common stock. For instance, some of the executive officers' stock options and shares of restricted stock will vest as a result of the merger, and their Household stock options will become HSBC stock options in the merger. Nine executive officers, including Mr. Aldinger, have entered into new employment agreements with Household that will become effective when the merger is completed, under which they will continue to have senior management positions in Household, will receive payments and benefits under their pre-existing employment agreements with Household, and will receive compensation including salary, bonus and equity grants from HSBC following completion of the merger. Mr. Aldinger will also become a member of the HSBC board of directors following the merger. The merger will not result in the accelerated vesting of any of the stock options to acquire shares of Household common stock held by the non-employee directors of Household, although these options will become HSBC stock options in the merger. Following the merger, HSBC has agreed that Household will, subject to specified cost restrictions, maintain directors' and officers' insurance for a six-year period following completion of the merger covering the directors and officers of Household relating to events occurring before completion of the merger.

     Household's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

     Mr. Aldinger's New Employment Agreement with Household. At the request of HSBC, Mr. Aldinger has entered into an agreement relating to his employment with Household following completion of the merger. The term of Mr. Aldinger's agreement will begin upon completion of the merger and will end on the third anniversary of that date. Under the new employment agreement, Mr. Aldinger will serve as chairman and chief executive officer of Household until January 1, 2004 and thereafter as chairman and chief executive officer of Household and HSBC North America, Inc. The agreement further provides that, during its term, Mr. Aldinger will serve as a member of the HSBC board of directors. During the term of the agreement, Mr. Aldinger will be paid an annual base salary equal to his annual base salary as of the date that the merger agreement was signed, and an annual bonus in an amount at least equal to the annual average of Mr. Aldinger's bonuses earned with respect to years 1999, 2000 and 2001 (pro rated for any partial year).

     Within thirty days of completion of the merger, or, if the completion of the merger occurs during the two-month period prior to March 3, 2003, within thirty days after such date, subject to the approval of the trustee of HSBC's Restricted Share Plan, Mr. Aldinger will receive a one-time special retention grant of HSBC restricted shares with a value equal to $10 million, based on the closing price of HSBC ordinary shares as of the date of grant. The special restricted shares will vest in three equal installments on each of the first three anniversaries of the completion of the merger, as long as Mr. Aldinger remains employed on each applicable vesting date, subject to accelerated vesting upon a termination of employment by Household without "cause," by Mr. Aldinger for "good reason" or due to his death or disability. After each of the first and second anniversaries of the completion of the merger, subject to the approval of the trustee of HSBC's Restricted Share Plan, Mr. Aldinger will receive an additional grant of restricted shares of HSBC with a value equal to at least $5.5 million, based on the closing price of HSBC ordinary shares on the applicable date of grant. These restricted shares will generally be subject to the same terms and conditions as the special restricted share grant. To the extent all or a portion of any of the foregoing grants of restricted shares cannot be made under HSBC's Restricted Share Plan, Mr. Aldinger will receive a cash bonus equal to the amount of the restricted share grant that he was not able to receive, subject to the same general terms and conditions as the restricted share grant.

     As described in the narrative above and summarized in the table below, assuming the continued employment of Mr. Aldinger for the relevant periods under the new employment agreement and the satisfaction of the other terms and conditions of such agreement, he would be entitled to receive the following amounts and interests: annual base salary of $1 million; annual bonus of $4 million; a special retention grant of HSBC restricted shares with a value of $10 million on the date of grant vesting in three equal annual installments; a grant of HSBC restricted shares on or following each of the first two anniversaries of the completion of the merger each with a value of $5.5 million on the date of grant vesting in three equal annual installments.

                                   ONE-TIME          EACH OF TWO         PERIOD OF VESTING
                               RESTRICTED STOCK   SUBSEQUENT ANNUAL       OF RETENTION AND
ANNUAL SALARY   ANNUAL BONUS   RETENTION GRANT      STOCK GRANTS      SUBSEQUENT ANNUAL GRANTS
-------------   ------------   ----------------   -----------------   ------------------------
 $1 million      $4 million      $10 million        $5.5 million        3 equal annual
                                                                          installments

     During the term, except with respect to benefits under qualified and non-qualified excess and supplemental defined benefit retirement plans, Mr. Aldinger will receive employee benefits and perquisites that are no less favorable than those provided to him immediately prior to the date of the merger agreement. Effective as of the completion of the merger, Mr. Aldinger's benefits under Household's qualified and non-qualified excess and supplemental defined benefit retirement plans will be frozen, and Mr. Aldinger will be entitled to receive the retirement benefits provided under his existing employment agreement.

     Mr. Aldinger's new employment agreement provides that if his employment is terminated during the term by him for "good reason," or by Household for reasons other than "cause" or disability, he will be entitled to:

     - a pro rata target annual bonus for the fiscal year of the date of termination;

     - a payment equal to his annual base salary plus the average of his annual bonuses with respect to the three-year period ended 2001, times the number of full and partial months from the date of termination until the third anniversary of the completion of the merger, divided by twelve;

     - the immediate vesting and exercisability of each stock option, restricted stock award and other equity-based award or performance award (or cash equivalent) that is outstanding as of the date of termination and treatment as retirement eligible for purposes of exercising any such award;

     - for the remainder of his life and that of his current spouse, continued medical and dental benefits at Household's cost; and

     - his retirement benefits in a lump sum.

     If any payments or benefits that Mr. Aldinger receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, his employment agreement provides for an additional payment to restore him to the after-tax position that he would have been in had the excise tax not been imposed.

     The new employment agreement also provides that, during his employment with Household, and for a period of one year after the termination of his employment for any reason, other than a termination of employment by Household without "cause" or a resignation by Mr. Aldinger for "good reason," Mr. Aldinger may not become associated with certain competitive entities that are actively engaged in the consumer lending business (including mortgage and credit card lending) and may not solicit the business of any entity that was a significant commercial customer or client of Household and its subsidiaries during the six-month period prior to his termination date. The new employment agreement also contains a confidentiality provision and a restriction on Mr. Aldinger's ability to solicit or hire Household employees following certain terminations of his employment.

     Upon completion of the merger, Mr. Aldinger's new employment agreement will supersede his existing employment agreement with Household, and Mr. Aldinger's employment under his existing employment agreement will be deemed to have been terminated due to a "qualifying termination," entitling him to the cash payments under that agreement. Please refer to "-- Existing Household Employment Agreements and Employment Protection Agreements."

     New Executive Officer Employment Agreements with Household. At the request of HSBC, the following eight additional executive officers of Household have entered into employment agreements relating to their employment with Household following completion of the merger: Messrs. Schoenholz, Mehta, Detelich, Friedrich, Harvey, Kelly and Robin and Ms. Derickson (whose positions with Household following completion of the merger are set forth below). The term of the new executive officer employment agreements will begin upon completion of the merger and will end on the third anniversary of that date. Under the new employment agreements, each executive will generally serve in the same position that such executive held as of the date of the merger agreement. During the term, each executive will be paid an annual base salary of not less than such executive's annual base salary as of the date of the merger agreement and will receive an annual bonus in an amount at least equal to 75% of the annual average of such executive's bonuses earned with respect to the three-year period ended December 31, 2001 (pro rated for any partial year). During the term, each of the executives will be eligible to participate, as approved by the HSBC board, in any equity-based incentive compensation plan or program of HSBC as in effect from time to time for similarly situated senior executives of Household. In addition, during the term, each executive will be eligible to participate in the various retirement, welfare and fringe benefit plans, programs and arrangements of Household, in accordance with the terms of such plans, programs and arrangements, provided that they will not receive age and service credit under the Household retirement plans that would be duplicative of the age and service credit that they are entitled to under the existing employment agreements or employee protection agreements, as applicable.

     Within thirty days of completion of the merger, or, if the completion of the merger occurs during the two-month period prior to March 3, 2003, within thirty days after such date, subject to the approval of the trustees of HSBC's Restricted Share Plan, each of the executives will receive a one-time special retention grant of HSBC restricted shares, vesting in equal annual installments over a three- or five-year period, with the grant value and vesting period applicable to each of the executive officers set forth below. Upon termination of an executive's employment by Household without "cause" or by an executive as a result of a material breach of the agreement by Household, the restricted shares will immediately vest. To the extent all or a portion of the grant of restricted shares cannot be made under HSBC's Restricted Share Plan, the executive will receive a one-time cash bonus equal to the amount of the restricted share grant that such executive was not able to receive, subject to the same general terms and conditions as the restricted share grant.

     As described in the narrative above and summarized in the table below, assuming the continued employment following the merger of each of Messrs. Schoenholz, Mehta, Detelich, Friedrich, Harvey, Kelly and Robin and Ms. Derickson for the relevant periods under the new employment agreements and the satisfaction of the other terms and conditions of such agreements, each executive would be entitled to receive the following amounts and interests:

     - Mr. Schoenholz (President and Chief Operating Officer): annual base salary of $650,000; annual bonus of $1.5 million; and a retention grant of HSBC restricted shares with a value of $3 million on the date of grant, vesting in three equal installments on each of the first three anniversaries of the completion of the merger.

     - Mr. Mehta (Group Executive): annual base salary of $550,000; annual bonus of $1.125 million; and a retention grant of HSBC restricted shares with a value of $5 million on the date of grant, vesting in five equal installments on each of the first five anniversaries of the completion of the merger.

     - Mr. Detelich (Group Executive): annual base salary of $500,000; annual bonus of $314,225; and a retention grant of HSBC restricted shares with a value of $3.75 million on the date of grant, vesting in five equal installments on each of the first five anniversaries of the completion of the merger.

     - Mr. Friedrich (Executive Vice President): annual base salary of $400,000; annual bonus of $393,750; and a retention grant of HSBC restricted shares with a value of $1.5 million on the date of grant, vesting in three equal installments on each of the first three anniversaries of the completion of the merger.

     - Mr. Harvey (Group Executive and Chief Information Officer): annual base salary of $500,000; annual bonus of $537,500; and a retention grant of HSBC restricted shares with a value of $5 million on the date of grant, vesting in five equal installments on each of the first five anniversaries of the completion of the merger.

     - Mr. Kelly (Executive Vice President, Administration): annual base salary of $400,000; annual bonus of $531,250; and a retention grant of HSBC restricted shares with a value of $1.5 million on the date of grant, vesting in three equal installments on each of the first three anniversaries of the completion of the merger.

     - Mr. Robin (Executive Vice President, General Counsel and Corporate Secretary): annual base salary of $400,000; annual bonus of $518,750; and a retention grant of HSBC restricted shares with a value of $1.5 million on the date of grant, vesting in three equal installments on each of the first three anniversaries of the completion of the merger.

     - Ms. Derickson (Group Executive): annual base salary of $500,000; annual bonus of $337,500; and a retention grant of HSBC restricted shares with a value of $3.75 million on the date of grant, vesting in five equal installments on each of the first five anniversaries of the completion of the merger.

                                                                     ONE-TIME          PERIOD OF
                                      ANNUAL                     RESTRICTED STOCK     VESTING OF
NAME               POSITION           SALARY     ANNUAL BONUS    RETENTION GRANT    RETENTION GRANT
----               --------           ------     ------------    ----------------   ---------------
Schoenholz.. President & Chief       $650,000     $1.5 million       $3 million     3 equal annual
             Operating Officer                                                       installments
Mehta......  Group Executive         $550,000   $1.125 million       $5 million     5 equal annual
                                                                                     installments
Detelich...  Group Executive         $500,000         $314,225    $3.75 million     5 equal annual
                                                                                     installments
Friedrich... Executive Vice          $400,000         $393,750     $1.5 million     3 equal annual
             President                                                               installments
Harvey.....  Group Executive &       $500,000         $537,500       $5 million     5 equal annual
             Chief Information                                                       installments
             Officer
Kelly......  Executive Vice          $400,000         $531,250     $1.5 million     3 equal annual
             President,                                                              installments
             Administration
Robin......  Executive Vice          $400,000         $518,750     $1.5 million     3 equal annual
             President, General                                                      installments
             Counsel & Corporate
             Secretary
Derickson... Group Executive         $500,000         $337,500    $3.75 million     5 equal annual
                                                                                     installments

     If during the term of the new employment agreements, an executive's employment is terminated by Household other than for "cause" or disability or by the executive for "good reason," subject to the executive's execution of a general release in favor of Household and its affiliates, the executive will continue to receive the executive's base salary and the annual bonus described above at the time and in the manner such payments would have been paid had the executive remained employed for the remainder of the term, and to the extent permitted under the terms of the applicable plans, the continuation of welfare benefits, umbrella liability insurance and automobile and financial counseling allowances from the date of termination until the earlier of the executive becoming eligible to participate in similar plans of another employer and the last day of the term.

     The new employment agreements also provide that, during their term and during the one-year period following any resignation by the executive of employment other than a resignation that results from a material breach of the agreement by Household, the executive may not become associated with competitive entities that are actively engaged in the consumer lending business (including mortgage and credit card lending) and may not solicit the business of any entity that was a significant commercial customer or client of Household and its subsidiaries during the six-month period prior to the executive's termination date. The new employment agreements also contain a confidentiality provision and a restriction on the executive's ability to solicit or hire Household employees following terminations of the executive's employment under some conditions.

     Upon completion of the merger, these new employment agreements will supersede each executive's existing employment agreement or employment protection agreement, as applicable, with Household (except that the excise tax gross-up provision in the existing agreements will survive), and each executive's employment under the existing employment agreement or employment protection agreement will be deemed to have been terminated due to a "qualifying termination," entitling the executive to the cash payments thereunder. Please refer to "-- Existing Household Employment Agreements and Employment Protection Agreements."

     Existing Household Employment Agreements and Employment Protection Agreements.

     The following executive officers of Household are each party to an employment agreement that contains change of control severance provisions:
Messrs. Aldinger, Schoenholz, Mehta, Detelich, Harvey, Hill, Kelly and Robin. Messrs. Friedrich and McDonald and Ms. Derickson are each party to an employment protection agreement that contains a change of control severance provision. Pursuant to the terms of these agreements, if, during the three-year period (18-month period under the employment protection agreements) following a change of control, the employment of a covered executive is terminated due to a "qualifying termination," which includes a termination other than for "cause" or disability, or by the covered executive for "good reason" (including a termination of employment by an executive with an employment agreement for any reason during the 60-day period after the 12-month anniversary of the change of control or, in the case of Mr. Aldinger, during the three-year period following the change of control), the covered executive will be entitled to receive a cash payment consisting of:

     - a pro rata annual bonus through the date of termination, based on the highest of the annual bonuses payable to the executive during the three years preceding the year in which the termination occurs;

     - a payment equal to three times (1.5 times under the employment protection agreements) the sum of the covered executive's base salary and highest annual bonus; and

     - a payment equal to the value of three years (18 months under the employment protection agreements) of additional employer contributions under Household's tax-qualified and supplemental defined contribution plans.

     As described in the narrative above and summarized in the table below, upon a qualifying termination following completion of the merger, Messrs. Aldinger, Schoenholz, Mehta, Detelich, Friedrich, Harvey, Hill, Kelly, McDonald and Robin and Ms. Derickson would be eligible to receive approximately the following amounts in satisfaction of the cash severance obligations described above under their existing agreements with Household: Mr. Aldinger -- $20.30 million; Mr. Schoenholz -- $10.64 million; Mr. Mehta: $8.60 million; Mr. Detelich -- $1.58 million; Mr. Friedrich -- $1.83 million; Mr. Harvey -- $4.33 million; Mr.
Hill -- $2.98 million; Mr. Kelly -- $4.36 million; Mr. McDonald -- $1.15 million; Mr. Robin -- $4.36 million; Ms. Derickson -- $1.89 million; which payments have an aggregate value of approximately $62 million.

                                                                        APPROXIMATE PAYMENT IN
                                                                           SATISFACTION OF
NAME                                 POSITION                         CASH SEVERANCE OBLIGATIONS
----                                 --------                         --------------------------
Aldinger.....  Chairman & Chief Executive Officer                           $20.30 million
Schoenholz...  President & Chief Operating Officer                          $10.64 million
Mehta........  Group Executive                                              $ 8.60 million
Detelich.....  Group Executive                                              $ 1.58 million
Friedrich....  Executive Vice President -- Mortgage Services                $ 1.83 million
Harvey.......  Executive Vice President -- Chief Information                $ 4.33 million
               Officer
Hill.........  Managing Director -- UK                                      $ 2.98 million
Kelly........  Executive Vice President -- Administration                   $ 4.36 million

                                                                        APPROXIMATE PAYMENT IN
                                                                           SATISFACTION OF
NAME                                 POSITION                         CASH SEVERANCE OBLIGATIONS
----                                 --------                         --------------------------
McDonald.....  Senior Vice President & Chief Accounting Officer             $ 1.15 million
Robin........  Executive Vice President -- General Counsel,                 $ 4.36 million
               Corporate Secretary
Derickson....  Group Executive                                              $ 1.89 million

     In addition, upon a qualifying termination following a change of control, each covered executive will be entitled to continued welfare benefit coverage for three years (18 months under the employment protection agreements) after the date of termination, three years (18 months under the employment protection agreements) of additional age and service credit under Household's tax-qualified and supplemental defined benefit retirement plans, and outplacement services. If any amounts or benefits received under the employment agreements, employment protection agreements or otherwise are subject to the excise tax imposed under section 4999 of the Internal Revenue Code, an additional payment will be made to restore the executive to the after-tax position in which he or she would have been if the excise tax had not been imposed.

 STOCK OPTIONS AND RESTRICTED STOCK RIGHTS

     Upon completion of the merger, each outstanding and unexercised stock option to acquire shares of Household common stock held by any current or former employee or director of Household will be assumed by HSBC and converted into, and become a right to acquire, the number of HSBC ordinary shares (rounded to the nearest whole HSBC ordinary share) equal to the number of shares of Household common stock subject to the Household stock option multiplied by the exchange ratio. The exercise price of each converted HSBC stock option (per HSBC ordinary share) will equal the exercise price per share of the Household stock option divided by the exchange ratio (rounded to the nearest whole cent). The converted number of HSBC ordinary shares and related exercise price will be adjusted as necessary pursuant to the Internal Revenue Code with respect to stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. Upon completion of the merger, each right to receive shares of Household common stock, including Household restricted stock rights, or benefits measured based on the value of Household common stock, will cease to represent the right to receive shares of Household common stock or benefits measured thereby and will be converted into, and become a right to receive, the number of HSBC ordinary shares or benefits measured thereby (rounded to the nearest whole HSBC ordinary share) equal to the product of the number of shares of Household common stock subject to such Household right and the exchange ratio. The converted HSBC stock options and other equity-based awards will continue to be subject to the same terms and conditions as were applicable to them immediately prior to the completion of the merger. At or prior to the time that the holder of a converted HSBC stock option or other equity-based award is entitled to receive the HSBC ordinary shares underlying such option or award, such holder will be entitled to choose whether to receive HSBC ordinary shares or HSBC ADSs.

     Pursuant to the terms of the equity-based plans of Household and the award agreements thereunder, stock options to acquire Household common stock and Household restricted stock rights, including stock options and restricted stock rights granted to Household's executive officers and directors, will fully vest or become free of restrictions immediately prior to the merger becoming effective, and the stock options granted under each of the Household long-term incentive plans will remain exercisable until the expiration of their original term. The Household equity-based plans and the award agreements thereunder provide that stock options to acquire Household common stock and Household restricted stock rights granted after November 14, 2002, including stock options and restricted stock rights held by Household's executive officers, will not vest or become free of restrictions upon completion of the merger; however, these awards will vest upon a termination of employment by Household for a reason other than due to death, disability or "cause" or by the employee for "good reason." In light of the proposed merger, the non-employee directors of Household waived their regular annual grant of stock options under the Household 1996 Long-Term Executive Incentive Plan (which would be automatically made on the same date that the annual grants are awarded to employees generally), and instead will receive, prior to the completion of the merger, a cash payment of equivalent value.

     As summarized in the table below, assuming the merger is completed on March 31, 2003, stock options to acquire an aggregate of 2,143,125 shares of Household common stock held by Household's executive officers will vest and become exercisable as a result of the merger, which options have a weighted average exercise price of $53.44, and an aggregate of 526,750 Household restricted stock rights held by Household's executive officers will vest and become free of restrictions as a result of the merger. The merger will not result in the accelerated vesting of any of the stock options to acquire shares of Household common stock held by the non-employee directors of Household, although these options will become HSBC stock options in the merger, and none of the Household non-employee directors are holders of restricted stock rights.

                                                           IN-THE-MONEY
                                                             VALUE OF
                                                           OPTIONS THAT                          VALUE OF
                                                           WILL VEST ON                          UNVESTED
                                                          COMPLETION OF                         RESTRICTED
                                                           MERGER AS OF       RESTRICTED       STOCK AS OF
                                          OPTIONS THAT     FEBRUARY 25,      STOCK RIGHTS      FEBRUARY 25,
NAME                  POSITION            WILL VEST(1)       2003(2)       THAT WILL VEST(1)       2003
----                  --------           --------------   -------------    -----------------   ------------
Aldinger.....  Chairman & Chief             1,015,000          $ 0              134,420         $3,703,271
               Executive Officer
Schoenholz...  President & Chief              256,000          $ 0               84,012         $2,314,531
               Operating Officer
Mehta........  Group Executive                256,000          $ 0               84,012         $2,314,531
Detelich.....  Group Executive                 44,375          $ 0               16,803         $  462,923
Friedrich....  Executive Vice                  57,500          $ 0               35,000         $  964,250
               President -- Mortgage
               Services
Harvey.......  Executive Vice                  86,250          $ 0               35,272         $  971,744
               President -- Chief
               Information Officer
Hill.........  Managing Director -- UK         75,000          $ 0               33,605         $  925,818
Kelly........  Executive Vice                 130,500          $ 0               33,605         $  925,818
               President --
               Administration
McDonald.....  Senior Vice President &         45,000          $ 0               32,137         $  885,374
               Chief Accounting
               Officer
Robin........  Executive Vice                 120,000          $ 0               16,803         $  462,923
               President -- General
               Counsel, Corporate
               Secretary
Derickson....  Group Executive                 57,500          $ 0               21,081         $  580,782

---------------

(1) Assuming the merger is completed on March 31, 2003.

(2) The lowest exercise price for the stock options to acquire Household common stock that will vest on completion of the merger is $45.38.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In the merger agreement, HSBC has agreed that all rights to indemnification, expense advancement and exculpation from liabilities for acts or omissions occurring prior to the effective time of the merger now existing in favor of current and former directors and officers of Household and its subsidiaries as provided in their respective organizational documents and indemnification arrangements will continue in full force and effect in accordance with their terms after the effective time of the merger. Furthermore, HSBC will cause the surviving company in the merger to, from the effective time of the merger, indemnify each present and former director and officer of Household and its subsidiaries in their capacities as such against all losses, expenses, claims, damages or liabilities arising out of acts or omissions occurring on or prior to the effective time of the merger, to the fullest extent permitted under the Delaware General Corporation Law and other applicable law. In the event that the surviving corporation in the merger consolidates or merges with another person and is not the surviving entity, or transfers all or substantially all of its assets to another person, HSBC has agreed that proper provision will be made so that the successors and assigns of the surviving corporation will assume the obligations described above.

     In the merger agreement, HSBC has further agreed that, for a period of six years after the effective time of the merger, the surviving corporation in the merger will maintain in effect policies of directors' and officers' liability insurance with coverage at least as favorable in amount and scope as the policies maintained by Household and its subsidiaries on the date of the merger agreement with respect to matters arising on or before the effective time of the merger. However, HSBC is not obligated to pay aggregate premiums that exceed 250% of the aggregate premiums for this insurance paid by Household on an annualized basis as of the date of the merger agreement. In the event that the surviving corporation is unable to maintain such insurance, it will use its reasonable best efforts to obtain as much comparable insurance as is available for the maximum premium indicated in the preceding sentence.

ACCOUNTING TREATMENT

     HSBC intends to account for the merger using acquisition accounting under U.K. GAAP. Under this method of accounting, the assets and liabilities of Household will be recorded, as of the completion date of the merger, at their respective fair values and added to those of HSBC. Financial statements and reported results of operations of HSBC issued after consummation of the merger will reflect these values, but prior HSBC financial statements will not be restated retroactively to reflect the historical financial position or results of operations of Household.

     All unaudited pro forma financial information contained in this document has been prepared using the acquisition method to account for the merger. Under U.K. GAAP, the final determination of the purchase price is based on the price of HSBC ordinary shares as of the date the merger is completed. In addition, the final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Household's assets and liabilities. Accordingly, the final acquisition accounting adjustments and goodwill may be materially different from those reflected in the unaudited pro forma condensed combined financial information presented in this document.

OTHER EFFECTS OF THE MERGER

     The content and timing of reports and notices that HSBC files with the SEC differ in several respects from the reports and notices that Household currently files. HSBC is, and following the merger will continue to be, a foreign private issuer for the purposes of the reporting rules under the Securities Exchange Act of 1934, or the Exchange Act.

     As a U.S. reporting company, Household must file with the SEC, among other reports and notices:

     (1) an annual report on Form 10-K within 90 days (scheduled to be reduced to 60 days by December 15, 2004 under recently adopted SEC rules) after the end of each fiscal year;

     (2) quarterly reports on Form 10-Q within 45 days (scheduled to be reduced to 35 days by December 15, 2005 under recently adopted SEC rules) after the end of each fiscal quarter; and

     (3) reports on Form 8-K upon the occurrence of material corporate events.

     As a foreign private issuer, pursuant to the requirements of the Exchange Act, HSBC is required to:

     (1) file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and

     (2) furnish to the SEC reports on Form 6-K as required.

     HSBC is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each fiscal quarter.

     In addition, the content and timing of reports and notices that holders of HSBC ordinary shares and HSBC ADSs receive differ from the reports and notices that are currently received by Household stockholders. As a U.S. reporting company, Household must mail to its stockholders in advance of each annual meeting of stockholders:

     (1) an annual report containing audited financial statements; and

     (2) a proxy statement that complies with the requirements of the Exchange Act.

     As a foreign private issuer, HSBC will, following the merger, continue to be exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders, but will continue to be required to file with the SEC annual reports on Form 20-F, and reports on Form 6-K as required and to make other filings as required by English and Hong Kong SAR law or regulatory requirements. HSBC sends HSBC ordinary shareholders and HSBC ADS holders a copy of its annual report and accounts or a summary thereof. For additional information, please refer to "Description of HSBC Ordinary Shares" and "Description of HSBC American Depositary Shares."

     If the merger is completed, the Household common stock and each series of Household preferred stock will be delisted from the NYSE and will be deregistered under the Exchange Act. It is also expected that Household will no longer be a reporting company under the Exchange Act.

     Household common stock is presently included in the S&P 500 Index. Mutual funds and other investment vehicles whose investment objective is to track the performance of the S&P 500 Index currently hold a substantial amount of Household common stock. These funds will be required to sell their Household stock (or the HSBC ordinary shares or HSBC ADSs they receive in the merger) as a result of Household's removal from the S&P 500 Index. These sales could adversely affect the market price for the HSBC ordinary shares and HSBC ADSs.

     In addition, after the merger the relative weight of HSBC in the U.K. series of the Financial Times Stock Exchange Actuaries Indices is expected to increase and may increase on other global indices. As a result, pension funds, unit trusts and other investment vehicles whose investment objective is to track the performance of these indices are likely to increase their holdings of HSBC ordinary shares.

LITIGATION RELATING TO THE MERGER

     Several lawsuits have been filed alleging violations of law with respect to the merger. These lawsuits are described below. The lawsuits are in their preliminary stages; Household believes that the claims against it lack merit and intends to defend the lawsuits vigorously.

     Two of the lawsuits are pending in the Circuit Court of Cook County, Illinois, Chancery Division. One, McLaughlin v. Aldinger et al., No. 02 CH 20683, asserts claims on behalf of a purported class of holders of Household common stock against Household and some of its officers and directors for breach of fiduciary duty in connection with the merger on the grounds that the defendants allegedly failed to take appropriate steps to maximize the value of a merger transaction for holders of Household common stock. The McLaughlin complaint contends that plaintiffs will suffer irreparable harm unless the merger is enjoined, but seeks only damages. The other, Pace v. Aldinger et al. No. 02 CH 19270, is both a derivative lawsuit on behalf of Household and a purported class action on behalf of holders of Household common stock. This lawsuit was filed prior to the announcement of the merger and originally asserted claims relating to Household's pre-merger accounting practices. It has since been amended to allege that Household and some of its officers and directors breached their fiduciary duties in connection with the merger and, among other things, seeks to enjoin the merger.

     A third lawsuit relating to the merger, Williamson v. Aldinger et al., No. 03 C00331, is pending in the United States District Court for the Northern District of Illinois. This derivative lawsuit on behalf of Household claims that some of Household's officers and directors breached their fiduciary duties and committed corporate waste by agreeing to the merger and allegedly failing to take appropriate steps to maximize the value of a merger transaction. The complaint seeks to enjoin the merger.

                               REGULATORY MATTERS

     HSBC and Household have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the merger agreement. While HSBC and Household believe that they will be able to obtain these regulatory approvals, HSBC and Household cannot predict whether the required regulatory approvals will be obtained within the time frame contemplated by the merger agreement or on conditions that would not be detrimental to HSBC or Household, or whether these approvals will be obtained at all. Under the merger agreement, in connection with obtaining these approvals HSBC is not required to agree to, or to permit Household to agree to, any limitation, divestiture or condition that would materially and adversely impact HSBC or Household. HSBC and Household are not aware of any other material governmental approvals or actions that are required prior to completion of the acquisition other than those described below.

U.S. ANTITRUST

     Transactions like the merger are reviewed by the Antitrust Division of the United States Department of Justice, which we refer to as the Antitrust Division, or the United States Federal Trade Commission, which we refer to as the FTC, to determine whether they comply with applicable antitrust law. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules, the merger cannot be completed until both HSBC and Household furnish information and materials to the Antitrust Division and the FTC and a required waiting period has ended. On November 27, 2002, HSBC and Household filed their pre-merger notification and report forms with the Antitrust Division. Early termination of the waiting period was granted effective December 16, 2002.

     Even after the termination of the waiting period, at any time before or after the acquisition is completed, the Antitrust Division, the FTC or any state could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of substantial assets of HSBC or Household or their subsidiaries. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which the parties are engaged, HSBC and Household believe that the completion of the merger will not violate U.S. antitrust laws. However, HSBC and Household can give no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

OTHER U.S. REGULATORY MATTERS

     Applications or notifications are also required to be filed with various state banking departments in connection with the change in control of Household's subsidiaries that act as mortgage bankers, sales finance companies or licensed lenders, or that engage in other consumer finance activities. These authorities may disapprove the change in control of such subsidiaries based upon the criteria set forth in the applicable laws and regulations. Applications were submitted by HSBC on November 27, 2002 to the New York State Banking Department for approval of the change in control of those of Household's subsidiaries that are licensed to engage in consumer financing activities in New York. The Superintendent of Banks of the State of New York is required to render a decision with respect to such applications within 90 days after acceptance of the applications, unless such deadline is extended. Applications or appropriate notifications have also been filed in all other states that require such filings including Tennessee, Illinois, Maryland, Wisconsin, Oklahoma and Delaware.

     The change in control of Household's subsidiaries that act as insurance underwriters or agencies is also subject to the receipt of necessary approvals from various U.S. state insurance regulatory authorities. The insurance laws and regulations of most states generally require that, to proceed with the acquisition of control of an insurance company domiciled in a state through the acquisition of or merger with the holding company parent of the insurance company, the acquiror must obtain the prior approval of the insurance regulatory authority of that state. In this regard, completion of the merger is subject to the prior approval of the insurance regulatory authorities of Arizona, Delaware, Michigan, New York and Ohio and applications are being made

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to the insurance departments of those states. In addition, notices have been sent to insurance regulators in other, non-domiciliary states notifying them of the merger. No prior approval is required by these states.

     In order to complete the merger, HSBC must also obtain the approval of the Office of the Comptroller of the Currency, or OCC, under the Change in Bank Control Act for the change in control of Household Bank (SB), N.A., a limited purpose credit card bank and a subsidiary of Household. HSBC filed a Change in Bank Control Act notice with the OCC on November 27, 2002. A decision by the OCC is expected to be received within 60 days of the date as of which the notice is deemed complete, unless the review period is extended.

UNITED KINGDOM

     The merger is conditioned on confirmation having been received by HSBC from the U.K. Office of Fair Trading, in terms reasonably satisfactory to HSBC, that the U.K.'s Secretary of State for Trade and Industry does not intend to refer the merger to the U.K.'s Competition Commission.

     HSBC and Household notified the Office of Fair Trading of the merger on November 29, 2002 by way of a prescribed statutory merger notice, under the merger control provisions of the Fair Trading Act 1973. The U.K.'s Secretary of State announced on January 17, 2003 that she has decided not to refer the merger to the U.K.'s Competition Commission.

     The merger is conditioned, under the Financial Services and Markets Act 2000, on the approval of the U.K. Financial Services Authority, or FSA. HSBC is obliged to notify the FSA of the merger because it would result in HSBC holding 10% or more of the shares in a parent undertaking, and therefore acquiring "control" of a U.K. authorized person (HFC Bank plc, Hamilton Insurance Company Limited and Hamilton Life Assurance Company Limited). Applications were filed with the FSA on December 6, 2002, and the FSA has a maximum period of three months to determine whether to approve the change of control or whether to impose such conditions as it considers appropriate.

CANADA

     HSBC is required to file an application with the Canadian Office of the Superintendent of Financial Institutions for prior approval of the indirect acquisition of Household's Canadian subsidiaries, which was made on January 15, 2003.

     HSBC and Household filed a pre-notification as required under the Canadian Competition Act in connection with the change in control of Household's Canadian subsidiaries. It is anticipated that the Competition Bureau will complete its review on February 28, 2003.

EUROPEAN UNION MERGER REGULATION

     Notification to the European Commission is not required under the European Union Merger Regulation.

OTHER INTERNATIONAL REGULATORY MATTERS

     In addition to the required filings in the United States, the United Kingdom and Canada, an application for change in control of Household's subsidiaries in the Republic of Ireland has been filed and approval has been granted. An antitrust filing has been made in the Federal Republic of Germany and the German Federal Cartel Office has determined that the merger does not have any effect on the German domestic market and so no further consideration is required. An antitrust filing has also been made in the Republic of Ireland and confirmation has been received that no order is to be made under relevant legislation. In addition, HSBC and Household conduct operations in a number of other jurisdictions and HSBC and Household are currently reviewing whether other filings or approvals may be required or desirable in these other jurisdictions in connection with the completion of the merger.

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           MATERIAL U.S. FEDERAL INCOME TAX AND U.K. TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material U.S. federal income tax consequences of the merger to Household stockholders and the material U.S. federal income tax consequences and U.K. tax consequences related to the ownership of HSBC ordinary shares or HSBC ADSs.

     The discussion does not purport to be a comprehensive description of all the U.S. federal income tax or U.K. tax consequences that may be relevant to any particular Household stockholder, including tax consequences that arise from rules of general application or that are generally assumed to be known by stockholders. In particular, the discussion deals only with holders that hold their Household common stock or preferred stock, and will hold their HSBC ordinary shares or HSBC ADSs, as capital assets. The discussion does not address the tax treatment of Household stockholders that are subject to special rules, such as stockholders:

     - that are banks, insurance companies, dealers in securities or persons that elect mark-to-market treatment,

     - that hold their Household stock or will hold their HSBC ordinary shares or HSBC ADSs as a position in part of a straddle, conversion transaction, constructive sale or other integrated investment comprised of one or more other investments,

     - that hold both Household preferred stock and Household common stock,

     - who own or will own, directly or indirectly, 10% or more of HSBC's voting shares,

     - whose "functional currency" is not the U.S. dollar,

     - who exercise their right to dissent from the merger,

     - who received their Household stock by exercising employee stock options or otherwise as compensation,

     - who are resident or ordinarily resident in the United Kingdom for U.K. tax purposes, or

     - who will hold their HSBC ordinary shares or HSBC ADSs for the purposes of a trade, profession or vocation carried on in the United Kingdom through a branch or agency.

     In addition, this discussion does not address U.S. holders (as described below) of Household stock who will own 5% or more of the HSBC ordinary shares, measured by vote or value, either directly or indirectly through attribution rules, immediately after the merger, because those shareholders are subject to special U.S. federal income tax rules, would generally be required to enter into a "gain recognition agreement" with the Internal Revenue Service, and may be required to recognize taxable gain or loss for U.S. federal income tax purposes in respect of the transaction in some circumstances.

     This discussion also does not address U.S. state or local taxation or taxation by countries other than the United States and the United Kingdom.

     This discussion is based on existing U.S. federal income tax law and U.K. tax law, including statutes, regulations, administrative rulings and court decisions, all as in effect on the date of this document. All of these authorities are subject to change, or change in interpretation (possibly with retroactive effect). The discussion assumes that the merger will be completed in accordance with the terms of the merger agreement. Any change in any of the foregoing authorities or failure of the assumptions to be true could alter the tax consequences discussed below.

     Household stockholders should consult their own tax advisers as to the U.S. federal income tax, U.K. tax and other tax consequences to them of the merger and the ownership and disposition of HSBC ordinary shares or HSBC ADSs, including the income tax consequences arising from their own unique facts and circum-

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stances, and including any estate, inheritance, gift, state, local or non-U.S.
federal income tax consequences of the merger.

     As used in this discussion, the term "U.S. holder" means, before the merger, a beneficial owner of Household common stock or preferred stock, and, after the merger, a beneficial owner of HSBC ordinary shares or HSBC ADSs, who is for U.S. federal income tax purposes:

     - an individual U.S. citizen or resident,

     - a U.S. corporation, or

     - otherwise subject to U.S. federal income tax on a net income basis in respect of Household common stock or preferred stock or HSBC ordinary shares or HSBC ADSs.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF HOUSEHOLD STOCK

     The following is a discussion of the material U.S. federal income tax consequences related to the merger. This discussion applies to you only if you are a U.S. holder.

  TAX OPINION

     The obligation of Household to complete the merger is conditioned upon Household's receipt of an opinion from Wachtell, Lipton, Rosen & Katz, and the obligation of HSBC to complete the merger is conditioned upon HSBC's receipt of an opinion from Cleary, Gottlieb, Steen & Hamilton, in each case to be delivered at the time of the merger and substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the U.S. tax code and that each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code.

     In addition, in connection with the mailing of this document to stockholders of Household, Wachtell, Lipton, Rosen & Katz and Cleary, Gottlieb, Steen & Hamilton have delivered to Household and HSBC, respectively, their opinions, dated the date of this document, with each opinion providing that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. tax code, (2) each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code and (3) the U.S. holders of Household common stock will not recognize any taxable gain or loss on the exchange of their stock for HSBC ordinary shares or HSBC ADSs, but will recognize a taxable gain or loss in respect of any cash received instead of a fractional HSBC ordinary share (or fractional HSBC ADS) that they would otherwise be entitled to receive.

     Each of these tax opinions will be based on assumptions noted in such opinion and on representations of Household and HSBC contained in certificates signed by officers of Household and HSBC. Accordingly, subject to the limitations and qualifications set forth herein, the following discussion, to the extent it describes matters of law and legal conclusions, constitutes the opinion of Wachtell, Lipton, Rosen & Katz and Cleary, Gottlieb, Steen & Hamilton as to the material U.S. federal income tax consequences of the merger to you under the law in effect as of the date of this document.

  U.S. HOLDERS OF HOUSEHOLD COMMON STOCK

     If you are a U.S. holder of Household common stock, you will not recognize any taxable gain or loss for U.S. federal income tax purposes upon your receipt of HSBC ordinary shares or HSBC ADSs in the merger. However, different rules apply to any cash received in lieu of fractional HSBC ordinary shares or fractional HSBC ADSs in the merger, as discussed further below.

     The aggregate tax basis of the HSBC ordinary shares or HSBC ADSs received by you in the merger, including any fractional share interests to which you would be entitled but for the special treatment of fractional share interests described below, will equal the aggregate tax basis of the Household common stock exchanged for HSBC ordinary shares or HSBC ADSs. The holding period of such HSBC ordinary shares or HSBC ADSs will include the holding period of the Household common stock exchanged therefor.

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     Fractional interests in HSBC ordinary shares or HSBC ADSs will not be issued to Household stockholders in the merger. Instead, any fractional share interests that Household stockholders otherwise would have been entitled to receive will be sold and the proceeds will be paid to those shareholders. If you receive cash in respect of a fractional interest in an HSBC ordinary share or HSBC ADS, you will recognize taxable gain or loss equal to the difference between the amount of cash received for the fractional share interest and your tax basis in the Household common stock exchanged which is allocable to the fractional share interest. Any such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss with respect to Household common stock held for more than 12 months at the completion of the merger.

  U.S. HOLDERS OF HOUSEHOLD PREFERRED STOCK

     Whether your preferred stock is being converted into the right to receive cash in the merger or being redeemed effective immediately prior to the merger, you will recognize taxable gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received for your Household preferred stock and your tax basis in that stock. Any such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss with respect to Household preferred stock held for more than 12 months at the completion of the merger.

  U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

     You may be subject, under some circumstances, to information reporting and possibly backup withholding with respect to the amount of cash received unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against your federal income tax liability, so long as the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME TAX AND U.K. TAX CONSEQUENCES FOR U.S. HOLDERS OF HSBC ORDINARY SHARES AND HSBC ADSS

     The following is a discussion of the material U.S. federal income tax and U.K. tax consequences related to the acquisition, ownership and disposition of HSBC ordinary shares or HSBC ADSs. Except for the summaries under "-- U.K. Stamp Duty and Stamp Duty Reserve Tax," this discussion applies to you only if you are a U.S. holder that is not resident or ordinarily resident in the United Kingdom and will not hold HSBC ordinary shares or HSBC ADSs for the purposes of a trade, profession or vocation carried on in the United Kingdom through a branch or agency.

  U.K. TAXATION OF DIVIDENDS

     Dividends that you receive on HSBC ordinary shares or HSBC ADSs will not be subject to any U.K. withholding tax.

  U.K. TAXATION OF DISPOSITIONS

     Dispositions of HSBC ordinary shares or HSBC ADSs that you make will not give rise to any U.K. tax on chargeable gains.

  U.K. STAMP DUTY AND STAMP DUTY RESERVE TAX

     U.K. stamp duty is generally chargeable on documents effecting the transfer of U.K. shares. Where no such document is created, or stamp duty is not paid, an equivalent liability to stamp duty reserve tax, or SDRT, may arise. SDRT may also arise on the issue of shares into a clearance system, or as set forth below.

     In general, a transfer or issue of HSBC ordinary shares to the depositary in exchange for HSBC ADSs is subject to stamp duty or SDRT. For this purpose, the current rate of stamp duty and SDRT is 1.5% (rounded up, in the case of stamp duty, to the nearest L5). The rate is applied, in each case, to the amount or value of the consideration given for the transfer of the HSBC ordinary shares or the value of the shares if there is no

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such consideration, or their issue price. To the extent that such stamp duty is paid on any such transfer of HSBC ordinary shares, no SDRT should be payable on that transfer.

     Under the merger agreement, H2 Acquisition Corporation has agreed to pay any U.K. stamp duty and SDRT which becomes payable on the proposed merger, including stamp duty and SDRT on the issue of HSBC ADSs and HSBC ordinary shares. This will, however, apply only in relation to issuances of HSBC ADSs that Household stockholders elect to receive as merger consideration by so specifying in a duly executed letter of transmittal or that are issued upon exercise of existing Household stock options that are assumed by HSBC. Furthermore, H2 Acquisition Corporation will not pay any incremental stamp duty or SDRT that arises where a letter of transmittal is submitted by someone other than the Household stockholder to whom the letter of transmittal has been addressed. Where HSBC ordinary shares are later transferred to the depositary, or a nominee of that depositary, U.K. stamp duty or SDRT will be payable by the holder of those HSBC ordinary shares as described above.

     Provided that the instrument of transfer is not executed in the United Kingdom and remains at all subsequent times outside the United Kingdom, no U.K. stamp duty will be required to be paid on any transfer of HSBC ADSs. An agreement to transfer HSBC ADSs will not give rise to a liability for SDRT.

     The transfer for value of HSBC ordinary shares, as opposed to HSBC ADSs, will generally give rise to U.K. stamp duty or SDRT at the rate of 0.5% (rounded up, in the case of stamp duty, to the nearest L5). The rate is applied to the price payable for the relevant HSBC ordinary shares. A transfer of ordinary shares from a nominee into the name of their beneficial owner, including the transfer of underlying HSBC ordinary shares from the depositary to an HSBC ADS holder, is subject to stamp duty at the fixed rate of L5 per transfer.

     SDRT is generally the liability of the purchaser and U.K. stamp duty is usually paid by the purchaser.

  U.S. FEDERAL INCOME TAX TREATMENT OF HSBC ADSs

     If you hold HSBC ordinary shares in HSBC ADS form, you will be treated as holding the underlying ordinary shares for U.S. federal income tax purposes, and deposits and withdrawals of ordinary shares in exchange for HSBC ADSs will not be taxable events.

  U.S. FEDERAL INCOME TAX TREATMENT OF DIVIDENDS

     You must include cash dividends paid on ordinary shares in ordinary income on the date that you or the HSBC ADS depositary receives them. Dividends paid by HSBC will not be eligible for the dividends received deduction available to some U.S. corporate holders.

     If you qualify for benefits under the current income tax treaty in effect between the United States and the United Kingdom, you will be eligible, subject to generally applicable limitations, to receive a special foreign tax credit equal to one-ninth of the amount of cash dividends that you receive on the HSBC ordinary shares or HSBC ADSs, so long as you make an election to include in income, as an additional notional dividend, an amount equal to the tax credit. You should consult your tax adviser with respect to this special foreign tax credit, and should note that the United States has signed, but not ratified, a new income tax treaty with the United Kingdom that would eliminate this benefit.

  U.S. FEDERAL INCOME TAX TREATMENT OF DISPOSITIONS

     You will generally recognize taxable capital gain or loss for U.S. federal income tax purposes upon the sale or exchange of HSBC ordinary shares or HSBC ADSs, measured by the difference between the amount received and your tax basis in the HSBC ordinary shares or HSBC ADSs. Such gain or loss will be long-term capital gain or loss if you have held the HSBC ordinary shares or HSBC ADSs for more than one year, including the holding period for any Household common stock exchanged for such HSBC ordinary shares or HSBC ADSs.

  U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

     You may be subject, under some circumstances, to information reporting and possibly backup withholding with respect to dividends and proceeds from the sale or other disposition of HSBC ordinary shares or HSBC ADSs, unless you provide proof of an applicable exemption or correct taxpayer identification number

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and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not additional tax and may be refunded or credited against your federal income tax liability, so long as the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

     The following is a discussion of the material U.S. federal income tax consequences of acquiring, holding, and disposing of HSBC ordinary shares or HSBC ADSs by you if you are, with respect to the United States, a foreign corporation or a non-resident alien individual.

  U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO NON-U.S. HOLDERS OF HOUSEHOLD STOCK

     You will not recognize taxable gain or loss on your exchange of Household common stock for HSBC ordinary shares or HSBC ADSs. You also will not recognize taxable gain on your receipt of cash instead of fractional HSBC ordinary shares or HSBC ADSs or your receipt of cash in exchange for Household preferred stock, unless

     - the gain is effectively connected with your conduct of a trade or business in the United States, or

     - if you are an individual, you are present in the United States for 183 days or more in the taxable year of the merger and other conditions are met.

     Payments of cash to you generally are not subject to information reporting or backup withholding. You may, however, be required to provide certification of your non-U.S. status to establish your exemption from information reporting and backup withholding.

  U.S. FEDERAL INCOME TAX TREATMENT OF NON-U.S. HOLDERS OF HSBC ORDINARY SHARES OR HSBC ADSs

     You generally will not be subject to U.S. federal income tax on dividends paid on HSBC ordinary shares or HSBC ADSs, unless the dividends are effectively connected with your conduct of a trade or business in the United States.

     You also will generally not be subject to U.S. federal income tax on gain realized on a sale or exchange of HSBC ordinary shares or HSBC ADSs, unless

     - the gain is effectively connected with your conduct of a trade or business in the United States, or

     - if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or exchange and other conditions are met.

     Payments of dividends or proceeds from the disposition of HSBC ordinary shares or HSBC ADSs generally are not subject to information reporting or backup withholding. You may, however, be required to provide certification of your non-U.S. status in connection with payments received within the United States or from the HSBC ADS depositary or other U.S. related payors to establish your exemption from information reporting and backup withholding.

U.K. TAX CONSEQUENCES FOR NON-U.S. HOLDERS NOT RESIDENT IN THE UNITED KINGDOM

     Subject to the comments in the following paragraph, a holder that is not a U.S. holder and who is not resident in the United Kingdom, or a non-U.K. foreign holder, will generally be treated for U.K. tax purposes in respect of his or her holding of HSBC ordinary shares or HSBC ADSs in the same way that U.S. holders are treated for U.K. tax purposes. Please refer to "-- U.S. Federal Income Tax and U.K. Tax Consequences for U.S. Holders of HSBC Ordinary Shares and HSBC ADSs".

     Non-U.K. foreign holders should note that they will not generally have the benefit of the income tax treaty in effect between the United States and the United Kingdom in relation to their holding of HSBC ordinary shares or HSBC ADSs, although they may have the benefit of another applicable income tax treaty between the United Kingdom and the country in which they are resident.

     Non-U.K. foreign holders should seek advice from an independent tax adviser about the tax consequences of the proposed merger and of holding and disposing of HSBC ordinary shares or ADRs representing HSBC ADSs.

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                              THE MERGER AGREEMENT

     HSBC and Household believe that this summary describes all of the material terms of the merger agreement. However, because the merger agreement is the primary legal document that governs the merger, you should carefully read the complete text of the merger agreement for its precise legal terms and other information that may be important to you. The merger agreement is included as Annex A to this document and is incorporated by reference in this document.

FORM OF THE MERGER

     If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Household will merge with and into H2 Acquisition Corporation, a wholly owned subsidiary of HSBC created solely for the purpose of giving effect to the merger, and the separate corporate existence of Household will cease. H2 Acquisition Corporation will be the surviving corporation in the merger and will continue its corporate existence under Delaware law. The Certificate of Incorporation and by-laws of H2 Acquisition Corporation as in effect immediately prior to the effective time will be the certificate of incorporation and by-laws of the surviving corporation.

EFFECTIVE TIME AND TIMING OF CLOSING

     The merger agreement provides that the merger will be completed on the fifth business day following the first day on which all conditions in the merger agreement have been fulfilled or waived. If the closing date would occur within five business days of the last day of a calendar month, HSBC may at its option, upon waiving specified conditions to the merger, delay the closing date until the last day of the calendar month.

     The merger will become effective when HSBC and Household file a certificate of merger with the Secretary of State of the State of Delaware or at a later time if so specified in the certificate of merger. Although HSBC and Household expect to complete the merger by the end of the first quarter of 2003, the merger is subject to regulatory approvals in a number of jurisdictions and the companies cannot predict the exact time of the merger's completion. For more information about regulatory approvals to which the merger is subject, please refer to "Regulatory Matters."

BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     The directors of H2 Acquisition Corporation will continue to be the directors of the surviving corporation following the merger. The officers of Household immediately prior to the merger will become the officers of the surviving corporation following the merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     Upon completion of the merger, each issued and outstanding share of Household common stock will be cancelled and converted into the right to receive, at the election of the holder, 2.675 HSBC ordinary shares or 0.535 HSBC ADSs (each HSBC ADS representing an ownership interest in five HSBC ordinary shares). For more information about the characteristics of and difference between HSBC ordinary shares and HSBC ADSs, please refer to "Description of HSBC Ordinary Shares" and "Description of HSBC American Depositary Shares."

     Upon completion of the merger, each issued and outstanding share of Household non-voting preferred stock will be cancelled and converted into the right to receive cash in the amount of $1,000 per share ($25 per depositary share representing 1/40th of a share), plus all accrued and unpaid dividends up to but excluding the closing date, without interest. Holders of Household non-voting preferred stock are entitled to assert dissenters' appraisal rights instead of receiving this consideration. For a description of these dissenters' rights, please refer to "Appraisal Rights."

     All shares of Household common stock and non-voting preferred stock will no longer be outstanding following the merger and will be cancelled and retired and will cease to exist. If you are a holder of a certificate

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

representing those shares you will no longer have any rights with respect to those shares except the right to receive HSBC ordinary shares, HSBC ADSs and/or cash as described above or, if applicable, appraisal rights.

     Pursuant to their terms, the outstanding 8.875% Adjustable Conversion-Rate Equity Securities Units will remain outstanding following the merger, with the purchase contract portion of such Units to be converted, as a result of the merger, into contracts to purchase HSBC ordinary shares in lieu of shares of Household common stock.

     Pursuant to their terms, the rights to subscribe for shares of Household common stock under the zero-coupon convertible debt securities of Household will be converted, as a result of the merger, into rights to subscribe for HSBC ordinary shares.

REDEMPTION OF HOUSEHOLD VOTING PREFERRED STOCK

     Immediately prior to closing and as a condition to HSBC's obligation to proceed with the merger, Household will deposit the redemption price of the Household voting preferred stock in trust for the holders of the shares, and will take the other steps required to redeem the shares in accordance with their terms. As provided in the certificates of designation governing these shares of preferred stock, upon the deposit in trust of the redemption price these shares will no longer be deemed to be outstanding. The aggregate amount of the redemption price of the Household voting preferred stock outstanding as of the date of this document is $114.8 million, plus accrued and unpaid dividends to the date of redemption.

SHARE ELECTION; EXCHANGE PROCEDURES; FRACTIONAL SHARES

     HSBC has appointed Computershare Investor Services LLC as exchange agent for the purpose of exchanging certificates formerly representing shares of Household common stock and non-voting preferred stock for, as applicable, HSBC ordinary shares or HSBC ADSs or cash. The exchange agent will mail to each holder of record of Household common stock or non-voting preferred stock a letter of transmittal for use in effecting delivery of certificates representing these shares to the exchange agent. The letter of transmittal will require each holder of Household common stock to make an election to receive either HSBC ordinary shares or HSBC ADSs. If a holder of Household common stock does not make an election, the exchange agent will return the letter of transmittal to the holder for completion. If a holder of Household common stock elects to receive HSBC ordinary shares, the holder will receive the HSBC ordinary shares in certificated form unless the holder elects in the letter of transmittal to receive them in uncertificated form through CREST.

     Upon surrender of a certificate representing Household common stock for cancellation to the exchange agent together with a duly executed letter of transmittal, the holder will be entitled to receive in exchange:

     - the whole number of HSBC ordinary shares or HSBC ADSs that the Household common stockholder has the right to receive pursuant to the merger agreement;

     - the amount of any cash in lieu of fractional HSBC ordinary shares or HSBC ADSs as described below, and

     - any dividends or other distributions on the HSBC ordinary shares or HSBC ADSs, as applicable, that have a record date after the date of completion of the merger and shall have been declared and paid prior to the exchange (in the event that a dividend or other distribution has a record date after the completion of the merger and has been declared but not yet paid prior to the exchange, the holder will be entitled to be paid such dividend or other distribution at the same time as all other holders of HSBC ordinary shares or HSBC ADSs).

     Upon surrender of a certificate for a depositary share representing 1/40th of a share of Household non-voting preferred stock for cancellation to the exchange agent together with a duly executed letter of transmittal, the holder will be entitled to receive in exchange:

     - cash in the amount of $25 per depositary share, and

     - all accrued and unpaid dividends up to but excluding the closing date, without interest.

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     With respect to both common stock and preferred stock, taxes will be withheld as required.

     Household certificates that are surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon surrender of stock certificates. No holder of unsurrendered certificates will receive any dividends or other distributions with respect to HSBC ordinary shares or HSBC ADSs to which the holder is entitled under the merger agreement, or be entitled to vote such HSBC ordinary shares, until the Household certificate registered to the holder is surrendered to the exchange agent.

     YOU SHOULD NOT SEND YOUR HOUSEHOLD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT. DO NOT RETURN HOUSEHOLD STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     HOLDERS OF SHARES OF VOTING PREFERRED STOCK SHOULD NOT SEND SHARE CERTIFICATES TO THE EXCHANGE AGENT. THESE SHARES WILL BE DESIGNATED FOR REDEMPTION BY HOUSEHOLD EFFECTIVE IMMEDIATELY PRIOR TO THE MERGER, AND THE HOLDERS OF THESE SHARES SHOULD FOLLOW THE INSTRUCTIONS INCLUDED IN THE NOTICE OF REDEMPTION THEY WILL RECEIVE FROM HOUSEHOLD.

     HSBC will not issue fractional ordinary shares or HSBC ADSs to holders of Household common stock in the merger. Instead, at HSBC's election (which must be made prior to the effective time of the merger):

     - the exchange agent will aggregate and sell from time to time on the LSE the fractional HSBC ordinary shares (including HSBC ordinary shares underlying fractional HSBC ADSs) that would otherwise be issued. For each fractional HSBC ordinary share or HSBC ADS that otherwise would have been issued to you, you will receive a proportionate interest in the net proceeds (after commissions, transfer taxes and other out-of-pocket transaction costs, including customary expenses of the exchange agent) of these sales. Because fractional shares will be aggregated and sold from time to time after completion of the merger as shares of Household common stock are surrendered for exchange, the market value of an HSBC ordinary share upon which this cash amount is based will vary and, depending on when you surrender your Household common stock for exchange, you may receive more or less cash with respect to a fractional HSBC ordinary share or HSBC ADS than a Household common stockholder who surrenders shares at a different time and you will have no recourse against HSBC, Household, the exchange agent, the depositary or any other person as a result of the difference; or

     - HSBC will pay you an amount in cash equal to (A) the fractional share interest to which you would be entitled (after taking into account all shares of Household common stock held by you as of the effective time), multiplied by (B) (x) the closing mid-market price (disregarding extended hours) on the date of the completion of the merger of HSBC ordinary shares (as reported in the Daily Official List of the LSE), if you have elected to receive HSBC ordinary shares, or (y) the closing price (disregarding extended hours) of HSBC ADSs (as reported on the NYSE Composite Transaction Tape (as reported in the Wall Street Journal (National Edition), or, if not reported therein, any other authoritative source)) if you have elected to receive HSBC ADSs.

     No interest will be paid in respect of cash paid in lieu of a fractional HSBC ordinary share or HSBC ADS or any dividends or distributions declared or paid on the HSBC ordinary shares or HSBC ADSs issued in the merger.

     Immediately following the merger, Household's transfer books will be closed and there will be no transfers on Household's transfer books of Household common stock or preferred stock outstanding before the merger.

     The merger agreement provides that if any certificates representing shares of Household common stock or non-voting preferred stock have not been surrendered within 12 months after completion of the merger, to the extent permitted by applicable law, the rights of these holders will cease and they will no longer be entitled to receive HSBC ordinary shares or HSBC ADSs or cash, as the case may be. If the surviving corporation requests, the exchange agent will sell any remaining HSBC ordinary shares on the LSE and the proceeds from those sales, together with any remaining cash representing unpaid payments to holders of Household non-voting preferred stock, will be paid to the surviving corporation as soon as practicable. Applicable state escheat laws may require that unclaimed merger consideration be surrendered to appropriate state authorities.

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     If any of your Household share certificates have been lost, stolen or destroyed, you will be entitled to obtain the applicable merger consideration after you make an affidavit of that fact and post a bond in a customary amount to protect HSBC against claims related to your lost, stolen or destroyed stock certificates.

STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS

     Upon completion of the merger, each outstanding and unexercised stock option to acquire shares of Household common stock held by any current or former employee or director of Household will be assumed by HSBC and converted into, and become a right to acquire, the number of HSBC ordinary shares (rounded to the nearest whole HSBC ordinary share) equal to the number of shares of Household common stock subject to the Household stock option multiplied by the exchange ratio. The exercise price of each converted HSBC stock option (per HSBC ordinary share) will equal the exercise price per share of the Household stock option divided by the exchange ratio (rounded to the nearest whole cent). The converted number of HSBC ordinary shares and related exercise price will be adjusted as necessary pursuant to the Internal Revenue Code with respect to stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. Upon completion of the merger, each right to receive shares of Household common stock, including Household restricted stock rights, or benefits measured based on the value of Household common stock, will cease to represent the right to receive shares of Household common stock or benefits measured thereby and will be converted into, and become a right to receive, the number of HSBC ordinary shares or benefits measured thereby (rounded to the nearest whole HSBC ordinary share) equal to the product of the number of shares of Household common stock subject to such Household right and the exchange ratio. The converted HSBC stock options and other equity-based awards will continue to be subject to the same terms and conditions as were applicable to them immediately prior to the completion of the merger. At or prior to the time that the holder of a converted HSBC stock option or other equity-based award is entitled to receive the HSBC ordinary shares underlying such option or award, such holder will be entitled to choose whether to receive HSBC ordinary shares or HSBC ADSs.

APPRAISAL RIGHTS

     For a detailed summary of who may be entitled to assert dissenters' rights of appraisal in the merger, please refer to "Appraisal Rights."

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by both HSBC and Household regarding, among other things:

     - corporate matters, including due organization and qualification;

     - capitalization;

     - authority relative to execution and delivery of the merger agreement;

     - absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

     - required governmental filings and consents;

     - accuracy of information contained in documents filed with governmental entities including, in the case of Household, insurance and bank regulatory agencies;

     - accuracy of information supplied for inclusion in this document and other similar documents;

     - absence of undisclosed liabilities;

     - absence of material adverse changes as defined in the merger agreement;

     - compliance with applicable laws and regulations, including, in the case of Household, the status of the agreement in principle with a working group of state attorneys general concerning commitments by

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       Household relating to secured real estate lending having become effective
       (which has occurred), and the estimated related financial impact of the agreement not being materially more adverse than a pre-tax charge of $525 million recorded by Household in the third quarter of 2002 and a projected after tax earnings impact of $50 million in 2003, $100 million in 2004 and $150 million in 2005 (as previously publicly disclosed by Household);

     - litigation matters; and

     - tax matters.

     In addition, Household has made other representations and warranties about itself to HSBC regarding, among other things:

     - material contracts (including with respect to consents required to be obtained in connection with the merger);

     - regulatory agreements with various government entities;

     - title to all owned real property and assets, and validity of leases relating to leased real property and assets;

     - outstanding secured or unsecured loans, advances, credit card lines and credit card receivables originated by Household;

     - servicing agreements and securitization matters;

     - employee benefits and labor matters;

     - intellectual property;

     - environmental liabilities;

     - company insurance policies;

     - actions of Household with respect to the Rights Agreement, dated July 9, 1996, between Household and Harris Trust and Savings Bank;

     - risk management and derivatives;

     - inapplicability of state takeover statutes to this transaction; and

     - the receipt of fairness opinions from Household's financial advisors.

     The representations and warranties contained in the merger agreement do not survive the consummation of the merger.

COVENANTS RELATING TO THE CONDUCT OF HOUSEHOLD'S BUSINESS

     Subject to some exceptions, Household has agreed that except with HSBC's prior written consent, Household will conduct its business in the ordinary course consistent with past practice during the period from the signing of the merger agreement until the completion of the merger. Household has also agreed to use reasonable best efforts to preserve its present business organizations, to keep available the services of current officers and key employees and preserve existing relationships and goodwill with persons with whom it does business. Household has also agreed that, prior to the completion of the merger, it will not, among other things, do any of the following without the written consent of HSBC or as disclosed to HSBC prior to executing the merger agreement:

     - declare or pay dividends other than regular cash dividends in respect of Household's preferred stock and the regular Household fourth quarter cash dividend on Household common stock, currently expected to be declared in the fourth quarter of 2002 and paid in January 2003; however, in the event that the merger will not be completed until after the record date for HSBC's second interim dividend in lieu of final dividend for 2002, which currently is expected to be declared by HSBC in March 2003

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       and paid in May 2003, Household's board of directors is entitled in its discretion to declare and pay additional cash dividends on the Household common stock, and otherwise to take appropriate steps, so that holders of Household common stock receive, prior to the completion of the merger, further dividends per share of Household common stock up to, in the aggregate, 2.675 times the HSBC second interim dividend per HSBC ordinary share, unless HSBC has taken alternative steps, reasonably acceptable to Household, to provide the same economic benefit of such dividend to holders of Household common stock;

     - split, combine or reclassify any capital stock of Household or its subsidiaries;

     - amend the terms of any option, warrant or right to acquire any securities of Household or its subsidiaries;

     - settle, pay or discharge any suit arising out of a shareholder's equity interest in Household;

     - purchase, redeem, or modify the terms of any indebtedness of Household or its subsidiaries;

     - issue, sell, pledge, dispose of or encumber capital stock or securities or other rights to acquire shares of capital stock in Household or its subsidiaries outside of the parameters set forth in the merger agreement;

     - amend any charter documents of Household or its subsidiaries;

     - acquire or agree to acquire any business other than acquisitions of consumer finance receivables in the ordinary course of business in accordance with past practices for cash consideration;

     - sell, encumber or subject to any lien any material properties or assets other than in the ordinary course of business;

     - except for borrowings under existing credit facilities or lines of credit or refinancing of existing indebtedness, incur indebtedness or in any way assume the indebtedness of a person other than one of its wholly owned subsidiaries, except in the ordinary course of business;

     - change its accounting methods or materially change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in applicable law;

     - make any material change in any material practice relating to the pricing of residential mortgage and consumer loans, loan credit policy or loan collection, relating to securitization transactions or relating to calculating allowances for losses or reserves, except as required by applicable law or regulation;

     - restructure or materially change its investment securities portfolio or its gap position;

     - amend, except in the ordinary course of business, or knowingly violate in any material respect the terms of any material contracts, or create, renew or amend any agreement or contract containing any restriction on the ability of the company to conduct its business as it is currently conducted or to engage in any type of activity or business;

     - (1) enter into or terminate any employee benefit plan, (2) grant any salary increase (except for increases granted to current employees other than officers in the ordinary course of business consistent with past practice), (3) make any award or grant under any employee benefit plan,
       (4) grant or increase any termination or severance payment (other than payments required under existing arrangements with current employees other than officers in the ordinary course of business consistent with past practice) or (5) increase the benefits under any employee benefit plan;

     - pay, loan or advance any amount to, or enter into any agreement or arrangement with, any of its officers, directors or affiliates (or immediate family members of any officer or director), other than compensation in the ordinary course of business consistent with past practice;

     - make any material tax election or settle any material income tax liability;

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     - pay or settle any litigation, claims or obligations in excess of $1 million, other than in the ordinary course of business consistent with past practice or liabilities incurred in the ordinary course of business since September 30, 2002 or contemplated by Household's most recent financial statements included in its SEC filings made before November 12, 2002;

     - agree or consent to any material agreements or material modifications of any agreement with any governmental entity in respect of the operations of its business (except (1) consent decrees contemplated by the agreement in principle between Household and a working group of state attorneys general and regulatory agencies, (2) as required by law to renew company permits or agreements in accordance with ordinary practice or (3) to effect the transactions contemplated by the merger agreement).

NO SOLICITATION

     Household has agreed that it and its representatives will not:

     - solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries or proposals which constitute an acquisition proposal by any other party;

     - participate in any discussions or negotiations regarding an alternative transaction; or

     - enter into any agreement regarding any alternative transaction.

     However, Household and its board are not prohibited, prior to the Household special meeting, from considering and participating in discussions and negotiations with respect to a bona fide acquisition proposal received by Household, if Household's board:

     - concludes in good faith (after consultation with a nationally recognized investment banking firm) that the acquisition proposal would, if accepted, be reasonably capable of being consummated and would, if consummated, constitute a superior proposal not solicited in violation of the merger agreement; and

     - determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with the directors' fiduciary duties.

     If Household does not limit the duration of these discussions and negotiations to 20 days, HSBC has the right to terminate the merger agreement and would be entitled to a termination fee of $550 million if Household agrees to, or enters into, an alternative transaction within 12 months after HSBC terminates the merger agreement. See "-- Fees and Expenses."

     An acquisition proposal is any inquiry or proposal regarding

     - any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer), or

     - any similar transactions involving Household or its subsidiaries that,

if consummated, would constitute an alternative transaction.

     An "alternative transaction" is:

     - any transaction through which any person other than HSBC or its affiliates directly or indirectly acquires or would acquire more than 25% of the outstanding Household common stock or voting power or of any new class or series of preferred stock that would be entitled to a class or a series vote with respect to the merger whether from Household or pursuant to a tender offer or otherwise;

     - any merger or other business combination involving Household (other than the merger with HSBC);

     - any transaction through which any person other than HSBC or its affiliates acquires or would acquire control of assets (including for this purpose equity securities of Household and equity securities of the entity surviving any merger or business combination including any of Household's subsidiaries) of

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       Household or any of its subsidiaries representing more than 25% of the fair market value of all the assets, net revenues or net income of Household and its subsidiaries; or

     - any other consolidation, business combination, recapitalization or similar transaction other than those contemplated by the merger agreement as a result of which the holders of Household common stock immediately prior to the transaction do not, in the aggregate, own at least 75% of each of the outstanding common stock and the voting power of the surviving or resulting entity in substantially the same proportion as those holders held Household common stock immediately prior to the transaction.

     A "superior proposal" is a proposal made by a third party to acquire, directly or indirectly (including through a merger, consolidation or similar transaction), for consideration consisting of cash and/or securities, all of the Household common stock entitled to vote generally in the election of directors or all or substantially all of the assets of Household, on terms which the Household board reasonably believes (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) to be reasonably capable of completion and, if completed, more favorable from a financial point of view to its stockholders than the merger and the transactions contemplated by the merger agreement, taking into account at the time of determination any changes to the financial terms of the merger agreement proposed by HSBC.

     Household has agreed

     - to notify HSBC promptly (but in no event later than 24 hours) if it receives any acquisition proposal or any material modification to any acquisition proposal, or any request for nonpublic information by any person who has made or is considering making an acquisition proposal, and provide relevant information regarding the acquisition proposal or request;

     - to notify HSBC promptly (and in any event within 24 hours) if it enters into negotiations or discussions concerning any acquisition proposal; and

     - to cease any existing negotiations or discussions with any persons other than HSBC with respect to any acquisition proposal, and to use reasonable best efforts to cause all persons other than HSBC who have been furnished with confidential information in connection with an acquisition proposal to return or destroy that information.

     Except as expressly permitted by the merger agreement, neither Household's board of directors nor any committee of Household's board of directors is permitted to, in a manner adverse to HSBC:

     - withdraw, modify or qualify, the recommendation by the board of the merger, or take any action or make any statement in connection with the Household stockholder meeting inconsistent with its approval of the merger agreement; or

     - recommend any acquisition proposal other than the merger.

     However, Household's board of directors may, after three days prior notice to HSBC, take such action to the extent that it determines in good faith (after due consultation with outside counsel) that failure to do so would be inconsistent with its fiduciary duties.

COVENANTS RELATING TO THE CONDUCT OF HSBC'S BUSINESS

     Except as consented to by Household in writing, HSBC has agreed that, prior to the completion of the merger, it will not, among other things, do any of the following:

     - declare or pay dividends, other than the second interim dividend in lieu of final dividend for 2002 in respect of the HSBC ordinary shares, which is expected to be declared in March 2003 and paid in May 2003;

     - split, combine or reclassify any capital stock of HSBC;

     - acquire or agree to acquire any other corporation or other business organization, unless such action would not reasonably be expected to delay or impede the merger; or

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     - amend any charter documents of HSBC or its subsidiaries in a manner that would materially delay or impede the merger or be adverse to holders of Household's capital stock, giving effect to the merger.

In addition, the HSBC board of directors is obligated, subject to its fiduciary duties under applicable law, to recommend that HSBC's shareholders approve the merger.

INDEMNIFICATION AND INSURANCE

     HSBC has agreed to cause the surviving corporation to indemnify each present and former director and officer of Household and its subsidiaries in their capacities as such against all losses, expenses, claims, damages or liability arising out of acts or omissions occurring on or prior to the effective time of the merger, to the fullest extent permitted under the Delaware General Corporation Law and other applicable law and to maintain in effect Household's current directors' and officers' liability insurance for a period of six years, subject to specified cost limitations. For more information, please refer to, "The Merger -- Interests of Household's Executive Officers and Directors in the Merger -- Indemnification of Officers and Directors."

EMPLOYEE MATTERS

     HSBC has agreed that for a period of one year following the merger, with respect to employees of the surviving corporation and its subsidiaries (so long as they are employed by the surviving corporation or such subsidiary), it will:

     - pay such employees an annual salary or hourly wage and bonus and annual incentives (other than equity-based awards) that are no less than those payable to such employees immediately prior to the merger; and

     - provide such employees in the aggregate with employee benefits that are substantially similar in the aggregate to the employee benefits provided to such employees pursuant to Household's benefit plans (other than equity-based benefits) immediately prior to the merger.

     In addition, HSBC has agreed to:

     - generally recognize each employee's service with Household prior to the completion of the merger for purposes of eligibility to participate, vesting credits and, solely with respect to vacation and severance benefits, benefit accruals, in each case under the HSBC plans in which such employees are eligible to participate following the completion of the merger;

     - waive any exclusion for pre-existing conditions under any HSBC medical or health plans, provided the employee would have been entitled to coverage under a corresponding Household plan; and

     - honor the Household employment agreements, employment protection agreements and severance plans consistent with their terms and the accrued benefits under each of Household's non-qualified deferred compensation plans and retirement plans.

     However, HSBC has no obligation to continue the employment of any Household employee for any period following the merger.

CONDITIONS PRECEDENT TO CLOSING

     The obligations of both HSBC and Household to effect the merger are subject to the satisfaction or waiver of the following conditions:

     - the registration statement on Form F-4 registering the HSBC ordinary shares to be exchanged for Household common stock filed by HSBC with the SEC having become effective under the Securities Act and no stop order or proceedings seeking a stop order having been entered by the SEC or being pending;

     - approval for admission or admission to listing or trading (as the case may be) of the HSBC ordinary shares having been granted on the Official List of the UKLA, the LSE, Euronext Paris and the SEHK,

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       and authorization for listing of the HSBC ordinary shares and HSBC ADSs on the NYSE having been granted, subject to official notice of issuance;

     - approval of the merger agreement by HSBC ordinary shareholders and Household stockholders having been obtained;

     - approval of the merger (including the expiration or termination of any applicable waiting periods) having been received from applicable governmental and regulatory agencies;

     - the absence of any statute, order, injunction or similar legal obstacle prohibiting consummation of the merger; and

     - the Household voting preferred stock being deemed not outstanding by reason of Household's deposit of the redemption price.

     In addition, the obligation of HSBC to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of Household set forth in the merger agreement being true and correct except where the failure to be true and correct would not in the aggregate have a material adverse effect on Household or, in the case of specified representations and warranties, true and correct in all but de minimis respects and in the case of other specified representations and warranties, true and correct in all material respects, in each case, as of the date of the merger agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date as though made on and as of the closing date, and HSBC having received a certificate on behalf of Household to that effect;

     - Household having performed in all material respects all obligations required to be performed by it under the merger agreement, and HSBC having received a certificate on behalf of Household to that effect;

     - HSBC having received a tax opinion from Cleary, Gottlieb, Steen & Hamilton, to the effect that the merger will qualify as a reorganization within the meaning of the U.S. tax code and that each transfer of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code;

     - no governmental or regulatory consent required to be obtained as a condition to the merger being conditioned upon the imposition of a burdensome condition as defined in the merger agreement; and

     - the absence of any pending or threatened suits, actions or proceedings by a governmental entity seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement, seeking to impose any burdensome condition or which otherwise would reasonably be expected to have a material adverse effect on HSBC or Household.

     In addition, the obligation of Household to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of HSBC set forth in the merger agreement being true and correct except where the failure to be true and correct would not have a material adverse effect on HSBC or, in the case of specified representations and warranties, true and correct in all material respects, in each case, as of the date of the merger agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date, as though made on and as of the closing date and Household having received a certificate to that effect;

     - HSBC having performed in all material respects all obligations required to be performed by it under the merger agreement and Household having received a certificate to that effect; and

     - Household having received a tax opinion from Wachtell, Lipton, Rosen & Katz, to the effect that the merger will qualify as a reorganization within the meaning of the U.S. tax code and that each transfer

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       of property to HSBC by a stockholder of Household pursuant to the merger will not be subject to Section 367(a)(1) of the U.S. tax code.

     Household does not intend to waive the condition that Household has received a favorable tax opinion from Wachtell, Lipton, Rosen & Katz and HSBC does not intend to waive the condition that HSBC has received a favorable tax opinion from Cleary, Gottlieb, Steen & Hamilton.

TERMINATION, AMENDMENT AND WAIVER

     The merger agreement may be terminated at any time prior to the completion of the merger by the mutual written consent of Household and HSBC, or by either Household or HSBC if:

     - the merger is not completed by June 30, 2003 (other than because of a breach of the merger agreement caused by the party seeking termination);

     - Household's stockholders fail to adopt the merger agreement at the Household special meeting or any adjournment thereof;

     - HSBC's shareholders fail to pass the resolution approving the merger at the HSBC extraordinary general meeting or any adjournment thereof;

     - a competent court or other governmental entity issues a non-appealable final order permanently restraining the merger; or

     - a governmental entity which must grant a regulatory approval as a condition to the merger denies approval of the merger (or, in the case HSBC, if such approval is subject to a burdensome condition) and such action has become final and non-appealable.

     The merger agreement may also be terminated by HSBC if:

     - there has been a breach of any of Household's representations, warranties, covenants or agreements, the breach has not been cured within 30 days following written notice of the breach or cannot by its nature be cured within 30 days, and the breach, if occurring on the closing date, would constitute the failure of a condition to closing;

     - Household has willfully and materially breached its "no solicitation" obligations, or Household's board has failed to recommend in the proxy statement the adoption of the merger agreement, changed its recommendation to the Household stockholders, recommended an alternative proposal or failed to call a meeting of Household's stockholders; or

     - Household or any of its representatives has engaged in discussions with any person in connection with an acquisition proposal and not ceased all discussions within 20 days of the first date of any such discussions.

     The merger agreement may also be terminated by Household if:

     - there has been a breach of any of HSBC's representations, warranties, covenants or agreements set forth in the merger agreement, and the breach has not been cured within 30 days following written notice of the breach or cannot by its nature be cured within 30 days, and the breach, if occurring on the closing date, would constitute the failure of a condition to closing; or

     - HSBC's board has failed to recommend the merger to HSBC's ordinary shareholders or failed to call a meeting of HSBC's ordinary shareholders.

EFFECT OF TERMINATION

     In the event the merger agreement is terminated as described above, the merger agreement will become void and neither HSBC nor Household will have any liability pursuant to the merger agreement, except that:

     - Both HSBC and Household will remain liable for any willful breach of, or willful misrepresentation in, the merger agreement; and

     - Household may be required to pay HSBC a termination fee under the circumstances described below in "-- Fees and Expenses."

FEES AND EXPENSES

     Household has agreed to pay to HSBC a termination fee of $550 million if any of the following occurs:

     - either party terminates the agreement because the merger was not completed by June 30, 2003 without the Household special meeting and vote on the merger having occurred, if

      - any alternative transaction was made known to Household or its stockholders, and was not withdrawn at least 15 days prior to, June 30, 2003, and

      - an alternative transaction is consummated or an agreement with respect to any alternative transaction is entered into within 12 months after the date of termination;

     - either party terminates the agreement because Household's stockholders failed to adopt the merger agreement at the Household special meeting or any adjournment thereof, if

      - an acquisition proposal was made known to Household or its stockholders prior to the taking of the vote, and

      - any alternative transaction is consummated or an agreement with respect to any alternative transaction is entered into within 12 months after the date of termination;

     - HSBC terminates the agreement as a result of Household's breaching any of its covenants or agreements in the merger agreement in such a manner that HSBC would be entitled not to complete the merger, if

      - an acquisition proposal was made known to Household or its stockholders prior to the occurrence of the breach, and

      - any alternative transaction is consummated or an agreement with respect to any alternative transaction is entered into within 12 months after the date of termination;

     - HSBC terminates the agreement because Household has willfully and materially breached its "no solicitation" obligations, or Household's board has failed to recommend in the proxy statement the adoption of the merger agreement, changed its recommendation to the Household stockholders or recommended an alternative proposal or failed to call a meeting of Household's stockholders; or

     - HSBC terminates the agreement because Household or its representatives have had discussions with any person in connection with an acquisition proposal, Household and its representatives have not ceased those discussions within 20 days and Household consummates or enters into an agreement with respect to any alternative transaction within 12 months after the date of termination.

     In any situation described above, where more than one event is a condition to the payment of the termination fee (for example, the termination of the merger agreement and consummating or entering into an agreement relating to an alternative transaction), the fee is not payable until the later of the events has occurred. Except as described above, each party is obligated to pay its own expenses in connection with the merger.

                                APPRAISAL RIGHTS

     Holders of Household common stock and voting preferred stock are not entitled to appraisal rights in connection with the merger. Delaware law entitles record holders of shares of Household non-voting preferred stock, consisting of Household's 7 5/8% cumulative preferred stock, 7.50% cumulative preferred stock, 7.60% cumulative preferred stock and 8 1/4% cumulative preferred stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law to have these shares appraised by the Delaware Court of Chancery and to receive the "fair value" of these shares as determined by the court in lieu of the merger consideration.

     Computershare Trust Company of New York, as depositary, is the holder of record of the shares of Household non-voting preferred stock. As a holder of depositary shares each representing an ownership of 1/40th of a share of a class of Household non-voting preferred stock, you must exercise and perfect your appraisal rights by acting through the depositary. If you wish to exercise and perfect your appraisal rights, you should send a written notice to the depositary at the following address, instructing it to take the necessary actions summarized in this section in respect of your proportional ownership in the shares the depositary holds of record:

                    Computershare Trust Company of New York
                             2 North LaSalle Street
                            Chicago, Illinois 60602
                            Attention: Edward Gurgul

     IN ORDER TO EXERCISE SUCH RIGHTS, A HOLDER OF HOUSEHOLD NON-VOTING PREFERRED STOCK MUST DEMAND AND PERFECT THE RIGHTS IN ACCORDANCE WITH SECTION 262.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex D of this document.

     Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This document constitutes Household's notice to the holders of the Household non-voting preferred stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you are a holder of Household non-voting preferred stock and wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure timely and properly to comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

     Holders of Household non-voting preferred stock who elect to demand appraisal of their shares must:

     - deliver to Household a written demand for appraisal of the shares before the vote with respect to the merger is taken; and

     - continuously hold such shares of record through the completion of the merger.

     If a holder of Household non-voting preferred stock fails to comply with these conditions and the merger is completed, such holder will be entitled to receive the cash payment for the shares as provided for in the merger agreement, but such holder will have no appraisal rights with respect to the shares.

     ALL DEMANDS FOR APPRAISAL SHOULD BE ADDRESSED TO THE SECRETARY OF HOUSEHOLD AT HOUSEHOLD INTERNATIONAL, INC., 2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070, AND MUST BE DELIVERED BEFORE THE VOTE ON THE MERGER IS TAKEN AT THE SPECIAL MEETING. ALL DEMANDS FOR APPRAISAL MUST BE EXECUTED BY, OR ON BEHALF OF, THE RECORD HOLDER OF THE SHARES FOR WHICH APPRAISAL RIGHTS ARE BEING EXERCISED. THE DEMAND MUST REASONABLY INFORM HOUSEHOLD OF THE IDENTITY OF THE HOLDER AND THE INTENTION OF THE HOLDER TO DEMAND APPRAISAL OF HIS, HER OR ITS SHARES.

     Within 10 days after the effective date of the merger, HSBC must give written notice that the merger has become effective to each holder who has properly filed a written demand for appraisal. At any time within 60 days after the effective date, any holder who has demanded appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares. Within 120 days after the effective date, either HSBC or any holder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all holders entitled to appraisal. HSBC has no obligation or intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a holder to file such a petition within the period specified could nullify the holder's previously written demand for appraisal.

     If a petition for appraisal is duly filed by a holder and a copy of the petition is delivered to HSBC, HSBC will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. After notice to dissenting holders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those holders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the holders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that holder.

     After determination of the holders entitled to appraisal of their shares, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the holders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. A holder of Household non-voting preferred stock should be aware that the fair value of such holder's shares as determined under
Section 262 could be more, the same, or less than the value that such holder is entitled to receive under the terms of the merger agreement.

     Costs of the appraisal proceeding may be imposed upon HSBC and the holders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a holder, the Chancery Court may order all or a portion of the expenses incurred by any holder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any holder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date. If no petition for appraisal is filed within 120 days after the effective date of the merger, or if the holder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that holder to appraisal will cease and that holder will be entitled to receive the cash payment for shares of his, her or its shares pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. However, no appraisal proceeding in the Chancery Court may be dismissed as to any stockholder without the approval of the court.

     IN VIEW OF THE COMPLEXITY OF SECTION 262, HOLDERS OF HOUSEHOLD NON-VOTING PREFERRED STOCK THAT MAY WISH TO DISSENT FROM THE MERGER AND PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL ADVISORS.

                         MARKET PRICE AND DIVIDEND DATA

MARKET PRICES

  HSBC

     HSBC ordinary shares are traded and, following the merger, will continue to be traded on the LSE under the symbol "HSBA", on the SEHK under the symbol "005" and on Euronext Paris under the symbol "PHSB". HSBC ADSs, each representing an ownership interest in five HSBC ordinary shares, are issued by the depositary and are traded on the NYSE under the symbol "HBC."

     The table below shows, for the periods indicated, the highest and lowest closing mid-market quotations for one HSBC ordinary share on the LSE and the highest and lowest closing sale prices of one HSBC ADS on the NYSE, in each case for the periods presented.

                                                       HSBC ORDINARY
                                                           SHARES           HSBC ADSS
                                                      ----------------    --------------
                                                       HIGH      LOW      HIGH      LOW
                                                      ------    ------    -----    -----
                                                        (L PER HSBC           ($ PER
                                                      ORDINARY SHARE)       HSBC ADS)
YEAR ENDED DECEMBER 31, 2001
First Quarter.......................................  10.92      7.77      79.7     56.4
Second Quarter......................................   9.21      8.15      66.0     57.8
Third Quarter.......................................   8.52      6.08      61.9     44.8
Fourth Quarter......................................   8.91      6.97      63.7     52.5

YEAR ENDED DECEMBER 31, 2002
First Quarter.......................................   8.45      7.67      61.6     54.9
Second Quarter......................................   8.66      7.40      64.4     56.1
Third Quarter.......................................   7.70      6.44      59.6     51.5
Fourth Quarter......................................   7.63      6.43      59.8     50.2

YEAR ENDING DECEMBER 31, 2003
First Quarter (through February 25, 2003)...........   7.09      6.26      57.3     52.1

     The closing mid-market quotation for one HSBC ordinary share on the LSE and the closing sale price of one HSBC ADS on the NYSE, in each case on November 13, 2002, the last full trading day before the public announcement of the signing of the merger agreement, were L7.07 per HSBC ordinary share and $56.05 per HSBC ADS and on February 25, 2003, the latest practicable date prior to the printing of this document, were L6.71 per HSBC ordinary share and $53.48 per HSBC ADS.

  HOUSEHOLD

     Household common stock is traded on the NYSE under the symbol "HI." This table shows the highest and lowest sale prices of one share of Household common stock on the NYSE for the periods presented.

                                                                HOUSEHOLD
                                                              COMMON STOCK
                                                              -------------
                                                              HIGH     LOW
                                                              -----   -----
                                                              ($ PER SHARE)
YEAR ENDED DECEMBER 31, 2001
First Quarter...............................................  62.00   52.00
Second Quarter..............................................  69.98   57.45
Third Quarter...............................................  69.49   48.00
Fourth Quarter..............................................  61.40   51.29

YEAR ENDED DECEMBER 31, 2002
First Quarter...............................................  60.90   43.50
Second Quarter..............................................  63.25   47.06
Third Quarter...............................................  50.84   26.10
Fourth Quarter..............................................  32.00   20.00

YEAR ENDED DECEMBER 31, 2003
First Quarter (through February 25, 2003)...................  28.95   25.90

     The closing sale price of one share of Household common stock on the NYSE on November 13, 2002, the last full trading day before the public announcement of the signing of the merger agreement, was $22.46 and on February 25, 2003, the latest practicable date prior to the printing of this document, was $27.55.

     HOUSEHOLD STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HSBC ORDINARY SHARES, HSBC ADSS AND HOUSEHOLD COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

DIVIDEND DATA

  HSBC

     The following table sets forth dividends announced and paid in respect of HSBC ordinary shares for the periods indicated. Dividends have historically been paid semi-annually, with the regular interim dividend with respect to the first six months of HSBC's fiscal year payable in October to shareholders of a record date in August and the regular final dividend (or second interim dividend in lieu of the regular final dividend) with respect to the second six months of HSBC's fiscal year payable in April or May of the following year to shareholders of a record date in March of that following year. Please refer to "Description of HSBC Ordinary Shares -- Dividends and Other Distributions" "Description of HSBC American Depositary Shares -- Dividends and Other Distributions," and "Material U.S. Federal Income Tax and U.K. Tax Consequences --

U.S. Federal Income Tax and U.K. Tax Consequences for U.S. Holders of HSBC Ordinary Shares and HSBC ADSs."

                                                                 DIVIDENDS PER HSBC
                                                                 ORDINARY SHARE(1)
                                                           ------------------------------
                                                           FIRST SIX   SECOND SIX
                                                            MONTHS       MONTHS     TOTAL
                                                           ---------   ----------   -----
YEAR ENDED DECEMBER 31,
     1997................................................    $.108       $.169      $.277
     1998................................................    $.123       $.185      $.308
     1999................................................    $.133       $.207      $.340
     2000................................................    $.150       $.285      $.435
     2001................................................    $.190       $.290      $.480
     2002................................................    $.205

---------------

(1) The share capital was re-organized in 1999 by the cancellation of the 75p and H.K.$10 ordinary shares and the issue in substitution therefor of three ordinary shares of U.S.$0.50 par value for each ordinary share. The dividends per share for 1997 and 1998 have been restated accordingly.

    Dividends for 1997 were declared in sterling and, at the shareholder's election, paid in either sterling or Hong Kong dollars, or satisfied by the issue of new shares in lieu of a cash dividend. In the table above sterling dividends have been translated into U.S. dollars at the noon buying rates in New York City for cable transfers in sterling as certified for customs purposes by the Federal Reserve Bank of New York for the dates on which dividends were paid.

     Holders of HSBC ADSs have the right to receive dividends on the HSBC ordinary shares represented by their HSBC ADSs. For additional information about the rights of holders of HSBC ADSs to receive dividends, please refer to "Description of HSBC American Depositary Shares."

  HOUSEHOLD

     The following table sets forth dividends declared and subsequently paid in respect of Household common stock for the periods indicated.

                                                       DIVIDENDS DECLARED PER SHARE OF
                                                           HOUSEHOLD COMMON STOCK
                                                      ---------------------------------
                                                               QUARTER
                                                      -------------------------
                                                      1ST    2ND    3RD    4TH    TOTAL
                                                      ----   ----   ----   ----   -----
YEAR ENDED DECEMBER 31,
     1997...........................................  $.13   $.13   $.14   $.14   $.54
     1998...........................................  $.15   $.15   $.15   $.15   $.60
     1999...........................................  $.17   $.17   $.17   $.17   $.68
     2000...........................................  $.17   $.19   $.19   $.19   $.74
     2001...........................................  $.19   $.22   $.22   $.22   $.85
     2002...........................................  $.22   $.25   $.25   $.25   $.97

                 BENEFICIAL OWNERSHIP OF HOUSEHOLD COMMON STOCK

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT OF HOUSEHOLD

     The following table lists the beneficial ownership, as of February 21, 2003, of shares of Household common stock by each director and nominee for director, and the executive officers of Household, individually and as a group. "Beneficial ownership" includes shares for which an individual has direct or indirect voting or investment power and includes any shares the individual has a right to acquire within 60 days. No director or executive officer owns any shares of Household preferred stock.

                                                    NUMBER OF       NUMBER OF
                                                      SHARES          COMMON
                                                   BENEFICIALLY       STOCK
NAME OF BENEFICIAL OWNER                             OWNED(1)     EQUIVALENTS(2)   TOTAL(3)
------------------------                           ------------   --------------   ---------
William F. Aldinger..............................   3,516,394         36,717       3,553,111
Robert J. Darnall................................      63,347         14,634          77,981
Sandra L. Derickson..............................      34,809          8,948          43,757
Gary G. Dillon...................................     121,442         14,165         135,607
Anthea Disney....................................      10,170          1,165          11,335
John A. Edwardson................................      63,092         10,418          73,510
J. Dudley Fishburn...............................      39,861          1,515          41,376
Cyrus F. Freidheim, Jr...........................      59,856         10,289          70,145
James H. Gilliam, Jr.(4).........................     140,907          2,046         142,953
Kenneth M. Harvey................................     170,306          5,022         175,328
Louis E. Levy....................................      48,200          9,534          57,734
George A. Lorch..................................      59,487         11,287          70,774
Siddharth N. Mehta...............................     701,864         27,068         728,932
John D. Nichols..................................     236,019         21,991         258,010
James B. Pitblado................................      73,027          3,243          76,270
Larree M. Renda..................................      18,000             50          18,050
David A. Schoenholz..............................     868,915         17,536         886,451
S. Jay Stewart...................................      60,370          8,052          68,422
                                                    ---------        -------       ---------
Directors and Executive Officers as a Group......   7,837,646        233,168       8,070,814

---------------

(1) Directors and executive officers have sole voting and investment power over the shares listed above, except as follows. The number of shares of Household common stock held by spouses or children in which beneficial ownership is disclaimed is as follows: Mr. Nichols, 13,200; and directors and executive officers as a group, 13,200. The number of shares of Household common stock held by spouses, children and charitable or family foundations in which voting and investment power is shared (or presumed to be shared) is as follows: Mr. Aldinger, 136,500; Mr. Darnall, 2,000; Mr. Schoenholz, 25,238; and directors and executive officers as a group, 178,103. The number of shares of Household common stock held under Household's employee benefit plans in which participants have voting rights and/or investment power is as follows: Mr. Aldinger, 23,587; Ms. Derickson, 809; Mr. Harvey, 7,810; Mr. Mehta, 2,812; Mr. Schoenholz, 22,919; and directors and executive officers as a group, 142,203. The number of shares included in the table above which may be acquired by Household's executive officers through April 22, 2003, pursuant to the exercise of employee stock options is: Mr. Aldinger, 3,096,000, of which 631,250 vested options are held by Mr. Aldinger's family partnership; Ms. Derickson, 32,500; Mr. Harvey, 136,750; Mr. Mehta, 652,000; Mr. Schoenholz, 713,900; and directors and executive officers as a group, 6,412,511.

(2) Represents the number of Household common stock share equivalents owned by executive officers under Household's Supplemental TRIP and Deferred Compensation Plan and by directors under Household's

    Deferred Fee Plan for Directors and the Deferred Phantom Stock Plan for Directors. These share equivalents do not have voting rights, but are valued according to the market price of the Household common stock. The share equivalents accrue dividends at the same rate as the Household common stock.

(3) Based on 473,664,080 shares outstanding as of February 21, 2003, no director or executive officer beneficially owns directly or indirectly more than 1% of Household common stock and directors and executive officers as a group beneficially own approximately 1.7% of the Household common stock.

    Household's employees held 11,070,436 shares of Household common stock in TRIP as of February 21, 2003, excluding the shares held by directors and executive officers shown in the table. Household's Pooled Investment Fund ("PIF"), which holds assets of Household's domestic pension plan, held 1,112,546 shares of Household common stock as of February 21, 2003. Together, TRIP and PIF held 2.6% of the Household common stock outstanding on February 21, 2003.

(4) As trustee of The Hodson Trust and a director of the CTW Foundation, Mr. Gilliam has shared voting and investment power over 680,005 shares of Household common stock. Mr. Gilliam disclaims beneficial ownership of such shares and, therefore, they are not included in the shares listed above.

BENEFICIAL OWNERSHIP OF HOUSEHOLD STOCKHOLDERS HOLDING MORE THAN 5% OF HOUSEHOLD'S OUTSTANDING COMMON STOCK

     The following table lists the one owner that has advised Household, as of February 21, 2003, that it holds more than 5% of Household's common stock outstanding as of December 31, 2002.

                                                         NUMBER OF SHARES OF
                                                        HOUSEHOLD COMMON STOCK   PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED     OF CLASS
         ------------------------------------           ----------------------   --------
  Capital Research and
  Management Company
  333 South Hope Street
  Los Angeles, CA 90071..............................         38,735,000(1)       8.2%

---------------

(1) Capital Research and Management Company filed a Schedule 13G with the SEC disclosing that, as of December 31, 2002, it had sole dispositive power over 38,735,000 shares of Household common stock for which beneficial ownership is disclaimed, and no sole or shared voting power over shares of Household common stock.

                              DESCRIPTION OF HSBC

     HSBC is one of the largest banking and financial services organizations in the world, with a market capitalization of U.S.$105 billion at December 31, 2002. At June 30, 2002, HSBC had total assets of U.S.$746 billion and shareholders' funds of U.S.$51 billion. For the year ended December 31, 2001, HSBC's pre-tax profit was U.S.$8 billion on operating income of U.S.$26 billion. HSBC is a strongly capitalized banking group with a total capital ratio of 13.0% and a tier 1 capital ratio of 9.0% as of December 31, 2001.

     Headquartered in London, HSBC operates through long-established businesses in Europe; Hong Kong SAR; the rest of Asia-Pacific, including the Middle East and Africa; North America; and Latin America. Within each of these geographical regions, the principal businesses operate essentially as domestic banks and typically have a large retail deposit base, together with strong liquidity and capital ratios, and provide services to personal, commercial and large corporate and institutional customers. By using HSBC's highly efficient technological links, businesses are able to access HSBC's wide range of products and services and adapt them to local customer needs. In addition, in some key locations -- London, Hong Kong SAR, New York, Geneva, Paris and
Dusseldorf -- HSBC has significant investment and private banking operations which, together with its commercial banks, enable HSBC to service the full range of requirements of its high net worth personal and large corporate and institutional customers.

     Through its international network of some 8,000 offices in 80 countries and territories, HSBC provides a comprehensive range of financial services: personal financial services; commercial banking; corporate investment banking and markets; private banking; and other activities. As part of its strategy, HSBC created an international brand in 1998, using HSBC and its hexagon symbol in most of its areas of operation.

     HSBC's largest and best-known subsidiaries and their primary areas of operation are:

    -    The Hongkong and Shanghai Banking             Hong Kong SAR, with an extensive network
         Corporation Limited                           throughout Asia-Pacific

    -    Hang Seng Bank Limited                        Hong Kong SAR

    -    HSBC Bank plc                                 United Kingdom

    -    CCF S.A., previously known as Credit          France
         Commercial de France S.A.

    -    HSBC Bank USA                                 New York State in the United States

    -    HSBC Bank Brasil S.A.-Banco Multiplo          Brazil

    -    HSBC Private Banking Holdings (Suisse)        Switzerland, Luxembourg, Guernsey and
         S.A.                                          Monaco (through various subsidiaries)

     You can obtain additional information regarding HSBC and its business and financial condition in the documents described under "Where You Can Find More Information."

                            DESCRIPTION OF HOUSEHOLD

     Household was created in 1981 as a result of a shareholder approved restructuring of Household Finance Corporation ("HFC"), which was established in 1878. Household is a non-operating holding company. Household's subsidiaries primarily provide middle-market consumers with several types of loan products in the United States, Canada and the United Kingdom. Household, through its subsidiaries (including Beneficial Corporation, which was acquired in 1998), offers real estate secured loans, auto finance loans, MasterCard and VISA credit cards, private label credit cards, tax refund anticipation loans, retail installment sales financing loans and other types of unsecured loans, as well as credit and specialty insurance products. At September 30, 2002, Household had approximately 32,000 employees and over 50 million active consumer accounts.

     As a non-operating holding company, Household's primary source of funds is cash received from its subsidiaries, principally in the form of dividends. Dividend distributions to Household from its banking and insurance subsidiaries may be restricted by foreign, federal and state laws and regulations. Dividend distributions from foreign subsidiaries may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company, the rights of any of Household's creditors or stockholders to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except in cases where Household is a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household's ability to make payments to its creditors or to pay dividends on its preferred stock or common stock at current levels. Also, there are no restrictions which Household reasonably believes are likely to materially limit future payments to its creditors or dividends.

     You can obtain additional information regarding Household and its business and financial condition in the documents described under "Where You Can Find More Information."

                   DESCRIPTION OF H2 ACQUISITION CORPORATION

     H2 Acquisition Corporation is a wholly owned subsidiary of HSBC organized under the laws of Delaware. It was incorporated in November 2002 solely for use in the merger and is engaged in no other business.

                               HSBC AND HOUSEHOLD
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

     HSBC has reached an agreement to acquire Household in accordance with the terms of a merger agreement entered into on November 14, 2002 between HSBC, H2 (a wholly owned subsidiary of HSBC) and Household. Under the terms of the merger agreement, Household will be merged with and into H2. Following the acquisition, H2 will remain a wholly owned subsidiary of HSBC but will be renamed Household International, Inc.

     Holders of Household common stock will be entitled to receive, at their election for each share of Household common stock, 2.675 HSBC ordinary shares or
0.535 HSBC ADSs, each HSBC ADS representing 5 HSBC ordinary shares. All the outstanding Household non-voting preferred stock will be converted into a right to receive from HSBC cash in the aggregate amount of approximately U.S.$1,100 million, together with accrued but unpaid dividends. In addition, all the outstanding Household voting preferred stock will be designated for redemption effective prior to the merger and Household will deposit the applicable redemption price in trust for the holders of these shares under the terms of the instruments governing their shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     HSBC and Household are providing the following unaudited pro forma condensed combined financial information and explanatory notes, which we refer to as the pro forma financial information, to illustrate the impact of the merger on the companies' historical financial positions and results of operations under the acquisition method of accounting.

     The pro forma financial information for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002 is presented on a U.K. GAAP basis and combines the following:

     - HSBC's historical financial information for the year ended December 31, 2001 (as restated following implementation of U.K. Financial Reporting Standard (FRS) 19 "Deferred Tax") and as of and for the six months ended June 30, 2002.

     - Household's historical financial information on a U.S. GAAP basis for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002, adjusted to conform with HSBC's accounting policies under U.K. GAAP.

     - Adjustments to give effect to capital security transactions of Household subsequent to June 30, 2002.

     - Pro forma adjustments related to acquisition accounting utilizing the respective fair values of Household's assets and liabilities as of June 30, 2002.

     The unaudited pro forma consolidated combined balance sheet as of June 30, 2002 assumes the merger was consummated on that date. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2002 and for the year ended December 31, 2001 give effect to the merger as if the merger had been consummated on January 1, 2001, the first day of the earliest financial period presented.

     The pro forma financial information is based on, and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of HSBC and Household, incorporated by reference in this document. Please refer to "Where You Can Find More Information".

     The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results or the financial position of the combined company would have been had the merger occurred on the respective dates assumed and is not necessarily indicative of future operating results or financial position of the combined company.

ACQUISITION ACCOUNTING

     HSBC intends to account for the merger using acquisition accounting under U.K. GAAP. Under this method of accounting, the assets and liabilities of Household will be recorded, as of the completion date of the merger, at their respective fair values and added to those of HSBC. Financial statements and reported results of operations of HSBC issued after consummation of the merger will reflect these values, but prior HSBC financial statements will not be restated retroactively to reflect the historical financial position or results of operations of Household.

     All pro forma financial information contained in this document has been prepared using the acquisition method to account for the merger. Under U.K. GAAP, the final determination of the purchase price is based on the price of HSBC ordinary shares as of the date the merger is completed. In addition, the final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Household's assets and liabilities. Accordingly, the final acquisition accounting adjustments and goodwill may be materially different from those reflected in the pro forma information presented in this document.

                               HSBC AND HOUSEHOLD
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                                                      ACQUISITION   PRO FORMA
                                                                                      ACCOUNTING     ENLARGED
                                  HSBC                     HOUSEHOLD                  ADJUSTMENTS   HSBC GROUP
                                ---------   ---------------------------------------   -----------   ----------
                                U.K. GAAP    U.S. GAAP    ADJUSTMENTS     U.K. GAAP    U.K. GAAP    U.K. GAAP
                                ---------   -----------   -----------     ---------   -----------   ----------
                                   $M           $M            $M                          $M
                                (NOTE 1)    (NOTES 1,4)    (NOTE 5)          $M       (NOTES 3,6)       $M
Interest income...............   $14,229      $ 5,155       $1,754(a,c,i)  $ 6,909       $(254)      $20,884
Interest expense..............    (6,636)      (1,920)        (342)(c)      (2,262)        251        (8,647)
                                 -------      -------       ------         -------       -----       -------
NET INTEREST INCOME...........     7,593        3,235        1,412           4,647          (3)       12,237
Other operating income........     5,510        1,989         (718)(b,c)     1,271           6         6,787
                                 -------      -------       ------         -------       -----       -------
OPERATING INCOME..............    13,103        5,224          694           5,918           3        19,024
Operating expenses excluding
  goodwill....................    (7,146)      (1,858)        (167)(a,h)    (2,025)         32        (9,139)
Goodwill amortization.........      (396)          --         (180)(f,g)      (180)        (33)         (609)
                                 -------      -------       ------         -------       -----       -------
OPERATING PROFIT BEFORE
  PROVISIONS..................     5,561        3,366          347           3,713           2         9,276
Provisions for bad and
  doubtful debts and
  contingencies...............      (718)      (1,864)        (734)(c,i)    (2,598)         --        (3,316)
Loss from foreign currency
  redenomination in
  Argentina...................       (45)          --           --              --          --           (45)
Amounts written off fixed
  asset investments...........      (139)          --           --              --          --          (139)
                                 -------      -------       ------         -------       -----       -------
OPERATING PROFIT..............     4,659        1,502         (387)          1,115           2         5,776
Share of operating profits
  less losses of associates
  and joint ventures..........        48           --           --              --          --            48
Gains on disposal of
  investments and fixed
  assets......................       350           --           --              --          --           350
                                 -------      -------       ------         -------       -----       -------
PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAX..................     5,057        1,502         (387)          1,115           2         6,174
Tax on profit on ordinary
  activities..................    (1,315)        (504)          83(j)         (421)         (8)       (1,744)
                                 -------      -------       ------         -------       -----       -------
PROFIT ON ORDINARY ACTIVITIES
  AFTER TAX...................     3,742          998         (304)            694          (6)        4,430
Minority interests............      (462)          --           --              --          --          (462)
                                 -------      -------       ------         -------       -----       -------
PROFIT ATTRIBUTABLE TO
  SHAREHOLDERS................   $ 3,280      $   998       $ (304)        $   694       $  (6)      $ 3,968
                                 =======      =======       ======         =======       =====       =======
PER ORDINARY SHARE
- Basic earnings..............   $  0.35      $  2.13                      $  1.49                   $  0.38
- Diluted earnings............      0.35         2.11                         1.47                      0.37
                                 =======      =======                      =======                   =======
Average number of ordinary
  shares in issue (in
  millions)...................     9,298          457                          450                    10,564
Average number of ordinary
  shares in issue assuming
  dilution (in millions)......     9,404          462                          455                    10,691
                                 =======      =======                      =======                   =======

 The Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                    are an integral part of this Statement.

                               HSBC AND HOUSEHOLD
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                      ACQUISITION   PRO FORMA
                                                                                      ACCOUNTING     ENLARGED
                                 HSBC                     HOUSEHOLD                   ADJUSTMENTS   HSBC GROUP
                               ---------   ----------------------------------------   -----------   ----------
                               U.K. GAAP    U.S. GAAP    ADJUSTMENTS      U.K. GAAP    U.K. GAAP    U.K. GAAP
                               ---------   -----------   -----------      ---------   -----------   ----------
                                  $M           $M            $M                           $M
                               (NOTE 1)    (NOTES 1,4)    (NOTE 5)           $M       (NOTES 3,6)       $M
Interest income..............  $ 35,261      $ 9,999       $ 3,317(a,c,i)  $13,316       $(861)      $ 47,716
Interest expense.............   (20,536)      (4,174)       (1,039)(c)      (5,213)        710        (25,039)
                               --------      -------       -------         -------       -----       --------
NET INTEREST INCOME..........    14,725        5,825         2,278           8,103        (151)        22,677
Other operating income.......    11,163        3,479        (1,125)(b,c)     2,354          11         13,528
                               --------      -------       -------         -------       -----       --------
OPERATING INCOME.............    25,888        9,304         1,153          10,457        (140)        36,205
Operating expenses excluding
  goodwill...................   (14,605)      (3,390)         (315)(a,h)    (3,705)         99        (18,211)
Goodwill amortization........      (799)         (59)         (300)(f,g)      (359)        (66)        (1,224)
                               --------      -------       -------         -------       -----       --------
OPERATING PROFIT BEFORE
  PROVISIONS.................    10,484        5,855           538           6,393        (107)        16,770
Provisions for bad and
  doubtful debts and
  contingencies..............    (2,686)      (3,036)       (1,162)(c,i)    (4,198)         --         (6,884)
Loss from foreign currency
  redenomination in
  Argentina..................      (520)          --            --              --          --           (520)
Amounts written off fixed
  asset investments..........      (125)          --            --              --          --           (125)
                               --------      -------       -------         -------       -----       --------
OPERATING PROFIT.............     7,153        2,819          (624)          2,195        (107)         9,241
Share of operating profits
  less losses of associates
  and joint ventures.........        73           --            --              --          --             73
Gains on disposal of
  investments and fixed
  assets.....................       774           --            --              --          --            774
                               --------      -------       -------         -------       -----       --------
PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAX.................     8,000        2,819          (624)          2,195        (107)        10,088
Tax on profit on ordinary
  activities.................    (1,988)        (971)          143(j)         (828)        (21)        (2,837)
                               --------      -------       -------         -------       -----       --------
PROFIT ON ORDINARY ACTIVITIES
  AFTER TAX..................     6,012        1,848          (481)          1,367        (128)         7,251
Minority interests...........    (1,020)          --            --              --          --         (1,020)
                               --------      -------       -------         -------       -----       --------
PROFIT ATTRIBUTABLE TO
  SHAREHOLDERS...............  $  4,992      $ 1,848       $  (481)        $ 1,367       $(128)      $  6,231
                               ========      =======       =======         =======       =====       ========
PER ORDINARY SHARE
- Basic earnings.............  $   0.54      $  3.97                       $  2.94                   $   0.59
- Diluted earnings...........      0.53         3.91                          2.91                       0.59
                               ========      =======                       =======                   ========
Average number of ordinary
  shares in issue (in
  millions)..................     9,237          462                           459                     10,503
Average number of ordinary
  shares in issue assuming
  dilution (in millions).....     9,336          468                           465                     10,625
                               ========      =======                       =======                   ========

 The Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                    are an integral part of this Statement.

                               HSBC AND HOUSEHOLD
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS AT JUNE 30, 2002

                                                                                                        ACQUISITION   PRO FORMA
                              HSBC                        HOUSEHOLD                       SUBSEQUENT    ACCOUNTING     ENLARGED
                            --------   ------------------------------------------------   ADJUSTMENTS   ADJUSTMENTS   HSBC GROUP
                              U.K.        U.S.                                   U.K.     -----------   -----------   ----------
                              GAAP        GAAP       ADJUSTMENTS                 GAAP      U.K. GAAP     U.K. GAAP    U.K. GAAP
                            --------   -----------   -----------               --------   -----------   -----------   ----------
                               $M          $M            $M                                   $M            $M
                            (NOTE 1)   (NOTES 1,4)    (NOTE 5)                    $M       (NOTE 2)     (NOTES 3,6)       $M
ASSETS
Cash and short-term
  assets..................  $ 30,710     $   639       $    --                 $    639      $(114)       $(1,440)     $ 29,795
Hong Kong SAR Government
  certificates of
  indebtedness............     8,986          --            --                       --         --             --         8,986
Loans and advances to
  banks...................   100,965         244            --                      244         --             --       101,209
Loans and advances to
  customers...............   342,057      81,641        19,239(a,c,i)           100,880         --          2,060       444,997
Debt securities and equity
  shares..................   181,502       5,640            --(e)                 5,640         --             --       187,142
Interests in joint
  ventures, associates and
  participating
  interests...............     1,233          --            --                       --         --             --         1,233
Intangible fixed assets...    15,111       1,541         4,634(f,g)               6,175         --          2,332        23,618
Tangible fixed assets.....    13,988         550           (33)(h)                  517         --             --        14,505
Other assets..............    51,783       7,429           151(b,c,e,i,j)         7,580         --            141        59,504
                            --------     -------       -------                 --------      -----        -------      --------
Total assets..............  $746,335     $97,684       $23,991                 $121,675      $(114)       $ 3,093      $870,989
                            ========     =======       =======                 ========      =====        =======      ========
LIABILITIES
Hong Kong SAR currency
  notes in circulation....  $  8,986     $    --       $    --                 $     --      $  --        $    --      $  8,986
Deposits by banks.........    61,455         684            --                      684         --             --        62,139
Customer accounts.........   470,778       5,612           (20)(b)                5,592         --            300       476,670
Debt securities in
  issue...................    28,683      76,184        20,494(b,c)              96,678       (781)         1,420       126,000
Other liabilities.........   102,934       4,725           (97)(a,b,c,d,          4,628         --            718       108,280
                                                                e,f,h,i)
Subordinated
  liabilities.............    15,716         975            --                      975         --             30        16,721
Minority interests........     6,605          --            --                       --         --             --         6,605

Ordinary share capital....     4,725         457            (7)(d)                  450         23            160         5,358
Preference share
  capital.................        --         843            --                      843        236         (1,079)           --
Reserves..................    46,453       8,204         3,621                   11,825        408          1,544        60,230
                            --------     -------       -------                 --------      -----        -------      --------
Shareholders' funds.......    51,178       9,504         3,614                   13,118        667            625        65,588
                            --------     -------       -------                 --------      -----        -------      --------
Total liabilities.........  $746,335     $97,684       $23,991                 $121,675      $(114)       $ 3,093      $870,989
                            ========     =======       =======                 ========      =====        =======      ========

 The Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                    are an integral part of this Statement.

                               HSBC AND HOUSEHOLD
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 -- BASIS OF PRESENTATION

     The pro forma financial information for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002 is presented on a U.K. GAAP basis and combines the following:

     - HSBC's historical financial information for the year ended December 31, 2001 (as restated following implementation of U.K. Financial Reporting Standard (FRS) 19 "Deferred Tax") and as of and for the six months ended June 30, 2002.

     - Household's historical financial information on a U.S. GAAP basis for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002, adjusted to conform with HSBC's accounting policies under U.K. GAAP as described in Notes 4 and 5.

     - Adjustments to give effect to capital security transactions of Household subsequent to June 30, 2002 as described in Note 2.

     - Pro forma adjustments related to acquisition accounting utilizing the respective fair values of Household's assets and liabilities as of June 30, 2002 as described in Notes 3 and 6.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2002 assumes the merger was consummated on that date. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2002 and for the year ended December 31, 2001 give effect to the merger as if the merger had been consummated on January 1, 2001, the first day of the earliest financial period presented.

     The pro forma financial information includes estimated costs and adjustments to record assets and liabilities of Household at their respective fair values. The pro forma costs and adjustments represent HSBC management's best estimate based on available information at this time. They are subject to updates as variables change, additional information becomes available and additional analyses are performed. For the purpose of the pro forma financial information, the purchase price has been based on the closing mid-market price of an HSBC ordinary share on the London Stock Exchange on November 13, 2002, the last day prior to the public announcement of the signing of the merger agreement. Under U.K. GAAP, the final determination of the purchase price is based upon the price of HSBC ordinary shares as of the date the merger is completed. In addition, the final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Household's assets and liabilities. Accordingly, the final acquisition accounting adjustments and goodwill may be materially different from those reflected in the pro forma financial information presented herein.

     Additionally, changes to Household's shareholders' funds including net income from July 1, 2002 through to the date the merger is completed will also affect the amount of goodwill recorded as the pro forma financial information does not include net income for any period subsequent to June 30, 2002 nor does it reflect two significant items announced subsequent to June 30, 2002. These items comprise:

          (i) the $525 million pre-tax charge recorded by Household in the third quarter of 2002 related to Household's agreement in principle with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of federal and state consumer protection, consumer finance and banking laws and regulations related to real estate secured lending from its retail branch consumer lending operations as operated under the HFC and Beneficial brand names; and

          (ii) the impact of Household's announcement on October 11, 2002 that it had determined that the continued operation of Household Bank, f.s.b. was not in Household's long-term strategic interest. During the fourth quarter of 2002, Household completed the sale of substantially all of the remaining assets and deposits of Household Bank, f.s.b. A loss of $240 million (after tax) was recorded on the disposition of these assets and deposits. However, the fair value of Household Bank, f.s.b.'s assets and liabilities as of June 30, 2002 is reflected in the acquisition accounting adjustments in the unaudited pro forma condensed combined balance sheet as of June 30, 2002.

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

     HSBC and Household entered into the merger agreement with the expectation that the merger would result in significant funding benefits, cost and revenue synergies and cost savings in the areas of information technology, administrative support and consolidating of card processing. The pro forma financial information does not include any impact of the expected benefits and synergies and there can be no assurance that the combined group will realize these anticipated benefits in full or at all.

     The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred or financial position if the merger had been consummated during the period or as of the date for which the pro forma financial information is presented, nor is it necessarily indicative of future operating results or the financial position of the combined group.

NOTE 2 -- SUBSEQUENT ADJUSTMENTS

     The pro forma financial information includes adjustments for capital security transactions occurring subsequent to June 30, 2002 that impact the purchase price. The following table reconciles common stock outstanding and shareholders' funds derived from Household's unaudited historical financial statements to the amounts included in the pro forma financial information prior to the acquisition accounting adjustments.

                                                                                 TOTAL
                                                              COMMON STOCK   SHAREHOLDERS'
                                                              OUTSTANDING        FUNDS
                                                              ------------   -------------
                                                                                  $M
Household U.S. GAAP -- June 30, 2002........................  456,624,866       $ 9,504
U.K. GAAP adjustments:
  Forward purchase agreements recorded as a liability under
     U.K. GAAP (Note 5).....................................   (6,133,490)         (341)
  Beneficial merger using acquisition accounting (as opposed to the pooling of interests method under U.S. GAAP)
     (Note 5)...............................................                      5,443
  All other adjustments (Note 5)............................           --        (1,488)
                                                              -----------       -------
Subtotal after U.K. GAAP adjustments........................  450,491,376        13,118
Subsequent equity issues:
  September 2002 preferred stock offering...................           --           350
  October 2002 common stock offering........................   18,700,000           400
  October 2002 Adjustable Conversion-Rate Equity Security
     Units offering (21,663,000 units of which $1.45 per
     unit was allocated to shareholders' funds).............           --            31
Merger related transactions:
  Restricted stock rights which fully vest upon completion
     of the merger..........................................    4,077,074            --
  Preferred stock to be redeemed by Household prior to
     merger (5%, $4.30 and $4.50 cumulative issuances)......           --          (114)
                                                              -----------       -------
Household shareholders' funds...............................  473,268,450       $13,785
                                                              ===========       =======
Of which preferred stock to be purchased by HSBC............                    $ 1,079
                                                                                =======

NOTE 3 -- PURCHASE PRICE COMPUTATION AND ALLOCATION

     The computation of the purchase price on a U.K. GAAP basis included in the pro forma financial information is based on the following:

     - Value of HSBC ordinary shares to be issued in exchange for 473,268,450 shares of Household common stock (as explained in Note 2) based on the closing mid-market price of an HSBC ordinary share on the London Stock Exchange on November 13, 2002, the last day prior to the public announcement of

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

       the signing of the merger agreement, and the exchange ratio of 2.675 HSBC ordinary shares for each share of Household common stock.

     - Fair value as of June 30, 2002 of options outstanding at that date to purchase shares of Household common stock granted to Household employees and directors under Household's option plans. When HSBC and Household complete the merger, all Household options will vest (except for options granted in November 2002) and will be assumed by HSBC and become options to purchase HSBC ordinary shares. The number of shares subject to these options and the exercise price of the options will be adjusted to reflect the exchange ratio.

     - Fair value of the conversion obligations of the 8.875% Adjustable Conversion-Rate Equity Security Units issued in October 2002. When HSBC and Household complete the merger, the obligation of the holders of Adjustable Conversion-Rate Equity Security Units to purchase shares of Household common stock will become obligations to purchase HSBC ordinary shares. The number of shares subject to these obligations and price at which they are to be issued will be adjusted to reflect the exchange ratio.

     - Cash consideration to be paid by HSBC to the holders of Household non-voting preferred stock.

     - Acquisition costs to be paid by HSBC estimated at $265 million. Of this amount, $213 million relates to U.K. stamp duty or stamp duty reserve tax, the calculation of which assumes all holders of Household common stock elect to receive HSBC ADSs rather than HSBC ordinary shares.

     No account has been taken in the determination of the purchase price for the purpose of the pro forma financial information of the value of the HSBC 2002 second interim dividend to which economic benefit the holders of Household common stock are entitled under the merger agreement. HSBC expects to declare the amount of the 2002 second interim dividend in March 2003 and pay it in May 2003.

     In allocating the purchase price to the tangible assets and liabilities of Household, adjustments have been made to:

     - eliminate Household's existing goodwill and intangibles under U.K. GAAP as of June 30, 2002, which relate primarily to the acquisition of Beneficial in 1998 (see Note 5); and

     - reflect the respective fair values of the tangible assets and liabilities of Household as at June 30, 2002.

     The fair value adjustments relate primarily to the valuation of Household's financial assets and liabilities (including derivatives) considering market rates as of June 30, 2002. The fair value adjustments also include amounts relating to change in control payments and the provision for bad and doubtful debts as follows:

     - Of the amount payable under 10 employment agreements which will come into effect on the completion of the merger, HSBC has estimated that an amount of approximately $45 million would have been payable under employment arrangements existing prior to November 13, 2002 and this amount has been included as a fair value adjustment. HSBC intends to record a charge, in addition, of $55 million in connection with such agreements immediately after completion of the merger.

     - HSBC's policies on loan loss provisioning on consumer assets are in principle the same as those of Household, seeking to maintain, on a prudent and consistent basis, amounts sufficient to cover probable losses of principal, interest and fees based on analyses of trends in contractual delinquency and historical loss experience. HSBC intends, following the merger and subject to receipt of regulatory and other approvals, to hold Household's private label credit card receivables within HSBC's U.S. banking subsidiary. As a result, HSBC anticipates regulatory accounting charge-off guidelines issued by the Federal Financial Institutions Examination Council, or FFIEC, will need to be applied to these receivables following completion of the merger. Implementation of such guidelines will result in private label credit card receivables being charged-off at 6 months contractually delinquent versus the current

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

       Household practice of being charged-off at 9 months contractually delinquent. HSBC's plans for ultimate collection on these receivables will therefore be demonstrably different from those of Household due to the shorter charge-off period. As a result, the fair value adjustments include an adjustment to the provision for bad and doubtful debts for these private label credit card receivables of approximately $200 million to reflect the expected impact of the implementation of the FFIEC guidelines.

     The initial computation of the purchase price, the allocation of the purchase price to the net tangible assets of Household based on fair values estimated at June 30, 2002, and the resulting amount of goodwill under U.K. GAAP are presented below.

                                                                          $M
                                                                        -------
Purchase price:
Value of HSBC ordinary shares to be issued..................            $14,217
Fair value of outstanding Household stock options...........                140
Fair value of equity portion of Adjustable Conversion-Rate
  Equity Security Units.....................................                 53
Cash consideration to be paid by HSBC for cumulative
  preferred stock...........................................              1,100
Acquisition costs payable by HSBC...........................                265
                                                                        -------
Total purchase price........................................             15,775
Less:
     Net tangible assets and liabilities acquired under U.K.
      GAAP
     Household shareholders' funds..........................  $13,785
     Less: Household existing intangibles including goodwill
      under U.K. GAAP.......................................   (6,175)
                                                              -------
          Book value of net tangible assets and liabilities
           acquired.........................................    7,610
                                                              -------
            Less:
               Fair value adjustments:
               - to increase assets.........................    2,201
               - to increase liabilities....................   (2,488)
                                                              -------
                                                                 (287)
                                                              -------
     Fair value of net tangible assets and liabilities
      acquired..............................................             (7,323)
     Acquisition costs payable by Household.................                 55
                                                                        -------
Goodwill under U.K. GAAP....................................            $ 8,507
                                                                        =======

     Under U.K. GAAP there are no separately identifiable intangible assets acquired.

NOTE 4 -- RECLASSIFICATIONS TO CONFORM HOUSEHOLD HISTORICAL FINANCIAL INFORMATION TO HSBC PRESENTATION UNDER U.K. GAAP

     Reclassifications have been made to the Household historical financial information presented under U.S. GAAP to conform to HSBC's presentation under U.K. GAAP. None of these reclassification adjustments has an impact on net income or common shareholders' equity.

NOTE 5 -- U.K. GAAP ADJUSTMENTS TO HISTORICAL HOUSEHOLD STATEMENTS OF INCOME AND BALANCE SHEET

     Household prepares its consolidated financial statements in accordance with U.S. GAAP. For purposes of preparing the pro forma financial information, Household's historical consolidated financial statements have

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

been adjusted to conform with HSBC's accounting policies under U.K. GAAP by giving effect to the adjustments described below.

  a.  Deferred Origination Expenses

     Under U.S. GAAP, certain direct loan origination costs are deferred and recognized over the life of the related loans as a reduction in the loans' yield. Under U.K. GAAP, HSBC applies a more restricted definition of the directly incurred origination expenses which are deferred and subsequently amortized over the life of the loans and classified as operating expenses. The impact of aligning with HSBC's accounting policies is to reduce the amount of origination costs deferred on the balance sheet, to reduce correspondingly the amortization cost from deferred origination costs, and to increase operating expenses.

  b.  Derivative Financial Instruments

     Under U.S. GAAP, all derivatives are recognized on the balance sheet at their fair value. Derivatives are designated either as a fair value hedge, a cash flow hedge, a hedge of a net investment in a foreign operation or a non-hedging derivative. Changes in the fair value of derivatives designated as fair value hedges, along with the change in fair value of the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of derivatives designated as cash flow hedges, to the extent effective as a hedge, are recorded in accumulated other comprehensive income and reclassified into earnings in the period during which the hedged item affects earnings. Changes in the fair value of derivatives used to hedge net investment in foreign operations, to the extent effective as a hedge, are recorded in common shareholders' equity as a component of the cumulative translation adjustment account within accumulated other comprehensive income. Changes in the fair value of derivative instruments not designated as hedging instruments and ineffective portions of changes in the fair value of hedging instruments are recognized in earnings in the period of change in fair value.

     Under U.K. GAAP, non-trading derivatives, including qualifying interest rate swaps, are accounted for on an equivalent basis to the underlying assets, liabilities or net positions. Any profit or loss arising is recognized on the same basis as that arising from the related assets, liabilities or positions.

     For purposes of the presentation of Household's U.K. GAAP financial information, all adjustments to measure non-trading derivatives at fair value have been reversed.

  c. Receivables Sold and Serviced with Limited Recourse and Securitization Revenue

     Some receivables have been securitized and sold to investors with limited recourse with servicing rights retained by Household. Under U.S. GAAP, the receivables are removed from the balance sheet and a gain on sale is recognized for the difference between the carrying value of the receivables and the sales proceeds. The resulting gain is adjusted by a provision for estimated probable losses under the recourse provisions based on historical experience and estimates of expected future performance.

     In connection with these transactions, an interest-only strip receivable, representing the contractual right to receive interest and other cash flows from Household's securitization trusts, is recorded. The interest-only strip receivables are reported at fair value with unrealized gains and losses recorded as adjustments to common shareholders' funds in accumulated other comprehensive income, net of income taxes.

     Under U.K. GAAP, the Household securitizations are treated as financing transactions. The securitized receivables are treated as owned by Household and consequently are included on Household's balance sheet. Any gains recorded under U.S. GAAP on these transactions and fair value adjustments to the interest-only strip receivables are reversed. For certain securitization transactions, the receivables and associated debt are reported under U.K. GAAP under a "linked presentation" format where the debt is non-recourse and is repayable only from benefits generated by the assets being financed or by transfer of the assets themselves. In

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

a linked presentation, the non-recourse debt is shown deducted from the related gross receivables on the face of the balance sheet.

  d.  Forward Purchase Agreements

     Under U.S. GAAP, the agreements Household has entered into to purchase, on a forward basis, shares of its common stock have been treated as equity instruments. Under U.K. GAAP, the fair value of such agreements has been recorded as a liability and deducted from shareholders' funds.

  e.  Investment Securities

     Under U.S. GAAP, available-for-sale securities are measured at fair value with unrealized gains and losses excluded from earnings and reported net of applicable taxes within accumulated other comprehensive income.

     Under U.K. GAAP, debt securities and equity shares intended to be held on a continuing basis are disclosed as investment securities and are included in the balance sheet at cost less provision for any permanent diminution in value.

     All of Household's available-for-sale securities are classified under U.K. GAAP as investment securities. Accordingly, in the pro forma presentation, all such securities have been recorded at cost and the equity adjustment for unrealized gains and losses has been reversed.

  f.  Goodwill

     Under U.S. GAAP, amortization of goodwill recorded in past business combinations ceased on January 1, 2002. Prior to that time, goodwill was amortized over its estimated useful life. Under U.K. GAAP, for acquisitions prior to 1998, goodwill was charged against reserves in the year of acquisition. For acquisitions made since January 1, 1998, goodwill is included in the balance sheet and amortized over its useful economic life on a straight-line basis.

     In the pro forma presentation, for acquisitions prior to 1998, goodwill arising has been eliminated in other reserves and related goodwill amortization prior to 2002 has been reversed. For post-1998 acquisitions, amortization has been included in the December 31, 2001 and June 30, 2002 income statements.

  g.  Household's Merger with Beneficial Corporation

     On June 30, 1998, Household merged with Beneficial Corporation, or Beneficial, a consumer finance company headquartered in Wilmington, Delaware. Each outstanding share of Beneficial common stock was converted into 3.066 shares of Household's common stock, resulting in the issuance of approximately
168.4 million shares of Household common stock to the former Beneficial stockholders. In addition, each share of Beneficial's convertible preferred stock was converted into Household common stock and each share of Beneficial's other preferred stock was converted into newly created Household preferred stock with terms substantially similar to those of the previously existing Beneficial preferred stock. Under U.S. GAAP, the merger was accounted for as a pooling of interests, and, as such, the consolidated financial statements of Household include the financial position, results of operations and changes in cash flows of Beneficial for all periods presented.

     Under U.K. GAAP, the merger of Household and Beneficial has been accounted for using acquisition accounting and, as such, the assets and liabilities of Beneficial at June 30, 1998 would have been recorded at their respective fair values and added to the assets and liabilities of Household. Such fair value adjustments would not have been significant. The excess of the purchase price over the net tangible assets of Beneficial has been recorded as goodwill and reflected in the Household U.K. GAAP balance sheet at June 30, 2002. The

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

amortization of this goodwill over a 20-year estimated life has been reflected in the Household U.K. GAAP income statements for the year ended December 31, 2001 and for the six months ended June 30, 2002.

  h.  Costs of Software for Internal Use

     Under U.S. GAAP, costs incurred in the application development stage of the development of software are capitalized and amortized over the estimated useful life of the software. Under U.K. GAAP, HSBC generally expenses costs of software developed for internal use. In the pro forma presentation, any software costs capitalized under U.S. GAAP have been expensed in the period incurred and the resulting amortization has been eliminated.

  i.  Interest Suspension

     Household and HSBC suspend interest income on real estate secured, personal non-credit card and commercial loans when principal or interest payments are more than three months contractually past due. However, HSBC also reverses any interest income previously recognized in the period. In the pro forma presentation, all accrued interest on the above products more than three months contractually past due has been reversed together with any loss reserves allocated to that accrued interest.

  j.  Income Taxes

     Where appropriate, the adjustments from U.S. GAAP to U.K. GAAP on the statements of income of Household have been tax effected assuming an effective tax rate of 36.5%.

     Under U.S. GAAP, tax credits on share compensation expense are not recorded in arriving at net income, but instead are recorded as part of shareholders' equity. Under U.K. GAAP, such credits form part of the profit for the year.

     Adjustments made to the statement of income under each item described above to conform Household's U.S. GAAP consolidated financial statements with HSBC's accounting policies under U.K. GAAP are as follows:

                                                         FOR THE YEAR      FOR THE SIX MONTHS
                                                             ENDED               ENDED
                                                       DECEMBER 31, 2001     JUNE 30, 2002
                                                       -----------------   ------------------
                                                              $M                   $M
INTEREST INCOME
(a)  Deferred origination expenses...................       $   203              $  111

(c)  Receivables sold and serviced with limited
       recourse  and securitization revenue..........         3,133               1,650
(i)  Interest suspension.............................           (19)                 (7)

                                                            -------              ------
                                                              3,317               1,754
                                                            -------              ------
INTEREST EXPENSE
(c)  Receivables sold and serviced with limited
       recourse and securitization revenue...........        (1,039)               (342)
                                                            -------              ------
                                                             (1,039)               (342)
                                                            -------              ------
OTHER OPERATING INCOME
(b)  Derivative financial instruments................            (1)                  3

(c)  Receivables sold and serviced with limited
       recourse and securitization revenue...........        (1,124)               (721)
                                                            -------              ------
                                                             (1,125)               (718)
                                                            -------              ------

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

                                                         FOR THE YEAR      FOR THE SIX MONTHS
                                                             ENDED               ENDED
                                                       DECEMBER 31, 2001     JUNE 30, 2002
                                                       -----------------   ------------------
                                                              $M                   $M
OPERATING EXPENSES EXCLUDING GOODWILL
(a) Deferred origination expenses....................          (308)               (151)
(h) Costs of software for internal use...............            (7)                (16)
                                                            -------              ------
                                                               (315)               (167)
                                                            -------              ------
GOODWILL AMORTIZATION
(f) Goodwill.........................................            40                 (10)
(g) Household's merger with Beneficial...............          (340)               (170)
                                                            -------              ------
                                                               (300)               (180)
                                                            -------              ------
PROVISIONS FOR BAD AND DOUBTFUL DEBTS AND
  CONTINGENCIES
(c) Receivables sold and serviced with limited
      recourse and securitization revenue............        (1,174)               (739)
(i) Interest suspension..............................            12                   5
                                                            -------              ------
                                                             (1,162)               (734)
                                                            -------              ------
TAX ON PROFIT ON ORDINARY ACTIVITIES
(j) Tax effect of adjustments........................           107                  76
(j) Tax credit on share compensation expense.........            36                   7
                                                            -------              ------
                                                                143                  83
                                                            -------              ------
Total adjustments....................................       $  (481)             $ (304)
                                                            =======              ======

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

     Adjustments made to the balance sheet under each item described above to conform Household's U.S. GAAP consolidated financial statements with HSBC's accounting policies under U.K. GAAP are as follows:

                                                                          AS AT
                                                                      JUNE 30, 2002
                                                                    -----------------
                                                                                $M
                                                                              -------
LOANS AND ADVANCES TO CUSTOMERS
  (a) Deferred origination expenses...............................            $  (386)
  (c) Receivables sold and serviced with limited recourse and
        securitization revenue....................................             19,537
  (i) Interest suspension.........................................                 88
                                                                              -------
                                                                               19,239
                                                                              =======
DEBT SECURITIES AND EQUITY SHARES
  (e) Investment securities.......................................                 --
                                                                              -------
                                                                                   --
                                                                              =======
INTANGIBLE FIXED ASSETS
  (f) Goodwill....................................................               (809)
  (g) Household's merger with Beneficial..........................              5,443
                                                                              -------
                                                                                4,634
                                                                              =======
TANGIBLE FIXED ASSETS
  (h) Costs of software for internal use..........................                (33)
                                                                              -------
                                                                                  (33)
                                                                              -------
OTHER ASSETS
  (b) Derivative financial instruments............................               (535)
  (c) Receivables sold and serviced with limited recourse and
        securitization revenue....................................                 44
  (e) Investment securities.......................................                  8
  (i) Interest suspension.........................................               (135)
  (j) Income taxes................................................                769
                                                                              -------
                                                                                  151
                                                                              -------
CUSTOMER ACCOUNTS
  (b) Derivative financial instruments............................                (20)
                                                                              -------
                                                                                  (20)
                                                                              -------
DEBT SECURITIES IN ISSUE
  (b) Derivative financial instruments............................               (945)
  (c) Receivables sold and serviced with limited recourse and
        securitization revenue....................................             21,439
                                                                              -------
                                                                               20,494
                                                                              -------
OTHER LIABILITIES
  (j) Tax effect of adjustments to:
        Deferred origination expenses.............................               (141)
        Derivative financial instruments..........................                299
        Receivables sold and serviced with limited recourse and
        securitization revenue....................................               (678)
        Investment securities.....................................                  3
        Goodwill..................................................               (222)
        Costs of software for internal use........................                (12)
        Interest suspension.......................................                (18)

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

                                                                          AS AT
                                                                      JUNE 30, 2002
                                                                    -----------------
                                                                                $M
                                                                              -------
 (b)  Derivative financial instruments............................               (438)
 (d)  Forward purchase agreements.................................                341
 (j)  Income taxes................................................                769
                                                                              -------
                                                                                  (97)
                                                                              -------
TOTAL ADJUSTMENTS TO SHAREHOLDERS' FUNDS..........................              3,614
                                                                              =======
ORDINARY SHARE CAPITAL
 (d)  Forward purchase agreements.................................            $    (7)
RESERVES
 (a)  Deferred origination expenses...............................  $  (245)
 (b)  Derivative financial instruments............................      569
 (c)  Receivables sold and serviced with limited recourse and
        securitization revenue....................................   (1,180)
 (e)  Investment securities.......................................        5
 (f)  Goodwill....................................................     (587)
 (h)  Costs of software for internal use..........................      (21)
 (i)  Interest suspension.........................................      (29)
                                                                    -------
Other Adjustments (Note 2)........................................   (1,488)
Forward purchase agreements recorded as a liability under U.K.
  GAAP............................................................     (334)
Beneficial merger using acquisition accounting (Note 2)...........    5,443
                                                                    -------
                                                                                3,621
                                                                              -------
TOTAL ADJUSTMENTS TO SHAREHOLDERS' FUNDS..........................            $ 3,614
                                                                              =======

NOTE 6 -- ACQUISITION ACCOUNTING ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME AND BALANCE SHEET

     The unaudited pro forma balance sheet as at June 30, 2002 includes pro forma merger adjustments related to the computation of the purchase price and allocation of the purchase price to the tangible assets and liabilities of Household under U.K. GAAP as described in Note 3.

     Acquisition accounting adjustments are summarized as follows:

                                                                   FOR THE            FOR THE
                                                                 YEAR ENDED       SIX MONTHS ENDED
                                                              DECEMBER 31, 2001    JUNE 30, 2002
                                                              -----------------   ----------------
                                                                     $M                  $M
INTEREST INCOME
  Amortization of fair value adjustment to receivables......        $(813)             $(244)
  Reduction of interest receivable from debt securities.....          (48)               (10)
                                                                    -----              -----
                                                                     (861)              (254)
                                                                    -----              -----

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

                                                                   FOR THE            FOR THE
                                                                 YEAR ENDED       SIX MONTHS ENDED
                                                              DECEMBER 31, 2001    JUNE 30, 2002
                                                              -----------------   ----------------
                                                                     $M                  $M
INTEREST EXPENSE
  Amortization of fair value adjustments relating to:
     Derivatives............................................          190                 30
     Deposits...............................................          142                 52
     Senior debt............................................          377                168
     Subordinated liabilities...............................            1                  1
                                                                    -----              -----
                                                                      710                251
                                                                    -----              -----
OTHER OPERATING INCOME
  Amortization of fair value adjustments to insurance
     reserve and investment securities......................           11                  6
OPERATING EXPENSES EXCLUDING GOODWILL
  Reversal of current year amortization of intangibles......           99                 32
GOODWILL AMORTIZATION
  Amortization of goodwill..................................          (66)               (33)
TAX ON PROFIT ON ORDINARY ACTIVITIES
  Tax effect of reversing amortization of fair value
     adjustments............................................          (21)                (8)
                                                                    -----              -----
                                                                    $(128)             $  (6)
                                                                    =====              =====

                                                                      AS AT JUNE 30, 2002
                                                              ------------------------------------
                                                                     $M                  $M
CASH AND SHORT-TERM ASSETS
  Redemption cost of preference shares......................       $(1,100)
  Acquisition expenses......................................          (295)
  Parachute payment.........................................           (45)
                                                                   -------
                                                                                      $(1,440)
LOANS AND ADVANCES TO CUSTOMERS
  Fair value adjustment (including provision of $200
     million)...............................................                            2,060
INTANGIBLE FIXED ASSETS
  Goodwill on acquisition...................................         8,507
  Pre-acquisition goodwill and existing intangible fixed
     assets.................................................        (6,175)
                                                                   -------
                                                                                        2,332
OTHER ASSETS
  Fair value adjustment to derivatives receivable...........           535
  Fair value adjustment to pensions.........................          (387)
  Fair value adjustment to insurance investments............            (7)
                                                                   -------
                                                                                          141

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

                                                                      AS AT JUNE 30, 2002
                                                              ------------------------------------
                                                                     $M                  $M
CUSTOMER ACCOUNTS
  Fair value adjustment.....................................                             (300)
DEBT SECURITIES IN ISSUE
  Fair value adjustment.....................................                           (1,420)
OTHER LIABILITIES
  Fair value adjustment to derivatives liability............          (455)
  Fair value adjustment to other liabilities................          (175)
  Fair value adjustment to periodic payment annuity.........          (270)
  Taxation..................................................           207
  Acquisition expenses......................................           (25)
                                                                   -------
                                                                                         (718)
SUBORDINATED LIABILITIES
  Fair value adjustment.....................................                              (30)
                                                                                      -------
TOTAL ADJUSTMENT TO SHAREHOLDERS' FUNDS.....................                          $   625
                                                                                      =======

     The unaudited pro forma income statements for the six months ended June 30, 2002 and for the year ended December 31, 2001 include amortization of the goodwill and fair value adjustments determined as of June 30, 2002. HSBC proposes to amortize the goodwill arising on the merger over a period of 20 years. Under U.K. GAAP, the fair value adjustments to tangible assets and liabilities are amortized over the remaining lives of the relevant assets and liabilities.

     In addition, the unaudited pro forma condensed combined income statements for the six months ended June 30, 2002 and for the year ended December 31, 2001 are adjusted to:

     - exclude the amortization of Household's existing goodwill and intangible assets under U.K. GAAP including goodwill relating to Beneficial as described in Note 5; and

     - exclude the dividends payable on the preferred stock of Household which is redeemable on completion of the merger and reduce pro forma interest income on the cash consideration payable by Household and HSBC on such redemption.

NOTE 7 -- SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The pro forma financial information has been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP.

     A detailed explanation of the significant differences relating to HSBC and the reconciliation of HSBC's net income and shareholders' equity between U.K. GAAP and U.S. GAAP are contained in HSBC's annual report on Form 20-F/A for the year ended December 31, 2001 and report on Form 6-K, dated August 5, 2002, containing interim financial information for the six months ended June 30, 2002, incorporated herein by reference. A detailed explanation of the significant differences relating to the reconciliation of Household's net income and shareholders' equity between U.K. GAAP and U.S. GAAP is set forth in Note 5.

     The explanations of all these differences are summarized following the tables below.

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

NOTE 8 -- ESTIMATED PRO FORMA COMBINED NET INCOME AND SHAREHOLDERS' EQUITY ON A U.S. GAAP BASIS

     The following table summarizes the material adjustments which reconcile the unaudited pro forma combined net income under U.K. GAAP and U.S. GAAP:

                                                                                  FOR THE SIX
                                                          FOR THE YEAR ENDED     MONTHS ENDED
                                                          DECEMBER 31, 2001      JUNE 30, 2002
                                                          ------------------   -----------------
                                                            $M         $M        $M        $M
NET INCOME
Profit attributable to shareholders of enlarged HSBC
  Group
  (U.K. GAAP)...........................................             $6,231              $ 3,968
Adjustments to U.K. GAAP financial statements:
  (a) Lease financing...................................  $ (40)               $   (35)
  (b) Debt swaps........................................      4                     --
  (c) Shareholders' interest in long-term assurance
        fund............................................   (152)                   (60)
  (d) Pension costs.....................................    (26)                  (104)
  (e) Stock-based compensation..........................   (359)                  (151)
  (f) Goodwill..........................................   (549)                   409
  (g) Internal software costs...........................    271                     96
  (h) Revaluation of property...........................     49                     30
  (i) Acquisition accounting adjustments relating to
        previous acquisitions...........................    291                    129
  (j) Accruals accounted derivatives....................    281                   (408)
  (k) Permanent diminution in value of
        available-for-sale securities...................     --                    (51)
  (l) Foreign exchange differences on available-for-sale
        securities......................................    312                 (1,744)
  (m) Foreign exchange losses on Argentine funding......     --                   (450)
  (n) Deferred origination expenses.....................    104                     40
  (o) Interest suspension...............................      6                      2
  (p) Securitizations...................................    203                    152
  (q) Taxation: U.S. GAAP...............................    152                    (10)
                on reconciling items....................   (212)                   543
                                                            (60)                   533
  (r) Minority interest in reconciling items............     36                     77
                                                          -----                -------
                                                                        371               (1,535)
  (s) Acquisition accounting adjustments relating to the
        merger..........................................               (231)                (125)
                                                                     ------              -------
Estimated pro forma combined net income on a U.S. GAAP
  basis.................................................             $6,371              $ 2,308
                                                                     ======              =======

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

     The following table summarizes the material adjustments which reconcile the unaudited pro forma combined shareholders' equity under U.K. GAAP and U.S. GAAP:

                                                                     AT
                                                                JUNE 30, 2002
                                                              -----------------
                                                                $M        $M
SHAREHOLDERS' EQUITY
Shareholders' funds (U.K. GAAP).............................            $65,588
Adjustments to U.K. GAAP financial statements:
  (a) Lease financing.......................................  $  (353)
  (c) Shareholders' interest in long-term assurance fund....     (897)
  (d) Pension costs.........................................   (1,335)
  (f) Goodwill..............................................    3,070
  (g) Internal software costs...............................      704
  (h) Revaluation of property...............................   (2,700)
  (i) Acquisition accounting adjustments relating to
        previous acquisitions...............................   (5,332)
  (j) Accruals accounted derivatives........................     (832)
  (k) Fair value adjustment for available-for-sale
        securities..........................................    1,211
  (t) Own shares held.......................................     (226)
  (u) Dividend payable......................................    1,929
  (n) Deferred origination expenses.........................      387
  (o) Interest suspension...................................       46
  (p) Securitizations.......................................    1,855
  (q) Taxation: U.S. GAAP...................................      133
                on reconciling items........................     (490)
                                                                 (357)
  (r) Minority interest in reconciling items................      342
                                                              -------
                                                                         (2,488)
  (s) Acquisition accounting adjustments relating to the
        merger..............................................              3,798
                                                                        -------
Estimated pro forma combined shareholders' equity on a U.S.
  GAAP basis................................................            $66,898
                                                                        =======

     The following summarizes the reasons for the significant differences between U.K. GAAP and U.S. GAAP as applicable to the net income and shareholders equity of the enlarged HSBC Group in the Pro Forma Condensed Combined Financial Information.

(a) Lease financing

     Under U.K. GAAP, finance lease income is recognized so as to give a constant rate of return on the net cash investment in the lease, taking into account tax payments and receipts associated with the lease.

     Under U.S. GAAP, unearned income on finance leases is taken to income at a rate calculated to give a constant rate of return on the investment in the lease, but no account is taken of the tax flows generated by the lease.

(b) Debt swaps

     Under U.K. GAAP, assets acquired in exchange for other advances in order to achieve an orderly realization are reported as advances. The assets acquired are recorded at the carrying value of the advances

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

disposed of at the date of the exchange, with any provision having been duly updated. Any subsequent deterioration in their value will be recorded as an additional provision.

     Under U.S. GAAP, debt securities and equity shares acquired in exchange for advances in order to achieve an orderly realization are required to be accounted at their fair value, usually their secondary market value, at the date of exchange. Certain of these debt swaps qualify as securities and accordingly are classified as available-for-sale.

(c) Shareholders' interest in long-term assurance fund

     Under U.K. GAAP, the shareholders' interest in the in-force life assurance and fund policies of the long-term assurance funds are valued at the net present value of the profits inherent in such policies. This value includes a prudent valuation of the discounted future earnings expected to emerge from business currently in force, taking into account factors such as recent experience and general economic conditions, together with the surplus retained in the long-term assurance funds. These are determined annually in consultation with independent actuaries and are included in "Other assets".

     Under U.S. GAAP, the net present value of these profits is not recognized. An adjustment is made to amortize acquisition costs and fees in accordance with SFAS 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments".

(d) Pension costs

     Under U.K. GAAP, pension costs, based on actuarial assumptions and methods, are charged so as to allocate the cost of providing benefits over the average remaining service lives of employees.

     U.S. GAAP prescribes a similar method of actuarial valuation but requires assets to be assessed at fair value and the assessment of liabilities to be based on current settlement rates. Certain variations from regular cost are allocated in equal amounts over the average remaining service lives of current employees.

(e) Stock-based compensation

     In HSBC, executive share options are granted at fair value, and employees are granted shares at a 20 per cent discount to the fair value at the date of grant under HSBC's Save-As-You-Earn schemes. In neither case, under U.K. GAAP, are compensation costs recognized for such awards. For longer term and other restricted share award schemes, the fair value of the shares awarded is charged to compensation cost over the period in respect of which performance conditions apply. To the extent the award is adjusted by virtue of performance conditions being met or not, the compensation cost is adjusted in line with this.

     Under U.S. GAAP, SFAS 123 "Employers' Accounting for Pensions" encourages a fair value based method of accounting for stock-based compensation plans which has been adopted. Under the fair value method, compensation cost is measured at date of grant based on the value of the award and is recognized over the service period, which is usually the vesting period.

(f) Goodwill

     Under U.K. GAAP, for acquisitions prior to 1998, goodwill arising on the acquisition of subsidiary undertakings, associates or joint ventures was charged against reserves in the year of acquisition.

     In 1998, HSBC adopted FRS 10. For acquisitions made on or after January 1, 1998, goodwill is included in the balance sheet on a straight-line basis. FRS 10 allows goodwill previously eliminated against reserves to be reinstated, but does not require it. In common with many other U.K. companies, HSBC elected not to reinstate such goodwill. HSBC considered whether reinstatement would materially assist the understanding of readers of its accounts who were already familiar with U.K. GAAP and decided that it would not.

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

     Goodwill included in the balance sheet is tested for impairment when necessary by comparing the recoverable amount of an entity with the carrying value of its net assets, including attributable goodwill. The recoverable amount of an entity is the higher of its value in use, generally the present value of the expected cash flows from the entity, and its net realizable value.

     At the date of disposal of subsidiary undertakings, associates or joint ventures, any unamortized goodwill or goodwill charged directly against reserves, is included in HSBC's share of total net assets of the undertaking in the calculation of the profit on disposal of the undertaking.

     Under U.S. GAAP, goodwill acquired up to June 30, 2001 is capitalized and amortized over its estimated useful life but not more than 25 years. Under the transition requirements of SFAS 142 "Goodwill and Other Intangible Assets", goodwill acquired after June 30, 2001 is capitalized but not amortized, and is subject to annual impairment testing as required under APB 17 "Intangible Assets". All goodwill ceased to be amortized from December 31, 2001.

     U.S. GAAP requires the recoverability of goodwill to be assessed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment of goodwill relating to an entity is recognized if the sum of the estimated future cashflows (undiscounted and without interest charges) expected to be generated by that entity is less than its carrying amount. If impairment is assessed to exist, the amount recognized is the amount by which the carrying amount of the entity exceeds its fair value.

(g) Internal software costs

     Under U.K. GAAP, costs of software developed for internal use are generally expensed as they are incurred.

     Under U.S. GAAP, costs incurred in the application development stage of internal software must be capitalized and amortized over its estimated useful life.

(h) Revaluation of property

     Under U.K. GAAP, HSBC values its properties on an annual basis and adjustments arising from such revaluations are taken to reserves. HSBC depreciates non-investment properties based on cost or the revalued amounts. No depreciation is charged on investment properties other than leaseholds with 20 years or less to expiry.

     U.S. GAAP does not permit revaluations of property although it requires recognition of asset impairment. Any realized surplus or deficit is therefore reflected in income on disposal of the property. Depreciation is charged on all properties based on cost.

(i) Acquisition accounting adjustments relating to previous acquisitions

     Under U.K. GAAP, certain costs which relate to either post-acquisition management decisions or decisions prior to the acquisition are required to be expensed to the profit and loss account and cannot be capitalized as goodwill, as may be required by U.S. GAAP.

     In addition, under U.K. GAAP, the Beneficial merger, as explained in Note 5(g) to Unaudited Pro Forma Condensed Combined Financial Information, would have been accounted for using acquisition accounting whereas it was accounted for under U.S. GAAP as a pooling of interests.

(j) Accruals accounted derivatives

     Under U.K. GAAP, internal derivatives used to hedge banking book transactions may be accruals accounted but under U.S. GAAP, all derivatives are held at fair value. With the exception of certain subsidiaries in North America, HSBC has not elected to satisfy the more prescriptive documentation

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

requirements of SFAS 133 "Accounting for Derivatives Instruments and Hedging Instruments" in respect of derivative contracts.

(k) Available-for-sale securities

     Under U.K. GAAP, investment securities are included in the balance sheet at cost less provision for any permanent diminution in value.

     Under U.S. GAAP, available-for-sale securities are included in the balance sheet at fair value with unrealized holding gains and losses, net of applicable taxes, included in a separate component of shareholders' equity, where an available-for-sale security experiences an other than temporary decline in fair value below cost, this decline is treated as realized and included in earnings.

(l) Foreign exchange differences on available-for-sale securities

     Under U.K. GAAP, investment securities denominated in currencies other than the functional currency of the entity concerned are included at cost less provisions for permanent diminution translated at the year end rate. Foreign exchange differences arising from this translation are recorded in the profit and loss account.

     Under U.S. GAAP, those investment securities categorized as available-for-sale are held at fair value with any valuation differences (including those attributable to foreign exchange movements) being recorded as "Other Comprehensive Income".

(m) Foreign exchange losses on Argentine funding

     Following pesification, HSBC Argentina's balance sheet primarily reflected Argentine peso assets more than fully funded by Argentine peso liabilities. In addition, HSBC Argentina had residual external U.S. dollar liabilities which essentially represented a portion of the loss recognized in 2001. Under U.K. GAAP, these U.S. dollar liabilities are treated as a separate operation with the U.S. dollar as the unit of account, as they are no longer funding the ongoing business.

     Under U.S. GAAP, this accounting treatment is not possible and the U.S. dollar liabilities are treated as part of the Argentine operation which accounts in Argentine pesos. As a result, as the Argentine peso has weakened, the U.S. dollar denominated liabilities generate a substantial loss in Argentine pesos which is reflected in U.S. GAAP income. However, as the pro forma financial information is prepared in U.S. dollars and economically there is no change in the amount of U.S. dollars owing an exactly offsetting gain is reflected in the U.S. GAAP accounts in reserves.

(n) Deferred origination expenses

     This reverses the adjustment made to Household's U.S. GAAP numbers to conform to HSBC's U.K. GAAP accounting policies. (See note 5a)

(o) Interest suspension

     This reverses the adjustment made to Household's U.S. GAAP numbers to conform to HSBC's U.K. GAAP accounting policies. (See note 5i).

(p) Securitizations

     This reverses the adjustment made to Household's U.S. GAAP numbers to conform to HSBC's U.K. GAAP accounting policies. (See note 5c).

(q) Taxation

     Under U.K. GAAP, deferred tax is generally provided in the accounts for all timing differences, subject to the recoverability of deferred tax assets.

                               HSBC AND HOUSEHOLD
           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                           INFORMATION -- (CONTINUED)

     Under U.S. GAAP, deferred tax assets and liabilities are recognized in respect of all temporary differences. A valuation allowance is raised against any deferred tax asset where it is more likely than not that the asset, or a part thereof, will not be realized.

     In addition, where appropriate, the adjustments from U.K. GAAP to U.S. GAAP on net income and shareholders' equity have been tax effected at the relevant effective tax rate.

(r) Minority interest in reconciling items

     This reflects the appropriate share of adjustments attributable to minority interests.

(s) Acquisition accounting adjustments relating to the merger

     The acquisition accounting adjustments under U.K. and U.S. GAAP relating to the merger are different primarily due to the recognition under U.K. GAAP of goodwill relating to the acquisition of Beneficial. In addition, the fair value adjustments are different as the book values of Household's tangible assets and liabilities are different under U.K. GAAP and U.S. GAAP.

(t) Own shares held

     U.K. GAAP allows for the inclusion of own shares held within equity shares.

     AICPA Accounting Research Bulletin 51 "Consolidated Financial Statements" requires a reduction in shareholders' equity for own shares held.

(u) Dividend payable

     Under U.K. GAAP, dividends declared after the period end are recorded in the period to which they relate.

     Under U.S. GAAP, dividends are recorded in the period in which they are declared.

                      DESCRIPTION OF HSBC ORDINARY SHARES

     The following information is a summary of the material terms of the HSBC ordinary shares of nominal value U.S.$0.50 each, as set out in HSBC's Memorandum and Articles of Association and relevant provisions of the U.K. Companies Act 1985, as amended, which we refer to in this document as the Companies Act. Holders of Household common stock are encouraged to read the full HSBC Memorandum and Articles of Association which were filed as an exhibit to HSBC's Registration Statement on Form F-3/A (no. 333-92024) and are incorporated into this document by reference.

GENERAL

     The authorized share capital of HSBC consists of 15,000,000,000 ordinary shares of nominal value U.S.$0.50 each, 301,500 non-voting deferred shares of nominal value L1 each, 10,000,000 euro preference shares of nominal value E0.0l each, 10,000,000 dollar preference shares of nominal value U.S.$0.01 each and 10,000,000 sterling preference shares of nominal value L0.01 each.

     HSBC maintains two share registers, a principal share register in London and an overseas branch share register in Hong Kong SAR.

VOTING

     Unless otherwise required by the Companies Act or the HSBC Memorandum and Articles of Association, shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors, an increase of authorized share capital or the grant of authority to allot shares) at general meetings.

     Subject to the restrictions referred to under "-- Restrictions on Voting" and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote shall have one vote for each HSBC ordinary share held. Holders of record of HSBC ordinary shares may appoint a proxy to attend and vote on their behalf.

     The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

     HSBC will send out written notice at least 21 days before an annual general meeting or an extraordinary general meeting convened to consider a special resolution, and at least 14 days before all other extraordinary general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

     A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

DISCLOSURE OF INTERESTS IN SHARES

     Section 212 of the Companies Act gives HSBC the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares, to disclose prescribed particulars of those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the HSBC ordinary shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares. In this context, the term "interest" is broadly defined and will generally include an interest of any kind whatsoever in voting shares, including the interest of a holder of an HSBC ADS.

     A similar power is given to HSBC by the Securities (Disclosure of Interests) Ordinance which applies to companies listed on the SEHK.

RESTRICTIONS ON VOTING

     Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 212 of the Companies Act, as described above, and has not given HSBC any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting unless the directors determine that this restriction should not apply.

     A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

DIVIDENDS AND OTHER DISTRIBUTIONS

     HSBC may, by ordinary resolution, declare dividends, but it may not pay dividends in excess of the amount recommended by the directors. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the HSBC ordinary shares during any portion or portions of the period in respect of which the dividends are paid. The board of directors of HSBC may declare and pay interim dividends. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC on account of calls or otherwise in relation to the HSBC ordinary shares. The directors may, if authorized by an ordinary resolution, offer shareholders the right to elect to receive HSBC ordinary shares instead of cash for the whole or any part of any dividend. The board can forfeit a shareholder's right to a dividend that remains unclaimed for 12 years. Dividends with respect to HSBC ADSs issued by The Bank of New York (in its capacity as depositary) will be paid in U.S. dollars or invested in additional HSBC ADSs for participants in the dividend reinvestment plan operated by the depositary.

LIQUIDATION

     If HSBC is wound up, after payment of all liabilities and the deduction of any provision made under section 719 of the Companies Act or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC's business), the remaining assets available for distribution to holders of the HSBC ordinary shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

UNTRACED SHAREHOLDERS

     HSBC can sell any HSBC ordinary shares (including any further shares issued in respect of those HSBC ordinary shares) if the holder has not cashed any cheque, order or warrant payable and HSBC has not received any communication in respect of the HSBC ordinary shares from the relevant shareholder (or other person entitled to the HSBC ordinary shares) for a period of 12 years during which at least three dividends were payable with respect to the HSBC ordinary shares. HSBC must advertise its intention to sell the HSBC ordinary shares in newspapers published in the United Kingdom and in Hong Kong SAR (in the manner specified in HSBC's Memorandum and Articles of Association) and inform the stock exchanges on which HSBC ordinary shares and HSBC ADSs are listed and traded.

     HSBC may then sell the HSBC ordinary shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the HSBC ordinary shares, HSBC will owe the former shareholder (or other person previously entitled to the HSBC ordinary shares) only the sale amount, without interest.

TRANSFER OF SHARES

     HSBC ordinary shares may be transferred by an instrument in any usual form or in any other form acceptable to the directors. The directors may refuse to register a transfer:

          (1) if it is of HSBC ordinary shares which are not fully paid (unless to do so would prevent dealing in the HSBC ordinary shares taking place on an open and proper basis);

          (2) if it is not stamped (if required);

          (3) if it is not duly presented for registration together with the share certificate and other evidence of title as the directors reasonably require;

          (4) if it is in respect of more than one class of shares or shares denominated in different currencies;

          (5) if it is in favor of more than four persons jointly;

          (6) if HSBC has a lien on the shares; or

          (7) in some circumstances, if the holder has failed to provide the required particulars as described under "-- Disclosure of Interests in Shares."

     The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

     If the board refuses to register a transfer of a share it must inform the transferee of its refusal within two months of receiving the transfer request. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

     The registration of transfers may be suspended at any time and for any periods as the directors may determine, although these suspensions may not exceed 30 days in any year.

     Unless expressly provided by HSBC's Memorandum and Articles of Association or required by law or court order, HSBC cannot recognize any person other than the registered holder of a share as the owner of such share.

UNCERTIFICATED SHARES

     HSBC ordinary shares may be held in uncertificated form. HSBC may refuse to register a transfer of uncertificated shares only in limited circumstances, such as where prohibited by court order. Please refer to "-- Disclosure of Interests in Shares" and "-- Restrictions on Voting."

VARIATION OF CLASS RIGHTS AND ALTERATION OF SHARE CAPITAL

     Subject to the provisions of the Companies Act, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of an extraordinary resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid. The issuance of new shares ranking in priority to or pari passu with an existing class of shares is not considered to be a "variation" in the rights of already existing shares, unless the existing shares provide so expressly.

     HSBC may also vary or abrogate rights attached to the HSBC ordinary shares by a special resolution without the separate consent or sanction of the holders of any class of HSBC ordinary shares so long as the rights attached to all the HSBC ordinary shares are varied or abrogated in the same manner and to the same extent.

     HSBC may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act and HSBC's Memorandum and Articles of Association and without reducing any rights attached to any existing shares.

     HSBC can increase its share capital, consolidate and divide all or any of its share capital into shares of a larger amount, sub-divide all or any of its share capital into shares of a smaller amount (subject to the provisions of the Companies Act) or cancel any shares not taken or agreed to be taken by any person and reduce the amount of its authorized share capital accordingly.

PRE-EMPTIVE RIGHTS

     As HSBC is a company incorporated in the United Kingdom, in general, its shareholders have automatic pre-emptive rights pursuant to section 89 of the Companies Act. These pre-emptive rights can, however, be overridden by a special resolution of shareholders.

LIEN ON SHARES

     HSBC has a lien on shares which are not fully paid (to the extent permitted by the Companies Act). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. The board is entitled to sell a share subject to the lien only after giving 14 days' notice of its intent to sell in default.

CALLS

     The board may from time to time make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days' notice specifying the time, place and manner of payment which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

     Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders' meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

FORFEITURE OF SHARES

     If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC) and if the shareholder does not pay the amount owed within 14 days after receiving the notice, the board may forfeit the relevant share, at any time before full payment is made. The forfeited share and any dividends declared or other moneys payable in respect of the forfeited share will then become the property of HSBC.

PURCHASE OF SHARES

     HSBC can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act, the Hong Kong Code on Share Repurchases, the listing rules of the UKLA and the SEHK and HSBC's Memorandum and Articles of Association.

                 DESCRIPTION OF HSBC AMERICAN DEPOSITARY SHARES

GENERAL

     The Bank of New York, as depositary, issues HSBC ADSs in certificated or book-entry form. Each HSBC ADS will represent an ownership interest in five HSBC ordinary shares which have been deposited with the depositary. The office of The Bank of New York is located at 101 Barclay Street, 22 West, New York, NY 10286.

     The holder may hold HSBC ADSs either directly or indirectly through his broker or other financial institution. This description assumes the holder holds his HSBC ADSs directly. If the holder holds the HSBC ADSs indirectly, he must rely on the procedures of his broker or other financial institution to assert the rights of HSBC ADS holders described in this section. Any indirect holder should consult with his broker or financial institution to find out what those procedures are.

     The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to holders of HSBC ADSs. For more complete information, the holder should read the entire agreement and the American Depositary Receipt, or ADR, evidencing the HSBC ADSs. Copies of the agreement and the ADR will be available for inspection at the office of The Bank of New York. The laws of the State of New York govern the deposit agreement.

     The term deposited securities, as used in this description, includes HSBC ordinary shares deposited under the deposit agreement and other securities, cash and property received by The Bank of New York in respect of the HSBC ordinary shares, or in respect of any other securities, property or cash previously received, and held under the deposit agreement.

DEPOSIT AND WITHDRAWAL OF DEPOSITED SECURITIES

     The Bank of New York will issue the HSBC ADSs that the holder is entitled to receive against deposits of HSBC ordinary shares. The Bank of New York will issue additional HSBC ADSs if the holder or his broker deposits HSBC ordinary shares, along with any appropriate instruments of transfer or endorsement, with the custodian. The Bank of New York may also require the holder to deliver evidence of necessary governmental approvals and an agreement transferring his right as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of HSBC ADSs in the names the holder requests and will issue book-entry HSBC ADSs or, if the holder specifically requests, deliver certificates representing the HSBC ADSs at its New York office to the persons the holder requests.

     The holder may submit a written request to withdraw HSBC ordinary shares and turn in his certificated HSBC ADSs, if any, at the New York office of The Bank of New York. Upon payment of its fees and of any taxes or charges, such as stamp taxes, stock transfer taxes or fees, The Bank of New York will deliver at the office of its custodian in London the deposited securities underlying the HSBC ADSs, and at The Bank of New York's New York office any dividends or distributions with respect to the deposited securities represented by the HSBC ADSs, or any proceeds from the sale of any dividends, distributions or rights held by The Bank of New York. Alternatively, at the holder's request, risk and expense, The Bank of New York will deliver the deposited securities at its New York office.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Bank of New York will pay the holder of HSBC ADSs the cash dividends or other distributions it or the custodian receives on HSBC ordinary shares or other deposited securities, after deducting its fees and expenses (if any). The holder will receive these distributions in proportion to the number of HSBC ordinary shares his HSBC ADSs represent.

 CASH

     The Bank of New York will convert any cash dividend or other cash distribution HSBC pays on the HSBC ordinary shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars. If that is not possible on a reasonable basis, or if any approval from any government is needed and cannot be obtained, the deposit agreement allows The Bank of New York to distribute the non-U.S. currency only to those HSBC ADS holders to whom it is possible to do so or to hold the non-U.S. currency it cannot convert for the account of the HSBC ADS holders who have not been paid. It will not invest the non-U.S. currency and it will not be liable for any interest.

     Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole U.S. dollars and cents and will add any fractional cents to the next distribution.

 SHARES

     The Bank of New York will distribute new HSBC ADSs representing any HSBC ordinary shares HSBC distributes as a dividend or free distribution, if HSBC requests it to make this distribution. The Bank of New York will only distribute whole HSBC ADSs. It may sell HSBC ordinary shares which would require it to issue a fractional HSBC ADS and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional cash or HSBC ADSs, each HSBC ADS will also represent the new HSBC ordinary shares.

 RIGHTS TO RECEIVE ADDITIONAL SHARES

     If HSBC offers holders of securities any rights to subscribe for additional HSBC ordinary shares or any other rights, The Bank of New York will take actions necessary to make these rights available to the holder of HSBC ADSs. If The Bank of New York determines that it is not legal or not feasible to make these rights available to the holder, The Bank of New York may sell the rights and allocate the net proceeds to holders' accounts. The Bank of New York may allow rights that are not distributed or sold to lapse.

     If The Bank of New York makes rights available to the holder of HSBC ADSs, upon instruction from the holder it will exercise the rights and purchase the HSBC ordinary shares on his behalf. The Bank of New York will then deposit the HSBC ordinary shares and issue HSBC ADSs to the holder. The Bank of New York will only exercise rights if the holder pays it the exercise price and any other charges the rights require the holder to pay.

     U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the HSBC ADSs issued after exercise of rights. In this case, The Bank of New York may issue the HSBC ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place. The Bank of New York will not offer the holder rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to the holder. HSBC will have no obligation to register under the Securities Act those rights or the securities to which they relate.

 OTHER DISTRIBUTIONS

     The Bank of New York will send to the holder anything else HSBC distributes on deposited securities by any means The Bank of New York thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may decide to sell what HSBC distributed -- for example by public or private sale -- and distribute the net proceeds, in the same way as it does with cash.

     HSBC will have no obligation to take any other action to permit the distribution of HSBC ADSs, HSBC ordinary shares, rights or anything else to HSBC ADS holders.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

     If HSBC:

     - changes the nominal or par value of any of the HSBC ordinary shares,

     - reclassifies, splits or consolidates any of the HSBC ordinary shares,

     - distributes securities on any of the HSBC ordinary shares which are not in turn distributed to HSBC ADS holders, or

     - recapitalizes, reorganizes, merges, consolidates, sells its assets, or takes any similar action,

the cash, shares or other securities received by The Bank of New York will become new deposited securities under the deposit agreement. Each HSBC ADS will automatically represent its equal share of the new deposited securities. The Bank of New York will, if HSBC asks it to, issue new HSBC ADSs or ask the holder to surrender his outstanding HSBC ADSs in exchange for new HSBC ADSs identifying the new deposited securities.

RECORD DATES

     Each time a dividend is payable or other distribution is made, or a meeting of shareholders is scheduled, HSBC may set a record date to establish the shareholders eligible to receive the dividend or distribution or to attend the meeting. The Bank of New York will coordinate with HSBC to fix any dividend record date relating to the HSBC ADSs to the same dividend record date as established by HSBC.

VOTING RIGHTS

     The HSBC ADS holder may instruct The Bank of New York, as depositary, as to the exercise of voting rights at HSBC's shareholder meetings of holders of the same class of securities as the deposited securities represented by HSBC ADSs.

     The Bank of New York will enable the holder to attend and on a poll vote at a meeting by appointing him its proxy for the HSBC ordinary shares or other deposited securities underlying his HSBC ADSs. If the holder does not wish to attend a meeting, the holder may instruct The Bank of New York to appoint another person to attend and on a poll vote on the holder's behalf.

     The Bank of New York will notify the holder of the upcoming meeting and arrange to deliver relevant materials to him. The materials will (1) describe the meeting time, place and the matters to be voted on and (2) explain how the holder may give instructions for his HSBC ordinary shares to be voted. For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will, to the extent practical, subject to applicable law and the provisions of HSBC's Memorandum and Articles of Association, vote the HSBC ordinary shares or other deposited securities as the holder instructs. The Bank of New York will only vote as the holder instructs.

     Although The Bank of New York will try to send the notice of the meeting reasonably in advance of the meeting, HSBC will not be able to assure that the holder will receive the voting materials in time to ensure that the holder can give instructions for his HSBC ordinary shares to be voted. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

DISCLOSURE OF INTERESTS

     The obligation of a holder of HSBC ordinary shares and other persons with an interest in the HSBC ordinary shares to disclose information to HSBC under English law and Hong Kong SAR law applies to HSBC ADS holders and any other persons with an interest in the HSBC ADSs. The consequence of failure to comply with these provisions will be the same for an HSBC ADS holder and any other persons with an interest in the HSBC ADS as for a holder of HSBC ordinary shares. Please refer to "-- Description of HSBC Ordinary Shares -- Disclosure of Interests in Shares." The Bank of New York will co-operate with HSBC's efforts to comply with the disclosure requirements and ownership limitations.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     HSBC may agree with The Bank of New York to amend, for any reason, the deposit agreement and the HSBC ADSs without the holder's consent. If the amendment adds or increases fees or charges, except for taxes and other governmental charges, or prejudices an important right of HSBC ADS holders, it will only become effective 30 days after The Bank of New York notifies the holder of the amendment. At the time an amendment becomes effective, the holder is considered, by continuing to hold his HSBC ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair the holder's right to receive the deposited securities in exchange for his HSBC ADSs.

     The Bank of New York will terminate the deposit agreement if HSBC asks it to do so in which case it must notify the holder at least 90 days before termination. The Bank of New York may also terminate the agreement if The Bank of New York informs HSBC that it would like to resign and HSBC does not appoint a new depositary bank within 90 days.

     After termination, The Bank of New York and its agents will be required to do only the following under the agreement: (l) collect dividends and other distributions on the deposited securities, (2) sell rights offered to holders of deposited securities and (3) deliver shares and other deposited securities upon cancellation of HSBC ADSs. At any time after one year following termination of the deposit agreement, The Bank of New York may sell any remaining deposited securities. After that, The Bank of New York will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the HSBC ADS holders that have not surrendered their HSBC ADSs. The Bank of New York will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the money and other cash. After termination, HSBC's only obligations will be with respect to indemnification and to pay specified amounts to The Bank of New York.

CHARGES OF DEPOSITARY

     HSBC will pay specified fees, charges and expenses of The Bank of New York as agreed between The Bank of New York and HSBC. Fees for which the holders of the HSBC ADSs will be responsible include:

For:                                        HSBC ADS holders must pay:

Each issuance of an HSBC ADS, including     U.S.$5.00 (or less) per 100 HSBC ADSs
as a result of a distribution of shares
(through stock dividend or stock split or
rights or other property). This fee will
not be payable with respect to HSBC ADSs
issued to a Household common stockholder
who elects to receive HSBC ADSs in the
merger or to holders of converted stock
options who elect to receive HSBC ADSs

Each cancellation of an HSBC ADS,           U.S.$5.00 (or less) per 100 HSBC ADSs
including if the deposit agreement
terminates

Transfer and registration of shares on      Registration or transfer fees (of which
HSBC share register from the holder's       there currently are none)
name to the name of The Bank of New York
or its agent when the holder deposits or
withdraws shares

Conversion of non-U.S. currency to U.S.     Reasonable charges and expenses incurred
dollars                                     by The Bank of New York with respect to
                                            the conversion

Cable, telex and facsimile transmission     Reasonable charges and expenses incurred
expenses                                    by The Bank of New York

Transfers or issues of HSBC ordinary        Subject to the exceptions described in
shares to the depositary in exchange for    "-- Liability of Holder for Taxes", stamp
HSBC ADSs                                   duty or stamp duty reserve tax equal to
                                            1.5% (rounded up, in the case of stamp
                                            duty, to the nearest L5) of the amount of
                                            the consideration given for the transfer,
                                            or the value of the shares if there is no
                                            such consideration, or their issue price.

Transfers of underlying HSBC ordinary       Subject to the exceptions described in
shares from the depository to an HSBC ADS   "- Liability of Holder for Taxes", stamp
holder                                      duty at the fixed rate of L5 per
                                            transfer.

LIABILITY OF HOLDER FOR TAXES

     The Bank of New York may deduct the amount of any taxes owed from any payments to the holder. It may also restrict the transfer of the holder's HSBC ADSs or restrict the withdrawal of the holder's underlying deposited securities until the holder pays any taxes owed on his HSBC ADSs or underlying securities. It may also sell deposited securities, by public or private sale, to pay any taxes owed. The holder will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of HSBC ADSs to reflect the sale and pay to the holder any proceeds, or send to the holder any property, remaining after it has paid. The merger agreement provides that holders of Household common stock and stock options will generally not be required to pay any fee or other charge or expense to The Bank of New York, or any stamp duties, stamp duty reserve tax or other similar charges of a taxing authority relating to the issuance of HSBC ordinary shares or HSBC ADSs in the merger or on the exercise of options that have been converted to HSBC options under the merger agreement.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO HSBC ADS HOLDERS

     The deposit agreement expressly limits HSBC's obligations and the obligations of The Bank of New York. It also limits HSBC's liability and the liability of The Bank of New York. HSBC and The Bank of New York:

     - are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

     - are not liable if either of them is prevented or delayed by law, any provision of HSBC's Memorandum and Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

     - are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

     - have no obligation to become involved in a lawsuit or other proceeding related to the HSBC ADSs or the agreement on a holder's behalf or on behalf of any other party unless they are indemnified to their satisfaction; and

     - may rely upon any advice of or information from any legal counsel, accountants, any person depositing HSBC ordinary shares, any HSBC ADS holder or any other person whom they believe in good faith is competent to give them that advice or information.

     In the deposit agreement, HSBC and The Bank of New York agree to indemnify each other under specified circumstances.

HOLDER'S RIGHT TO RECEIVE THE HSBC ORDINARY SHARES UNDERLYING HSBC ADSS

     The holder of HSBC ADSs has the right to cancel his HSBC ADSs and withdraw the underlying shares at any time, except (i) when The Bank of New York or HSBC has closed its transfer books (for example, to permit voting at a shareholders' meeting or when HSBC is paying a dividend on the HSBC ordinary shares); (ii) when the holder seeking to withdraw HSBC ordinary shares owes money to pay fees, taxes and similar charges; or (iii) when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to HSBC ADSs or to the withdrawal of HSBC ordinary shares or other deposited securities.

     This right of withdrawal may not be limited by any other provision of the deposit agreement.

     The Bank of New York will keep books at its transfer office in New York City for the registration and transfer of HSBC ADSs which will be open for inspection by the holders of HSBC ADSs and HSBC at all reasonable times. Any reports and communications that HSBC sends to The Bank of New York or the custodian or otherwise makes available to shareholders are available for inspection by the holders of HSBC ADSs and HSBC at The Bank of New York's New York City transfer office.

PRE-RELEASE OF HSBC ADSS

     The Bank of New York may issue HSBC ADSs before deposit of the underlying HSBC ordinary shares. This is called a pre-release of HSBC ADSs. The Bank of New York may also deliver HSBC ordinary shares prior to the receipt and cancellation of pre-released HSBC ADSs even if the HSBC ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying HSBC ordinary shares are delivered to The Bank of New York. The Bank of New York may receive HSBC ADSs instead of HSBC ordinary shares to close out a pre-release. The Bank of New York may pre-release HSBC ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be, owns the HSBC ordinary shares or HSBC ADSs to be remitted; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; (3) The Bank of New York must be able to close out the pre-release on not more than three business days' notice. The pre-release will be subject to whatever indemnities and credit regulations that The

Bank of New York considers appropriate. In addition, The Bank of New York will limit the number of HSBC ADSs that may be outstanding at any time as a result of pre-release.

ACTIONS BY HOLDERS

     The Bank of New York, or its nominee, will take limited actions as the holder may reasonably request in writing, to enable him to exercise the rights to which shareholders of HSBC will be entitled. These actions will be taken to the extent practicable and subject to any applicable law or regulation and at the holder's expense. The Bank of New York, or its nominee, may require the holder to indemnify it with respect to these actions.

REQUIREMENTS FOR DEPOSITARY ACTIONS

     Before The Bank of New York will issue or register the transfer of an HSBC ADS, make a distribution on an HSBC ADS or permit withdrawal of HSBC ordinary shares, HSBC or The Bank of New York may require:

     - payment of stock transfer or other taxes or governmental charges and transfer or registration fees charged by third parties for the transfer of any HSBC ordinary shares or other deposited securities, as well as the fees of The Bank of New York;

     - production of satisfactory proof of the identity of the person presenting HSBC ordinary shares for deposit or HSBC ADSs upon withdrawal, and of the authenticity of any signature or other information they deem necessary; and

     - compliance with regulations The Bank of New York may establish consistent with the deposit agreement, including presentation of transfer documents.

             COMPARISON OF RIGHTS OF HOUSEHOLD COMMON STOCKHOLDERS
                         AND HSBC ORDINARY SHAREHOLDERS

     As a result of the merger, holders of Household common stock will receive either, at their election, HSBC ordinary shares or HSBC ADSs. The following is a summary comparison of material differences between the rights of a Household common stockholder and an HSBC ordinary shareholder arising from the differences between the corporate laws of Delaware and of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. As HSBC has dual primary listings on the Official List of the UKLA and on the SEHK, HSBC is also subject to various Hong Kong SAR securities laws and regulations and some of these are referred to in this comparison. This summary is not a complete description of the laws of Delaware, England and Wales or Hong Kong SAR, the other rules, regulations or laws referred to in this summary, Household's Certificate of Incorporation, Household's by-laws or HSBC's Memorandum and Articles of Association. For information as to where the governing instruments of Household and HSBC may be obtained, please refer to "Where You Can Find More Information." You are encouraged to obtain and read these documents.

     For a description of the HSBC ordinary shares and HSBC ADSs and a discussion of the ways in which the rights of holders of HSBC ADSs may differ from those of holders of HSBC ordinary shares, please refer to "Description of HSBC Ordinary Shares" and "Description of HSBC American Depositary Shares."

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                       VOTING RIGHTS

- Under Delaware law, each stockholder is       - Under English law, a shareholder entitled
  entitled to one vote for each share of          to vote at a shareholders' meeting is
  capital stock held by the stockholder           entitled to one vote on a show of hands
  unless the certificate of incorporation         regardless of the number of shares he or
  provides otherwise. Household's                 she holds. However, any group of five
  Certificate of Incorporation does not           ordinary shareholders (or a lower number
  alter the voting rights of holders of           if provided in the articles of
  Household common stock, except that the         association) and any shareholder or
  board of directors, as it has done in the       shareholders representing at least 10% of
  case of the 5% cumulative preferred stock,      the ordinary shares has the statutory
  $4.50 cumulative preferred stock and $4.30      right to demand a vote by a poll, which
  cumulative preferred stock, may grant           means that each ordinary shareholder would
  voting rights to holders of preferred           be entitled to one vote for each ordinary
  stock, including the right to vote with         share held by the shareholder.
  the common stock on matters submitted to a
  vote thereof.                                 - HSBC's Memorandum and Articles of
                                                  Association provide that
- The Household by-laws provide that the
  presence of the holders of a majority of        (1) resolutions will be conducted on a
  the outstanding shares entitled to vote             show of hands, unless a poll is
  constitutes a quorum for the transaction            demanded by
  of business at a stockholders' meeting.
                                                       (a) the chairman of the meeting,
- Under Delaware law, a certificate of
  incorporation may provide that in                    (b) at least five members present in
  elections of directors and other specified               person or by proxy and entitled
  circumstances, stockholders are entitled                 to vote at the meeting,
  to cumulate votes. Household's Certificate
  of Incorporation does not provide for any            (c) a member or members present in
  such cumulative vote.                                    person or by proxy representing
                                                           at least 10% of the voting
                                                           rights of all members that have
                                                           the right to vote at the
                                                           meeting, or

                                                       (d) any member or members present in
                                                           person or by proxy holding
                                                           shares conferring a right to
                                                           vote at the meeting on which the
                                                           aggregate sum paid up is equal
                                                           to at least 10% of the total sum
                                                           paid up on all the shares
                                                           conferring that right; and

                                                  (2) proxies of members will be entitled
                                                      (a) to attend shareholders' meetings
                                                      and (b) to vote on a poll (but not to
                                                      speak, except to demand a poll).

                                                - Under English law, ordinary resolutions
                                                  are decided on a show of hands and must be
                                                  approved by at least a majority of the
                                                  shareholders present in person and voting
                                                  at a


          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                  meeting. If a poll is demanded, the
                                                  resolution conducted on a poll must be
                                                  approved by holders of at least a majority
                                                  of the votes cast at the meeting. Both
                                                  special and extraordinary resolutions
                                                  require the affirmative vote of at least
                                                  75% of the votes cast at the meeting to be
                                                  approved.

                                                - HSBC's Memorandum and Articles of
                                                  Association specify that three persons who
                                                  are each entitled to attend and to vote
                                                  constitute a quorum for purposes of a
                                                  general meeting. With respect to
                                                  adjournments of general meetings where a
                                                  quorum is not present within 15 minutes of
                                                  the appointed meeting time, one person
                                                  entitled to attend and vote constitutes a
                                                  quorum.

                                                - Cumulative voting is not recognized under
                                                  English law.

                                 ACTION BY WRITTEN CONSENT

- Under Delaware law, unless otherwise          - Under English law, shareholders of a
  provided in the certificate of                  public company such as HSBC are not
  incorporation, stockholders may take any        permitted to pass resolutions by written
  action required or permitted to be taken        consent.
  at a stockholders' meeting without a
  meeting if consented to in writing by the
  holders of the same number of shares that
  would be required if the action were to be
  taken at a meeting at which all shares are
  present and voted. Household's Certificate
  of Incorporation does not alter the right
  of stockholders to act by written consent.

               SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

- Under the Household by-laws, any              - Under English law, shareholders may demand
  stockholder may bring business before an        that a resolution be voted on at an annual
  annual meeting, including nominations to        general meeting if the demand is made
  the board of directors, if the stockholder
  gives timely notice in writing of the           (1) by shareholders holding at least 5% of
  stockholder's intention to bring the                the voting power of shares having a
  business before the meeting. To be timely,          right to vote on the resolution, or
  a stockholder's notice must be delivered
  to the Secretary at the principal               (2) by at least 100 shareholders holding
  executive offices of Household not less             shares on which there has been paid
  than 120 days nor more than 150 days prior          up an average sum, per shareholder,
  to the first anniversary of the preceding           of at least L100.
  year's annual meeting. If, however, the
  date of the annual meeting is advanced by     - The shareholders must deposit the demand
  more than 30 days or delayed by more than       at the company's registered office at
  60 days from such anniversary date, to be       least six weeks
  timely notice must be delivered not
  earlier

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
  than the 150th day prior to such annual         before the annual general meeting to which
  meeting and not later than the close of         it relates.
  business on the later of the 120th day
  prior to such annual meeting or the 10th      - In general, resolutions to appoint
  day following the day on which public           directors must be put to shareholders on
  announcement of the date of such meeting        the basis of one resolution for each
  is first made.                                  nominated director. A resolution including
                                                  more than one director may be presented to
- In addition, SEC rules allow resolutions        be voted upon at a general meeting only if
  to be included in the company's proxy           the shareholders have first unanimously
  statement for annual meetings of                approved so doing.
  stockholders if, among other conditions
  required to be met, advance notice is
  given to the corporation.

- Under the Household by-laws, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Household's proxy statement or notice of meeting. Nominations for elections to
  Household's board of directors at a
  special meeting at which directors are to be elected may be made by or at the direction of Household's board of directors pursuant to Household's proxy statement or notice of meeting or at the meeting, or at the meeting by any Household stockholder who is entitled to vote at the meeting and complies with the notice requirements included in
  Household's by-laws.

                              SOURCES AND PAYMENT OF DIVIDENDS

- Under Delaware law, the board of              - Subject to the prior rights of holders of
  directors, subject to any restrictions in       preferred shares, an English company may
  the corporation's certificate of                pay dividends on its ordinary shares only
  incorporation, may declare and pay              out of its distributable profits, defined
  dividends out of                                as accumulated, realized profits less

  (1) surplus of the corporation, which is        accumulated, realized losses, and not out
      defined as net assets less statutory        of share capital, which includes share
      capital, or                                 premiums, which are equal to the excess of

  (2) if no surplus exists, out of the net        the consideration for the issue of shares
      profits of the corporation for the          over the aggregate nominal amount of such
      fiscal year in which the dividend is        shares. Amounts credited to the share
      declared and/or the preceding fiscal        premium account, however, may be used to
      year.                                       pay up unissued shares that may then be
                                                  distributed to shareholders in proportion
  However, if the capital of the corporation      to their holdings.
  has been diminished to an amount less than
  the aggregate amount of capital               - In addition, under English law, HSBC will
  represented by the issued and outstanding       not be permitted to make a distribution
  stock of all classes having preference          if, at the time, the amount of its net
  upon the distribution of assets, the board      assets is less than the aggregate of its
  may not declare and pay dividends out of        issued and paid-up share capital and
  the corporation's net profits until the         undistributable reserves or to make a
  deficiency                                      distribution which brings its net assets
                                                  to

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
  in the capital has been repaired.               below that aggregate. Subject to these
                                                  limitations, HSBC's board has the power
- Household's Certificate of Incorporation        under HSBC's Memorandum and Articles of
  contains no provisions restricting              Association to pay interim cash dividends
  dividends on Household common stock,            or, subject to subsequent shareholder
  except that the Household preferred stock       approval, to recommend payment of final
  has preferences over the Household common       dividends.
  stock with respect to dividends.

                             RIGHTS OF PURCHASE AND REDEMPTION

- Under Delaware law, any corporation may       - Under English law, a company may issue
  purchase, redeem and dispose of its own         redeemable shares if authorized by its
  stock, except that generally it may not         memorandum and articles of association,
  purchase or redeem stock if the capital of      subject to any conditions stated therein.
  the corporation is impaired at the time or      HSBC's Memorandum and Articles of
  would become impaired as a result of the        Association permit the issuance of
  redemption.                                     redeemable shares.

  However, at any time, a corporation may         - A company may purchase its own shares,
  purchase or redeem any of its stock which       including any redeemable shares, if the
  is entitled upon any distribution of            purchase
  assets to a preference over another class
  of its stock if this stock will be retired      (1) is authorized by its memorandum and
  upon acquisition or redemption, and the             articles of association, and
  capital of the corporation will be reduced
  in accordance with specified statutory          (2) (a) in the case of an open-market
  limitations.                                            purchase, authority to make the
                                                          market purchase has been given
                                                          by an ordinary resolution of its
                                                          shareholders, or

                                                      (b) in all other cases, has been
                                                          approved by a special resolution
                                                          (requiring 75% of the votes cast
                                                          at a general meeting).

                                                - A company may redeem or repurchase shares
                                                  only if the shares are fully paid and, in
                                                  the case of public companies, only out of

                                                  (1) distributable profits, or

                                                  (2) the proceeds of a new issue of shares
                                                      made for the purpose of the
                                                      repurchase or redemption.

                                                - The UKLA requires that where a company has
                                                  issued shares which are listed on the
                                                  Official List and are convertible into a
                                                  class of shares to be repurchased, the
                                                  holders of the convertible shares must
                                                  first pass an extraordinary

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS

                                                  resolution approving any repurchase at a
                                                  separate class meeting.

                                                - The UKLA requires that purchases within a
                                                  12-month period of 15% or more of a
                                                  company's share capital must be made
                                                  through either a tender or partial offer
                                                  to all shareholders, at a stated maximum
                                                  or fixed price.

                                                - Purchases within a 12-month period below
                                                  the 15% threshold may be made through

                                                  (1) the open market, provided that the
                                                      price is not more than 5% above the
                                                      average of the middle market
                                                      quotations taken from the Daily
                                                      Official List of the LSE for the five
                                                      trading days before the purchase
                                                      date, or

                                                  (2) an off-market transaction negotiated
                                                      with one or more shareholders.

                                                - The Hong Kong Code on Share Repurchases,
                                                  or the Repurchase Code, requires share
                                                  repurchases to be by way of a general
                                                  offer unless falling within an exemption.
                                                  Repurchases by general offer must be
                                                  approved by a majority of disinterested
                                                  shareholders of the company. Such a
                                                  general offer will be subject to various
                                                  provisions of the Hong Kong Takeover Code.

                                                - The Hong Kong Takeover Code and Repurchase
                                                  Code apply to public companies in Hong
                                                  Kong SAR and companies with a primary
                                                  listing in Hong Kong SAR and are
                                                  non-statutory.

                                                - An off-market share repurchase can be made
                                                  under the Repurchase Code if approved by
                                                  the Securities and Futures Commission of
                                                  Hong Kong SAR and approval is generally
                                                  subject to, among other things, the share
                                                  repurchase being approved by at least
                                                  three-quarters of the disinterested
                                                  shareholders of the company by way of a
                                                  poll.

                                                - Some exempt share repurchases are
                                                  permissible under the Repurchase Code.
                                                  These consist of employee share
                                                  repurchases, repurchases in accordance
                                                  with the terms and conditions

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                  attached to shares and repurchases
                                                  required by the jurisdiction of
                                                  incorporation of the company.

                                                - There are restrictions in the City Code
                                                  and the Hong Kong Takeover Code on the
                                                  repurchase of securities during the course
                                                  of an offer (or even before an offer if
                                                  the board of the offeree company believes
                                                  that an offer may be imminent). Please
                                                  refer to "-- Provisions Relating to Share
                                                  Acquisitions."

                                                - On-market repurchases (either on the SEHK
                                                  or another recognized exchange, such as
                                                  the LSE) are required by the SEHK to be
                                                  approved by ordinary resolution of
                                                  shareholders either by specific approval
                                                  or general mandate. This approval or
                                                  mandate must not cover more than 10% of
                                                  the existing issued share capital of the
                                                  company.

                                                - In any one calendar month a company may
                                                  not repurchase shares in an amount greater
                                                  than 25% of the total number of its shares
                                                  traded on the SEHK in the course of the
                                                  previous month.

                     GENERAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS

- The Household by-laws provide that all        - Under HSBC's Memorandum and Articles of
  annual meetings of stockholders are to be       Association, all general meetings of
  held on such date and at such time as is        shareholders are held at the time and
  fixed by the Household board.                   place determined by the directors.

                     SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS

- Delaware law provides that special            - Under English law, an extraordinary
  meetings of stockholders may be called by       general meeting of shareholders may be
                                                  called by
  (1) the board of directors, or
                                                  (1) the board of directors, or
  (2) any person or persons authorized by
      the corporation's certificate of            (2) shareholders holding at least
      incorporation or by-laws.                       one-tenth of the paid-up capital of
                                                      the company carrying voting rights at
- The Household by-laws provide that special          general meetings.
  meetings of stockholders may be called
  only by                                         The notice requirements for an ordinary
                                                  resolution, an extraordinary resolution
  (1) the president of Household,                 and a special resolution are as follows:

  (2) the chief executive officer of              (1) Ordinary resolution -- 14 clear days'
      Household, or                                   notice,

  (3) a majority of the Household board.          (2) Extraordinary resolution -- l4 clear
                                                      days' notice,

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
- The Household by-laws provide that written      (3) Special resolution -- 21 clear days'
  notice of a special meeting must be mailed          notice.
  to each stockholder entitled to vote at
  the meeting not less than 10 nor more         - In addition, general meetings may be
  than 60 days prior to the special meeting.      called upon shorter notice if

                                                  (1) in the case of an annual general
                                                      meeting, all the shareholders who are
                                                      permitted to attend and vote agree to
                                                      the shorter notice, or

                                                  (2) in the case of an extraordinary
                                                      general meeting, a majority of the
                                                      shareholders holding at least 95% by
                                                      nominal value of the shares which can
                                                      be voted at this meeting so agree.

                                                  "Clear days' notice" means calendar days
                                                  and excludes

                                                  (1) the date of mailing,

                                                  (2) the date of receipt of the notice, and

                                                  (3) the date of the meeting itself.

                                                - "Extraordinary resolutions" are relatively
                                                  unusual and are confined to matters out of
                                                  the ordinary course of business, such as a
                                                  proposal to wind up the affairs of the
                                                  company. "Special resolutions" generally
                                                  involve proposals to

                                                  (1) change the name of the company,

                                                  (2) alter its capital structure,

                                                  (3) change or amend the rights of
                                                      shareholders,

                                                  (4) permit the company to issue new shares
                                                      for cash without applying the
                                                      shareholders' pre-emptive rights,

                                                  (5) amend the company's objects, or
                                                      purpose, clause in its memorandum of
                                                      association,

                                                  (6) amend the company's articles of
                                                      association, or

                                                  (7) carry out other matters for which the
                                                      company's articles of association or
                                                      the Companies Act prescribe that a
                                                      "special resolution" is required.


          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                - All other proposals relating to the
                                                  ordinary course of the company's business,
                                                  such as the election of directors and
                                                  transactions, such as mergers,
                                                  acquisitions and dispositions, are the
                                                  subject of an "ordinary resolution."

                                                - HSBC's Memorandum and Articles of
                                                  Association provide that all business
                                                  transacted at a general meeting is deemed
                                                  "special," except the following action at
                                                  an annual general meeting:

                                                  (1) declaration of dividends,

                                                  (2) receipt and consideration of annual
                                                      accounts,

                                                  (3) election of directors, and

                                                  (4) re-appointment of retiring auditors
                                                      (unless not last appointed at a
                                                      general meeting) and fixing of the
                                                      auditors' remuneration.

                                      APPRAISAL RIGHTS

- Delaware law provides stockholders of a       - While English law does not generally
  corporation involved in a merger the right      provide for appraisal rights, a
  to a judicial appraisal of their shares         shareholder may apply to a court and the
  and to receive payment of the fair value        court may specify terms for the
  of their stock so appraised in some             acquisition that it considers appropriate
  mergers. However, appraisal rights are not      as described under "-- Shareholders' Votes
  available to holders of stock                   on Some Transactions."

  (1) listed on a national securities
      exchange,

  (2) designated as a national market system security on an interdealer quotation system operated by the National
      Association of Securities Dealers,
      Inc., or

  (3) held of record by more than 2,000
      stockholders,

  unless holders of such stock are required to accept in the merger anything other than any combination of

  (A) shares of stock or depositary receipts of the surviving corporation in the merger,

  (B) shares of stock or depositary receipts of

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
           another corporation that, at the
           effective date of the merger, will
           be either

       (a) listed on a national securities
           exchange,

       (b) designated as a national market
           system security on an
           interdealer quotation system
           operated by the National
           Association of Securities
           Dealers, Inc., or

       (c) held of record by more than 2,000
           holders, or

  (C) cash in lieu of fractional shares of the stock or depositary receipts received.

- In addition, appraisal rights are not
  available to the holders of stock of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

                                     PRE-EMPTIVE RIGHTS

- Under Delaware law, a stockholder is not      - Under English law, the issuance for cash
  entitled to pre-emptive rights to               of
  subscribe for additional issuances of
  shares of stock or any security                 (1) equity securities, being those which,
  convertible into shares of stock unless             with respect to dividends or capital,
  they are specifically granted in the                carry a right to participate beyond a
  certificate of incorporation.                       specified amount, or

- Household's Certificate of Incorporation        (2) rights to subscribe for or convert
  does not provide for pre-emptive rights.            into equity securities must be offered
                                                      first to the existing equity
                                                      shareholders in proportion to the
                                                      respective nominal values of their
                                                      holdings, unless a special resolution to
                                                      the contrary has been passed by
                                                      shareholders in a general meeting.

                             AMENDMENT OF GOVERNING INSTRUMENTS

- Under Delaware law, unless the certificate    - Under English law, shareholders have the
  of incorporation requires a greater vote,       power to amend
  an amendment to the certificate of
  incorporation requires                          (1) the objects, or purpose, clause in a
                                                      company's memorandum of association
  (1) the approval of the board of                    and
      directors,
                                                  (2) any provisions of the company's
  (2) the affirmative vote of a majority of           articles of association
      the

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
      outstanding stock entitled to vote              by special resolution, subject to, in the
      thereon, and                                    case of amendments to the objects clause
                                                      of the memorandum of association, the
  (3) the affirmative vote of a majority of           right of dissenting shareholders to apply
      the outstanding stock of each class             to the courts to cancel the amendments.
      entitled to vote thereon as a class.
                                                - Under English law, the board of directors
  Household's Certificate of Incorporation        is not authorized to change the memorandum
  does not require any greater vote for an        of association or the articles of
  amendment to the certificate of                 association.
  incorporation.
                                                - Amendments affecting the rights of the
- Under Delaware law, stockholders have the       holders of any class of shares may,
  power to adopt, amend or repeal by-laws,        depending on the rights attached to the
  and the board of directors has concurrent       class and the nature of the amendments,
  power to do so if the certificate of            also require approval by extraordinary
  incorporation gives those powers to the         resolution of the classes affected in
  directors of the corporation.                   separate class meetings. Please refer to
                                                  "-- Stock Class Rights."
- Household's Certificate of Incorporation
  and by-laws each provide that the board of
  directors is authorized to make, alter,
  amend or rescind the by-laws of Household.

                                      PREFERRED STOCK

- Household's Certificate of Incorporation      - Subject to the rights of any existing
  authorizes Household's board of directors       shareholders, HSBC's Memorandum and
                                                  Articles of Association permit HSBC to
  (1) to issue up to 8,155,004 shares of          issue new shares with any rights granted
      preferred stock in such designations        to holders of such shares, including
      and with such rights as it deems            rights of priority over the HSBC ordinary
      appropriate (including voting               shares.
      rights),

  (2) to provide for the issuance of one or more series of preferred stock,

  (3) to fix the designation and number of the shares to be issued, and

  (4) to determine or alter for each series its designations, powers, preferred and relative, participating, optional or other special rights and qualifications, and limitations or restrictions thereon.

- To date, the Household board has
  authorized the issuance of nine series of preferred stock, and Household has issued eight series of preferred stock.

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                     STOCK CLASS RIGHTS

- Under Delaware law, except as may             - HSBC's Memorandum and Articles of
  otherwise be effected through a merger,         Association provides that
  any alteration of the rights, powers or
  preferences of holders of the Household         (1) the rights of any class of shares may
  common stock or any series of preferred             only be changed by an extraordinary
  stock would require an amendment to                 resolution passed at a separate class
  Household's Certificate of Incorporation.           meeting of the holders of the
                                                      relevant class of shares or by
- Delaware law provides that the holders of           written consent of holders of
  shares of a class or series of stock shall          three-quarters in nominal value of
  be entitled to vote as a class upon a               the relevant class of shares; an
  proposed amendment if the amendment will:           extraordinary resolution requires the
                                                      approval of three-quarters of the
  (1) increase or decrease the authorized             holders voting in person or by proxy
      shares of the class or series of                at the meeting;
      stock;
                                                  (2) the quorum required for the separate
  (2) increase or decrease the par value of           class meetings is at least two people
      the shares of the class or series of            who hold, or act as proxies for, at
      stock; or                                       least one-third of the total nominal
                                                      value of the existing shares of the
  (3) alter or change the powers,                     class, except at any adjournment of a
      preferences or special rights of the            class meeting, where one shareholder
      shares of the class or series of                or his proxy shall constitute a
      stock so as to affect them adversely.           quorum, regardless of the number of
                                                      shares that person holds; and

                                                  (3) a poll may be demanded at a separate
                                                      class meeting by any person present
                                                      in person or by proxy and entitled to
                                                      vote.

                    SHAREHOLDERS' VOTES ON SOME TRANSACTIONS

- Generally, under Delaware law, unless the     - The Companies Act provides for schemes of
  certificate of incorporation provides for       arrangement, which are arrangements or
  the vote of a larger portion of the stock,      compromises between a company and any
  completion of a merger, consolidation,          class of shareholders or creditors, and
  sale, lease or exchange of all or               are used in some types of reconstructions,
  substantially all of a corporation's            amalgamations, capital reorganizations or
  assets or dissolution requires:                 takeovers. These arrangements require the

  (1) the approval of the board of                approval of:
      directors, and                              (1) a majority in number of shareholders
                                                      or creditors representing 75% in
  (2) approval by the vote of the holders of          value of the capital held by or debt
      a majority of the outstanding stock             owed to the class of shareholders or
      entitled to vote thereon or, if the             creditors or class thereof present
      certificate of incorporation provides           and voting, either in person or by
      for more or less than one vote per              proxy at a special meeting convened
      share, a majority of the votes of the           by order of the court, and
      outstanding stock entitled to vote
      thereon.                                    (2) the court.

- Household's Certificate of Incorporation        - Once approved and sanctioned, all
  does not provide for the vote of a larger         shareholders and creditors of the relevant
  portion of the stock for a merger or              class are bound by the terms of the
  consolidation.                                    scheme, and a dissenting

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
- Under the rules of the NYSE, acquisitions       shareholder would have no rights
  involving                                       comparable to appraisal rights provided
                                                  under Delaware law.
  (1) substantial security holders, or
                                                - Under the rules of the UKLA, shareholder
  (2) the issuance of additional shares of        approval
      common stock of a listed company
      totaling 20% or more of the                (1) is usually required for an acquisition
      outstanding common stock                       or disposal by a listed company or
                                                      one of its subsidiaries if,
  require the approval of the holders of a            generally, the size of the company,
  majority of the stock voting on the                 business or assets to be acquired or
  acquisition. Other transactions do not              disposed of represents 25% or more of
  require stockholder approval under the              the size of the listed company, and
  NYSE rules.
                                                  (2) may also be required for an
                                                      acquisition or disposal of assets
                                                      between a listed company or one of its
                                                      subsidiaries and related parties,
                                                      including

                                                       (a) directors of the company or its
                                                           subsidiaries,

                                                       (b) holders of 10% of the nominal
                                                           value of any class of the
                                                           company's or any holding
                                                           company's or its subsidiary's
                                                           shares having the right to vote,
                                                           or

                                                       (c) any of their affiliates

                                                - There are similar requirements under the
                                                  listing rules of the SEHK. However, the
                                                  SEHK tests of the size of the transaction
                                                  differ from the UKLA and this can produce
                                                  different results. Under the listing rules
                                                  of the SEHK, shareholder approval is not
                                                  required unless the relevant percentage
                                                  arising from any of the tests of the size
                                                  of the transaction is 50% or more.

                                                - In addition, there are SEHK rules relating
                                                  to transactions between a company (or any
                                                  of its subsidiaries) and:

                                                  (1) connected persons (being directors,
                                                      chief executives or shareholders who
                                                      control 10% or more of the voting
                                                      power of the company or any of its
                                                      subsidiaries, or an associate (as
                                                      defined in the listing rules of the
                                                      SEHK) of any of them); and

                                                  (2) an acquisition or realization of an
                                                      interest in a company where a
                                                      shareholder who


           PROVISIONS APPLICABLE TO                              PROVISIONS APPLICABLE TO
        HOUSEHOLD COMMON STOCKHOLDERS                            HSBC ORDINARY SHAREHOLDERS
                                                       controls 10% or more of the voting
                                                       power is an associate of, or is
                                                       proposed to be, a director, chief
                                                       executive or controlling shareholder
                                                       of the listed company (or any of its
                                                       subsidiaries).

                                                 - Generally, unless covered by an exemption,
                                                   such transactions must be subject to
                                                   shareholder approval in a general meeting
                                                   with the abstention of the relevant
                                                   connected person.

                                                 - The Companies Act also provides that

                                                   (1) where a takeover offer is made for the
                                                       shares of a U.K. company, and

                                                   (2) within four months of the date of the
                                                       offer, the offeror has acquired or
                                                       contracted to acquire at least
                                                       nine-tenths in value of the shares of
                                                       any class to which the offer relates,

                                                   the offeror may, within two months of
                                                   reaching the nine-tenths level, require
                                                   shareholders who do not accept the offer
                                                   to transfer their shares on the terms of
                                                   the offer. A dissenting shareholder may
                                                   object to the transfer or its proposed
                                                   terms by applying to the court within six
                                                   weeks of the date on which notice of the
                                                   transfer was given. In the absence of
                                                   fraud or oppression, the court is unlikely
                                                   to order that the acquisition should not
                                                   take effect, but it may specify terms of
                                                   the transfer that it finds appropriate. A
                                                   minority shareholder is also entitled in
                                                   these circumstances, in the alternative,
                                                   to require the offeror to acquire his
                                                   shares on the terms of the offer.



                                    RIGHTS OF INSPECTION

- Delaware law allows any stockholder to        - Except when closed under the provisions of
  inspect                                         the Companies Act, the register and index
                                                  of names of shareholders of an English
  (1) the corporation's stock ledger,             company may be inspected during business
                                                  hours
  (2) a list of its stockholders, and
                                                  (1) for free, by its shareholders,
  (3) its other books and records,                    including, in the case of HSBC,
and to make copies or extracts of those               holders of HSBC ordinary shares, and
materials during normal business hours,
provided that                                     (2) for a fee by another person.

  (A) the stockholder makes a written
      request

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
      under oath stating the purpose of his       In both cases, the documents may be copied
      inspection, and                             for a fee.

  (B) the inspection is for a purpose           - The shareholders of an English public
      reasonably related to the person's          company may also inspect, without charge,
      interest as a stockholder.                  during business hours

                                                  (1) minutes of meetings of the
                                                      shareholders and obtain copies of the
                                                      minutes for a fee, and

                                                  (2) service contracts of the company's
                                                      directors, if the contracts have more
                                                      than 12 months unexpired or require
                                                      more than 12 months' notice to
                                                      terminate.

                                                In addition, the published annual accounts
                                                of a public company are required to be
                                                available for shareholders at a general
                                                meeting and a shareholder is entitled to a
                                                copy of these accounts. The shareholders of
                                                HSBC do not have the right to inspect the
                                                accounting records of HSBC unless authorized
                                                by statute, by order of the court, by the
                                                board or by ordinary resolution.

                             STANDARD OF CONDUCT FOR DIRECTORS

- None of Delaware law, Household's             - Under English law, a director has a
  Certificate of Incorporation or the             fiduciary duty to act in a company's best
  Household by-laws contains any specific         interest. This duty includes obligations
  provision setting forth the standard of
  conduct of a director. The scope of the         (1) not to create an actual or potential
  fiduciary duties of the Household board is          conflict between his duty to the
  thus determined by the courts of the State          company and duties to any other
  of Delaware. In general, directors have a           person or his personal interests, and
  duty to act on an informed basis, in good
  faith and in a manner they reasonably           (2) to exercise his powers only in
  believe to be in the best interests of the          accordance with the memorandum and
  stockholders.                                       articles of association of the
                                                      company.

                                                - In addition, a director must exercise
                                                  reasonable care and skill. The precise
                                                  scope of this duty is unclear, but the
                                                  test appears to be both subjective (i.e.,
                                                  was the director's conduct that of a
                                                  reasonably diligent person who has the
                                                  knowledge and experience of the director)
                                                  and objective (i.e., was the director's
                                                  conduct that of a reasonably diligent
                                                  person having the knowledge and experience
                                                  that a director should have).

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                          CLASSIFICATION OF THE BOARD OF DIRECTORS

- Delaware law permits the certificate of       - English law permits a company to provide
  incorporation or a stockholder-adopted          for the classification of the board of
  by-law to provide that directors be             directors with respect to the term of
  divided into one, two or three classes,         office that any director may hold.
  with the term of office of one class of
  directors to expire each year. Household's    - HSBC's Memorandum and Articles of
  Certificate of Incorporation does not           Association do not provide for a
  provide for classification of Household's       classified board.
  board.

                                    REMOVAL OF DIRECTORS

- Delaware law provides that a director may     - Under the Companies Act, shareholders may
  be removed with or without cause by the         remove a director without cause by
  holders of a majority in voting power of        ordinary resolution, irrespective of any
  the outstanding stock entitled to vote at       provisions of the company's articles of
  an election of directors, except that           association or service contract the
                                                  director has with the company, provided
  (1) members of a classified board of            that 28 clear days' notice of the
      directors may be removed only for           resolution is given to the company.
      cause, unless the certificate of            Compensation may be payable by the company
      incorporation provides otherwise, and       pursuant to such service contract.

  (2) directors may not be removed in some      - HSBC's Memorandum and Articles of
      situations in the case of a                 Association provide that one-third of the
      corporation having cumulative voting.       directors shall retire at each annual
                                                  general meeting. Those directors wishing
Neither the Household certificate of              to retire have first priority and second
incorporation nor the Household by-laws           priority is given to those directors who
address the issue of removal of directors or      have served the longest since their last
permit cumulative voting. Accordingly, under      appointment. Retiring directors may submit
Delaware law any director of Household may        themselves for re-election, if eligible.
be removed with or without cause by the
affirmative vote of holders of a majority of    - In addition to the directors required to
the outstanding shares entitled to vote for       retire by rotation as described above, a
the election of directors.                        director is also required to retire at an
                                                  annual general meeting if he has been a
                                                  director at each of the preceding two
                                                  annual general meetings and was not
                                                  elected or re-elected at either such
                                                  annual general meeting and has not ceased
                                                  to be a director (either by resignation,
                                                  retirement, removal or otherwise) and been
                                                  re-elected by general meeting at or since
                                                  such annual general meeting.


                            VACANCIES ON THE BOARD OF DIRECTORS

- Under Delaware law, unless otherwise          - Under English law, shareholders may by
  provided in the certificate of                  ordinary resolution, at a meeting at which
  incorporation or the by-laws,                   any director retires, appoint a person to
                                                  be a director
  (1) vacancies on a board of directors, and
                                                  (1) to fill a vacancy, or
  (2) newly created directorships resulting
      from

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
     an increase in the number of directors       (2) to become an additional director,
                                                      subject to any maximum provided in
  may be filled by a majority of the                  the company's articles of
  directors in office. However, if the                association.
  holders of any specific class of stock are
  entitled to elect directors, vacancies and
  newly created directorships of the class
  may be filled by a majority of the
  directors in office elected by the class.
  In the case of a classified board,
  directors elected to fill vacancies or
  newly created directorships will hold
  office until the next election of the
  class for which the directors have been
  chosen.

- The Household certificate of incorporation    - The board of directors has the power to
  provides that, subject to the rights of         appoint a director to serve until the next
  any class of preferred stockholders,            general meeting of the company, whereupon
                                                  the director concerned is required to
  (1) any vacancies on the Household board,       retire but will be eligible for election.
      or                                          Any director so retiring is not taken into
                                                  account in calculating the one- third of
  (2) newly created directorships                 the directors required to retire at the
      may be filled by a majority of the          annual general meeting. Please refer to
      directors then in office, even if           "-- Removal of Directors".
      less than a quorum.


                           LIABILITIES OF DIRECTORS AND OFFICERS

- Delaware law permits a corporation's          - English law does not permit a company to
  certificate of incorporation to include a       exempt any director or officer of the
  provision eliminating or limiting the           company or any person employed by the
  personal liability of a director to the         company as an auditor from any liability
  corporation and its stockholders for            arising from negligence, default, breach
  monetary damages arising from a breach of       of duty or breach of trust against the
  fiduciary duty as a director. However, no       company.
  provision can limit the liability of a
  director for

  (1) any breach of his duty of loyalty to the corporation or its stockholders,

  (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  (3) intentional or negligent payment of
      unlawful dividends or stock purchases
      or redemptions, or

  (4) any transaction from which he or she derives an improper personal benefit.

- The Household certificate of incorporation provides that a director will not be personally liable to Household or its stockholders for

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
  monetary damages for breach of fiduciary
  duty as a director, except for liability
  arising as a result of items (1) through
  (4) above.

                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

- Delaware law provides that a corporation      - English law does not permit a company to
  may indemnify any officer or director who       indemnify
  is made a party to any third party suit or
  proceeding on account of being a director,      (1) a director or officer of the company,
  officer or employee of the corporation              or
  against expenses, including attorneys'
  fees, judgments, fines and amounts paid in      (2) any person employed by the company as
  settlement reasonably incurred by him in            an auditor
  connection with the action, through, among
  other things, a vote of a majority of the       against any liability arising from
  directors who were not parties to the suit      negligence, default, breach of duty or
  or proceeding, if the officer or director       breach of trust against the company.
                                                  However, indemnification is allowed for
  (1) acted in good faith and in a manner he      liabilities incurred in proceedings in which
      reasonably believed to be in or not
      opposed to the best interests of the        (1) judgment is entered in favor of the
      corporation, and                                director or officer or the director
                                                      or officer is acquitted, or
  (2) in a criminal proceeding, had no
      reasonable cause to believe his             (2) the director or officer is held
      conduct was unlawful.                           liable, but the court finds that he
                                                      acted honestly and reasonably and
- The Household certificate of incorporation          that relief should be granted.
  provides that
                                                - HSBC's Memorandum and Articles of
  (1) Household will indemnify its current        Association provide for indemnification of
      and former directors and officers to        its directors and officers.
      the fullest extent authorized by
      Delaware law, and                         - The Companies Act enables companies to
                                                  purchase and maintain insurance for
  (2) the indemnification will include the        directors, officers and auditors against
      right to receive payment of any             any liability arising from negligence,
      expenses incurred in connection with        default, breach of duty or breach of trust
      any proceeding in advance of its            against the company.
      final disposition upon delivery to
      Household of an undertaking to repay      - HSBC maintains directors' and officers'
      all amounts advanced if it is               insurance.
      ultimately determined that such
      officer or director is not entitled
      to be indemnified.

- The Household certificate of incorporation also provides that Household will be required to indemnify a person in connection with a proceeding initiated by the person only if the proceeding was authorized by the board of directors.

- Household maintains directors' and
  officers' insurance.




          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                    SHAREHOLDERS' SUITS

- Under Delaware law, a stockholder may         - While English law permits a shareholder to
  initiate a derivative action to enforce a       initiate a lawsuit on behalf of the
  right of a corporation if the corporation       company only in limited circumstances, the
  fails to enforce the right itself. The          Companies Act permits a shareholder whose
  complaint must state that the plaintiff         name is on the register of shareholders of
  was a stockholder at the time of the            the company to apply for a court order
  transaction of which the plaintiff
  complains or that the plaintiff's shares        (1) when the company's affairs are being
  thereafter devolved on the plaintiff by             or have been conducted in a manner
  operation of law, and either                        unfairly prejudicial to the interests
                                                      of all or some shareholders,
  (1) allege with particularity the efforts           including the shareholder making the
      made by the plaintiff to obtain the             claim, or
      action the plaintiff desires from the
      directors, or                               (2) when any act or omission of the
                                                      company is or would be so
  (2) state the reasons for the plaintiff's           prejudicial.
      failure to obtain the action or for
      not making the effort.                    - A court has wide discretion in granting
                                                  relief, and may authorize civil
- Additionally, the plaintiff must remain a       proceedings to be brought in the name of
  stockholder through the duration of the         the company by a shareholder on terms that
  derivative suit. The action will not be         the court directs. Except in these limited
  dismissed or compromised without the            circumstances, English law does not
  approval of the Delaware Court of               generally permit class action lawsuits by
  Chancery.                                       shareholders on behalf of the company or
                                                  on behalf of other shareholders.

                         PROVISIONS RELATING TO SHARE ACQUISITIONS

- Section 203 of the Delaware General           - In the case of a company listed on the
  Corporation Law prohibits "business             Official List of the UKLA or on the SEHK,
  combinations," including mergers, sales         shareholder approval must be obtained for
  and leases of assets, issuances of              acquisitions or disposals of assets
  securities and similar transactions by a        involving directors or substantial
  corporation or a subsidiary with an             shareholders or their associates. In
  "interested stockholder" who beneficially       addition, takeovers of public companies,
  owns 15% or more of a corporation's voting      i.e., generally those listed on the
  stock, within three years after the person      Official List of the UKLA are regulated by
  or entity becomes an interested                 the City Code, which is
  stockholder, unless
                                                  (1) comprised of non-statutory rules
  (1) the business combination or the                 unenforceable at law, and
      transaction that caused the person to
      become an interested stockholder was        (2) administered by the Takeover Panel, a
      approved by the board of directors of           body consisting of representatives of
      the target prior to such person                 City of London financial and
      becoming an interested person,                  professional institutions which
                                                      oversees the conduct of takeovers.
  (2) upon completion of the transaction in
      which the person becomes an               - The City Code provides that when
      interested stockholder, the
      interested stockholder holds at least       (1) any person acquires, whether by a
      85% of the voting stock of the                  series of transactions over a period
      corporation not including (a) shares            of time or not,
      held by persons who are both officers
      and


          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS

      directors of the corporation and (b)            shares which, together with shares
      shares held by specified employee               held or acquired by persons acting in
      benefit plans, or                               concert with him or her, represent
                                                      30% or more of the voting rights of a
                                                      public company, or
  (3) after the person becomes an interested
      stockholder, the business combination       (2) any person, together with persons
      is approved by the board and holders            acting in concert with him or her,
      of at least 66 2/3% of the                      holds at least 30% but not more than
      outstanding voting stock, excluding             50% of the voting rights and that
      shares held by the interested                   person, or any person acting in
      stockholder.                                    concert with him or her, acquires any
                                                      additional shares,
- The merger of HSBC and Household is not
  governed by the limitations set forth in        the person must generally make an offer
  Section 203. The Household board has            for all of the equity shares of the
  unanimously approved and adopted the            company, whether voting or non-voting, and
  merger agreement and each of the                any class of voting non-equity shares of
  transactions contemplated thereby.              the company held by that person or any
                                                  person acting in concert with him or her,
                                                  for cash, or accompanied by a cash
                                                  alternative, at not less than the highest
                                                  price paid by the person or these persons
                                                  for the relevant shares during the 12
                                                  months preceding the date of the offer.

                                                - The Hong Kong Takeover Code contains
                                                  provisions broadly equivalent to those of
                                                  the City Code, as discussed above.


                                   ANTI-TAKEOVER MEASURES

- Under Delaware law, directors generally       - Under English law, directors of a company
  have a duty to act, on an informed basis,       have a fiduciary duty to take only those
  in good faith and in a manner they              actions which are in the interests of the
  reasonably believe to be in the best            company. Generally, anti-takeover measures
  interests of the stockholders.                  are not actions which fall within this
  Nevertheless, a Delaware court will             category.
  generally apply a policy of judicial
  deference to board of director decisions      - Under the City Code, a company is
  to adopt anti-takeover measures in the          prohibited from taking any action without
  face of a potential takeover where the          the approval of its shareholders at a
  directors are able to show that                 general meeting after

  (1) they had reasonable grounds for             (1) a bona fide offer has been
      believing that there was a danger to            communicated to its board of
      corporate policy and effectiveness              directors, or
      from an acquisition proposal, and
                                                  (2) its board of directors has reason to
  (2) the board action taken was reasonable           believe that a bona fide offer might
      in relation to the threat posed.                be imminent,

                                                where such action could effectively result
                                                in the offer being frustrated or in the
                                                shareholders being denied an opportunity to
                                                decide on its merits.

                                                - The Hong Kong Takeover Code has an

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                  equivalent provision.

                                  DISCLOSURE OF INTERESTS

- Acquirors of Household common stock are       - The Companies Act provides that anyone who
  subject to disclosure requirements under        acquires a material interest or becomes
  Section 13(d)(1) of the Exchange Act and        aware that he has acquired a material
  Rule 13d-1 thereunder, which provide that,      interest in 3% or more of any class of
  with limited exceptions, any person who         shares of a public company's issued share
  becomes the beneficial owner of more than       capital carrying rights to vote at general
  5% of the outstanding Household common          shareholder meetings must notify that
  stock must, within 10 days after such           company in writing of his or her interest
  acquisition                                     within two days. Thereafter, any increase
                                                  or decrease of a whole percentage or
  (1) file a Schedule 13D with the SEC            decrease which reduces the interest to
      disclosing specified information, and       below 3% must be notified in writing to
                                                  the company. This requirement applies to
  (2) send a copy of the Schedule 13D to          holders of HSBC ordinary shares or HSBC
      Household and to each securities            ADSs.
      exchange on which the security is
      traded.                                   - In addition, the Companies Act provides
                                                  that a public company may, by notice in
                                                  writing, require a person whom the company
                                                  knows or reasonably believes to be or to
                                                  have been within the three preceding
                                                  years, interested in the company's issued
                                                  voting share capital to

                                                  (1) confirm whether this is or is not the
                                                      case, and

                                                  (2) if this is the case, to give further
                                                      information that the company requires
                                                      relating to his or her interest and
                                                      any other interest in the company's
                                                      shares of which he is aware.

                                                - The disclosure must be made within a
                                                  reasonable period as specified in the
                                                  relevant notice. This may be as short as
                                                  one or two days.

                                                - When the notice is served by a company on
                                                  a person who is or was interested in
                                                  shares of the company and that person
                                                  fails to give the company any information
                                                  required by the notice within the time
                                                  specified in the notice, the company may
                                                  apply to the court for an order directing
                                                  that the shares in question be subject to
                                                  restrictions prohibiting, among other
                                                  things:

                                                  (1) any transfer of the shares,

                                                  (2) the exercise of voting rights,


          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                  (3) the issue of further shares, and

                                                  (4) other than in a liquidation, dividends
                                                      and other payments.

                                                  These restrictions may also void any
                                                  agreement to transfer the shares.

                                                - The Securities (Disclosure of Interests)
                                                  Ordinance Chapter 396 of the Laws of Hong
                                                  Kong SAR applies to companies listed on
                                                  the SEHK and has broadly similar
                                                  provisions, although the initial
                                                  disclosure threshold is 10%. The initial
                                                  disclosure threshold will be reduced to 5%
                                                  and some short positions will also require
                                                  disclosure when the new Securities and
                                                  Futures Ordinance comes into force, which
                                                  is expected to be in early 2003.

                                                - In addition, after the merger, holders of
                                                  HSBC ADSs are also required to file
                                                  Schedules 13D with respect to their
                                                  beneficial ownership of the underlying
                                                  HSBC ordinary shares if they beneficially
                                                  hold more than 5% of the HSBC ordinary
                                                  shares outstanding.

                                                - In addition, if the City Code applies to a
                                                  takeover transaction where HSBC is either
                                                  the offeror or offeree, and if a person
                                                  owns or controls, directly or indirectly
                                                  (such as through a holding of HSBC ADSs),
                                                  1% or more of the HSBC ordinary shares (or
                                                  as a result of any transaction, will own
                                                  or control 1% or more of such shares), any
                                                  dealings in the HSBC ordinary shares or
                                                  HSBC ADSs by such person must be publicly
                                                  disclosed.

    LIMITATION ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

               Ability to Bring Suits, Enforce Judgments and Enforce U.S. Law

- Household is a U.S. company incorporated      - HSBC is incorporated and registered in
  under the laws of Delaware. Substantially       England and Wales with its head office in
  all of its directors and officers are           London. Many of the directors and officers
  residents of the U.S., and Household has        of HSBC are residents of the U.K. and not
  substantial assets located in the U.S. As       the U.S. In addition, although HSBC has
  a result, U.S. investors generally can          substantial assets in the U.S., a large
  initiate lawsuits in the U.S. against           portion of its assets are located outside
  Household and its directors and officers        the U.S. As a result, U.S. investors may
  and can enforce lawsuits based on U.S.          find it difficult in a lawsuit based on
  federal securities laws in U.S. courts.         the civil liability provisions of the U.S.


          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                      federal securities laws

                                                  (1) to effect service within the U.S. upon
                                                      HSBC and the directors and officers
                                                      of HSBC located outside the U.S.,

                                                  (2) to enforce in U.S. courts or outside
                                                      the U.S. judgments obtained against
                                                      those persons in U.S. courts,

                                                  (3) to enforce in U.S. courts judgments
                                                      obtained against those persons in
                                                      courts in jurisdictions outside the
                                                      U.S., and

                                                  (4) to enforce against those persons in
                                                      the U.K., whether in original actions
                                                      or in actions for the enforcement of
                                                      judgments of U.S. courts, civil
                                                      liabilities based solely upon the
                                                      U.S. federal securities laws.

                                    SHORT SWING PROFITS

- Directors and officers of Household are       - Directors and officers of HSBC are not
  governed by rules under the Exchange Act        subject to the Exchange Act's "short
  that may require directors and officers to      swing" profit rules because HSBC is a
  forfeit to Household any "short swing"          foreign private issuer under the Exchange
  profits realized from purchases and sales,      Act and is not subject to these rules.
  as determined under the Exchange Act and
  the rules thereunder, of Household equity     - However, directors of HSBC are subject to
  securities.                                     applicable U.K. and Hong Kong SAR
                                                  legislation prohibiting insider dealing.
                                                  In addition, the directors have to comply
                                                  with the Model Code of the UKLA, which
                                                  provides that the considerations taken
                                                  into account by directors when deciding
                                                  whether or not to deal in shares of the
                                                  company of which they are a director must
                                                  not be of a short-term nature. The Model
                                                  Code also places additional restrictions
                                                  on trading during periods prior to
                                                  announcement of a company's results or
                                                  when in possession of unpublished
                                                  price-sensitive information.

                                                - Provisions in the SEHK Model Code for
                                                  Securities Transactions by Directors of
                                                  Listed Companies require directors to
                                                  refrain from dealing in securities of the
                                                  company in some circumstances, including
                                                  when they are aware of, or privy to,
                                                  notifiable transaction negotiations or
                                                  price-sensitive information. There are
                                                  also

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                                         restrictions on dealings during
                                                         periods prior to results announcements.

                                PROXY STATEMENTS AND REPORTS

                            Notices and Reports to Stockholders

- Under the Exchange Act proxy rules,           - As a foreign private issuer, HSBC is not
  Household must comply with notice and           governed by the Exchange Act proxy rules.
  disclosure requirements relating to the         However, HSBC is governed by the Companies
  solicitation of proxies for stockholder         Act and the listing rules of the UKLA and
  meetings.                                       the SEHK regulating notices of shareholder
                                                  meetings, which provide that notice of a
                                                  shareholder meeting must be accompanied by

                                                  (1) a shareholder circular containing an
                                                      explanation of the purpose of the
                                                      meeting, and

                                                  (2) the recommendations of the board with
                                                      respect to actions to be taken.

                                                - In addition, HSBC sends HSBC ordinary
                                                  shareholders and HSBC ADS holders a copy
                                                  of its annual report and accounts or a
                                                  summary thereof.

                                                - In addition, under the listing rules of
                                                  the UKLA and the SEHK, HSBC is (depending
                                                  on the size and importance of the
                                                  transaction) required to send to
                                                  shareholders details relating to
                                                  acquisitions, disposals, takeovers,
                                                  mergers and offers either made by or in
                                                  respect of the company.

          PROVISIONS APPLICABLE TO                        PROVISIONS APPLICABLE TO
       HOUSEHOLD COMMON STOCKHOLDERS                     HSBC ORDINARY SHAREHOLDERS
                                   Reporting Requirements

- As a U.S. public company, Household must      - As a foreign private issuer with
  file with the SEC, among other reports and      securities listed on the NYSE and
  notices:                                        registered under Section 12 of the
                                                  Exchange Act, HSBC is required to file
  (1) an annual report on Form 10-K within        publicly with the SEC and the NYSE annual
      90 days (scheduled to be reduced to         reports on Form 20-F within six months
      60 days by December 15, 2004 under          after the end of each fiscal year and to
      recently adopted SEC rules) after the       furnish reports on Form 6-K in other
      end of each fiscal year,                    circumstances.

  (2) quarterly reports on Form 10-Q within     - HSBC is also required to notify the UKLA
      45 days (scheduled to be reduced to         and the SEHK of, among other things,
      35 days by December 15, 2005 under
      recently adopted SEC rules) after the       (1) any major new developments relating to
      end of each fiscal quarter, and                 its business which are not public
                                                      knowledge and may lead to a
  (3) current reports on Form 8-K upon the            substantial movement in its stock
      occurrence of important corporate               price,
      events.
                                                  (2) notifications received by it from
                                                      persons holding an interest in 3% or
                                                      more of any class of the company's
                                                      share capital (in Hong Kong SAR, the
                                                      disclosure threshold is 10% and such
                                                      shareholders must notify the SEHK
                                                      before the company),

                                                  (3) any changes in its board of directors,

                                                  (4) any purchase or redemption by it of
                                                      its own equity securities,

                                                  (5) interests of directors in its shares
                                                      or debentures,

                                                  (6) changes in its capital structure,

                                                  (7) any decision to (or not to, where
                                                      expected to) declare, recommend or
                                                      pay any dividend,

                                                  (8) any preliminary announcement of
                                                      profits or losses for any year,
                                                      half-year or other period, and

                                                  (9) any decision to change the general
                                                      character or nature of the business
                                                      of the company or its group.

                             VALIDITY OF SECURITIES

     Norton Rose, London, England, will pass upon the validity under English law of the HSBC ordinary shares to be issued pursuant to the merger.

                                    EXPERTS

     The consolidated financial statements of HSBC as of December 31, 2000 and 2001 and for each of the years in the three-year period ended December 31, 2001 have been audited and reported upon by KPMG Audit Plc, Chartered Accountants and Registered Auditors. Such financial statements have been incorporated by reference herein and in the registration statement in reliance upon the report with respect thereto of KPMG Audit Plc, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of HSBC as of June 30, 2002, and for the six months then ended, incorporated by reference herein, KPMG Audit Plc has reported that they applied limited procedures in accordance with professional standards in both the United Kingdom and the United States for a review of such information. However, their separate report included in HSBC's interim report as furnished on Form 6-K containing interim results for the six-month period ended June 30, 2002, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Audit Plc is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information of HSBC because that report is not a report or a part of the registration statement prepared or certified by KPMG Audit Plc within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     The financial information in respect of HSBC contained in this document (and in any information incorporated by reference into this document other than HSBC's annual report on Form 20-F/A) does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985. Full audited accounts for HSBC Holdings plc for the years ended December 31, 2001, 2000 and 1999 have been delivered to the Registrar of Companies in England and Wales and KPMG Audit Plc has given reports under Section 235 of the Companies Act on such accounts, which were unqualified reports within the meaning of Section 237(2) or
(3).

     The consolidated financial statements and schedule of Household as of December 31, 2000 and 2001 and for each of the years in the three-year period ended December 31, 2001 have been audited and reported upon by KPMG LLP, independent accountants. Such financial statements and schedule have been incorporated by reference herein and in the registration statement in reliance upon the report with respect thereto of KPMG LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Household as of June 30, 2002, and for the six months then ended, incorporated by reference herein, KPMG LLP has reported that they applied limited procedures in accordance with professional standards in the United States for a review of such information. However, their report with respect thereto, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information of Household because that report is not a report or a part of the registration statement prepared or certified by KPMG LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                     CIRCULAR AND U.K. LISTING PARTICULARS

     HSBC is convening an extraordinary general meeting of its ordinary shareholders, and distributing to those shareholders a circular in accordance with the listing rules of the UKLA and the SEHK relating to the merger. HSBC will also deliver a copy of a document comprising the U.K. listing particulars relating to the merger in accordance with the listing rules of the UKLA to the Registrar of Companies in England and Wales for registration. Each of these documents will be available for inspection at the offices of Norton Rose, Kempson House, Camomile Street, London, EC3A 7AN, England, HSBC Holdings plc, 8 Canada Square, London E14 5HQ, England and The Hongkong and Shanghai Banking Corporation Limited, Level 37, 1 Queen's Road Central, Hong Kong SAR until the date on which the merger becomes effective. Summary particulars are attached as Annex E to this document. Neither the circular, the listing particulars nor the documents listed in the summary particulars as available for inspection form part of, or are incorporated into, this document, except to the extent specifically provided herein.

                          FUTURE STOCKHOLDER PROPOSALS

     Household intends to hold an annual meeting in 2003 only if the merger is not completed. To be eligible for inclusion, stockholder proposals were required to be received by Household's Corporate Secretary no later than December 5, 2002. Stockholders wishing to present a proposal from the floor of the 2003 annual meeting (if it is held), were required to submit such proposals to Household's Corporate Secretary no earlier than December 14, 2002 or later than January 14, 2003. If Household does not receive notice by the deadline of any other matter which a shareholder desires to bring before the 2003 annual meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, then the proxies designated by the Household board for that meeting may vote in their discretion on any such matter without mention of the matter in Household's proxy statement or proxy card for that annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     HSBC files annual and special reports and other information and Household files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the availability of the public reference room. Household's and HSBC's SEC filings are available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     HSBC has filed a registration statement on Form F-4 to register with the SEC the HSBC ordinary shares that Household stockholders will receive in the merger. This document is a part of the registration statement on Form F-4 and constitutes a prospectus of HSBC, as well as being a proxy statement for Household for its special meeting.

     The SEC permits HSBC and Household to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

     This document incorporates by reference the documents set forth below that have been previously filed with or furnished to the SEC. These documents contain important information about HSBC and Household and their respective financial conditions.

HSBC SEC FILINGS (COMMISSION FILE NO. 1-14930;
CIK NO. 0001089113)                                                    PERIOD
----------------------------------------------                         ------
Annual Reports on Form 20-F and Form 20-F/A     Year ended December 31, 2001, filed on March 4, 2002
                                                and March 13, 2002

Reports on Form 6-K                             Furnished on February 25, 2002, April 5, 2002, April
                                                8, 2002, April 10, 2002, May 10, 2002, June 20,
                                                2002, August 5, 2002, August 9, 2002, August 19,
                                                2002, September 3, 2002, September 4, 2002,
                                                September 10, 2002, September 13, 2002, October 8,
                                                2002, November 1, 2002 (two reports), November 4,
                                                2002, November 7, 2002 (two reports), November 20,
                                                2002, November 25, 2002, December 11, 2002, December
                                                12, 2002, December 13, 2002, December 17, 2002 (two
                                                reports), December 20, 2002 (two reports), December
                                                23, 2002, December 24, 2002, January 21, 2003,
                                                February 3, 2003 (two reports), February 6, 2003,
                                                February 12, 2003, February 13, 2003 and February
                                                14, 2003

HOUSEHOLD SEC FILINGS (COMMISSION FILE NO. 1-8198;
CIK NO. 0000354964)                                                        PERIOD
--------------------------------------------------                         ------
Annual Report on Form 10-K/A                        Year ended December 31, 2001, filed on August 27,
                                                    2002

Quarterly Reports on Form 10-Q and 10-Q/A           Quarter ended March 31, 2002, filed on August 14,
                                                    2002 and August 15, 2002
                                                    Quarter ended June 30, 2002, filed on August 14,
                                                    2002 and August 15, 2002
                                                    Quarter ended September 30, 2002, filed on October
                                                    4, 2002

Current Reports on Form 8-K                         Filed on January 16, 2002, January 28, 2002, March
                                                    13, 2002, March 21, 2002, April 8, 2002, April 9,
                                                    2002, April 17, 2002, July 17, 2002, August 14,
                                                    2002, September 16, 2002, October 15, 2002, October
                                                    16, 2002, October 29, 2002, October 30, 2002,
                                                    November 6, 2002, November 18, 2002, January 16,
                                                    2003 and January 21, 2003

     HSBC and Household also incorporate by reference into this document additional documents that they may file with the SEC from the date of this document to the date of the Household special meeting. These include reports such as annual reports on Form 10-K of Household and Form 20-F of HSBC, quarterly reports on Form 10-Q of Household, current reports on Form 8-K of Household, any reports on Form 6-K of HSBC specifically identified as being incorporated by reference into this document and proxy statements of Household.

     The HSBC ordinary shares to be issued in the merger (including the HSBC ordinary shares underlying the HSBC ADSs to be issued in the merger) will be admitted to the Official List of the U.K. Listing Authority and to trading on the LSE and will be listed on the SEHK, Euronext Paris and the NYSE. The HSBC ADSs to be issued in the merger will be listed on the NYSE.

     If you are an HSBC or Household shareholder, you may have been sent some of the documents incorporated by reference, but you can obtain any of them through HSBC, Household or the SEC as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing, by telephone, by e-mail or on the Internet from the appropriate company at the following addresses:

 Household International, Inc.          HSBC Holdings plc
       2700 Sanders Road                 8 Canada Square
  Prospect Heights, Illinois             London E14 5HQ
             60070                           England
              USA                Tel. No.: (011-44-20) 7991-8888
    Tel. No. (847) 564-5000           Website: www.hsbc.com
  Website: www.household.com                 e-mail:
            e-mail:                   shareholder@hsbc.com
investorrelations@household.com

     If you would like to request documents from HSBC or Household, please do so by March 21, 2003 in order to receive them before the Household special meeting.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               HSBC HOLDINGS PLC,
                         HOUSEHOLD INTERNATIONAL, INC.
                                      AND
                           H2 ACQUISITION CORPORATION
                                  DATED AS OF
                               NOVEMBER 14, 2002

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                  ARTICLE I
                                 DEFINITIONS

                                  ARTICLE II
                                  THE MERGER
2.1    The Merger..................................................   A-7
2.2    Closing.....................................................   A-7
2.3    Effective Time..............................................   A-8
2.4    Change in Structure.........................................   A-8
2.5    Certificate of Incorporation................................   A-8
2.6    Bylaws......................................................   A-8
2.7    Directors...................................................   A-8
2.8    Officers....................................................   A-8

                                 ARTICLE III
                        EFFECT OF THE MERGER ON STOCK;
                           EXCHANGE OF CERTIFICATES
3.1    Effect on Capital Stock.....................................   A-8
3.2    Exchange of Certificates....................................  A-10
3.3    Adjustments to Prevent Dilution.............................  A-13
3.4    Options.....................................................  A-13
3.5    Shares of Dissenting Shareholders...........................  A-15

                                  ARTICLE IV
                     DISCLOSURE SCHEDULES; STANDARDS FOR
                        REPRESENTATIONS AND WARRANTIES
4.1    Disclosure Schedules........................................  A-16
4.2    Standards...................................................  A-16

                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
5.1    Organization and Qualification; Subsidiaries................  A-16
5.2    Certificate of Incorporation and By-Laws....................  A-17
5.3    Capitalization..............................................  A-17
5.4    Authority Relative to this Agreement........................  A-18
5.5    No Conflicts; Required Filings and Consents.................  A-19
5.6    Certain Contracts...........................................  A-19
5.7    SEC Filings; Financial Statements; SAP Statements; RAP
       Statements; Other Filings...................................  A-20
5.8    Undisclosed Liabilities; Certain Assets.....................  A-21
5.9    Information Supplied........................................  A-22
5.10   Absence of Certain Changes or Events........................  A-22
5.11   Compliance with Applicable Laws; Permits....................  A-23
5.12   Absence of Litigation.......................................  A-24
5.13   Regulatory Agreements.......................................  A-24
5.14   Properties..................................................  A-25
5.15   Loans.......................................................  A-25
5.16   Servicing...................................................  A-25
5.17   Securitization Matters......................................  A-26

                                                                     PAGE
                                                                     ----
5.18   Employee Benefit Plans; ERISA...............................  A-26
5.19   Labor Matters...............................................  A-28
5.20   Taxes.......................................................  A-29
5.21   Tax Status..................................................  A-29
5.22   Intellectual Property.......................................  A-29
5.23   Environmental Liability.....................................  A-31
5.24   Company Insurance Policies..................................  A-31
5.25   Voting Matters..............................................  A-31
5.26   Rights Agreement............................................  A-32
5.27   Interested Party Transactions...............................  A-32
5.28   Risk Management; Derivatives................................  A-32
5.29   State Takeover Statutes.....................................  A-32
5.30   Opinion of Financial Advisor................................  A-32
5.31   Brokers.....................................................  A-32
5.32   Nature of Business..........................................  A-33

                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PARENT
6.1    Organization and Qualification; Subsidiaries................  A-33
6.2    Capitalization..............................................  A-33
6.3    Authority Relative to this Agreement........................  A-34
6.4    No Conflicts; Required Filings and Consents.................  A-34
6.5    SEC Filings; Financial Statements...........................  A-34
6.6    Undisclosed Liabilities.....................................  A-35
6.7    Information Supplied........................................  A-35
6.8    Absence of Certain Changes or Events........................  A-35
6.9    Compliance with Applicable Laws.............................  A-35
6.10   Absence of Litigation.......................................  A-35
6.11   Taxes.......................................................  A-36
6.12   Tax Status..................................................  A-36
6.13   Voting Matters..............................................  A-36
6.14   Brokers.....................................................  A-36

                                 ARTICLE VII
                COVENANTS RELATING TO THE CONDUCT OF BUSINESS
7.1    Conduct of Business by the Company Pending the Merger.......  A-36
7.2    No Solicitation.............................................  A-39
7.3    Conduct of Business by Parent Pending the Merger............  A-40

                                 ARTICLE VIII
                            ADDITIONAL AGREEMENTS
8.1    Registration Statement; Parent Documents....................  A-40
8.2    Shareholder Meetings........................................  A-41
8.3    Access to Information; Confidentiality......................  A-42
8.4    Filings; Other Actions; Notification........................  A-42
8.5    Accountants' Letters........................................  A-43
8.6    Listing Applications........................................  A-43

                                                                     PAGE
                                                                     ----
8.7    Tax Opinions................................................  A-43
8.8    Affiliates..................................................  A-44
8.9    Indemnification, Exculpation and Insurance..................  A-44
8.10   Employee Matters............................................  A-45
8.11   Section 16 Matters..........................................  A-46
8.12   Public Announcements........................................  A-46
8.13   Conveyance Taxes............................................  A-46
8.14   Tax Free Merger.............................................  A-46
8.15   Redemption of Certain Designations of Preferred Stock.......  A-46
8.16   Retirement of Treasury Stock................................  A-47

                                  ARTICLE IX
                       CONDITIONS PRECEDENT TO CLOSING
9.1    Conditions to the Obligation of Each Party to Effect the      A-47
       Merger......................................................
9.2    Conditions to the Obligation of Parent to Effect the          A-48
       Merger......................................................
9.3    Conditions to the Obligation of the Company to Effect the     A-48
       Merger......................................................

                                  ARTICLE X
                      TERMINATION, AMENDMENT AND WAIVER
10.1   Termination.................................................  A-49
10.2   Effect of Termination.......................................  A-50
10.3   Fees and Expenses...........................................  A-50

                                  ARTICLE XI
                          MISCELLANEOUS AND GENERAL
11.1   Survival....................................................  A-51
11.2   Modification or Amendment...................................  A-51
11.3   Waiver......................................................  A-51
11.4   Counterparts................................................  A-51
11.5   Governing Law and Venue; Waiver of Jury Trial...............  A-51
11.6   Notices.....................................................  A-52
11.7   Entire Agreement............................................  A-53
11.8   No Third Party Beneficiaries................................  A-53
11.9   Severability................................................  A-53
11.10  Interpretation..............................................  A-53
11.11  Assignment..................................................  A-54

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 14, 2002, among HSBC Holdings plc, a public limited company incorporated in England and Wales ("Parent"), Household International, Inc., a Delaware corporation (the "Company") and H2 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

     WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is in furtherance of and consistent with their respective long-term business strategies and is advisable and in the best interests of their respective companies and shareholders for the Company to merge with and into Merger Sub upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the boards of directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of the Company with and into Merger Sub in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that, for United States federal income tax purposes, the Merger shall qualify (i) as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) for an exception to the general rule of Section 367(a)(1) of the Code, and that this Agreement be, and hereby is, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code;

     WHEREAS, following the Merger, Parent intends to contribute the capital stock of the Surviving Corporation to an indirect U.S. subsidiary of Parent (the "Parent Intermediate Holding Subsidiary") which will serve as the principal holding company of Parent's U.S. operations through successive transfers in which each transferee is "controlled" by the respective transferor within the meaning of Section 368(c) of the Code; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     "Acquisition Proposal" has the meaning set forth in Section 7.2(a).

     "Affiliate Letters" has the meaning set forth in Section 8.8.

     "Agreement" has the meaning set forth in the preamble.

     "Alternative Transaction" means any of (i) a transaction pursuant to which any Person (or group of Persons) other than Parent or its affiliates, directly or indirectly, acquires or would acquire more than 25% of the outstanding Common Shares or outstanding voting power or of any new series or class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company (other than the Merger), (iii) any transaction pursuant to which any Person (or group of Persons) other than Parent or its affiliates acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries representing (as determined by the Board of Directors of the Company in good faith) more than 25% of the fair market value of all the assets, net revenues or net income of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of Common Shares immediately prior to such transaction do not, in the aggregate, own at least 75% of each of the outstanding common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the Common Shares immediately prior to the consummation thereof.

     "Assumed Stock Option" has the meaning set forth in Section 3.4(a).

     "Burdensome Condition" has the meaning set forth in Section 8.4(a).

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York or London, England or, for the purposes of Section 2.2 only, Hong Kong.

     "Bylaws" has the meaning set forth in Section 2.6.

     "Certificate" has the meaning set forth in Section 3.1(c).

     "Certificate of Incorporation" has the meaning set forth in Section 2.5.

     "Certificate of Merger" has the meaning set forth in Section 2.3.

     "Change in Company Recommendation" has the meaning set forth in Section 7.2(c).

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Date" has the meaning set forth in Section 2.2.

     "Code" has the meaning set forth in the recitals.

     "Common Exchange Ratio" has the meaning set forth in Section 3.1(a).

     "Common Merger Consideration" has the meaning set forth in Section 3.1(a).

     "Common Share" has the meaning set forth in Section 3.1(a).

     "Company" has the meaning set forth in the preamble.

     "Company $4.30 Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company $4.50 Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company 5% Preferred Stock" has the meaning set forth in Section 5.3(a).

     "Company 7 5/8% Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company 7.35% Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company 7.5% Preferred Stock" has the meaning set forth in Section 5.3(a).

     "Company 7.60% Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company 8.25% Preferred Stock" has the meaning set forth in Section
5.3(a).

     "Company Acquisition Agreement" has the meaning set forth in Section 10.3(b)(i).

     "Company Benefit Plan" shall mean any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA, providing benefits to any current or former employee, consultant or director of the Company or any of its subsidiaries (including any entity with respect to which the Company or its subsidiaries is a successor) and entered into, maintained or contributed to by the

Company or any of its subsidiaries or to which the Company or any of its subsidiaries has any obligation to contribute.

     "Company Charter Documents" has the meaning set forth in Section 5.2.

     "Company Counsel Tax Opinion" has the meaning set forth in Section 8.7.

     "Company Disclosure Schedule" has the meaning set forth in Section 4.1.

     "Company DRIP" has the meaning set forth in Section 3.4(f).

     "Company Employees" has the meaning set forth in Section 8.10(b).

     "Company ESPP" has the meaning set forth in Section 3.4(f).

     "Company Financial Statements" has the meaning set forth in Section 5.7(a).

     "Company IP" means, as of a specified date, all Intellectual Property that is used or held for use in connection with the business of the Company and its subsidiaries as of such date.

     "Company Loans" has the meaning set forth in Section 5.15.

     "Company Material Contract" has the meaning set forth in Section 5.6(a).

     "Company Option Plans" has the meaning set forth in Section 3.4(a).

     "Company Permits" has the meaning set forth in Section 5.11(e).

     "Company RAP Statements" has the meaning set forth in Section 5.7(c).

     "Company Regulatory Agreement" has the meaning set forth in Section 5.13.

     "Company SAP Statements" has the meaning set forth in Section 5.7(b).

     "Company SEC Documents" has the meaning set forth in Section 5.7(a).

     "Company Servicing Rights" means, with respect to any loan, any and all of the following: (a) all rights to service such loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments with respect to such loan, and any interest income on any payments or other receipts on or with respect to such loan), reimbursements or indemnification for servicing such loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other similar payments with respect to such loans and any amounts actually collected with respect thereto (in accordance with any applicable Servicing Agreement), and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all servicing files pertaining to such loans or pertaining to the past, present or prospective servicing of such loans; (f) all rights and benefits relating to the direct solicitation of the related borrowers for refinance or modification of such loans and attendant right, title and interest in and to the list of borrowers and data relating to their respective loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Company or any of its subsidiaries thereunder.

     "Company Shareholder Approval" has the meaning set forth in Section 5.25.

     "Company Shareholder Meeting" has the meaning set forth in Section 8.2(a).

     "Company Sponsored Asset Securitization Transaction" means any loan or other asset securitization transaction in which the Company or any of its subsidiaries was an issuer, sponsor or depositor.

     "Company Stock Option" has the meaning set forth in Section 3.4(a).

     "Company Stock Purchase Plans" has the meaning set forth in Section 3.4(f).

     "Confidentiality Agreement" has the meaning set forth in Section 8.3.

     "Continuation Period" has the meaning set forth in Section 8.10(a).

     "Copyrights" means writings and other works of authorship.

     "Depositary" has the meaning set forth in Section 3.1(a).

     "Deposit Agreement" has the meaning set forth in Section 3.1(a).

     "DGCL" has the meaning set forth in the recitals.

     "Dissenting Shares" has the meaning set forth in Section 3.5.

     "Effective Date" has the meaning set forth in Section 2.3.

     "Effective Time" has the meaning set forth in Section 2.3.

     "Environmental Claims" has the meaning set forth in Section 5.23.

     "Environmental Laws" has the meaning set forth in Section 5.23.

     "ERISA" mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Shares" has the meaning set forth in Section 3.2(d)(i).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" has the meaning set forth in Section 3.2(a)(i).

     "Excluded Shares" has the meaning set forth in Section 3.1(a).

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Fee" has the meaning set forth in Section 10.3(b).

     "Final Dividend" has the meaning set forth in Section 7.1(a).

     "Form F-4" has the meaning set forth in Section 8.1(a).

     "FSA" means the U.K. Financial Services Authority.

     "Governmental Consents" has the meaning set forth in Section 9.1(d).

     "Governmental Entity" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority, in each such case in any part of the world, including, without limitation, the NYSE, the UKLA, the LSE, the HKSE, the FSA, the Federal Reserve Board and the Hong Kong Monetary Authority.

     "HKSE" means The Stock Exchange of Hong Kong Ltd.

     "HKSE Listing Rules" means The Rules Governing The Listing of Securities on the HKSE.

     "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including without limitation such rights in and to: (i) Trademarks; (ii) Patents, inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iii) Copyrights; (iv) Trade Secrets; (v) Software; (vi) domain names and uniform resource locators; (vii) mask works; (viii) moral rights; and (ix) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any governmental authority in any jurisdiction.

     "IRS" means the United States Internal Revenue Service.

     "Licensed Company IP" means all Company IP other than the Owned Company IP.

     "LSE" means the London Stock Exchange plc.

     "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of
(v) the public disclosure of the transactions contemplated hereby, (w) changes in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities, in each case after the date hereof,
(x) changes, after the date hereof, in applicable generally accepted accounting principles or regulatory accounting requirements generally applicable to comparable companies, (y) actions or omissions of a party to this Agreement taken with the prior written consent of the other parties to this Agreement and
(z) changes, after the date hereof, in general economic and market conditions except, in the case of clauses (w), (x) and (z), to the extent that such changes have a disproportionately adverse effect on the relevant party and its subsidiaries relative to comparable businesses, or (ii) the ability of such party to perform its material obligations under this Agreement and to consummate the transactions contemplated hereby.

     "Merger" has the meaning set forth in the recitals.

     "Merger Sub" has the meaning set forth in the preamble.

     "Merger Sub Common Stock" has the meaning set forth in Section 3.1(d).

     "Month End Date" has the meaning set forth in Section 2.2.

     "Multi-State Settlement Agreement" has the meaning set forth in Section 5.11(c).

     "1996 Plan" has the meaning set forth in Section 3.4(a).

     "NYSE" means the New York Stock Exchange, Inc.

     "OCC" means the Office of the Comptroller of Currency.

     "OFT" means the U.K. Office of Fair Trading.

     "Option Holder" has the meaning set forth in Section 3.4(a).

     "Order" has the meaning set forth in Section 9.1(e).

     "Other Company Documents" has the meaning set forth in Section 5.7(e).

     "Owned Company IP" means that portion of the Company IP that is owned by the Company and its subsidiaries.

     "Parent" has the meaning set forth in the preamble.

     "Parent ADRs" has the meaning set forth in Section 3.1(a).

     "Parent Circular" has the meaning set forth in Section 8.1(c).

     "Parent Counsel Tax Opinion" has the meaning set forth in Section 8.7.

     "Parent Depositary Shares" has the meaning set forth in Section 3.1(a).

     "Parent Disclosure Schedule" has the meaning set forth in Section 4.1.

     "Parent Documents" has the meaning set forth in Section 8.1(c).

     "Parent Financial Statements" has the meaning set forth in Section 6.5.

     "Parent Intermediate Holding Subsidiary" has the meaning set forth in the recitals.

     "Parent Listing Particulars" has the meaning set forth in Section 8.1(c).

     "Parent Ordinary Shares" has the meaning set forth in Section 3.1(a).

     "Parent Plans" has the meaning set forth in Section 8.10(b).

     "Parent SEC Documents" has the meaning set forth in Section 6.5.

     "Parent Shareholder Approval" has the meaning set forth in Section 6.13.

     "Parent Shareholder Meeting" has the meaning set forth in Section 8.2(a).

     "Patents" means patents and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights.

     "PBGC" has the meaning set forth in Section 5.18(a).

     "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "Preferred Merger Consideration" means, with respect to any series of Preferred Shares not redeemed pursuant to Section 8.15 and outstanding immediately prior to the Effective Time, the cash consideration into which such series of Preferred Shares will be converted in the Merger pursuant to Section 3.1(b).

     "Preferred Shares" has the meaning set forth in Section 5.3(a).

     "Press Announcements" means any press announcements issued in accordance with the UKLA Listing Rules or the HKSE Listing Rules.

     "Previously Filed Company SEC Documents" has the meaning set forth in
Section 5.7(a).

     "Previously Filed Parent SEC Documents" has the meaning set forth in
Section 6.6.

     "Proposed Closing Date" has the meaning set forth in Section 2.2.

     "Prospectus" has the meaning set forth in Section 8.1(a).

     "Proxy Statement" has the meaning set forth in Section 8.1(a).

     "RAP" has the meaning set forth in Section 5.7(c).

     "Required States" has the meaning set forth in Section 5.11(c).

     "Rights Agreement" means the Rights Agreement, dated July 9, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent.

     "SAP" has the meaning set forth in Section 5.7(b).

     "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Disclosure Documents" has the meaning set forth in Section 5.17(a).

     "Servicing Agreement" means all contracts and agreements pursuant to which the Company or any of its subsidiaries has Company Servicing Rights.

     "Software" means software, including without limitation data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation.

     "Subsidiary Charter Documents" has the meaning set forth in Section 5.2.

     "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly (including through a merger, consolidation or similar transaction), for consideration consisting of cash and/or securities, all of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all of the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) to be reasonably capable of completion and, if completed, more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent.

     "Surviving Corporation" has the meaning set forth in Section 2.1.

     "Tax" shall mean, with respect to any Person, any tax, domestic or non-U.S., including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty, value added or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority.

     "Tax Return(s)" shall mean all returns, consolidated or otherwise, reports or statements (including without limitation informational returns), required to be filed with any Taxing Authority.

     "Taxing Authority" shall mean any Governmental Entity responsible for the imposition of any Tax.

     "Third-Party Asset Investor" means, with respect to any asset serviced by the Company or any of its subsidiaries for any third party, any owner, purchaser or beneficiary of such asset.

     "Trade Secrets" means trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person.

     "Trademarks" means trademarks, trade dress, service marks, certification marks, logos, and trade names, and the goodwill associated with the foregoing.

     "UKLA" means the FSA, acting in its capacity as the competent authority for the purpose of Part VI of the Financial Services and Markets Act 2000.

     "Units" has the meaning set forth in Section 5.3(a).

     "U.S. GAAP" means United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the DGCL, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.2 Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at 9:00 a.m. New York City time on the fifth Business Day after all of the conditions set forth in Article IX have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement (the "Proposed Closing Date"); provided, however, that if the Proposed Closing Date occurs within five Business Days before the last day of a calendar month, Parent may elect, at its option, to defer the Closing until such month-end date (the "Month End Date") by giving written notice to such effect to the Company accompanied by a written irrevocable waiver of all conditions other than the conditions contained in Sections 9.1(e), 9.1(f) and 9.2(f), to the extent permissible under applicable law, of all conditions to Closing as of the Month End Date or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the date upon which the Closing occurs, the "Closing Date").

     2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing on the Closing Date, the parties hereto shall file a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger or at such later date and time as Parent and the Company shall agree and specify in such Certificate of Merger (such time, the "Effective Time" and the date on which the Effective Time occurs, the "Effective Date").

     2.4 Change in Structure. Parent may at any time prior to the Effective Time change the structural method of effecting the combination with the Company (including, without limitation, the provisions of this Article II and of Article
III) if and to the extent Parent deems such change to be desirable; provided, however, that no such change shall (i) alter or change in any way (including as to the amount or kind) the consideration to be issued to holders of capital stock of the Company, or the holders of any Company Stock Options as provided for in this Agreement, (ii) adversely affect the tax treatment of holders of Common Shares as a result of the transactions contemplated by this Agreement,
(iii) materially impede or materially delay, or be reasonably likely to materially impede or materially delay, consummation of the transactions contemplated by this Agreement or (iv) adversely affect any party's ability to satisfy any of the closing conditions set forth in Article IX.

     2.5 Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation"), until thereafter duly amended as provided therein or by applicable law.

     2.6 Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

     2.7 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     2.8 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

                                  ARTICLE III

                         Effect of the Merger on Stock;
                            Exchange of Certificates

     3.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company or Merger Sub:

        (a) Common Merger Consideration. Each share of Company Common Stock, $1.00 par value per share (each, a "Common Share"), issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by Parent or any subsidiary of the Company or Parent, unless held for the account or benefit of any customer, client or other Person, or (ii) held in treasury by the Company (collectively, "Excluded Shares")), shall be converted into the right to receive, in accordance with this Article III, 2.675 (the "Common Exchange Ratio") ordinary shares of Parent, of nominal value U.S. $0.50 each ("Parent Ordinary Shares"). Each holder of converted and cancelled Common Shares (other than Excluded Shares) shall have the right to elect (in respect of each separate beneficial owner) to receive, in lieu of each of the Parent Ordinary Shares such beneficial owner has the right to receive pursuant to the prior sentence, 0.535 American depositary shares (the "Parent Depositary Shares") per Common Share, each such Parent Depositary Share representing the right to receive five Parent Ordinary Shares (such Parent Ordinary Shares or Parent Depositary Shares to be issued to holders of Common Shares, the "Common Merger Consideration"). The Parent Depositary Shares may be evidenced by one or more American depositary receipts ("Parent ADRs") issued in accordance with the Deposit Agreement among Parent, The Bank of New York, as depositary (the "Depositary"), and holders and beneficial owners from time to time of Parent ADRs issued thereunder (as amended from time to time, the "Deposit Agreement").

          (b) Preferred Merger Consideration.

          (i) Each share of Company 7 5/8% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with this Article III, cash in the amount of $1,000 ($25 per depositary share) plus all accumulated and unpaid dividends to but excluding the Closing Date, without interest.

          (ii) Each share of Company 7.50% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with this Article III, cash in the amount of $1,000 ($25 per depositary share) plus all accumulated and unpaid dividends to but excluding the Closing Date, without interest.

          (iii) Each share of Company 7.60% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with this Article III, cash in the amount of $1,000 ($25 per depositary share) plus all accumulated and unpaid dividends to but excluding the Closing Date, without interest.

          (iv) Each share of Company 8 1/4% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with this Article III, cash in the amount of $1,000 ($25 per depositary share) plus all accumulated and unpaid dividends to but excluding the Closing Date, without interest.

        (c) Cancellation of Shares. All Common Shares and Preferred Shares (which term, for purposes of this Article III, shall mean only those Preferred Shares referenced in Section 3.1(b)(i)-(iv) above) shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Common Shares or Preferred Shares (other than Excluded Shares), shall thereafter represent only the right to the Common Merger Consideration (and the right, if any, to receive pursuant to Section 3.2(d) cash in lieu of a fractional Parent Ordinary Share or Parent Depositary Share and any distribution or dividend pursuant to Section 3.2(b)) or the Preferred Merger Consideration, respectively, in each case without interest. The Parent Ordinary Shares and the Parent Depositary Shares issued in accordance with this Article III shall be of the same class and shall have the same rights as the currently outstanding Parent Ordinary Shares and the currently outstanding Parent Depositary Shares, respectively. The Surviving Corporation shall be liable for all stamp duties, stamp duty reserve tax and other similar Taxes imposed in connection with the issuance or creation of Parent Ordinary Shares or Parent Depositary Shares constituting Common Merger Consideration and any Parent ADRs in connection therewith and any deliveries thereof by the Exchange Agent in accordance with
Section 3.2(a) or Section 3.2(b) below (including any United Kingdom stamp duty, stamp duty reserve tax or other similar Taxing Authority charge (or any interest or penalties thereon) that may be payable by the Surviving Corporation, the Exchange Agent or Parent pursuant to the Deposit Agreement). Subject to Section 3.2(a)(iii) below, no holder of Common Shares or Company Stock Options shall be obligated to pay any fee or other charge or expense to the Depositary or any stamp duties, stamp duty reserve tax or other similar Taxing Authority charges in connection with the issuance of any Parent Ordinary Shares, Parent Depositary Shares or Parent ADRs pursuant to either the Merger or the exercise of Adjusted Options and any deliveries thereof by the Exchange Agent in accordance with
Section 3.2(a) and Section 3.2(b) below (for avoidance of doubt, the parties agree that the provisions of this sentence shall not apply to any subsequent transfer of Parent Ordinary Shares, Parent Depositary Shares or Parent ADRs or delivery or subsequent deposit pursuant to the Deposit Agreement).

          (d) Merger Sub. Each share of common stock, par value $0.01 per share ("Merger Sub Common Stock"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled.

          (e) Issuance of Surviving Corporation Shares. In consideration for the delivery, in accordance with Section 3.2(a), of the Parent Ordinary Shares referred to in Section 3.1(f), the Surviving Corporation shall issue to Parent at the Effective Time 50 shares of common stock of the Surviving Corporation.

          (f) Delivery of Parent Ordinary Shares and Cash. In consideration of the cancellation of Common Shares and Preferred Shares pursuant to Section 3.1(c) and the issue to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 3.1(e), Parent shall deliver to the Exchange Agent (i) such number of Parent Ordinary Shares as is equal to the number of Common Shares outstanding as of the Effective Time (other than Excluded Shares) multiplied by the Common Exchange Ratio for purposes of giving effect to the delivery of the Common Merger Consideration referred to in Section 3.1(a) and (ii) cash in the amount required to pay the Preferred Merger Consideration in accordance with Section 3.1(b).

     3.2 Exchange of Certificates.

          (a) Exchange Agent and Procedures.

          (i) Prior to the Effective Time, Parent shall appoint the Bank of New York or another agent reasonably acceptable to the Company, as exchange agent (the "Exchange Agent") for the purpose of acting solely as an agent in exchanging Certificates for Parent Ordinary Shares, Parent Depositary Shares or cash in accordance with this Article III. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to send to each holder of record of Common Shares and Preferred Shares (other than Excluded Shares) as of the Effective Time (x) a letter of transmittal which shall require holders of Common Shares to elect to take Common Merger Consideration either in the form of Parent Ordinary Shares or Parent Depositary Shares, and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as the Company and Parent shall reasonably specify, and (y) instructions for use in effecting the surrender of the Certificates in exchange for (A) in the case of Certificates representing Common Shares, (1) the Common Merger Consideration and (2) if applicable, any cash in lieu of fractional Parent Ordinary Shares or Parent Depositary Shares in accordance with Section 3.2(d) and unpaid dividends or other distributions in accordance with
     Section 3.2(b), and (B) in the case of Certificates representing Preferred Shares, the applicable Preferred Merger Consideration. In the case of Common Shares, such letter of transmittal shall also permit the holder of record as of the Effective Time of Common Shares submitting the same who elects to receive Parent Ordinary Shares to choose to hold such Parent Ordinary Shares in certificated or uncertificated form. The Exchange Agent will act solely as nominee for the holders of record of Common Shares and Preferred Shares (other than Excluded Shares) as of the Effective Time in relation to the actions required by the Exchange Agent under this Article III.

          (ii) Each holder of any Common Shares that have been converted into a right to receive the Common Merger Consideration set forth in Section 3.1(a) shall, upon surrender of a Certificate representing Common Shares for cancellation to the Exchange Agent together with a properly completed letter of transmittal, duly executed, be entitled to receive in exchange therefor (x) that whole number of Parent Ordinary Shares or Parent Depositary Shares that such holder is entitled to receive pursuant to this
     Article III and (y) a check in the amount (after giving effect to any tax withholdings required by applicable law) of (A) any cash in lieu of a fractional Parent Ordinary Share or a fractional Parent Depositary Share in accordance with Section 3.2(d), plus (B) if applicable, any unpaid dividends or other distributions that such holder has the right to receive in accordance with Section 3.2(b), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Subject to the receipt of a duly completed and validly executed letter of transmittal with respect to Common Shares electing to receive Parent Depositary Shares together with delivery of a Certificate in the proper form required by the letter of transmittal, Parent shall issue the Ordinary Shares to the Depositary (or as it may direct) as and when required for the delivery of Parent Depositary Shares in accordance with this Article III. Parent shall procure that the Exchange Agent requisitions from the Depositary, from time to time, Parent ADRs representing such number of Parent Depositary Shares, in such denominations as the Exchange Agent shall specify, as are issuable in respect of Common Shares the holders of which have elected to receive Parent Depositary Shares and for which Certificates have been delivered to the Exchange Agent. Subject to the receipt of a duly completed and validly executed letter of transmittal with respect to Common Shares electing to receive Parent Ordinary Shares together with delivery of a Certificate in the proper form required by the letter of transmittal, Parent shall cause to be delivered to each Person entitled thereto Parent Ordinary Shares pursuant to this Section 3.2(a)(ii), credited as fully paid, and will cause such Person's name to be entered in the register of members of Parent and, except where such Person has requested such Parent Ordinary Shares to be issued in uncertificated form, a certificate in respect thereof shall be issued to such Person. Where such Person has requested such Parent Ordinary Shares to be issued in uncertificated form, Parent shall cause such Parent Ordinary Shares to be duly delivered in accordance with the instructions given by the Person entitled thereto and in accordance with the rules of the CREST system.

          (iii) In the event of the surrender of a Certificate representing Common Shares or Preferred Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, the proper number of Parent Ordinary Shares or Parent Depositary Shares, as the case may be, and/or a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, shall be issued or otherwise delivered and/or paid to such a transferee if the Certificate formerly representing such Common Shares or Preferred Shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any Parent Ordinary Shares, Parent Depositary Shares or cash, as the case may be, are to be delivered to a Person whose name is other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other similar Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the registered holder of the Certificate surrendered to the extent that such Taxes are greater than those Taxes which would have been payable by the Surviving Corporation under Section 3.1(c) had the relevant Parent Ordinary Shares, Parent Depositary Shares or cash been delivered to the relevant registered holder of such Certificate or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

        (b) Distributions with Respect to Unexchanged Shares. Subject to the subsequent sentences of this Section 3.2(b), all Parent Ordinary Shares issued in respect of Common Shares pursuant to the Merger (including Parent Ordinary Shares underlying Parent Depositary Shares) shall be entitled to all dividends or other distributions declared by Parent in respect of the Parent Ordinary Shares the record date for which is at or after the Effective Time; provided that such Parent Ordinary Shares have been issued on or prior to such record date. No dividends or other distributions in respect of the Parent Ordinary Shares shall be paid to any holder of any unsurrendered Certificate representing Common Shares until such Certificate is surrendered for exchange in accordance with this Article III. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate representing Common Shares, there shall be issued and/or paid to the holder of the Parent Ordinary Shares or Parent Depositary Shares issued in exchange therefor, without interest, (i) at the time of such issuance, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Parent Ordinary Shares or Parent Depositary Shares and not paid and/or (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Ordinary Shares or Parent Depositary Shares with a record date after the Effective Time but with a payment date subsequent to the issuance of the Parent Ordinary Shares or Parent Depositary Shares issuable with respect to such Certificate.

     (c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company with respect to Common Shares and Preferred Shares shall be closed, and there shall be no further registration of transfers of the Common Shares or the Preferred Shares outstanding immediately prior to the Effective Time thereafter on the records of the Company.

     (d) Fractional Shares.

          (i) Notwithstanding any other provision of this Agreement, no fraction of a Parent Ordinary Share or Parent Depositary Share will be issued as Common Merger Consideration and any holder of Common Shares entitled to receive a fraction of a Parent Ordinary Share or Parent Depositary Share but for this Section 3.2(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall (subject to paragraph (ii) below) represent such holder's proportionate interest in the net proceeds (after commissions, transfer taxes and other out-of-pocket transaction costs, including customary expenses of the Exchange Agent in connection with such sale) from the sale by the Exchange Agent on behalf of such holders of the fractions of Parent Ordinary Shares (including Parent Ordinary Shares underlying Parent Depositary Shares) that would otherwise be issued (the "Excess Shares"), which sales shall be executed from time to time as appropriate. The sales of the Excess Shares by the Exchange Agent shall be executed on the LSE through one or more brokers nominated by the Parent with the pounds sterling sale proceeds being converted into U.S. dollars at the spot rate of exchange at the date of sale and remitted to the Exchange Agent as soon as practicable thereafter. Until the net proceeds of such sale have been distributed to the holders of Common Shares entitled thereto, the Exchange Agent will hold such proceeds in trust for such holders of Common Shares entitled thereto. Parent shall deliver to the Exchange Agent (or as the Exchange Agent may request from time to time) the Excess Shares for sale in accordance with this Section 3.2(d).

          (ii) Notwithstanding the provisions of Section 3.2(d)(i), Parent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Common Shares an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all Common Shares held of record at the Effective Time by such holder) would otherwise be entitled by (B) (x) the closing mid-market price (disregarding extended hours) on the Effective Date of the Parent Ordinary Shares (as reported in the Daily Official List of the UKLA) if the former holders of such Common Shares shall have elected to receive Parent Ordinary Shares, or (y) the closing price (disregarding extended hours) of the Parent Depositary Shares (as reported on the NYSE Composite Transaction Tape (as reported in the Wall Street Journal (National Edition), or, if not reported therein, any other authoritative source)) if the holder shall have elected to receive Parent Depositary Shares), and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 3.2(d)(ii).

     (e) Termination of Entitlement. If any Certificates shall not have been surrendered within twelve months following the Effective Date, to the extent permitted by applicable law (x) the entitlement of the holder of such Certificate to Common Merger Consideration or Preferred Merger Consideration, as the case may be, to any cash payment in lieu of a fractional entitlement pursuant to Section 3.2(d), and to any dividends or other distributions of Parent pursuant to Section 3.2(b) shall be extinguished absolutely and from that time the Exchange Agent shall no longer act as nominee for any holder of Certificates, (y) upon demand by the Surviving Corporation, the Exchange Agent shall sell, on behalf of the Surviving Corporation, any remaining Parent Ordinary Shares issued to it pursuant to Section 3.1(f) and not otherwise distributed to holders of Common Shares entitled thereto, such sales to be executed on the LSE and (z) the proceeds thereof, together with any remaining cash representing unpaid Preferred Merger Consideration, shall be remitted to the Surviving Corporation as soon as practicable thereafter.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Merger Consideration or the Preferred Merger Consideration, as applicable, and any cash payable in lieu of a fraction of a Parent Ordinary Share or Parent Depositary Share, as the case may be, and any unpaid dividends or other distributions in respect thereof pursuant to Section 3.2(b) and Section 3.2(d) upon due surrender of, and deliverable in respect of the Common Shares or Preferred Shares represented by, such Certificate pursuant to this Agreement. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Common Shares or Preferred Shares for purposes of this Article III.

     (g) Withholding Taxes. Subject to Section 3.1(c), Parent, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Common Merger Consideration or Preferred Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of Common Shares or Preferred Shares such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Common Shares or Preferred Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent.

     3.3 Adjustments to Prevent Dilution. In the event Parent changes (or establishes a record date for changing) the number of Parent Ordinary Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend (other than issuances of stock scrip in lieu of cash dividends consistent with past practice), recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Ordinary Shares then (a) if the record and payment or effective dates, as the case may be, therefor shall be at or prior to the Effective Time, the Common Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and
(b) if the record date therefor shall be prior to the Effective Time but the payment or effective date, as the case may be, therefor shall be subsequent to the Effective Time, Parent shall take such action as shall be required so that on such payment or effective date, as the case may be, any former holder of Common Shares who shall have received or become entitled to receive Common Merger Consideration pursuant to this Article III shall be entitled to receive such additional Parent Ordinary Shares or Parent Depositary Shares, as the case may be, as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time. Appropriate adjustments shall also be made in the event the number of Parent Ordinary Shares represented by each Parent Depositary Share is changed. In the event that, notwithstanding Section 7.1(a) hereof, the Company changes (or establishes a record date for changing) the number of Common Shares or Preferred Shares of any series issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Common Shares or such series of Preferred Shares, then the Common Exchange Ratio or the Preferred Merger Consideration, as applicable, shall be appropriately adjusted, taking into account the record and payment or effective dates, as the case may be, for such transaction.

     3.4 Options and Other Equity-Based Awards.

        (a) As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, the Board of Directors of the Company or Parent or any committee of the Board of Directors of the Company administering the Company's 1996 Long Term Executive Incentive Compensation Plan (the "1996 Plan"), the Company's Long Term Executive Incentive Compensation Plan and Beneficial Corporation 1990 Non-Qualified Stock Option Plan, the Beneficial Corporation Benshares Equity Participation Plan and the Renaissance Amended and Restated 1997 Incentive Plan, each as amended (collectively, the "Company Option Plans")) shall take such action as may be required or desirable (including obtaining all applicable consents) to effect the following provisions of this Section 3.4(a). Effective as of the Effective Time, each then outstanding option to purchase Common Shares (each a "Company Stock Option") granted pursuant to the Company Option Plans or otherwise granted by the Company to any current or former employee or director of, or consultant to, the Company or any of its subsidiaries (each, an "Option Holder") shall be assumed by Parent and shall be converted into an option (an "Assumed Stock Option") to purchase a number of Parent Ordinary Shares (rounded to the nearest whole share) equal to (x) the number of Common Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by
(y) the Common Exchange Ratio; and the per share exercise price for Parent Ordinary Shares issuable upon exercise of such Assumed Stock Option shall be equal to (1) the exercise price per Common Share at which such Company Stock Option was exercisable immediately prior to the Effective Time divided by (2) the Common Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Company Stock Options immediately prior to the Effective Time; provided, further, that the Board of Directors of Parent or a committee thereof shall succeed to the authority and responsibility of the Board of Directors of the Company or any committee thereof. At or prior to the time an option holder exercises his or her Assumed Stock Option, such option holder may elect to receive, in lieu of the Parent Ordinary Shares underlying such Assumed Stock Option, a number of Parent Depositary Shares (if any) determined using the conversion ratio of Parent Ordinary Shares to Parent Depositary Shares, as in effect at that time pursuant to the Deposit Agreement.

     (b) With respect to Company Stock Options granted under the Company Option Plans pursuant to which consent of an Option Holder is required under the terms of the applicable Company Option Plan, if any, as identified in Section 3.2(b) of the Company Disclosure Schedule, no later than the Effective Time, the Company will obtain a signed written consent from each Option Holder to the treatment of the Company Stock Options in the manner described in Section 3.4(a) hereof. As soon as practicable after the Effective Time, Parent shall deliver to the Option Holders appropriate notices setting forth the number of Parent Ordinary Shares subject to such Assumed Stock Options held by each such Option Holder and the exercise price under each such Assumed Stock Option, each as adjusted pursuant to Section 3.4(a) hereof, and stating that such Assumed Stock Options shall remain subject to the original terms and conditions applicable to the corresponding Company Stock Option as in effect immediately prior to the Effective Time (subject to the adjustments required by Section 3.4(a)).

     (c) At the Effective Time, each right of any kind, contingent or accrued, to receive Common Shares or benefits measured by the value of a number of Common Shares, and each award of any kind consisting of shares of Common Shares, granted under the Company Option Plans or any other Company Benefit Plan (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Company Stock Options (each, a "Company Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time, shall cease to represent a right or award with respect to Common Shares and shall be converted, at the Effective Time, into a right or award with respect to Parent Ordinary Shares (an "Assumed Stock-Based Award"), on the same terms and conditions as were applicable under the Company Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the Company Option Plans or other Company Benefit Plan or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby). The number of shares of Parent Ordinary Shares subject to each such Assumed Stock-Based Award shall be equal to the number of Common Shares subject to the Company Stock-Based Award, multiplied by the Common Exchange Ratio (rounded to the nearest whole Parent Ordinary Share). All dividend equivalents credited to the account of each holder of a Company Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing. At or prior to the time a holder of an Assumed Stock-Based Award is entitled to distribution of Parent Ordinary Shares in respect of such Award, such holder may elect to receive, in lieu of the Parent Ordinary Shares underlying such Assumed Stock-Based Award, a number of Parent Depositary Shares (if any) determined using the conversion ratio of Parent Ordinary Shares to Parent Depositary Shares, as in effect at that time pursuant to the Deposit Agreement.

     (d) Within 10 Business Days after the Effective Time, (i) Parent shall take such actions as are reasonably necessary to reserve for issuance or procure the purchase of a sufficient number of Parent Ordinary Shares and Parent Depositary Shares upon the exercise of the Assumed Stock Options and settlement or distribution of the Assumed Stock-Based Awards and (ii) Parent shall use its best efforts to prepare and file with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the issuance of the Parent Ordinary Shares and Parent Depositary Shares subject to the Assumed Stock Options and Assumed Stock-Based Awards.

     (e) Prior to the Effective Time, the Company shall take all necessary or appropriate action (including amending any of the Company Option Plans or other Company Benefit Plans and related award agreements or making adjustments as permitted thereby) to effectuate the assumption and conversion of the Company Stock Options and Company-Stock-Based Awards by Parent in accordance with the terms hereof and the assignment to Parent of the authorities and responsibilities of the Board of Directors of the Company or any committee thereof under the Company Option Plans or other Company Benefit Plans.

     (f) The Company shall take such action as is necessary to (i) cause the exercise (as of a date that is no later than three Business Days prior to the Effective Date) of each outstanding purchase right under the Company Employee Stock Purchase Plan (the "Company ESPP"); and (ii) provide that no further purchase period shall commence under the Company ESPP following such date; provided, however, that such exercise and cessation of further purchase periods shall be conditioned upon the consummation of the Merger. On such new exercise date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant's payroll withholding account to the purchase of whole shares of Common Shares in accordance with the terms of the Company ESPP. In addition, the Company shall take such action as is necessary to provide that (as of a date that is no later than three Business Days prior to the Effective Date) no further Common Shares will be purchased under the Company Dividend Reinvestment and Common Stock Purchase Plan (the "Company DRIP" and, together with the Company ESPP, the "Company Stock Purchase Plans"); provided, however, that such cessation of further purchases shall be conditioned upon the consummation of the Merger. At the Effective Time, a holder of Common Shares received under the Company Stock Purchase Plans shall, by virtue of the Merger and without any action on the part of such holder, be entitled to receive the Common Merger Consideration (subject to any applicable withholding tax as specified in Section 3.2(g) hereof or as may apply to payments made in connection with the performance of services), upon the surrender of the certificate representing such Common Shares as provided in Section 3.2. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company Stock Purchase Plans.

     3.5 Shares of Dissenting Shareholders. Any holder of Preferred Shares who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 262 of the DGCL (such shares, "Dissenting Shares") shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to the Surviving Corporation the certificate or certificates representing the Preferred Shares for which payment is being made. In the event that after the Effective Time a dissenting holder of Preferred Shares fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, the Surviving Corporation shall issue and deliver the Preferred Merger Consideration to which such holder of Preferred Shares is entitled under this Article III (without interest) upon surrender by such holder of the Certificate or Certificates representing Preferred Shares held by such holder.

                                   ARTICLE IV

                      DISCLOSURE SCHEDULES; STANDARDS FOR
                         REPRESENTATIONS AND WARRANTIES

     4.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and, in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more specified representations or warranties contained in Article V, in the case of the Company, or Article VI, in the case of Parent, or to one or more of such party's covenants contained in
Article VII; provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in the relevant Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.2, and (ii) the mere inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the disclosing party that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect with respect to either the Company or Parent, as the case may be.

     4.2 Standards.  No representation or warranty of the Company contained in
Article V (other than (i) Section 5.3(a), which shall be deemed untrue and incorrect if not true and correct in all but de minimis respects and (ii)
Section 5.3(b), 5.3(c), 5.6(c) and 5.11(c), which shall be deemed untrue and incorrect if not true and correct in all material respects) or of Parent contained in Article VI (other than Sections 6.2(a) and 6.2(b), which shall be deemed untrue or incorrect if not true and correct in all material respects) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in
Article V, in the case of the Company, or Article VI, in the case of Parent, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, respectively (disregarding for purposes of this Section 4.2 any materiality qualification contained in any representations or warranties).

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in a correspondingly numbered section of the Company Disclosure Schedule (it being understood that the listing or setting forth of an item in one section of the Company Disclosure Schedule shall be deemed to be a listing or setting forth in another section or sections of the Company Disclosure Schedule if and only to the extent that such information is reasonably apparent to be so applicable to such other section or sections), the Company hereby represents and warrants to Parent that:

     5.1 Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

        (b) Section 5.1(b) of the Company Disclosure Schedule includes a complete list of all of the Company's subsidiaries, together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another wholly-owned subsidiary of the Company. All the outstanding shares of capital stock, or other equity interests, set forth in Section 5.1(b) of the Company Disclosure Schedule (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in any corporation, partnership, joint venture or other business association or entity.

        (c) Except as set forth in Section 5.1(c) of the Company Disclosure Schedule, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of any of the Company's subsidiaries other than those owned by the Company or a wholly-owned subsidiary of the Company, (B) any securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any of the Company's subsidiaries, or (C) any warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, or any obligation of the Company or any of its subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests in, any of the Company's subsidiaries, and (ii) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, or to make any payments based on the market price or value of any such securities. Neither the Company nor any of its subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable for securities having the right to vote) with the shareholders of any of the Company's subsidiaries on any matter. To the knowledge of the Company, neither the Company nor any of its subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any securities of the type referred to in the preceding sentence.

     5.2 Certificate of Incorporation and By-Laws. Prior to the date hereof, the Company has provided to Parent a complete and correct copy of the certificate of incorporation and by-laws (or equivalent organizational documents) of the Company and each of its material subsidiaries (the organizational documents of the Company being referred to herein as the "Company Charter Documents", and the organizational documents of the Company's material subsidiaries being referred to herein, collectively, as the "Subsidiary Charter Documents"). Each of the Company Charter Documents and the Subsidiary Charter Documents is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of the Company Charter Documents or the Subsidiary Charter Documents, respectively.

     5.3 Capitalization. (a) The authorized capital stock of the Company consists solely of (i) 750,000,000 Common Shares, of which 474,116,132 were issued and outstanding as of the date hereof, and (ii) 8,155,004 shares of preferred stock, without par value, of which (A) 407,718 shares have been designated 5% Cumulative Preferred Stock (the "Company 5% Preferred Stock"), all of which are issued and outstanding as of the date hereof, (B) 100,000 shares have been designated 7.35% Cumulative Preferred Stock, Series 1993-A (the "Company 7.35% Preferred Stock"), none of which is issued and outstanding as of the date hereof, (C) 103,976 shares have been designated $4.50 Cumulative Preferred Stock (the "Company $4.50 Preferred Stock"), all of which are issued and outstanding as of the date hereof, (D) 836,585 shares have been designated $4.30 Cumulative Preferred Stock (the "Company $4.30 Preferred Stock"), all of which are issued and outstanding as of the date hereof, (E) 50,000 shares have been designated 8.25% Cumulative Preferred Stock, Series 1992-A (the "Company 8.25% Preferred Stock"), all of which are issued and outstanding as of the date hereof, (F) 300,000 shares have been designated 7.5% Cumulative Preferred Stock, Series 2001-A (the "Company 7.5% Preferred Stock"), all of which are issued and outstanding as of the date hereof, (G) 350,000 shares have been designated
7 5/8% Cumulative Preferred Stock, Series 2002-B (the "Company 7 5/8% Preferred Stock"), all of which are issued and outstanding as of the date hereof, (H) 400,000 shares have been designated 7.60% Cumulative Preferred Stock, Series 2002-A (the "Company 7.60% Preferred

Stock"), all of which are issued and outstanding as of the date hereof (the outstanding preferred shares referenced in clauses ((A) through (H) above; collectively, the "Preferred Shares"), and (i) 150,000 shares have been designated Series A Junior Participating Preferred Stock, none of which have been issued as of the date hereof. The Company has 21,663,000 issued and outstanding 8.875% Adjustable Conversion-Rate Equity Security Units of the Company (the "Units"). Between 21,088,930 and 25,306,717 Common Shares are issuable upon conversion of the Units, and 17,114,338 Common Shares are issuable upon the exercise of Company Stock Options and 4,252,032 Common Shares are issuable upon the vesting of restricted stock rights. As of the date hereof, 77,693,123 Common Shares were held by the Company in its treasury and no Common Shares or Preferred Shares were held by subsidiaries of the Company.

     (b) Section 5.3(b) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all holders of Company Stock Options, the number of Common Shares issuable pursuant to each Company Stock Options held by each such holder, the date each Company Stock Option was granted, the expiration date with respect to each such Company Stock Option, the vesting schedule of each such Company Stock Option, the Company Option Plan pursuant to which each such Company Stock Option was granted and the price per share of Common Stock at which each such Company Stock Option may be exercised.

     (c) All outstanding Common Shares and Preferred Shares are, and all shares thereof which may be issued will, when issued, be, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as required pursuant to Section 8.15 and as set forth in Section 5.3(a) and Section 5.3(b) of the Company Disclosure Schedule, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests in the Company, and (ii) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, or to make any payments based on the market price or value of any such securities. Neither the Company nor any of its subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter. To the knowledge of the Company, neither the Company nor any of its subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any securities of the type referred to in the preceding sentence.

     5.4 Authority Relative to this Agreement. (a) The Company has full corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action (other than, in the case of the Merger, the Company Shareholder Approval) on the part of the Company, and such authorization is in full force and effect.

        (b) As of the date hereof, the Board of Directors of the Company has unanimously (i) determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement, to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) adopted a resolution approving the "agreement of merger" (as that term is used in Section 251 of the DGCL) contained in this Agreement in accordance with the applicable provisions of the DGCL and the Company Charter Documents and (iii) recommended the adoption of such "agreement of merger" by the Company's shareholders and directed that such "agreement of merger" be submitted for consideration by the Company's shareholders at the Company Shareholder Meeting. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger

Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5.5 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (i) conflict with or violate any of the Company Charter Documents or the Subsidiary Charter Documents, (ii) assuming compliance with the matters referred to in Section 5.5(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance (including a right to purchase) on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their properties is bound or affected.

        (b) No material notices, reports or other filings are required to be made by the Company or its subsidiaries with, nor are any consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by the Company or its subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices (i) pursuant to Section
2.3 hereof, (ii) under the HSR Act, (iii) with or required by the OFT and the U.K. Secretary of State for Trade and Industry and under the Competition Act (Canada), (iv) under the Exchange Act (including, without limitation, the filing of the Proxy Statement), (v) with or required by the NYSE, the LSE, the UKLA, the HKSE or Euronext Paris, (vi) with or required by the FSA or the Hong Kong Monetary Authority, (vii) with or required by the OCC, (viii) under the Investment Canada Act and the Trust and Loan Companies Act (Canada), (ix) with or required by the Federal Reserve Board, (x) under state securities or "Blue Sky" laws, (xi) under Section 765 of the Income and Corporation Taxes Act of 1988 or (xii) with or required by any other Governmental Entity or under any applicable law, in each case as expressly set forth in Section 5.5(b) of the Company Disclosure Schedule.

     5.6 Certain Contracts.  (a) Section 5.6(a) of the Company Disclosure
Schedule includes, as of the date hereof, a list of (i) any agreement relating to the incurring of indebtedness by the Company or any of its subsidiaries (including sale and leaseback transactions and including capitalized lease transactions and other similar financial transactions) including, without limitation, any such agreement which contains provisions which in any non-de minimis manner restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted, (ii) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect (A) the ability of the Company or any of its affiliates (including Parent and its subsidiaries following the Merger) to solicit customers or (B) the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, or, following consummation of the transactions contemplated hereby, Parent and its subsidiaries, is or would be conducted, (iv) any agreement providing for the indemnification by the Company or any of its subsidiaries of any Person, other than customary agreements relating to the indemnity of directors, officers and employees of the Company and its subsidiaries, (v) any joint venture or partnership agreement, (vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with securitizations or financing transactions or contracts entered into in the ordinary course of business that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract), (vii) any contract or agreement providing for any material future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its subsidiaries, (viii) all collective bargaining agreements, (ix) any employment agreement or any agreement or arrangement that contains any material severance pay or post-employment liabilities or obligations to any current or former employee of the Company or its subsidiaries, other than as required under applicable law, (x) any agreement regarding any agent bank or other similar relationship with respect to lines of business, (xi) any material agreement that contains a "most favored nation" clause, (xii) any material agreement set forth in Section 5.22(a) of the Company Disclosure Schedule, (xiii) any Servicing Agreement, and (xiv) any other contract or other agreement not made in the ordinary course of business which is material to the Company and its subsidiaries, taken as a whole, or which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (each a "Company Material Contract").

     (b) Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and, to the knowledge of the Company, any other party thereto, and is in full force and effect. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party to any Company Material Contract, is in default in any material respect as to any provision thereof, and no such Company Material Contract contains any provision providing that the other party thereto may terminate such Company Material Contract, or alter the terms thereof, by reason of the transactions contemplated by this Agreement. As of the date hereof, neither the Company nor any of its subsidiaries has received any notice to the effect that the financial condition of any other party to any Company Material Contract is impaired so that a default thereunder or other failure to comply with the terms thereof may reasonably be anticipated, whether or not such default or non-compliance may be cured by the operation of any offset clause in such Company Material Contract.

     (c) No consents with respect to any Company Material Contracts are required to be obtained in connection with the consummation of the Merger and the transactions contemplated hereby that, as of the Closing, will have not been obtained, except where the failure to obtain such consents would not be material to the Company.

     5.7 SEC Filings; Financial Statements; SAP Statements; RAP Statements; Other Filings. (a) Since December 31, 1998, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (collectively, the "Company SEC Documents"). As of their respective dates and except as otherwise disclosed in Company SEC Documents filed and publicly available at least two Business Days prior to the date hereof (the "Previously Filed Company SEC Documents"), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed (as amended and/or restated and as supplemented by a Previously Filed Company SEC Document) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as otherwise disclosed in Previously Filed Company SEC Documents, the financial statements of the Company and its subsidiaries included in the Company SEC Documents (collectively, the "Company Financial Statements") complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of the Company's subsidiaries is required to file any reports, schedules, forms, statements or other documents with the SEC.

        (b) Since December 31, 1998, the Company has filed all required annual and quarterly statements and other documents (including exhibits and all other information incorporated therein) required to be filed with applicable insurance regulatory authorities (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authorities ("SAP") consistently applied, for the periods covered thereby and (as may have been amended and restated or supplemented by Company SAP statements filed subsequently but prior to the date hereof) fairly present in all material respects the statutory financial position of the Company or its subsidiaries, as the case may be, as at the respective dates thereof and the results of operations of such subsidiaries for the respective periods then ended. The Company SAP Statements complied with all applicable laws when filed, and, to the knowledge of the Company, no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other Governmental Entity. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited, and the Company has provided to Parent true and complete copies of all audit opinions related thereto. The Company has provided to Parent true and complete copies of
(i) all Company SAP Statements for the years ended December 31, 2000 and December 31, 2001 and the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, and (ii) all examination reports of any insurance departments and insurance regulatory agencies conducted since December 31, 1999 and relating to the Company or any of its subsidiaries.

        (c) Since December 31, 1998, the Company and its depositary institution subsidiaries have filed all required annual and quarterly statements and other documents (including exhibits and all other information incorporated therein) required to be filed with applicable bank regulatory authorities (collectively, the "Company RAP Statements"). The Company RAP Statements were prepared in conformity with regulatory accounting practices prescribed or permitted by the applicable bank regulatory authorities ("RAP") consistently applied, for the periods covered thereby and (as may have been amended and restated or supplemented by Company RAP statements filed subsequently but prior to the date hereof) fairly present in all material respects the statutory financial position of the Company or its subsidiaries, as the case may be, as at the respective dates thereof and the results of operations of such subsidiaries for the respective periods then ended. The Company RAP Statements complied in all material respects with all applicable laws when filed, and, to the knowledge of the Company, no material deficiency has been asserted with respect to any Company RAP Statements by the applicable bank regulatory body or any other Governmental Entity. The annual statutory balance sheets and income statements included in the Company RAP Statements have been audited, and the Company has made available to Parent true and complete copies of all audit opinions related thereto. The Company has made available to Parent true and complete copies of
(i) all Company RAP Statements for the years ended December 31, 2000 and December 31, 2001 and the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, and (ii) all examination reports of any bank regulatory agencies conducted since December 31, 1999 and relating to the Company or any of its subsidiaries.

        (d) To the knowledge of the Company, except for matters disclosed in Previously Filed Company SEC Documents, neither the Company's independent public accountants nor any employee of the Company or its subsidiaries has alleged that any of the Company Financial Statements, Company SAP Statements or Company RAP Statements contains any misstatement or other defect which, if true, would cause the representations and warranties contained in Sections 5.7(a), 5.7(b) and 5.7(c) to be untrue.

        (e) Except for filings with the SEC, the Company and each of its subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other material documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with any Governmental Entity (the "Other Company Documents"), and have paid all material taxes, fees and assessments due and payable in connection therewith. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examination of the Company or any of its subsidiaries. No Other Company Documents, as of their respective dates, except as amended or supplemented by an Other Company Document filed prior to the date hereof, contained, and no Other Company Documents filed subsequent to the date hereof will contain as of their respective dates, any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or provided to Parent a true and complete copy of each material Other Company Document.

     5.8 Undisclosed Liabilities; Certain Assets.  (a) Except as set forth in
Section 5.8(a) of the Company Disclosure Schedule or in the Company Financial Statements included in the Previously Filed Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities incurred (A) since September 30, 2002 in the ordinary course of business, or incurred (B) in connection with this Agreement or the transactions contemplated hereby.

        (b) The reserves, allowances and other liabilities established or reflected on the Company Financial Statements, the Company SAP Statements and the Company RAP Statements were, as of the respective dates of such Company Financial Statements, Company SAP Statements and Company RAP Statements, (i) determined in accordance with U.S. GAAP, SAP and/or RAP, consistently applied and (ii) established based on the good business judgment and industry practice and with past practices and experiences of the Company and its subsidiaries.

     5.9 Information Supplied. (a) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Form F-4 will, at the time the Form F-4 becomes effective under the Securities Act (and taking into account any amending or superseding disclosures filed with respect to any such information prior to such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Form F-4.

        (b) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Company Shareholder Meeting (and taking into account any amending or superceding disclosures filed with respect to any such information prior to such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        (c) All of the information supplied or to be supplied by the Company specifically for inclusion in the Parent Documents and any supplements thereto and any other circulars or documents issued to shareholders, employees or debentureholders of Parent, will, at the date each such document is mailed to Parent's shareholders (and, with respect to the Parent Circular, at the time of the Parent Shareholder Meeting), be in accordance with the facts and will not omit anything likely to affect the import of such information or which would make any statement therein misleading; provided, however, that no representation or warranty is made by the Company with respect to statements attributable to information supplied by Parent in writing specifically for inclusion in the Parent Documents and for which Parent takes responsibility for in such Parent Documents.

     5.10 Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted, after the date hereof, by Section 7.1, or as disclosed in any Previously-Filed Company SEC Document, since December 31, 2001 (and, in the case of items (b) through (m) below, to the date hereof), the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been:

        (a) any events, occurrences or circumstances that have had, or would be reasonably expected to have, a Material Adverse Effect with respect to the Company;

        (b) any amendments or changes in the Company Charter Documents or the Subsidiary Charter Documents;

        (c) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock other than regular quarterly dividends in respect of the Common Shares not exceeding $0.25 per share per quarter, with record dates and payment dates consistent with past practice, and regular cash dividends in respect of the Preferred Shares, in accordance with the terms thereof;

        (d) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of, the Company's capital stock;

        (e) other than in the ordinary course of business consistent with past practice or as required by law, regulation or existing contractual commitments, any (i) grant of any severance or termination payment, (ii) entering into of any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (iii) increase in any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, consulting, severance, change in control, retention or other similar agreement or arrangement or (iv) increase in compensation, bonus or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of the Company or any of its subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice;

        (f) other than in the ordinary course of business, any sale or transfer of any of the assets of the Company or its subsidiaries;

        (g) any material change in accounting methods (or underlying assumptions), principles or practices affecting the Company's or its subsidiaries' assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy except as required by changes in applicable generally accepted accounting principles, law or regulation, or any material change in methods of reporting income and deductions for federal income tax purposes from those employed in preparation of the federal income tax returns of the Company for the taxable year ended December 31, 2001;

        (h) except as required by changes in applicable generally accepted accounting principles, law or regulation, any material change in (i) any material practice or policy of the Company relating to the pricing of residential mortgage and consumer loan products, loan credit policy, loan monitoring and loan collection procedures, or (ii) any material method of calculating allowances for losses or reserves for accounting, financial reporting or Tax purposes, as applicable;

        (i) any material Tax election by the Company or its subsidiaries or any settlement or compromise of any material income Tax liability by the Company or its subsidiaries;

        (j) any material change in investment or risk management or other similar policies of the Company or any of its subsidiaries;

        (k) any material insurance transaction other than in the ordinary course of business consistent with past practice;

        (l) any downgrade by any rating agency, or the receipt by the Company or any of its subsidiaries on any notice (written or oral) that a rating agency is considering a downgrade, of any securities (including any loan securitizations) issued by the Company or any of its subsidiaries; or

        (m) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     5.11 Compliance with Applicable Laws; Permits.  (a) Except as set forth in
Section 5.11(a) of the Company Disclosure Schedule or in the Previously Filed Company SEC Documents, neither the Company nor any of its subsidiaries is in conflict with, is in default or violation of, or has since December 31, 1998 been charged by any Governmental Entity with a violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, including state usury, consumer lending and insurance laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collection Practices Act and other federal, state, local and foreign laws regulating lending, servicing loans or the selling of credit or other insurance or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected. Except as specified in Section 5.11(a) of the Company Disclosure Schedule, no such conflicts, defaults or violations have had, or would be reasonably expected to have, a Material Adverse Effect with respect to the Company.

        (b) Except as set forth in Section 5.11(b) of the Company Disclosure Schedule or in the Previously Filed Company SEC Documents, no investigation by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened.

        (c) The Company has furnished to Parent a true, correct and complete copy of the agreement in principle between the Company and a working group of state attorneys general and regulatory agencies (the "Multi-State Settlement Agreement"). The Multi-State Settlement Agreement has been duly authorized, executed and delivered by the Company, is enforceable in accordance with its terms, and has not been amended, modified or waived in any material respect. Pursuant to the Multi-State Settlement Agreement, its operative terms will become effective upon its approval and adoption by the relevant agencies representing states in which at least 80% (by dollar volume) of the Company's retail branch real estate secured loans were originated from January 1, 1999 through September 30, 2002 (the "Required States"). As of the date hereof, the Attorneys-General of 30 states (representing 80% of the aforementioned dollar volume) have issued press releases indicating their intent to join in the Multi-State Settlement Agreement. The Multi-State Settlement Agreement will be approved and adopted by the relevant agencies representing the Required States, and the related consent decrees will be entered into, prior to the Effective Time. The impact of the Multi-State Settlement Agreement on the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, will not be materially more adverse than as described in Section 5.11(c) of the Company Disclosure Schedule.

        (d) Except as set forth in Section 5.11(d) of the Company Disclosure Schedule, each of the Company's depository institution subsidiaries subject to regulation by U.S. bank regulatory authorities is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.2(s)), and each institution's examination rating under the Community Reinvestment Act of 1977 is satisfactory or outstanding. Each other subsidiary of the Company that is a depositary institution meets comparable standards under applicable law.

        (e) The Company, its subsidiaries and their respective employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries (the "Company Permits"). Each of the Company and its subsidiaries is, and for the past five years has been, in compliance in all material respects with the terms of the Company Permits, all of the Company Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such action.

     5.12 Absence of Litigation. Section 5.12 of the Company Disclosure Schedule sets forth as of the date hereof all claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity. Expect as specified in Section 5.12 of the Company Disclosure Schedule, no such claims, actions, suits, proceedings or investigations have had, or would be reasonably expected to have, a Material Adverse Effect with respect to the Company.

     5.13 Regulatory Agreements. Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy, its policies, its management or its business (each, a "Company Regulatory Agreement"), (ii) have, since December 31, 1999, been advised by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (iii) have knowledge of any pending or threatened regulatory investigation.

     5.14 Properties. Except as set forth in Section 5.14 of the Company Disclosure Schedule (or as disclosed pursuant to Section 5.22 hereof), the Company and each of its subsidiaries have good title to all of their owned real properties and other owned assets used in their current operations, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable. All leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or Personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

     5.15 Loans. All currently outstanding secured or unsecured loans, advances, credit lines or credit card receivables originated by the Company or any of its subsidiaries (whether or not currently held by the Company or its subsidiaries) or acquired by the Company or any of its subsidiaries from third parties (collectively, the "Company Loans") were originated, solicited and acquired, as the case may be, in accordance with the Company's written policies regarding such matters as in effect at the time of such origination, solicitation or acquisition, true and correct copies of which policies have been provided to Parent. Each note, credit agreement, security instrument, automobile installment contract or retail installment contract related to the Company Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable against such obligor in accordance with the terms thereof (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally). The Company has kept complete and accurate books and records in connection with the Company Loans, and there are no oral modifications or amendments related to the Company Loans that are not reflected in the Company's records, no defenses as to the enforcement of any Company Loan have been asserted, and there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense. None of the Company Loans is presently serviced by third parties and there is no obligation which could result in any Company Loan becoming subject to any third party servicing.

     5.16 Servicing. Except as set forth in Section 5.16 of the Company Disclosure Schedule:

        (a) The Company and its subsidiaries are the sole owners and holders of the Company Servicing Rights. The Company Servicing Rights have not been assigned or pledged, and the Company and its subsidiaries have good and marketable interest in and to the Company Servicing Rights.

        (b) No Servicing Agreement contains any provisions providing for servicing under which any party has recourse against the Company or any subsidiary for losses relating to such servicing or the performance of the loans being serviced (other than losses caused by the Company's or the applicable subsidiary's negligence), except to the extent the Company or the applicable subsidiary (i) is obligated to make reimbursable temporary advances of delinquent mortgage interest or (ii) holds a residual or subordinate interest in any securitization that may experience reduced payments as a result of such losses (which advance obligations and interests as of the date hereof have been disclosed to Parent in Section 5.16(a) of the Company Disclosure Schedule).

        (c) The Company and each of its subsidiaries have complied with all obligations under all applicable insurance contracts, including any mortgage policy, and any pool insurance with respect to, and have not taken or failed to take any action which might materially and adversely affect, the Company Loans or any of the Company Servicing Rights.

        (d) During the five-year period prior to the date hereof, with respect to any loan that is serviced by any of the Company or any of its subsidiary, if the applicable Servicing Agreement obligated the Company or such subsidiary, as the case may be, to maintain escrow funds for the payment of taxes, insurance or similar items with respect to the loan, all required escrow accounts maintained by the Company or such subsidiary, as the case may be, have been created and administered in all material respects in accordance with the related mortgage loan documents, applicable law and the applicable Servicing Agreement and all escrow balances paid to the Company or any of its subsidiaries are on deposit in the appropriate escrow accounts.

        (e) No Servicing Agreement pertains to servicing of loans owned by FNMA, FHLMC, SBA, SLMA or other governmental agency.

     5.17 Securitization Matters. Except as set forth in Section 5.17 of the Company Disclosure Schedule:

        (a) No registration statement, prospectus, private placement memorandum or other offering document, or any amendments or supplements to any of the foregoing, utilized in connection with the offering of securities in any Company Sponsored Asset Securitization Transaction (collectively, "Securitization Disclosure Documents"), true and correct copies of representative examples of which have been provided to Parent and true and correct copies of which will, after the date hereof, be made available to Parent, as of its effective date (in the case of a registration statement) or its issue date (in the case of any other such document), contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (b) Section 5.17(b) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all outstanding Company Sponsored Asset Securitization Transactions, and for each such transaction a list of all outstanding securities issued therein, including securities retained by the Company and its subsidiaries, and includes the original and current rating and the principal amount as of the most current reporting date for each security listed thereon.

        (c) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, master servicer, servicer or issuer with respect to Company Sponsored Asset Securitization Transaction, has taken or failed to take any action which would reasonably be expected to adversely affect the intended tax characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in any such Company Sponsored Asset Securitization Transaction. All federal, state and local income or franchise tax and information returns and reports required to be filed by the issuer, master servicer, servicer or trustee relating to any Company Sponsored Asset Securitization Transactions, and all tax elections required to be made in connection therewith, have been properly filed or made.

     5.18 Employee Benefit Plans; ERISA. (a) Section 5.18(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Company Benefit Plan. True and complete copies of each Company Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the IRS, all government and regulatory approvals received from any foreign regulatory agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan (to the extent that such Company Benefit Plan is required by law or regulation to prepare audited financial reports) have been provided to Parent. Except as disclosed in Section 5.18(a) of the Company Disclosure Schedule: (i) neither the Company nor any of its subsidiaries has made any plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan in a manner that would increase the benefits provided to any employee or former employee, consultant or director of the Company or any subsidiary thereof; and (ii) to the extent that any Company Benefit Plan is required by law or regulation to prepare audited financial statements, since the most recent audit date with respect to each Company Benefit Plan, there has been no material change, amendment, modification to such Company Benefit Plan. Neither the Company, its subsidiaries, nor any Person that would be considered a single employer with the Company or any of its subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code has incurred or, to the knowledge of the Company, is reasonably expected to incur, any liability, whether contingent or absolute, under Title IV of ERISA or Section 412 or 4971 of the Code, other than liabilities under the Company Benefit Plans and premium payments to the Pension Benefit Guarantee Corporation (the "PBGC").

        (b) Except as set forth on Section 5.18(b) of the Company Disclosure Schedule, with respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code or under any law or regulation of any foreign jurisdiction or Regulatory Agency, such plan and the related trust has received a favorable determination letter from the IRS or required approval of a Regulatory Agency of a foreign jurisdiction that has not been revoked and (A) the consummation of the transaction contemplated hereby will not adversely affect such qualification or exemption and (B) to the knowledge of the Company, no event or circumstance exists that has or is likely to adversely affect such qualification or exemption or is likely to result in a filing under Rev. Proc. 2002-47 or any predecessor or successor thereto; (ii) it has been operated and administered in compliance with its terms and all applicable laws and regulations in all material respects; (iii) there are no pending or, to the knowledge of the Company, threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits);
(iv) no breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred; (vi) no lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements to the extent required by U.S. GAAP.

        (c) Except as set forth on Section 5.18(c) of the Company Disclosure Schedule, with respect to each Company Benefit Plan, neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any liability under Title I of ERISA or penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation, in each case, relating to employee benefit plans (including, without limitation, Section 406, 409, 502(i) or 502(l) of ERISA, or Section 4971, 4975 or 4976 of the Code, or under any agreement, instrument, statute, rule or legal requirement, pursuant to or under which the Company or any subsidiary or any Company Benefit Plan has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such legal requirement), and, to the knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which would reasonably be expected to result in any such liability to the Company, any of its subsidiaries or, after the Effective Time, to Parent.

        (d) With respect to each Company Benefit Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) as to which either the Company or any subsidiary of the Company may incur any liability under, or which is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code: (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of
Section 413(c) of the Code); (ii) no liability has been incurred and, to the knowledge of the Company, no condition or event currently exists or currently is expected to occur that would result, directly or indirectly, in any liability of the Company or any subsidiary of the Company under Title IV of ERISA, whether to the PBGC or otherwise; (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan, for which the 30-day notice requirement has no been waived; (iv) no such plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and (v) as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA or, with respect to any foreign plan (to the extent such plan is required to be funded under applicable law or regulation), as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in the Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan, and, to the knowledge of the Company, there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

        (e) Except as set forth in Section 5.18(e) of the Company Disclosure Schedule or in the Previously-Filed Company SEC Documents, with respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither the Company nor any subsidiary has any obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of the Company or any of its subsidiaries beyond their termination of employment or service, other than as required under
Section 4980B of the Code or other applicable law or regulation, and the terms of each such Company Benefit Plan do not prohibit the Company from amending or terminating such plan at any time without incurring liability thereunder. Except as set forth in Section 5.18(e) of the Company Disclosure Schedule or as required by applicable law or regulation, there has been no written communication from the

Company to any employee, consultant or director of the Company or any subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

        (f) Except as set forth in Section 5.18(f) of the Company Disclosure Schedule or as specifically provided in this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former employee, consultant or director of the Company or any subsidiary or any group of such employees, consultants or directors to any payment; (ii) increase the amount of compensation due to any such employee, consultant or director; (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit;
(iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code.

        (g) Section 5.18(g) of the Company Disclosure Schedule sets forth any and all indebtedness in excess of $50,000 owed by any current or former employee, consultant or director to the Company or any subsidiary. Section 5.18(g) of the Company Disclosure Schedule sets forth any and all extensions of credit, any arrangements for the extension of credit or any renewals of an extension of credit made by the Company (either directly or indirectly, including through a subsidiary), in the form of a Personal loan, to or for any director or executive officer (or equivalent thereof) of the Company, and all such extensions, arrangements or renewals are in compliance with the provisions of the Sarbanes-Oxley Act.

        (h) Except as set forth in Section 5.18(h) of the Company Disclosure Schedule, no Company Benefit Plan, nor the Company or any of its subsidiaries with respect to such Company Benefit Plan, is under audit, or has received written notice that it is the subject of an investigation, by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency, nor, to the Company's knowledge, is any such audit or investigation pending or threatened.

        (i) Section 5.18(i) of the Company Disclosure Schedule sets forth a complete list of all agreements and other arrangements, true and correct copies of which have been provided to Parent, whereby the Company has any indemnification, guarantee, hold harmless or similar liability or obligation in respect of current or former directors, officers or employees of the Company or any of its subsidiaries. All material liabilities with respect to any current or former employee, consultant or director of the Company or any subsidiary or any affiliate thereof, whether contingent or otherwise, that the Parent will assume by reason of this Agreement or by operation of law are accurately reflected on the Company's latest audited financial statements, to the extent required by U.S. GAAP.

        (j) With respect to each Company Benefit Plan and with respect to each state workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, there has been no material liability to the Company or its subsidiaries under any such insurance policy, fund or ancillary agreement with respect to such insurance policy as the result of a retroactive rate adjustment or loss sharing arrangement.

     5.19 Labor Matters. (a) There are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. Since December 31, 1998 (i) there has not occurred or, to the Company's knowledge, been threatened any strike, slow down, picketing, work stoppage, concerted refusal to work or other similar labor activities with respect to employees employed by the Company or any of its subsidiaries and (ii) no material grievance or arbitration or other proceeding relating to the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened.

        (b) There are no material complaints, charges or claims against the Company or, to the knowledge of the Company, threatened to be brought or filed, with any Governmental Entity in connection with the employment by the Company or any of its subsidiaries of any individual, including any claim relating to employment discrimination, equal pay, sexual harassment, employee safety and health, wages and hours or workers' compensation.

     5.20 Taxes. (a) The Company and each of its subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid in full all Taxes due, whether or not assessed, or set up reserves in accordance with U.S. GAAP in respect of all Taxes for all periods through the date hereof; (iii) have paid all other written charges, claims and assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with U.S. GAAP on the most recent balance sheet included in the Company Financial Statements; (iv) have withheld from amounts owing to any employee, creditor or other Person all Taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable, except for immaterial failures to withhold or pay over; (v) have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency; (vi) have never been members of any consolidated group for income tax purposes for any taxable year with respect to which the statute of limitations had not expired, other than the consolidated group of which the Company is the common parent;
(vii) are not parties to any tax sharing agreement or arrangement other than with each other; (viii) have not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger; (ix) are not "United States real property holding corporations" within the meaning of Section 897(c)(2) of the Code; and (x) have never participated in a "reportable transaction" within the meaning of U.S. Treasury Regulation Section 1.6011-4T(b), or any successor or predecessor thereto.

        (b) There are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of the Company or any of its subsidiaries and during the past three years neither the Company nor any of its subsidiaries have received any written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes that remains unresolved as of the date hereof.

        (c) There are no unresolved questions or claims that have been raised by a Taxing Authority in writing concerning the Company's or any of its subsidiaries' Tax liability.

        (d) No material liens for Taxes exist with respect to any of the assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith.

        (e) The Company has provided to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its subsidiaries for each of the fiscal years ended December 31, 2001, 2000 and 1999.

     5.21 Tax Status. Neither the Company nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to (i) jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the shareholders of Company, other than any such shareholder that would be a "five-percent transferee shareholder" of Parent (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)) following the Merger, to recognize gain pursuant to Section 367(a) of the Code. The Company is not aware of any facts or circumstances relating to the Company or any of its subsidiaries, including any covenants or undertakings of the Company pursuant to this Agreement that would prevent Cleary, Gottlieb, Steen & Hamilton from delivering the Parent Counsel Tax Opinion, or prevent Wachtell, Lipton, Rosen & Katz from delivering the Company Counsel Tax Opinion.

     5.22 Intellectual Property. (a) The Company has provided to Parent (and will, after the date hereof, make available to Parent) to the extent requested by Parent information concerning the following categories of Company IP and all other material Company IP: (i) all registered Trademarks and material unregistered Trademarks; (ii) all domain names and uniform resource locators,
(iii) all Patents; (iv) all registered Copyrights and mask works; and (v) all Software, and in each case, as applicable, information concerning the name of the applicant/registrant and current owner, the jurisdiction where the application/registration is located, the application or registration number, and the status of the application or registration, including deadlines for any renewals or other required filings.

        (b) Section 5.22(b) of the Company Disclosure Schedule sets forth a complete and correct list of: (i) all agreements under which the Company or any of its subsidiaries uses or has the right to use any material Licensed Company IP (other than "shrink wrap" licenses), (ii) agreements under which the Company or any of its subsidiaries has licensed to others the right to use any of material Company IP (specifying, in the case of clause (i) and (ii), the parties to the agreement, a complete description of the Company IP that is licensed, any royalty payments owed thereunder, and whether the license is exclusive or non-exclusive) and (iii) all options and other agreements of any kind by which the Company or any of its subsidiaries is bound, including for marketing or distribution, related to material Company IP.

        (c) The Owned Company IP, together with the Intellectual Property held under license by the Company and its subsidiaries, constitutes all of the Company IP, and such Intellectual Property is sufficient for the conduct of the business of the Company and its subsidiaries as currently conducted.

        (d) Except as set forth in Section 5.22(b) of the Company Disclosure Schedule, the Company and its subsidiaries own the Owned Company IP, free and clear of conditions, adverse claims and liens that would materially interfere with the use of the Owned Company IP.

        (e) The Company and each of its subsidiaries has taken all reasonable and appropriate steps to protect and maintain the Company IP, and where the Company or any of its subsidiaries has registered any Company IP, all such registrations are valid and subsisting. Without limiting the foregoing, the Company and each of its subsidiaries has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the Trade Secrets that comprise any part of the Company IP and, to the knowledge of the Company, there are no unauthorized uses, disclosures or infringements of any such Trade Secrets by any Person. All use and disclosure by the Company or any of its subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or was otherwise lawful.

        (f) The Company has provided to Parent (and will, after the date hereof, make available to Parent) to the extent requested by Parent information concerning all Persons who have created any material portion of the Company Owned IP other than employees of the Company or its subsidiaries whose work product was created by them entirely within the scope of their employment and constitutes work made for hire owned by the Company or its subsidiaries. The Company and each of its subsidiaries has secured and has a policy to secure valid written assignments from all consultants, contractors and employees who contribute or have contributed to the creation or development of any of the Company Owned IP, of the rights to such contributions that the Company or its subsidiaries do not already own by operation of law and each the Company and each of its subsidiaries has provided true and complete copies of such assignments to Parent.

        (g) None of the use or exploitation of any Company IP or the conduct and operations of the business of the Company and its subsidiaries in the manner currently conducted or proposed to be conducted, or the provision of good and services therein, infringes upon, misappropriates, violates or conflicts in any way with any Person's rights in Intellectual Property. There is no pending or threatened assertion or claim and there has been no such assertion or claim in the last six years asserting that the Company's or any of its subsidiaries' use or exploitation of any Company IP or that the conduct of the business of the Company and its subsidiaries infringes upon, misappropriates, violates or conflicts in any way with any Person's rights in Intellectual Property. Neither the Company nor any of its subsidiaries is a party to any action or proceeding that involves a claim of infringement or misappropriation of any Intellectual Property of any Person.

        (h) The Company IP and each of the Company's and each of its subsidiaries' rights with respect thereto, including each of their respective rights to use any of the Company IP, are valid and enforceable. There is no pending or threatened assertion or claim, and there has been no such assertion or claim, in the last six years challenging the validity or enforceability of, or contesting the Company's or any of its subsidiaries' rights with respect to, any of the Company IP or any agreement relating to the Company IP.

        (i) Neither the Company nor any of its subsidiaries has given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to the Company IP. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other Person, currently is in default with regard to any agreement relating to the Company IP, and there exists no condition or event (including the execution, delivery and performance of this Agreement) which, with the giving of notice or the lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any such agreement, or would give any Person any right of termination, cancellation or acceleration of any performance under any such agreement or result in the creation or imposition of any lien, in each case.

        (j) To the knowledge of the Company, there are no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any Owned Company IP or any breaches by any Person of any licenses or other agreements involving Company IP.

        (k) The Company and each of its subsidiaries has obtained any and all necessary consents from its customers with regard to the collection and dissemination by such Person of personal customer information in connection with the business of the Company and its subsidiaries, in accordance with any applicable privacy policy published or otherwise communicated by the company or any of its subsidiaries and any applicable law. The Company's and each of its subsidiaries' practices regarding the collection and use of personal customer information in connection with the business of the Company and its subsidiaries are and have been in accordance with such privacy policies and with all applicable law. Each of the Company and each of its subsidiaries has obtained all necessary agreements and assurances from its third party service providers used in connection with the business of the Company and its subsidiaries that such service providers are in compliance with any applicable privacy statute or regulation. Without limiting the foregoing, the Company and each of its subsidiaries is in compliance with the privacy provisions of the U.S. Gramm-Leach-Bliley Act (P.L. 106-102, 113 Stat. 1338 (1999)) and the relevant rules and regulations of each Governmental Entity empowered thereunder.

     5.23 Environmental Liability. Except as set forth in Section 5.24 of the Company Disclosure Schedule: (i) the Company, its subsidiaries, and their activities and operations are in compliance with all applicable common law standards relating to pollution or protection of the environment and human health or safety and any local, state or federal environmental statute, regulation, requirement, ordinance, decree, judgment or order relating to pollution or protection of the environment and human health or safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"); (ii) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature (collectively, "Environmental Claims") pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries; (iii) to the knowledge of the Company, there are no conditions or circumstances that could form the basis of any Environmental Claim seeking to impose on the Company or any of its subsidiaries, or that reasonably could be expected to result in the imposition on the Company or any of its subsidiaries of, any liability or obligation under Environmental Laws; and (iv) to the knowledge of the Company, there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities of the Company or its subsidiaries that require notification, investigation or remediation pursuant to, or that are reasonably anticipated to give rise to liabilities or costs under, applicable Environmental Laws.

     5.24 Company Insurance Policies. Section 5.24 of the Company Disclosure Schedule sets forth a list of all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries. All such policies are with reputable insurance carriers and provide coverage amounts which the Company reasonably believes are both adequate for all normal risks incident to the current business of the Company and its subsidiaries and their respective properties and assets, and appropriate for the businesses currently conducted by the Company.

     5.25 Voting Matters. After giving effect to the redemption of the Company 5% Preferred Stock, the Company $4.30 Preferred Stock and the Company $4.50 Preferred Stock pursuant to Section 8.15, the affirmative vote (the "Company Shareholder Approval") at the Company Shareholder Meeting of a majority of the number of outstanding Common Shares to approve and adopt the agreement of merger (within the meaning of the DGCL) contained in this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt the transactions contemplated hereby, including the Merger.

     5.26 Rights Agreement. As of the date of this Agreement, the Company or the Board of Directors of the Company, as the case may be, has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" (as defined in the Rights Agreement) or result in Parent being an "Acquiring Person" (as defined in the Rights Agreement) and (ii) amended the Rights Agreement to (A) render it inapplicable to this Agreement and the transactions contemplated hereby and (B) provide that the Final Expiration Date shall occur immediately prior to the Effective Time.

     5.27 Interested Party Transactions. Except as set forth in the Previously Filed Company SEC Documents or Section 5.27 of the Company Disclosure Schedule, no event has occurred since December 31, 1999 that would be required to be reported by the Company as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     5.28 Risk Management; Derivatives. (a) The Company and its subsidiaries have in place written risk management policies and procedures, true and correct copies of which have been provided to Parent prior to the date hereof, sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its subsidiaries.

        (b) All material derivative instruments, including, without limitation, swaps, caps, floors and option agreements, whether entered into for the Company's own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk or as a means of managing the Company's and its subsidiaries' long-term debt objectives, (ii) in accordance with the Company's written policies and procedures, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its subsidiaries, enforceable in accordance with its terms (except that enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)), and are in full force and effect. Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

     5.29 State Takeover Statutes. The Board of Directors of the Company has approved, for purposes of making the restrictions on "business combinations" set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby, this Agreement. To the extent that the any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws of any state other than the State of Delaware purport to apply to this Agreement or the transactions contemplated hereby, and to the fullest extent of its powers, the Board of Directors of the Company has passed a resolution, and the Company has taken all necessary steps, to exempt this Agreement and the transactions contemplated hereby from such takeover statutes.

     5.30 Opinion of Financial Advisor. The Company has received (i) the opinion of Goldman, Sachs & Co., dated the date hereof, a copy of which opinion has been provided to Parent, to the effect that, as of such date, the Common Exchange Ratio is fair, from a financial point of view, to the holders of Common Shares and (ii) the opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, a copy of which opinion has been provided to Parent, to the effect that, as of such date, the Preferred Merger Consideration is fair, from a financial point of view, to the holders of Preferred Shares.

     5.31 Brokers. No broker, investment banker, financial advisor or other Person (other than Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., the terms of whose engagement have been disclosed to

Parent) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     5.32 Nature of Business. As of December 31, 2001, at least 85% of the Company's consolidated total annual gross revenues is derived from, and at least 85% of the Company's consolidated total assets is attributable to, the conduct of activities that are financial in nature, incidental to a financial activity or otherwise permissible for a financial company under Section 4 of the Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1843).

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

     Except as set forth in a correspondingly numbered section of the Parent Disclosure Schedule (it being understood that the listing or setting forth of an item in one section of the Parent Disclosure Schedule shall be deemed to be a listing or setting forth in another section or sections of the Parent Disclosure
Schedule if and only to the extent that such information is reasonably apparent to be so applicable to such other section or sections), Parent hereby represents and warrants to the Company that:

     6.1 Organization and Qualification; Subsidiaries. Parent and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

     6.2 Capitalization. (a) The share capital of Parent is (i) $7,500,000,000, divided into 15,000,000,000 Parent Ordinary Shares, of which 9,479,729,046 were issued and outstanding as of the date hereof and (ii) L301,500, divided into 301,500 non-voting deferred shares of L1, all of which are currently issued and held by a subsidiary of Parent. The authorized preference share capital of Parent is 10,000,000 non-cumulative preference shares of L0.01 each, 10,000,000 non-cumulative preference shares of U.S.$0.01 each, and 10 million non-cumulative preference shares of E0.01 each, none of which are issued. As of the date hereof, Parent has options outstanding to subscribe for 316,939,132 Parent Ordinary Shares.

        (b) All outstanding shares of the capital stock of Parent to be delivered as Common Merger Consideration have been or will be prior to the Effective Time duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in this Section 6.2, and except for preferred shares issued by Jersey limited partnerships established by Parent in April, 2000 in the aggregate nominal amount of U.S.$2,250,000,000, L500,000,000 and E600,000,000 which pursuant to the terms thereof may require preference shares of Parent to be issued in substitution therefor, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of Parent, (B) any securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of Parent, or
(C) any warrants, calls, options or other rights to acquire from Parent or any of its subsidiaries, or any obligation of Parent or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests in Parent, and (ii) there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To the knowledge of the Parent, neither Parent nor any of its subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any securities of the type referred to in the preceding sentence.

        (c) The authorized capital stock of Merger Sub consists of 100 shares of common stock, of which 10 are issued and outstanding and owned by Parent as of the date hereof.

     6.3 Authority Relative to this Agreement. (a) Parent and Merger Sub have full corporate power and authority to enter into this Agreement and, subject to the Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action (other than the Parent Shareholder Approval) on the part of Parent and Merger Sub, and such authorization is in full force and effect.

        (b) As of the date hereof, the Board of Directors of Parent has (i) determined that it is advisable and in the best interest of Parent for the Parent to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, and (ii) approved this Agreement in accordance with applicable provisions of English law and Parent's memorandum and articles of association and (iii) determined that it will recommend that Parent's shareholders give the Parent Shareholder Approval at the Parent Shareholder Meeting. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of both Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

     6.4 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement by Parent and Merger Sub will not, (i) conflict with or violate their respective constitutional documents, (ii) assuming compliance with the matters referred to in Section 6.4(b), contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Parent or any of its subsidiaries or by which any of its or their properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any material agreement or instrument binding upon Parent or any of its subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its subsidiaries or
(iv) result in the creation or imposition of any encumbrance on any material asset of Parent or any of its subsidiaries.

        (b) No material notices, reports or other filings are required to be made by Parent or its subsidiaries with, nor are any consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by Parent or its subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices (i) pursuant to Section 2.3 hereof,
(ii) under the HSR Act, (iii) with or required by the OFT and the U.K. Secretary of State for Trade and Industry and under the Competition Act (Canada), (iv) under the Exchange Act (including, without limitation, the filing of the Form F-4), (v) with or required by the NYSE, the LSE, the UKLA, the HKSE or Euronext Paris, (vi) with or required by the FSA or the Hong Kong Monetary Authority,
(vii) with or required by the OCC, (viii) under the Investment Canada Act and the Trust and Loan Companies Act (Canada), (ix) with or required by the Federal Reserve Board, (x) under state securities or "Blue Sky" laws, (xi) under Section 765 of the Income and Corporation Taxes Act 1988, or (xii) with or required by any other Governmental Entity or under any applicable law, in each case as expressly set forth in Section 6.4(b) of the Parent Disclosure Schedule.

     6.5 SEC Filings; Financial Statements. Since December 31, 1998, Parent and its subsidiaries have filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act or, as the case may be, and the rules and regulations of the

SEC promulgated thereunder applicable to such Parent SEC Documents, and no Parent SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Parent SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent and its subsidiaries included in the Parent SEC Documents (collectively, the "Parent Financial Statements") complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the U.K., as permitted by applicable rules of the SEC, consistently applied and, to the extent applicable and required by the Securities Act or the Exchange Act, reconciled to U.S. GAAP as noted therein during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     6.6 Undisclosed Liabilities. Except as set forth in Section 6.6(a) of the Parent Disclosure Schedule or in the Parent Financial Statements contained in the Parent SEC Documents filed and publicly available at least two Business Days prior to the date hereof (the "Previously Filed Parent SEC Documents"), neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) incurred since June 30, 2002 in the ordinary course of business, or (ii) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby.

     6.7 Information Supplied. None of the information supplied or to be supplied by the Parent or Merger Sub specifically for inclusion or incorporation by reference in the Form F-4 or the Proxy Statement will, at the time the Form F-4 becomes effective under the Securities Act, or at the date the Proxy Statement is first mailed to the Company's shareholders or at the date of the Company Shareholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form F-4 or the Proxy Statement, as applicable.

     6.8 Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or as disclosed in any Previously-Filed Parent SEC Document, since December 31, 2001, there has not been any Material Adverse Effect with respect to Parent.

     6.9 Compliance with Applicable Laws. (a) Except as set forth in Section 6.9(a) of the Parent Disclosure Schedule or in the Previously Filed Parent SEC Documents, neither the Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. No such conflicts, defaults or violations (whether or not disclosed in Section 6.9(a) of the Parent Disclosure Schedule) have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

        (b) Except as set forth in Section 6.9(b) of the Parent Disclosure Schedule or in the Parent SEC Documents, no investigation by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened.

     6.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or Governmental Entity that have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

     6.11 Taxes. (a) Parent and each of its subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid in full all Taxes due, whether or not assessed, or set up reserves in accordance with generally accepted accounting principles in the U.K. in respect of all Taxes for all periods through the date hereof; (iii) have paid all other written charges, claims and assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with generally accepted accounting principles in the U.K. on the most recent balance sheet included in the Parent Financial Statements; and (iv) have withheld from amounts owing to any employee, creditor or other Person all Taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable, except for immaterial failures to withhold or pay over.

        (b) No material liens for Taxes exist with respect to any of the assets or properties of Parent any of its subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith.

     6.12 Tax Status. Neither Parent nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to (i) jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code or (ii) cause the shareholders of the Company, other than any such shareholder that would be a "five-percent transferee shareholder" of Parent (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)) following the Merger, to recognize gain pursuant to Section 367(a) of the Code. Parent is not aware of any facts or circumstances relating to Parent or any of its subsidiaries, including any covenants or undertakings of Parent pursuant to this Agreement, that would prevent Cleary, Gottlieb, Steen & Hamilton from delivering the Parent Counsel Tax Opinion, or prevent Wachtell, Lipton, Rosen & Katz from delivering the Company Counsel Tax Opinion.

     6.13 Voting Matters. The approval (the "Parent Shareholder Approval") of the resolutions set forth in Section 8.2, on a show of hands, or, on a poll by not less than the holders of a majority of the outstanding Parent Ordinary Shares who vote in Person or by proxy at the Parent Shareholder Meeting, is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

     6.14 Brokers. Other than Morgan Stanley & Co. Limited, Rohatyn Associates and HSBC Investment Bank plc, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and/or Merger Sub.

                                  ARTICLE VII

                 COVENANTS RELATING TO THE CONDUCT OF BUSINESS

     7.1 Conduct of Business by the Company Pending the Merger. Except as (i) set forth in Section 7.1 of the Company Disclosure Schedule, (ii) otherwise expressly contemplated by this Agreement or (iii) expressly consented to by Parent in writing, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as (i) set forth in Section 7.1 of the Company Disclosure Schedule, (ii) otherwise expressly provided for in this Agreement or (iii) expressly consented to by Parent in writing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

        (a) other than (x) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) the regular quarterly cash dividend declared in respect of the Common Shares in the fourth quarter of 2002 and paid in January 2003, not to exceed $0.25 per share, and, if the Effective Time does not occur until after the record date for the second interim dividend in lieu of final dividend for 2002 in respect of the Parent Ordinary Shares, which is expected to be declared in March 2003 and paid in May 2003 (the "Final Dividend"), and Parent shall not have taken alternative steps reasonably acceptable to the Company to provide the economic benefits of the Final Dividend to holders of Common Shares, the Company shall be entitled to take appropriate steps such that holders of Common Shares receive, prior to the Effective Time, per share dividends in respect of the Common Shares not to exceed, in the aggregate, an amount equal to the amount of the Final Dividend multiplied by the Exchange Ratio and (z) regular cash dividends in respect of the Preferred Shares, in accordance with the terms thereof, (i) declare, set aside or pay any dividends on, make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, or enter into any agreement with respect to the voting of, any of the capital stock of the Company or its subsidiaries, (ii) split, combine or reclassify any of the capital stock of the Company or its subsidiaries, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of the Company or its subsidiaries, (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any securities of the Company or its subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, or (iv) settle, pay or discharge any material claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder's equity interest in the Company;

        (b) purchase, redeem or otherwise repay, or modify any of the terms of, any of the Company's or its subsidiaries' indebtedness;

        (c) other than the issuance of Common Shares pursuant to Company Stock-Based Awards or the exercise of Company Stock Options outstanding as of the date hereof, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries;

        (d) amend or otherwise change any of the Company Charter Documents or Subsidiary Charter Documents;

        (e) acquire or agree to acquire (by merger, consolidation, acquisition of assets, acquisition of stock or by any other manner) any corporation, partnership or other business organization or any division thereof, other than acquisitions in the ordinary course of business consistent with past practice of consumer finance receivables; provided that any such acquisitions shall be for cash consideration;

        (f) sell, dispose of, pledge, lease, license, mortgage or otherwise encumber or subject to any lien any of the material properties or assets (including pursuant to securitizations) of the Company or any of its subsidiaries, or cancel, release or assign any material indebtedness or claims of the Company or any of its subsidiaries, in each case other than in the ordinary course of business;

        (g) except for borrowings under existing credit facilities or lines of credit or refinancing of indebtedness outstanding on the date hereof, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any Person other than its wholly owned subsidiaries, except in each case in the ordinary course of business consistent with past practice;

        (h) change its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including without limitation, any underwriting, reserving, renewal or residual method, practice or policy, except as required by changes in applicable generally accepted accounting principles, law or regulation, or materially change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ended December 31, 2001, except as required by changes in applicable law;

               (i) except as required by changes in applicable generally accepted accounting principles, law or regulation, make any material change in (i) any material practice or policy of the Company relating to the pricing of residential mortgage and consumer loan products, loan credit policy, loan monitoring and loan collection procedures, (ii) any material practice or policy of the Company in connection with its securitization transactions or (iii) any material method of calculating allowances for losses or reserves for accounting, financial reporting or Tax purposes, as applicable;.

               (j) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

               (k) except as required by changes in applicable generally accepted accounting principles, law or regulation, change in any material respects its credit, reserving, charge-off, servicing, classification or similar policies relating to the consumer finance business, or its actuarial, reserving, investment or risk management or other similar policies;

               (l) (i) amend or otherwise modify, except in the ordinary course of business, or knowingly violate in any material respect the terms of, any of the Company Material Contracts, or (ii) create, renew or amend any agreement or contract or other binding obligation of the Company or its subsidiaries containing (A) any restriction on the ability of the Company or its subsidiaries to conduct its business as it is presently being conducted in any material respect or (B) any material restriction on the Company or its subsidiaries engaging in any type or activity or business;

               (m) with respect to any of the Company's or its subsidiaries' current, former or prospective directors, officers, employees or consultants, except as required by applicable law, regulation or existing contractual commitment, (i) enter into, adopt, amend, extend or terminate any Company Benefit Plan, including any bonus, profit sharing, pension, retirement, compensation, employment, consulting, severance, retention, change in control, stock option, stock appreciation right or other equity-based, deferred or incentive compensation, labor, collective bargaining, indemnification or other employee benefit agreement, trust, plan, fund, award or other arrangement, (ii) grant any salary, wage or other compensation increase (except for an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice), (iii) make any award or grant under any Company Benefit Plan or otherwise (including, without limitation, the grant of any stock options, stock appreciation rights, restricted stock units or other awards), (iv) grant or increase any severance or termination payment (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations or to current employees (other than officers) in the ordinary course of business consistent with past practice) or (v) increase the benefits under, or modify in a manner that increases costs to the Company of, any employee benefit (including any incentive or bonus payments or perquisites);

               (n) except pursuant to agreements or arrangements in effect on the date hereof and previously provided to the Parent or disclosed in Previously Filed Company SEC Documents, pay, loan or advance any amount to, or sell, transfer or lease any material properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

               (o) make any material Tax elections, or settle or compromise any material income Tax liability of the Company or any of its subsidiaries;

               (p) agree or consent to any material agreements or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) any consent decrees contemplated by the Multi-State Settlement Agreement, (ii) as required by law to renew Company Permits or agreements in the ordinary course consistent with past practice, or (iii) to effect the consummation of the transactions contemplated hereby;

               (q) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case having a value in excess of $1,000,000 or otherwise material to the Company and its subsidiaries taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company Previously Filed SEC Documents, or incurred since September 30, 2002 in the ordinary course of business consistent with past practice; or

               (r) authorize, or commit or agree to take, any of the foregoing actions.

     7.2 No Solicitation. (a) None of the Company, its subsidiaries or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of the Company or any of its subsidiaries shall directly or indirectly (i) solicit, initiate or encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted, prior to the Company Shareholder Meeting and subject to compliance with the other terms of this
Section 7.2, to consider and participate in discussions and negotiations with respect to a bona fide Acquisition Proposal received by the Company that the Board of Directors of the Company concludes in good faith (after consulting with a nationally recognized investment banking firm) would, if accepted, be reasonably capable of being consummated and would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement, if and only to the extent that the Board of Directors of the Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties.

           (b) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any subsidiary by any Person or entity that informs the Board of Directors of the Company or any subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any subsidiary, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. The Company shall also promptly, and in any event within twenty-four hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 7.2(a).

           (c) Neither the Company nor the Board of Directors of the Company (nor any committee thereof) shall, in a manner adverse to Parent, (i) withdraw, modify or qualify, or propose to withdraw, modify or qualify, the recommendation by such Board of Directors of this Agreement and/or the Merger to the Company's shareholders, (ii) take any action or make any statement in connection with the Company Shareholder Meeting inconsistent with such approval (any action referred to in clause (i)or (ii) being a "Change in Company Recommendation") or (iii) recommend any Acquisition Proposal. Notwithstanding the forgoing, the Board of Directors of the Company shall be permitted to take the actions described in clauses (i) through (iii) above if the Company has complied in all material respects with Sections 7.2(a), 7.2(b) and 7.2(e), if and to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties; provided, however, that the Company shall have provided Parent three Business Days' prior written notice to the effect that the Board of Directors of the Company intends to take such action and the reasons therefor.

        (d) Nothing contained in this Section 7.2 shall prohibit the Company or its subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

        (e) The Company and its subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than Parent who have been furnished confidential information regarding the Company in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. The Company agrees not to, and to cause its subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which the Company or its subsidiaries is a party, and shall immediately take all steps necessary to terminate any approval which may have been heretofore given under any such provisions authorizing any person to make an Acquisition Proposal.

        (f) The Company shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of the Company or its subsidiaries are aware of the restrictions described in this
Section 7.2 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 7.2 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of the Company or its subsidiaries, at the direction or with the consent of the Company or its subsidiaries shall be deemed to be a breach of this Section 7.2 by the Company.

     7.3 Conduct of Business by Parent Pending the Merger. Except as (i) set forth in Section 7.3 of the Parent Disclosure Schedule, (ii) otherwise expressly contemplated by this Agreement or (iii) consented to by the Company in writing, during the period from the date of this Agreement to the Effective Time, Parent covenants and agrees that Parent shall not, and shall not permit any of its subsidiaries to:

        (a) other than Parent's Final Dividend payable on dates consistent with past practice (including as to payment of scrip dividend), (i) declare, set aside or pay any dividends on, make any other distributions (whether in cash, stock, property or any combination thereof) in respect of the capital stock of Parent or (ii) split, combine or reclassify any of the capital stock of Parent or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of Parent;

        (b) acquire or agree to acquire (by merger, consolidation, acquisition of assets, acquisition of stock or by any other manner) any corporation, partnership or other business organization or any division thereof, unless such action would not reasonably be expected to delay or impede the consummation of the Merger; or

        (c) amend or otherwise change the memorandum of association or articles of association (or equivalent organizational documents) of Parent or any subsidiary of Parent in a manner that would materially delay or impede the transactions contemplated hereby or be adverse to the holders of the Company's capital stock, giving effect to the Merger.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Parent Documents. (a) Each of Parent and the Company, as applicable, shall as promptly as practicable prepare (i) a Registration Statement on Form F-4 (the "Form F-4") under the Securities Act, with respect to the issuance of the Parent Depositary Shares and the Parent ADRs and Parent Ordinary Shares in the Merger, a portion of which Form F-4 shall also serve as the Company's proxy statement (the "Proxy Statement") and the prospectus (the "Prospectus") with respect to the Parent Ordinary Shares and Parent Depositary Shares issuable in the Merger, and (ii) the Parent Documents. Parent shall file with the SEC as soon as reasonably practicable after the date hereof the Form F-4. The parties will cause the Form F-4 and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Parent shall use its respective reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as reasonably practicable after such filing. Parent shall use its reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement (but in no event shall Parent in connection with its obligations pursuant to this Section 8.1(a) be obligated to qualify to do business in any state or other jurisdiction or to file a general consent to service of process or consent to jurisdiction in any state or other jurisdiction). No filing of, or amendment or supplement to, the Form F-4 or the Proxy Statement will be made by Parent or the Company without providing the other with a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Depositary Shares or Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form F-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (b) Parent will use reasonable best efforts to cause the Parent Circular to be mailed to its shareholders as soon as possible following the effectiveness of the Form F-4. The Company will use reasonable best efforts to cause the Company Proxy Statement and, to the extent required, a summary of the Parent Listing Particulars to be mailed to its shareholders as soon as possible following the effectiveness of the Form F-4.

        (c) The Company and Parent shall cooperate and Parent shall reasonably promptly prepare and file with the UKLA, the HKSE and Euronext Paris, a circular to be sent to Parent shareholders in connection with the Parent Shareholder Meeting (the "Parent Circular"), containing (i) a notice convening the Parent Shareholder Meeting, (ii) such other information (if any) as may be required by the UKLA, the HKSE or Euronext Paris, and (iii) such other information as Parent reasonably determines to include therein. The Company and Parent shall cooperate and Parent shall also prepare and file with the UKLA listing particulars and, if required, supplementary listing particulars, or, if required, prepare and file with the HKSE and/or Euronext Paris any listing document required by the HKSE and/or Euronext Paris, relating to Parent and its subsidiaries and the Parent Ordinary Shares (the "Parent Listing Particulars" and, together with the Parent Circular, the "Parent Documents"). Each of the Company (solely to the extent such information is provided by the Company for inclusion therein) and Parent agrees that the Parent Documents and any supplements thereto and any other circulars or documents issued to shareholders, employees or debentureholders of Parent, will contain all particulars required to comply in all respects with all applicable United Kingdom and Hong Kong statutory and other legal and regulatory provisions (including, without limitation, the Companies Act 1985, the Financial Services and Markets Act 2000, the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and the rules and regulations made thereunder, and the rules and requirements of the UKLA and the HKSE) and all other applicable legal and regulatory provisions and all such information contained in such documents will be in accordance with the facts and will not omit anything material likely to affect the import of such information or would make any statement therein misleading. The Company shall notify Parent as promptly as practicable of any alterations in the information provided by it for the purposes of this Section 8.1(c) resulting in any statement in the Parent Documents containing an untrue statement of a material fact or omitting a material fact which renders such statement misleading and the Company shall cooperate with Parent in the provision of new information relating to it and in the preparation of resulting supplementary documents required by the UKLA or the HKSE.

     8.2 Shareholder Meetings. (a) The Company will take all action reasonably necessary to convene a meeting of the holders of Company Common Stock (the "Company Shareholder Meeting"), at which such holders shall consider of the approval of the agreement of merger contained herein as promptly as reasonably practicable (subject to applicable law and to this Section 8.2) after the Form F-4 has been declared effective by the SEC. Parent will take all action reasonably necessary to convene an extraordinary general meeting of

Parent's shareholders (the "Parent Shareholder Meeting"), as promptly as reasonably practicable (subject to applicable law and to this Section 8.2) after the Parent Circular has been approved by the UKLA and HKSE, at which such holders shall consider one or more resolutions to, inter alia, (A) approve the agreement of merger and the other transactions contemplated hereby, (B) authorize the issue of Parent Ordinary Shares and allotment of relevant securities, including in connection with the continued operation of the Company Stock Plans and the exercise of rights pursuant to the Units and other derivative instruments of the Company. The Company's obligations under this
Section 8.2(a) shall not be affected by any determination of the Company's Board of Directors not to recommend the Merger or to no longer deem it advisable.

        (b) Parent and the Company shall each use reasonable best efforts such that, to the extent reasonably practicable, the Company Shareholder Meeting and the Parent Shareholder Meeting shall be held on the same day and as promptly as reasonably practicable (subject to applicable law) after the conditions precedent to holding such meetings have been fulfilled. Subject to the requirements of applicable law and the terms of this Agreement (including, in the case of Parent, the fiduciary duties of its board of directors under applicable law and, in the case of the Company, the provisions of Section 7.2), the board of directors of each of Parent and the Company shall recommend to its respective shareholders the approval of the Merger and the other transactions contemplated hereby and shall use reasonable best efforts to solicit such approval.

     8.3 Access to Information; Confidentiality. Subject to the Confidentiality Agreement, dated October 11, 2002 between Parent and the Company (the "Confidentiality Agreement"), and subject to the restrictions contained in confidentiality agreements to which the Company and its subsidiaries are subject (which restrictions the Company and its subsidiaries will use its reasonable best efforts to have waived) and applicable law, Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports reasonably required by Parent promptly after such reports are made available to the Company's personnel. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     8.4 Filings; Other Actions; Notification. (a) Subject to the other provisions of this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including, without limitation, the Government Consents); provided, however, that nothing in this Section 8.4 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree (or for Parent to permit the Company to proffer to or to agree) to (i) sell or hold separate or agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent or the Company or a material adverse effect on the Parent Intermediate Holding Subsidiary (consolidated with its subsidiaries) (any such requirement, a "Burdensome Condition"). Subject to applicable laws relating to the exchange of information, Parent shall have the right to review in advance any material filing made with, or written materials submitted by the Company to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, Parent shall act reasonably and as promptly as reasonably practicable.

        (b) The Company and Parent each shall, upon reasonable request by the other and subject to applicable law, furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement, the Form F-4, the Parent Documents, the Press Announcements or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. The Company shall procure that William F. Aldinger, as a proposed director of Parent, will take responsibility for the Parent Documents to the extent required by the UKLA, the HKSE and Euronext Paris.

        (c) To the fullest extent permitted by applicable law, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other communications received by Parent or the Company, as the case may be, or any of its subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or to cause the non-satisfaction of any condition to the Merger.

        (d) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, or the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company and Parent each agree to cooperate and use their reasonable best efforts, subject to the limitations set forth in Section 8.4(a), to defend against and respond thereto.

     8.5 Accountants' Letters. Each of the Company and Parent shall use reasonable best efforts to cause to be delivered to the other party, (i) a letter of KPMG LLP and KPMG Audit plc, respectively, independent auditors, dated
(A) the date on which the Form F-4 shall become effective and (B) a date shortly prior to the Effective Date, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72 and (ii) letters of KPMG LLP and KPMG Audit plc dated (A) the date on which the Parent Documents are sent to shareholders or, in the case of the Parent Listing Particulars, approved by the UKLA and (B) (if the parties so determine) a date shortly prior to the Effective Date and addressed to the other party and, in the case of Parent, to its sponsor pursuant to the Listing Rules of the UKLA, in relation to the financial and other information to be included in the Parent Documents, in form and substance customary for comfort letters in relation to such documents.

     8.6 Listing Applications. Parent shall promptly prepare and submit to the UKLA, the HKSE and Euronext Paris a listing application and to the LSE an application for admission to trading with respect to the Parent Ordinary Shares, and to the NYSE a listing application in respect of the Parent Ordinary Shares and Parent Depositary Shares issuable in the Merger or, as necessary, upon exercise of Assumed Options, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Ordinary Shares, in the case of the UKLA, the HKSE, Euronext Paris and the LSE, and such Parent Ordinary Shares and Parent Depositary Shares in the case of the NYSE, subject to official notice of issuance. The Surviving Corporation shall use its reasonable best efforts to cause the Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     8.7 Tax Opinions. Each of the Company and Parent shall cooperate with each other in obtaining the opinions of Cleary, Gottlieb, Steen & Hamilton, counsel to Parent (the "Parent Counsel Tax Opinion"), and

Wachtell, Lipton, Rosen & Katz, counsel to the Company (the "Company Counsel Tax Opinion"), each dated the Closing Date, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each transfer of property to Parent by a shareholder of the Company pursuant to the Merger will not be subject to Section 367(a)(1) of the Code. In rendering the Parent Counsel Tax Opinion and the Company Counsel Tax Opinion, Cleary, Gottlieb, Steen & Hamilton and Wachtell, Lipton, Rosen & Katz, respectively, may rely upon and require such certificates of the Company and Parent and/or their officers or principal shareholders as are customary for such opinions. Each opinion may assume that any shareholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of U.S. Treasury Regulations Section 1.367(a)- 3(c)(5)(ii) will file the agreement described in U.S. Treasury Regulations
Section 1.367(a)-3(c)(1)(iii)(B).

     8.8 Affiliates. Not later than the fifteenth day prior to the mailing of the Proxy Statement, the Company shall deliver to Parent a list of names and addresses of those Persons who are or are expected to be, to the knowledge of the Company, as of the time of the Company Shareholder Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. There shall be added to such lists the names and addresses of any other Person subsequently identified by the Company as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by the Company shall remain on such list of affiliates if Parent shall receive from the Company, on or before the date of the Company Shareholder Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Company Shareholder Meeting, from each such affiliate identified in the list delivered pursuant to the first sentence of this Section 8.8 (as the same may be supplemented as aforesaid) a letter dated as of the Company Shareholder Meeting in a form to be mutually agreed by Parent and the Company (the "Affiliate Letters"). Parent shall not be required to maintain the effectiveness of the Form F-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Ordinary Shares or Parent Depositary Shares received in the Merger by such affiliates and the Parent ADRs representing Parent Depositary Shares received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 8.8.

     8.9 Indemnification, Exculpation and Insurance. (a) Parent agrees that all rights to indemnification, expense advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of the Company listed in Section 5.18 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall cooperate in the defense of any such matter. From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the DGCL and other applicable laws, the present and former officers and directors of the Company or any of its subsidiaries in their capacities as such against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

        (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations thereof set forth in this Section 8.9.

        (c) The provisions of this Section 8.9 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

        (d) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, however, that the Surviving Corporation may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 8.9(d) in excess of 250% of the aggregate premiums paid by the Company as of the date hereof on an annualized basis for such purpose; provided, further, that in the event the Surviving Corporation is unable to obtain such insurance it shall use its reasonable best efforts to obtain as much comparable insurance coverage as is available for the maximum premium indicated above.

        (e) Parent shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 8.9.

     8.10 Employee Matters. (a) For the one year period ending on the first anniversary of the Effective Date (the "Continuation Period"), Parent shall, or shall cause the Surviving Corporation or its subsidiaries to, (i) pay to the employees of the Surviving Corporation or its subsidiaries, during any portion of the Continuation Period that such employee is employed by the Surviving Corporation or any such subsidiary, an annual salary or hourly wage rate and bonus and annual incentives (other than equity-based awards), as applicable, that are no less than the annual salary or hourly wage rate and bonus and annual incentives (other than equity-based awards) payable to such employee immediately prior to the Effective Time and (ii) provide such employees in the aggregate with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such subsidiary, that are substantially similar in the aggregate to the employee benefits provided to such employees pursuant to the Company Benefit Plans (other than equity-based benefits) immediately prior to the Effective Time, except with regard to employees covered by employment agreement with the Company, effective as of the Effective Time. Notwithstanding any other provision herein, none of the Parent, the Surviving Corporation nor any of its subsidiaries will have any obligation to continue the employment of any such employee for any period following the Effective Time.

        (b) With respect to employee benefit plans, if any, of Parent or its subsidiaries in which employees of the Surviving Corporation or its subsidiaries ("Company Employees") become eligible to participate after the Effective Time (the "Parent Plans"), Parent shall, or shall cause the Surviving Corporation or its subsidiaries to: (i) with respect to each Parent Plan that is a medical or health plan, (x) waive any exclusions for pre-existing conditions under such Parent Plan that would result in a lack of coverage for any condition for which the applicable Company Employee would have been entitled to coverage under the corresponding Company Benefit Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Parent Plan; (y) waive any waiting period under such Parent Plan, to the extent that such period exceeds the corresponding waiting period under the corresponding Company Benefit Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Parent Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); and
(z) provide each Company Employee with credit for any co-payments and deductibles paid by such Company Employee prior to his or her transfer to the Parent Plan (to the same extent such credit was given under the analogous Company Benefit Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan for the plan year that includes such transfer; and (ii) recognize service of the Company Employees with the Company or any of its subsidiaries (or their respective predecessors) for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation and severance benefits, benefit accrual in any Parent Plan in which the Company Employees are eligible to participate after the Effective Time, to the extent that such service was recognized for that purpose under the analogous Company Benefit Plan prior to such transfer; provided, however, that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this paragraph shall be interpreted to require Parent to provide for the participation of any Company Employee in any Parent Plan.

        (c) Parent shall cause the Surviving Corporation to honor the Employment Agreements, Employment Protection Agreements and Severance Plans (subject to the right of the Surviving Corporation to amend and/or terminate such plan pursuant to the terms thereof) set forth in Section 8.10(c) of the Company Disclosure Schedule.

        (d) Parent shall cause the Surviving Corporation to honor the accrued benefits under each of the Company's non-qualified deferred compensation and retirement plans. The Company shall take such action as may be necessary so that it will not be required to fund or otherwise set aside any cash or other assets to provide for any employee benefits as a result of this Agreement or the consummation of the transactions contemplated herein.

        (e) The Company and Parent agree to the terms and conditions set forth on Exhibit 8.10(e) with respect to certain employee benefits matters.

     8.11 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Common Shares (including derivative securities with respect to Common Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     8.12 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use reasonable efforts to agree on, any press release or other public statements and any internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, either party may issue or make, directly or indirectly, any report, statement or release required by applicable law, its fiduciary obligations or any listing agreement or arrangement with a national securities exchange or national market system (including, without limitation, the NYSE, the LSE, the HKSE and Euronext Paris) to which such party is subject, if the other party has, to the extent practicable, been notified and given a reasonable opportunity to review and comment on the report, statement or release.

     8.13 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, use, value added, transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Subject to
Section 3.2(a)(iii), the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Entity which become payable in connection with Merger or the payment of the Common Merger Consideration and the Preferred Merger Consideration for which the Company is primarily liable and in no event shall Parent pay such amounts.

     8.14 Tax Free Merger. Parent and the Company will use their respective reasonable best efforts, and agree to cooperate with the other parties and provide one another with such documentation, information and materials as may be reasonably necessary, proper or advisable, to (i) cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) avoid gain recognition to the shareholders of the Company pursuant to Section 367(a)(i) of the Code. Parent and the Surviving Corporation shall comply with the "reporting requirements" of Treasury Regulations Section 1.367(a)-3(c)(6).

     8.15 Redemption of Certain Designations of Preferred Stock. Within one Business Day after such time as Parent and Merger Sub have certified to the Company in writing that all conditions to the obligation of Parent to consummate the transactions contemplated by this Agreement have been irrevocably deemed satisfied or waived by Parent (other than the condition set forth in Sections 9.1(e) and 9.1(f)), the Company shall deposit the redemption price of each of the Company 5% Preferred Stock, the Company $4.30 Preferred Stock and the Company $4.50 Preferred Stock in trust for the holders thereof with a bank or trust company as set forth in the applicable provisions of the Company's respective certificate of designations in respect thereof, so as to cause each of the Company 5% Preferred Stock, the Company $4.30 Preferred Stock and the Company $4.50 Preferred Stock to be deemed not outstanding after the making of such deposit pursuant to the certificate of designations thereof, and shall thereafter take all other steps necessary to redeem each of the Company 5% Preferred Stock, the Company $4.30 Preferred Stock and the Company $4.50 Preferred Stock.

     8.16 Retirement of Treasury Stock. Prior to the Effective Time, the Company shall take all steps necessary to retire and return to the status of authorized but unissued shares any Common Shares held by the Company as treasury stock.

                                   ARTICLE IX

                        CONDITIONS PRECEDENT TO CLOSING

     9.1 Conditions to the Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Effectiveness of Registration Statement. The Form F-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued, and no proceeding for that purposes shall have been initiated or been threatened, by the SEC.

        (b) Exchange Listing. The Parent Ordinary Shares issuable to holders of Common Shares pursuant to this Agreement shall have been approved for admission or admitted to listing on the Official List of the UKLA, approved for admission or admitted to trading by the LSE and approved for admission or admitted to trading by Euronext Paris, and the listing thereof by the Main Board of the HKSE shall have been granted by the HKSE, in accordance with the rules and regulations of the UKLA, the LSE, Euronext Paris and the HKSE, respectively, and such Parent Ordinary Shares and related Parent Depositary Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        (c) Shareholder Approvals. Each of the Company Shareholder Approval and the Parent Shareholder Approval shall have been obtained.

        (d) Governmental and Regulatory Approvals. (i) The waiting periods applicable to the consummation of the Merger under all applicable laws, including the HSR Act, applicable banking laws and applicable insurance laws shall have expired or been terminated, (ii) confirmation shall have been received by Parent from the OFT, in terms reasonably satisfactory to Parent, that the United Kingdom Secretary of State for Trade and Industry does not intend to refer the transactions contemplated by this Agreement, or any matters arising therefrom, to the United Kingdom Competition Commission, (iii) the transactions contemplated hereby (including Parent's plan to, immediately following the Effective Time, contribute the Surviving Corporation to a newly formed and wholly owned subsidiary of Parent) shall have been approved by the Federal Reserve Board (or, if Parent has determined that no formal approval by the Federal Reserve Board is required, the Federal Reserve Board or its staff shall not have indicated that it objects to, or that it intends to impose Burdensome Conditions as a result of, such transactions) or Parent shall have determined that no such approval is required, (iv) the transactions contemplated hereby shall have been approved by the OCC, (v) the transactions contemplated hereby shall have been approved under applicable U.S. state insurance and consumer lending laws (to the extent such approval is required to be obtained prior to the Closing under applicable law), (vi) the transactions contemplated hereby shall have been approved by the FSA, (vii) any special consent of H.M. Treasury pursuant to Section 765 of the Income and Corporation Taxes Act 1988 with respect to any of the transactions contemplated by this Agreement shall have been obtained in a form reasonably satisfactory to Parent, (viii) the Depositary (and, as applicable, its affiliates and custodians) shall have received any required prior approval of or any relevant waiting period shall have expired without any objection being received from the Federal Reserve Board, the FSA and the Hong Kong Monetary Authority to acquire the Parent Ordinary Shares contemplated to be deposited with the Depositary in accordance with this Agreement, and (ix) other than the filing provided for in Section 2.3, all other notices, reports and other filings required by applicable law to be made prior to the Effective Time by the Company or Parent or any of their respective subsidiaries or affiliates, or the Depositary or its affiliates, or any custodian under the Deposit

Agreement with, and all other consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective subsidiaries or affiliates or the Depositary (or, as applicable, its parent undertakings) or any custodian under the Deposit Agreement from, any Governmental Entity ((i) through (ix) collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, shall have been made or obtained.

        (e) Governmental Actions. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

        (f) Redemption of Preferred Stock. Each of the 5% Preferred Stock, the Company $4.30 Preferred Stock and the Company $4.50 Preferred Stock shall, pursuant to the certificate of designations thereof as a result of the action taken by the Company pursuant to Section 8.15, be deemed not to be outstanding for any purpose whatsoever and the rights of the holders thereof shall be limited to the right to receive the redemption price of such shares.

     9.2 Conditions to the Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. Subject to Section 4.2, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

        (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) Parent Counsel Tax Opinion. Parent shall have received from Cleary, Gottlieb, Steen & Hamilton the Parent Counsel Tax Opinion.

        (d) Governmental Consents. The Governmental Consents shall not be conditioned upon the imposition of any requirements or conditions that, individually or in the aggregate, would constitute a Burdensome Condition.

        (e) Governmental Actions. There shall not be pending or threatened by any Governmental Entities any suits, actions or proceedings (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeking to impose any requirements or conditions that, if imposed prior to the Closing, would, individually or in the aggregate, constitute a Burdensome Condition or (iii) which otherwise would reasonably be expected to have a Material Adverse Effect on Parent or the Company.

        (f) Officer's Certificate. Parent shall have received a certificate, duly executed on behalf of the Company, that conditions specified in Sections 9.2(a) and 9.2(b) have been satisfied.

     9.3 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. Subject to Section 4.2, the representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

        (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) Company Counsel Tax Opinion. The Company shall have received from Wachtell, Lipton, Rosen & Katz the Company Counsel Tax Opinion.

        (d) Officer's Certificate. The Company shall have received a certificate, duly executed on behalf of Parent, that conditions specified in Sections 9.3(a) and 9.3(b) have been satisfied.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Shareholder Approval or the Parent Shareholder Approval:

          (a) by the mutual written consent of Parent and the Company in a written instrument;

          (b) by either Parent or the Company:

          (i) if the Merger shall not have been consummated by June 30, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on such approval was taken;

          (iii) if the Parent Shareholder Approval shall not have been obtained at the Parent Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on such approval was taken;

          (iv) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (v) if a Governmental Entity which must grant or satisfy, as the case may be, a regulatory approval required pursuant to Sections 9.1(b) or 9.1(d) has denied approval of the Merger (or, in the case of a termination by Parent, if such approval is subject to a Burdensome Condition) and such action has become final and nonappealable, or any Governmental Entity has issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either Parent or the Company if there shall have been a breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the Company (in the case of the Parent) or on the part of the Parent (in the case of the Company), which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot reasonably be cured within such period; provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with such other breaches, the failure of a condition set forth in Sections 9.2(a), 9.2(b), 9.3(a) or 9.3(b), as applicable;

        (d) by Parent, if the Company shall have willfully and materially breached its obligations under Section 7.2, or if the Board of Directors of the Company shall have failed to recommend in the Proxy Statement the adoption of the agreement of merger set forth in this Agreement, effected a Change in Company Recommendation or recommended any Alternative Proposal (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have breached its obligations under this Agreement by reason of a material failure to call or convene the Company Shareholder Meeting in compliance with
Section 8.2(a);

        (e) by Parent, if the Company or its representatives shall have engaged in discussions with any Person in connection with an Acquisition Proposal in accordance with the provisions of Section 7.2, and the Company and its representatives shall not have ceased all such discussions with such Person within 20 days of the first date of any of the foregoing actions; or

        (f) by the Company, if the Board of Directors of Parent shall have failed to recommend the Merger in the Parent Documents, whether or not permitted by the terms hereof, or shall have breached its obligations under this Agreement by reason of a failure to call or convene the Parent Shareholder Meeting in accordance with Section 8.2(b).

     The party desiring to terminate this Agreement pursuant to clause (b), (c),
(d), (e) or (f) of this Section 10.1 shall give written notice of such termination to the other party in accordance with Section 11.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except that the Company shall have such liability or obligations as set forth in Section 10.3. Notwithstanding the foregoing, nothing herein shall relieve the Company or Parent from liability for any willful breach hereof or willful misrepresentation herein (it being understood that the provisions of Section 10.3 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation).

     10.3 Fees and Expenses. (a) Except as provided in this Section 10.3, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b) The Company shall pay to Parent a fee of $550,000,000 (the "Fee"), upon the occurrence of any of the following events (subject to Section 10.3(c)):

          (i) the termination of this Agreement by Parent or the Company pursuant to Section 10.1(b)(i) without the Company Shareholders Meeting and the vote of shareholders taken thereat having occurred, if (A) an Acquisition Proposal shall have been made known to the Company or its shareholders prior to, and shall not have been irrevocably withdrawn at least 15 Business Days prior to, the date specified in Section 10.1(b)(i), and (B) any Alternative Transaction is consummated, or an agreement in principle, letter of intent, acquisition agreement or other similar agreement with respect to any Alternative Transaction (a "Company Acquisition Agreement") is entered into, within 12 months after the date of such termination;

          (ii) the termination of this Agreement by Parent or the Company pursuant to Section 10.1(b)(ii), if (A) an Acquisition Proposal shall have been made known to the Company or its shareholders prior to the taking of the vote at the Company Shareholder Meeting, and (B) any Alternative Transaction is consummated, or a Company Acquisition Agreement is entered into, within 12 months after the date of such termination;

          (iii) the termination of this Agreement by Parent pursuant to Section 10.1(c) as the result of a breach by the Company of its covenants or agreements set forth in this Agreement, if (A) an Acquisition Proposal shall have been made known to the Company or its shareholders prior to the occurrence of such breach and (B) any Alternative Transaction is consummated, or a Company Acquisition Agreement is entered into, within 12 months after the date of such termination;

          (iv) the termination of this Agreement by Parent pursuant to Section 10.1(d);

          (v) the termination of this Agreement by Parent pursuant to Section 10.1(e), if any Alternative Transaction is consummated, or a Company Acquisition Agreement is entered into, within 12 months after the date of such termination.

     (c) The Fee payable pursuant to this Section 10.3 shall be paid within one Business Day after a demand for payment following the occurrence of any of the events described in clauses (i), (ii), (iii), (iv) or (v) of Section 10.3(b), provided where more than one event is a condition for the payment of such Fee pursuant to any such clause, such Fee will be paid one Business Day after a demand for payment following the occurrence of the later to occur of such events.

     (d) The Company acknowledges that the agreements contained in this Section
10.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section 10.3 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 10.3, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses of enforcement) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of The Bank of New York in effect from time to time during such period plus 2 percent per annum.

                                   ARTICLE XI

                           MISCELLANEOUS AND GENERAL

     11.1 Survival.  The provisions of Article III, this Article XI and Sections
8.9 and 8.10 shall survive the consummation of the Merger. The provisions of this Article XI and Section 10.2 and 10.3 and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     11.2 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the approval of the agreement of merger contained herein at the Company Shareholder Meeting, there shall not be made any amendment (including, without limitation, pursuant to Section 2.4 or 11.11) that by law requires further approval by the Company's shareholders without the further approval of such shareholders; provided, further, that after the approval by Parent shareholders of the matters to be approved at the Parent Shareholder Meeting, there shall not be made any amendment (including, without limitation, pursuant to Section 2.4 or 11.11) that by law requires further approval by the Parent's shareholders without the further approval of such shareholders.

     11.3 Waiver. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived prior to the Effective Time by such party in whole or in part to the extent permitted by applicable law. At any time prior to the Effective Time, a party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisos to Section 11.2, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     11.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     11.5 Governing Law and Venue; Waiver of Jury Trial. (a) This Agreement shall be deemed to be made in and in respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        (b) The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OF INDIRECTLY ARISING OUT OF OR RELATING TO THE AGREEMENT, OR THE TRANSACTION CONTEMPLATED BY THE AGREEMENT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the forgoing waiver, (ii) each party understand and has considered the implication of this waiver, (iii) each part makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement be, among other things, the mutual waivers and certifications in this Section 11.5.

     11.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

     if to Parent:

        HSBC Holdings plc

        Registered Office and Group Head Office
        8 Canada Square, Level 42
        London E14 5HQ, United Kingdom
        Attn: Group Company Secretary
        Telefax: 44 20 7991 4639

     with a copy to:

        Cleary, Gottlieb, Steen & Hamilton
        One Liberty Plaza
        New York, New York 10006
        Attn: Victor I. Lewkow
        Telefax: (212) 225-3999
     if to the Company:

        Household International, Inc.
        2700 Sanders Road
        Prospect Heights, Illinois 60070
        Attn: J.W. Blenke
        Telefax: (847) 564-6366

     with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attn: Edward D. Herlihy
        Telefax: (212) 403-2000

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     11.7 Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     11.8 No Third Party Beneficiaries. Except for the provisions of Section 8.9, this Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     11.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein; provided, however, that no representation made with respect to any Previously Filed Company SEC

Document or Previously Filed Parent SEC Document shall be deemed modified by the filing of any amendment thereto after the date hereof by operation of this sentence. References to a Person are also to its permitted successors and assigns.

     11.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that, subject to the restrictions set forth in Section 2.4, Parent and Merger Sub may designate, by written notice to the Company, another wholly-owned subsidiary of Parent to effect the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          HSBC HOLDINGS PLC

                                          By:      /s/ YOUSSEF A. NASR
                                            ------------------------------------
                                            Name: Youssef A. Nasr
                                            Title:   Authorised Signatory

                                          H2 ACQUISITION CORPORATION

                                          By:      /s/ YOUSSEF A. NASR
                                            ------------------------------------
                                            Name: Youssef A. Nasr
                                            Title:   President

                                          HOUSEHOLD INTERNATIONAL, INC.

                                          By:    /s/ WILLIAM F. ALDINGER
                                            ------------------------------------
                                            Name:  William F. Aldinger
                                            Title: Chairman and Chief
                                                   Executive Officer

                                                                         ANNEX B
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   [GOLDMAN SACHS LETTERHEAD]

                                                            [GOLDMAN SACHS LOGO]

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PERSONAL AND CONFIDENTIAL


November 14, 2002

Board of Directors
Household International, Inc.
2700 Sanders Road
Prospect Heights, IL 60070

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1 per share (the "Shares"), of Household International, Inc. (the "Company") of the exchange ratio of 2.675 ordinary shares, nominal value US$0.50 each (the "HSBC Ordinary Shares"), of HSBC Holdings plc ("HSBC") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of November 14, 2002 (the "Agreement"), by and among HSBC, the Company and H2 Acquisition Corporation. Pursuant to the Agreement, each holder of Shares shall have the right to elect to receive, in lieu of HSBC Ordinary Shares, 0.535 American Depositary Shares of HSBC ("HSBC ADSs"), with each such HSBC ADS representing the right to receive five HSBC Ordinary Shares and evidenced by one or more American Depositary Receipts (the "HSBC ADRs"), for each Share.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for financial analyses for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as joint lead manager for a public offering of $300 million of preferred stock of the Company in September 2001; having acted as sole bookrunner for a public offering of 18.7 million Shares and $534 million of Automatically Convertible Equity Securities ("ACES") of the Company in October 2002; having acted as commercial paper dealer for the Company, commencing in October 2002; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to HSBC from time to time, including having acted as lead manager for a public offering of $4 billion aggregate principal amount of Noncumulative Perpetual Preferred Stock of HSBC in May 2000; and having acted as its financial advisor in connection with its acquisition of Credit Commercial de France CCF (SA) in July 2000. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative instruments, of the Company or HSBC for its own account and for the accounts of customers. Goldman, Sachs & Co. may provide investment banking services to HSBC and its subsidiaries in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company (including its

Board of Directors
Household International, Inc.
November 14, 2002

Page Two


predecessor companies) and Annual Reviews to Stockholders of HSBC for the five years ended December 31, 2001 and Annual Reports on Form 20-F of HSBC for the three years ended December 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain interim reports to stockholders and Reports of Foreign Private Issuers on Form 6-K of HSBC; certain other communications from the Company and HSBC to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; and certain cost savings and operating synergies projected by the management of the Company to result from the transaction contemplated by the Agreement. Goldman Sachs also held discussions with members of the senior managements of the Company and HSBC regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies, including discussions with the Company with respect to the importance of the funding environment to the financial performance of consumer finance companies. In addition, we have reviewed the reported price and trading activity for the Shares and the HSBC Ordinary Shares (including price and trading activity for the HSBC ADRs), compared certain financial and stock market information for the Company and HSBC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the finance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, HSBC did not make available to us its projections of expected future performance. Accordingly, our review of such matters was limited to discussions with the management of HSBC of certain research analysts' estimates. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for HSBC are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets or liabilities) of the Company and HSBC or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all material governmental, regulatory, or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or HSBC or their respective subsidiaries or on the expected benefits of the transaction contemplated by the Agreement. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO.
--------------------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX C
                         KEEFE, BRUYETTE & WOODS, INC.

                 SPECIALISTS IN BANKING AND FINANCIAL SERVICES

            787 SEVENTH AVENUE    4TH FLOOR    NEW YORK, N.Y. 10019

       TOLL FREE               MAIN TELEPHONE
     1-800-966-1559             212-987-7777

                                                               November 14, 2002
The Board of Directors
Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of certain series of Household International, Inc. (the "Company") preferred stock, as described below (the "Company Preferred Stock"), of the cash consideration to be received as set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 14, 2002, entered into among HSBC Holdings plc (the "Parent"), Household International, Inc. (the "Company"), and H2 Acquisition Corporation (the "Merger Sub"). Our opinion does not address the fairness of the consideration to be received by holders of the Company's common stock, or the consideration to be received by holders of the Company's shares of preferred stock not specifically addressed by this opinion.

     The Merger Agreement provides for the merger of the Company with and into the Merger Sub (the "Merger") pursuant to which each outstanding share of the following classes of Company Preferred Stock:

    7.500% Cumulative Preferred Stock, Series 2001-A
    7.600% Cumulative Preferred Stock, Series 2002-A
    7.625% Cumulative Preferred Stock, Series 2002-B

that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive cash in the amount of $1,000 ($25 per depository share) plus all accumulated and unpaid dividends to but excluding the closing date (the "Preferred Merger Consideration").

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Parent, as well as the Merger Agreement and the certificate of incorporation of Household and the certificates of designations of the Company Preferred Stock. We have also reviewed certain other information, including the terms, call provisions, and conditions of the Company Preferred Stock, the ratings of the Company Preferred Stock, and certain financial and market data of the Company Preferred Stock. In addition, we have compared certain financial, rating, and market information for selected other issues of preferred securities, trust preferred securities, and debt securities we deemed similar to the Company Preferred Stock. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of banking and financial service company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking and financial service companies, we have experience in, and knowledge of the valuation of banking and financial service enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell

Keefe, Bruyette & Woods, Inc.
Page  2

securities to, the Company and the Parent, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company and the Parent for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of the Company in rendering this fairness opinion and will receive a fee from the Company for our services.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Parent, nor have we reviewed any loan or credit files of the Company or been furnished with any such evaluations, appraisals or reviews. We have also assumed that the Company has adequately reserved against losses that may be incurred as a result of non-performing or defaulting loans. We are not expressing any opinion as to the prices at which the Company Preferred Stock will trade at any time, and are assuming that the Merger will be completed in accordance with the terms and conditions outlined in the Merger Agreement. Further, our opinion does not address the Company's underlying business decision to engage in the Merger. Our opinion is necessarily based upon available information and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

     It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act on any matter relating to the proposed Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Preferred Merger Consideration offered in connection with the Merger is fair, from a financial point of view, to holders of the Company Preferred Stock.

                                          Very truly yours,

                                          /s/ Keefer,Bruyette & Woods, Inc.

                                          Keefe, Bruyette & Woods, Inc.

                                                                         ANNEX D

      SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SEC. 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX E

                              SUMMARY PARTICULARS

1 LISTING PARTICULARS

     Listing Particulars dated 26 February 2003 and prepared in accordance with the Listing Rules of the UK Listing Authority under section 74 of the Financial Services and Markets Act 2000 ("FSMA") have been published and alone contain full details relating to HSBC Holdings plc ("HSBC") and the HSBC ordinary shares to be issued, credited as fully paid, in connection with the acquisition of Household International, Inc. ("Household") by way of merger with a wholly owned subsidiary of HSBC.

     The Directors of HSBC are satisfied that these Summary Particulars contain a fair summary of the key information set out in the Listing Particulars.

     Unless otherwise defined herein, terms defined in the Proxy
Statement/Prospectus to which these Summary Particulars are appended shall apply herein.

     These Summary Particulars have been authorised for issue by the UK Listing Authority without approval of their contents.

2 INFORMATION RELATING TO HSBC

     2.1 The founding member of the HSBC group, The Hongkong and Shanghai Banking Corporation, was established in Hong Kong and Shanghai in 1865. The bank expanded rapidly, with an emphasis on building up representation in China and the Asia-Pacific region, while also establishing a presence in the major financial and trading centres in Europe and America.

     2.2 HSBC is the holding company of one of the largest banking and financial services organisations in the world, with a market capitalisation of US$104.9 billion as at 31 December 2002. As at 30 June 2002, HSBC had total assets of US$746.3 billion and shareholders' funds of US$51.2 billion. For the year ended 31 December 2001, HSBC's operating profit was US$8.0 billion on operating income of US$25.9 billion. The HSBC group is a strongly capitalised banking group with a total capital ratio of 13.5 per cent and a tier 1 capital ratio of 9.7 per cent as at 30 June 2002.

     2.3 Headquartered in London, United Kingdom, the HSBC group operates through long-established businesses in Europe; Hong Kong SAR; the rest of Asia-Pacific, including the Middle East and Africa; North America; and Latin America. Within each of these geographical regions, the principal businesses operate essentially as domestic banks and typically have a large retail deposit base, together with strong liquidity and capital ratios, and provide services to personal, commercial and large corporate and institutional customers. By using the HSBC group's highly efficient technological links, businesses are able to access the HSBC group's wide range of products and services and adapt them to local customer needs. In addition, in certain key locations -- London, Hong Kong SAR, New York, Geneva, Paris and Dusseldorf -- the HSBC group has significant investment and private banking operations which, together with its commercial banks, enable the HSBC group to service the full range of requirements of its high net worth personal and large corporate and institutional customers.

     2.4 Through its international network of over 8,000 offices in 80 countries and territories, the HSBC group provides a comprehensive range of financial services: personal financial services; commercial banking; corporate, investment banking and markets; private banking; and other activities. As part of its strategy, the HSBC group created an international brand in 1998, using HSBC and its hexagon symbol in most of its areas of operation.

     2.5 HSBC's largest and best-known subsidiaries and their primary areas of operation are:

    -    The Hongkong and Shanghai Banking            Hong Kong SAR, with an extensive network
         Corporation Limited                          throughout Asia-Pacific
    -    Hang Seng Bank Limited                       Hong Kong SAR
    -    HSBC Bank plc                                United Kingdom
    -    CCF S.A., previously known as Credit         France
         Commercial de France S.A.
    -    HSBC Bank USA                                New York State in the United States
    -    HSBC Bank Brasil S.A.-Banco Multiplo         Brazil
    -    HSBC Private Banking Holdings (Suisse)       Switzerland, Luxembourg, Guernsey and
         S.A.                                         Monaco (through various subsidiaries)

3 CURRENT TRADING AND PROSPECTS

     The benefits derived from the breadth and capital generating strength of the HSBC group's core domestic franchises continue to support resilient operating performance, including into the current year to date.

     In retail markets, continuing weak demand for equity products has been more than offset by strong growth in personal lending and mortgage banking as consumers in some markets respond to sustained low interest rates. Deposit flows remain strong and sales of insurance protection products and capital protected investment products continue to grow.

     Lending to the corporate sector remains subdued and as a consequence of successive interest rate reductions over the past 24 months, treasury income is declining as maturing investments are redeployed in lower yielding assets.

     Mitigating the impact of lower interest rates on the deployment of the HSBC group's liquid resources, the continuing low interest rate environment is favourable in maintaining bad debt charges within recent experience.

     The HSBC group remains cautious about the economic outlook for the remainder of the current year, with political factors and external events weighing heavily on economic forecasting. This having been said, the HSBC group remains strong in capital and earning power and is well positioned to seek growth opportunities globally with few geographic or product constraints.

4 RECENT DEVELOPMENTS

     Since the announcement on 5 August 2002 of HSBC's interim results for the six month period ended 30 June 2002, there have been a number of developments across the HSBC group. On 8 October 2002, HSBC announced that it had reached an agreement to invest US$600 million in Ping An Insurance Company of China, Limited ("Ping An"). This investment has now been made and HSBC has acquired an interest of 10 per cent of the issued share capital of Ping An. With the establishment of this strategic partnership, HSBC looks forward to working with Ping An to take advantage of opportunities available in China's rapidly growing insurance and wealth management industries.

     HSBC's most recent significant acquisition was completed on 25 November 2002 when it acquired Grupo Financiero Bital S.A. de C.V. ("GF Bital") in Mexico by way of a cash tender offer. It received 99.59 per cent acceptance of the offer, which resulted in HSBC paying a total consideration of approximately US$1.135 billion. All the necessary regulatory approvals needed for the transaction were received and HSBC has begun the process of integrating GF Bital into the HSBC group.

     In addition, in September 2002 HSBC announced three new non-executive director appointments when Stewart Newton, Carole Taylor and Sir Brian Williamson agreed to join the board of HSBC.

5 INFORMATION RELATING TO HOUSEHOLD

     5.1 Household was created in 1981 as a result of a shareholder-approved restructuring of Household Finance Corporation, which was established in 1878. Household is principally a non-operating holding company. Household's subsidiaries primarily provide middle-market consumers with several types of loan products in the United States, Canada and the United Kingdom. Household, through its subsidiaries (including Beneficial Corporation, which was acquired in 1998) offers real estate secured loans, auto finance loans, MasterCard and Visa credit cards, private label credit cards, tax refund anticipation loans, retail instalment sales financing loans and other types of unsecured loans, as well as credit and speciality insurance products. As at 30 September 2002, Household had approximately 32,000 employees and over 50 million active consumer accounts. Household's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070, USA.

     5.2 Based on Household's earnings release on 15 January 2003, as at 31 December 2002, Household had US$107.5 billion in managed receivables and US$82.6 billion in owned receivables. For the year ended 31 December 2002, Household's income before income taxes was US$2.3 billion on net revenues of US$10.8 billion.

     5.3 Household is one of the largest independent consumer finance companies in the United States. It is also the United States' second largest third-party issuer of private label credit cards, the eighth largest issuer of MasterCard and Visa credit cards and the fourth largest provider of credit insurance.

     5.4 Household is listed on the New York Stock Exchange.

6 THE PROPOSED ACQUISITION OF HOUSEHOLD BY WAY OF MERGER

     6.1 On 14 November 2002 the boards of HSBC and Household announced that they had reached agreement for HSBC to acquire Household by way of merger with a wholly owned subsidiary of HSBC. The board of HSBC, which has been advised by Morgan Stanley & Co. Limited, Rohatyn Associates LLC and HSBC Bank plc, considers the financial terms of the acquisition to be fair and reasonable to HSBC. In giving their advice, Morgan Stanley & Co. Limited, Rohatyn Associates LLC and HSBC Bank plc have relied upon the HSBC board's commercial assessment of the acquisition. The HSBC board considers the acquisition to be in the best interests of HSBC shareholders taken as a whole and has unanimously recommended that HSBC shareholders vote in favour of the resolution to be proposed at an extraordinary general meeting to approve the acquisition. The board of Household has unanimously approved the acquisition and has unanimously determined to recommend that Household stockholders vote in favour of the resolutions to be proposed at a special meeting of Household stockholders.

     6.2 The acquisition is to be effected by a statutory merger under Delaware law. Under the terms of the merger agreement, Household will be merged with and into H2 Acquisition Corporation ("H2"), a wholly owned subsidiary of HSBC. Following the merger, H2 will continue to be a wholly owned subsidiary of HSBC but will be renamed "Household International, Inc.".

     6.3 Based on the closing mid-market price of an HSBC ordinary share of
681.5 pence as derived from the Daily Official List of the London Stock Exchange on 21 February 2003 (being the latest practicable date prior to the publication of the Listing Particulars) and assuming 1,281,972,179 HSBC ordinary shares will be issued (not including any shares of Household common stock that may be issued on the exercise of options or rights other than those which would lapse if not exercised on or before the Effective Date (as defined in the merger agreement)), the aggregate consideration to be paid by HSBC pursuant to the acquisition is approximately US$13,860 million (approximately L8,737 million after applying an exchange rate of US$1: L0.6304, being the noon buying rate prevailing on 21 February 2003). In addition, pursuant to the merger agreement, the outstanding Household non-voting preferred stock will be converted into the right to receive from HSBC cash in an aggregate amount of approximately US$1,121 million (approximately L706.6 million), assuming the Effective Date to be 1 April 2003.

     6.4 Under the terms of the merger agreement, holders of Household common stock will be entitled to receive, at their election, either 2.675 HSBC ordinary shares or 0.535 HSBC ADSs (each representing five

HSBC ordinary shares) for each share of Household common stock (the "Exchange Ratio"). The Household voting preferred stock will be designated for redemption by Household pursuant to their respective terms immediately prior to the Effective Date. It is estimated that Household will apply an aggregate amount of approximately US$114.8 million (together with approximately US$2.2 million in respect of accrued and unpaid dividends up to but excluding the Effective Date, assuming the Effective Date is 1 April 2003) in redeeming the Household voting preferred stock. The Household non-voting preferred stock will be converted in the acquisition into the right to receive from HSBC cash in an aggregate amount of US$1,100 million (together with approximately US$20.9 million in respect of accrued and unpaid dividends up to but excluding the Effective Date, assuming the Effective Date is 1 April 2003). The consideration was arrived at after arm's length negotiations between the parties and the Directors of HSBC consider it to be fair and reasonable.

     6.5 The merger agreement anticipated that the holders of Household common stock would be entitled to receive the HSBC second interim dividend in respect of 2002 which is expected to be paid in May 2003 to those HSBC shareholders on the HSBC register of members as at 21 March 2003. As the acquisition will not have been completed before the record date for this dividend it is expected that, as provided for in the merger agreement, Household will instead declare a cash dividend for holders of Household common stock on the register of members immediately prior to the Effective Time (as defined in the merger agreement) in respect of each share of Household common stock equal to 2.675 times the HSBC second interim dividend per HSBC ordinary share. Such dividend will be paid on 6 May 2003 (the date on which the HSBC second interim dividend will be paid) or if the acquisition is completed after 6 May 2003, promptly after the Effective Date. The HSBC second interim dividend will be announced at the same time as HSBC publishes its audited accounts for the financial year ended 31 December 2002, which is expected to be on 3 March 2003.

     6.6 Options over shares of Household common stock outstanding on the Effective Date will be converted into options over HSBC ordinary shares, adjusted to reflect the Exchange Ratio. Other rights to receive shares of Household common stock outstanding on the Effective Date will be converted into rights to receive HSBC ordinary shares, adjusted to reflect the Exchange Ratio. Pursuant to their terms, the outstanding Household 8.875 per cent Adjustable Conversion-Rate Equity Security Units will remain outstanding following completion of the acquisition, with the purchase contracts that form a portion of such units becoming contracts to purchase HSBC ordinary shares in lieu of shares of Household common stock, adjusted to reflect the Exchange Ratio. Pursuant to their terms, the rights to acquire shares of Household common stock under the Household zero-coupon convertible debt securities will be converted, as a consequence of the acquisition, into rights to acquire HSBC ordinary shares, adjusted to reflect the Exchange Ratio.

     6.7 The acquisition is subject to a number of conditions including its approval by the HSBC shareholders and Household stockholders in their respective meetings and a number of regulatory and other consents and approvals in the USA, UK, Canada and other relevant jurisdictions. Application has been made to the relevant governmental and regulatory authorities for the necessary consents and clearances.

     6.8 Household has agreed to pay HSBC a termination fee of US$550 million under certain circumstances if the acquisition is not completed.

     6.9 The acquisition is expected to be completed at the end of the first quarter of 2003.

     6.10 HSBC has appointed Computershare Investor Services LLC as exchange agent for the purpose of exchanging certificates formerly representing shares of Household common stock and Household non-voting preferred stock for HSBC ordinary shares or HSBC ADSs or cash, as the case may be. The exchange agent will send to each holder of record as at the Effective Time of Household common stock or Household non-voting preferred stock a letter of transmittal for use in effecting delivery of certificates representing such stock to the exchange agent. The letter of transmittal will require each holder of Household common stock to make an election to receive either HSBC ordinary shares or HSBC ADSs. If a holder of Household common stock does not make an election, the exchange agent will return the letter of transmittal to the holder for completion. If a holder of Household common stock elects to receive HSBC ordinary shares, the holder will receive the HSBC ordinary shares in certificated form unless the holder elects in the letter of transmittal to receive them in uncertificated form through CREST.

     6.11 On surrendering a certificate representing Household common stock for cancellation to the exchange agent together with a duly executed letter of transmittal, the holder will be entitled to receive in exchange:

          6.11.1 the whole number of HSBC ordinary shares or HSBC ADSs that the holder of Household common stock has the right to receive pursuant to the merger agreement;

          6.11.2 an amount of cash in lieu of fractional HSBC ordinary shares or HSBC ADSs; and

          6.11.3 any dividends or other distributions on the HSBC ordinary shares or HSBC ADSs, as the case may be, that have a record date after the Effective Date and shall have been declared and paid prior to the exchange (in the event that a dividend or other distribution has a record date after the Effective Date and has been declared but not yet paid prior to the exchange, the holder will be entitled to be paid such dividend or other distribution at the same time as all other holders of HSBC ordinary shares and/or HSBC ADSs).

     6.12 On surrendering a certificate representing Household non-voting preferred stock for cancellation to the exchange agent together with a duly executed letter of transmittal, the holder will be entitled to receive in exchange:

          6.12.1 cash in the amount of US$25 per depositary share; and

          6.12.2 all accumulated and unpaid dividends up to but excluding the Effective Date, without interest.

     6.13 With respect to both Household common stock and Household non-voting preferred stock, taxes will be withheld as required.

     6.14 Household certificates that are surrendered will be cancelled. No holder of unsurrendered certificates will receive any dividends or other distributions in respect of HSBC ordinary shares or HSBC ADSs to which the holder is entitled under the merger agreement, or be entitled to vote such HSBC ordinary shares, until the Household certificate registered to the holder is surrendered to the exchange agent. No interest will be paid or accrued on any amount payable on surrender of certificates.

7 EXTRAORDINARY GENERAL MEETING

     7.1 In view of the size of the transaction, it will be necessary to obtain HSBC ordinary shareholders' approval of the acquisition. For this purpose, the board of HSBC has convened an extraordinary general meeting for 11.00 a.m. on 28 March 2003. At the extraordinary general meeting, an ordinary resolution will be proposed:

          (a) to approve the acquisition (including the arrangements to be put in place in relation to outstanding options over, and rights to receive, Household common stock) and to authorise the board of HSBC (or any duly authorised committee thereof) to take the necessary steps to implement it, subject to such non-material modifications as the Directors of HSBC think fit; and

          (b) to authorise the Directors of HSBC for the purposes of section 80 of the Companies Act 1985 to allot in connection with the acquisition additional relevant securities (as defined in that section) up to an aggregate nominal amount of US$702,863,189. This amount is equal to the nominal amount of the approximate maximum number of new HSBC ordinary shares which may be issued as a consequence of the acquisition.

     7.2 This authority is in addition to the existing authority granted to the board of HSBC at the annual general meeting of HSBC held on 31 May 2002, which will remain in full force and effect until its expiry at the annual general meeting of HSBC to be held in 2003, when a new resolution will be proposed, in the usual way, granting authority to the board of HSBC to allot shares.

8 ACCOUNTING TREATMENT

     HSBC intends to account for the acquisition using acquisition accounting under UK GAAP. Under this method of accounting, the assets and liabilities of Household will be recorded at their respective fair values as at the completion date of the acquisition and added to those of HSBC. Financial statements and results of operations of HSBC reported after completion of the acquisition will reflect these values, but prior financial statements of HSBC will not be restated to reflect the historical financial position or results of operations of Household.

9 SIGNIFICANT CHANGES

     9.1 Save as disclosed in paragraphs 3 ("Current Trading and Prospects") and 4 ("Recent Developments") above, there has been no significant change in the financial or trading position of the HSBC group since 30 June 2002, being the date to which HSBC's last interim financial statements have been prepared.

     9.2 There has been no significant change in the financial or trading position of the Household group since 31 December 2002, being the date to which Household's most recent earnings release statement has been published.

10 LITIGATION

     10.1 No member of the HSBC group is or has been involved in any legal or arbitration proceedings which may have, or have had during the twelve months prior to the date of this document, a significant effect on the financial position of the HSBC group, nor is HSBC aware that any such proceedings are pending or threatened.

     10.2 Save as disclosed below, no member of the Household group is or has been involved in any legal or arbitration proceedings which may have, or have had during the twelve months prior to the date of this document, a significant effect on the financial position of the Household group, nor is Household aware that any such proceedings are pending or threatened:

          10.2.1 Several lawsuits have been filed alleging violations of law with respect to the acquisition. These lawsuits are described below. The lawsuits are in their preliminary stages; Household believes that the claims against it lack merit and intends to defend the lawsuits vigorously.

          Two of the lawsuits are pending in the Circuit Court of Cook County, Illinois, Chancery Division. One, McLaughlin v. Aldinger et al., No. 02 CH 20683 (filed on 15 November 2002), asserts claims on behalf of a purported class of holders of Household common stock against Household and certain of its officers and directors for breach of fiduciary duty in connection with the acquisition on the grounds that the defendants allegedly failed to take appropriate steps to maximise the value of a merger transaction for holders of Household common stock. The McLaughlin complaint contends that plaintiffs will suffer irreparable harm unless the acquisition is prohibited, but seeks only unspecified damages. The other, Pace v. Aldinger et al., No. 02 CH 19270 (filed on 24 October 2002 and amended on 15 November 2002), is both a derivative lawsuit on behalf of Household and a purported class action on behalf of holders of Household common stock. This lawsuit was filed prior to the announcement of the acquisition and originally asserted claims relating to Household's pre-acquisition accounting practices. It has since been amended to allege that Household and certain of its officers and directors breached their fiduciary duties in connection with the acquisition. The complaint seeks to prohibit the acquisition as well as unspecified damages (including punitive damages) allegedly stemming from both the acquisition and pre-acquisition activity.

          A third lawsuit relating to the acquisition, Williamson v. Aldinger et al., No. 03 C00331 (filed on 15 January 2003), is pending in the United States District Court for the Northern District of Illinois. This derivative lawsuit on behalf of Household claims that certain of Household's officers and directors breached their fiduciary duties and committed corporate waste by agreeing to the acquisition and allegedly failing to take appropriate steps to maximise the value of a merger transaction. The complaint seeks to prohibit the acquisition as well as unspecified damages (including punitive damages).

          10.2.2 The Multi-State Settlement Agreement

          On 11 October 2002, Household reached a preliminary agreement with a multi-state working group of US state attorneys general and regulatory agencies to effect a US nationwide resolution of alleged violations of US federal and/or state consumer protection, consumer financing and banking laws and regulations with respect to secured real estate lending from Household's retail branch consumer lending operations. This preliminary agreement, and related consent decrees entered into with each of the 50 US states and the District of Columbia, are referred to collectively as the "Multi-State Settlement Agreement". The Multi-State Settlement Agreement requires Household to establish a settlement fund and to pay certain expenses of investigation and administration. Household will also provide greater disclosures and alternatives for customers in connection with "non-prime" mortgage lending originated by its retail branch network. No fines, penalties or punitive damages are being assessed by the US states pursuant to the Multi-State Settlement Agreement. In addition, Household will unilaterally amend all branch originated real estate secured loans to provide that no pre-payment penalty is payable later than 24 months after origination. As described in more detail below, the Multi-State Settlement Agreement became effective as at 16 December 2002.

          Under the terms of the Multi-State Settlement Agreement, Household will establish a fund of US$484 million to be divided among all participating states (including the District of Columbia), with each state receiving a proportionate share of the funds based upon the volume of the retail branch originated real estate secured loans made by Household in that state during the period between 1 January 1999 and 30 September 2002. Household agreed to deposit these monies into the fund in three equal instalments. Household made the first two deposits on 15 January and 14 February 2003. It will make the remaining deposit on 17 March 2003.

          Household has also paid US$10.2 million to the states as reimbursement for the expenses of their investigation and will pay US$9.8 million of the fees and expenses of an independent administrator. At its expense, Household will also retain an independent monitor to report on Household's compliance with the Multi-State Settlement Agreement over the next five years.

          Each borrower that receives a payment under the Multi-State Settlement Agreement will be required to release all civil claims against Household relating to its consumer lending practices. Each state has agreed that the settlement resolves all current civil investigations and proceedings by participating attorneys general and state lending regulators relating to the lending practices at issue.

          Household recorded a pre-tax charge in the third quarter of the financial year 2002 of US$525 million reflecting the costs of the Multi-State Settlement Agreement and related matters.

          The Multi-State Settlement Agreement first became effective as at 16 December 2002 with the filing of related consent decrees in 41 states and the District of Columbia. Consent decrees or similar documentation have now been entered into with all 50 states and the District of Columbia.

          Household has also been named in purported class actions by individuals and consumer groups in the United States (such as the AARP and the Association of Community Organisations for Reform Now) claiming that Household's loan products or its lending policies and practices are unfair or misleading to consumers. Before any claim can proceed on behalf of the purported class, judicial certification of the class is required. To date, none of the class claims has been certified. Although the Multi-State Settlement Agreement does not cause the immediate dismissal of these purported class actions Household believes it substantially reduces the risk to it of any material liability that may result since every consumer who receives payments as a result of the Multi-State Settlement Agreement must release Household from any liability for such claims. Household intends to seek resolution of these related legal actions provided it is financially prudent to do so. Otherwise, Household intends to vigorously dispute the allegations. Regardless of the approach taken by Household with respect to these purported class actions, and based on a review of the allegations set out in the complaints and of their status, Household believes that any liability that may result will not have a material financial impact on Household.

          10.2.3 As reported in Household's annual report on Form 10-K/A for the year ended 31 December 2001, which was filed with the SEC on 27 August 2002, Household restated its previously reported consolidated financial statements. The restatement relates to certain MasterCard and Visa co-branding and affinity credit card relationships and a third party marketing agreement, which were entered into between 1992 and 1999. All were part of Household's credit card services segment. In consultation with Household's prior auditors, Arthur Andersen LLP, Household treated payments made in connection with these agreements as pre-paid assets and amortised them in accordance with the underlying economics of the agreements. Household's current auditors, KPMG LLP, advised Household that, in their view, these payments should have either been charged against earnings at the time they were made or amortised over a shorter period of time. There was no significant change as a result of these adjustments on the prior periods net earnings trends previously reported. The restatement resulted in a US$359.9 million, after-tax, retroactive reduction to retained earnings at 31 December 2001. As a result of the restatement, Household and its directors, certain officers and former auditors have been involved in various legal proceedings, some of which purport to be class actions, alleging violations of US federal securities law. These actions, which were filed between August and October 2002, seek to recover damages in respect of allegedly false and misleading statements about Household's stock. To date, none of the class claims has been certified. These legal actions have been consolidated into a single action (with the Lawrence E. Jaffe Pension Plan as the lead plaintiff); a consolidated and amended complaint is to be filed by 7 March 2003. Since the complaint has not yet been filed, it is not possible to state what damages are sought. Household believes that it has not, and its officers and directors have not, committed any wrongdoing and in each instance there will be no finding of improper activities that may result in a material liability to Household or any of its officers or directors.

     10.3 Household is subject to ongoing regulation by the SEC, the OCC and various other US (federal and state) and foreign regulatory agencies, which agencies have broad oversight, supervisory and enforcement powers. Within the scope of these powers, requests have been made, to which Household has responded, for factual materials surrounding the matters covered under paragraphs 10.2.2 and 10.2.3 above. Household believes that it has not, and its officers and directors have not, committed any wrongdoing and there will be no finding of improper activities that may result in a material liability to Household or any of its officers or directors.

11 MATERIAL CONTRACTS

     11.1 Other than the following contracts, there are no contracts (not being contracts entered into in the ordinary course of business) which: (a) are or may be material and which have been entered into by any member of the HSBC group during the two years immediately preceding the date of this document; or (b) contain any provision under which any member of the HSBC group has any obligation or entitlement which is material to the HSBC group as at the date of this document:

          11.1.1 the merger agreement; and

          11.1.2 an agreement dated 20 August 2002 between HSBC (1), GF Bital
     (2), Banco Internacional, S.A. (3), Banco Internacional, S.A. (as trustee)
     (4), and certain trust beneficiaries (5), pursuant to which HSBC agreed by way of a cash tender offer to acquire all the outstanding shares in GF Bital. At the close of the tender offer on 22 November 2002, HSBC had acquired 99.59 per cent of the total capital stock of GF Bital for a total cash consideration of approximately US$1.135 billion. The trustee and the trust beneficiaries have given limited representations and warranties to HSBC under the agreement which survive for a period of two years after completion of the acquisition. The maximum liability for a breach of any such representation or warranty is limited to the gross proceeds received by such person under the terms of the tender offer.

     11.2 Other than those contracts referred to in paragraphs 10.2.2 and 11.1.1 above, there are no contracts (not being contracts entered into in the ordinary course of business) which: (a) are or may be material and which have been entered into by any member of the Household group during the two years immediately preceding the date of this document; or (b) contain any provision under which any member of the Household group has any obligation or entitlement which is material to the Household group as at the date of this document.

12 DIRECTORS, PROPOSED DIRECTOR AND REGISTERED OFFICE

     The Directors of HSBC and their functions are as follows:

    Sir John Bond                                (Group Chairman, Executive Director)
    The Baroness Dunn, DBE                       (Deputy Chairman and senior Non-executive
                                                 Director)
    Sir Brian Moffat, OBE                        (Deputy Chairman and senior independent
                                                 Non-executive Director)
    Sir Keith Whitson                            (Group Chief Executive, Executive Director)
    The Lord Butler, GCB, CVO                    (Non-executive Director)
    R.K.F. Ch'ien, CBE                           (Non-executive Director)
    C.F.W. de Croisset                           (Executive Director)
    W.R.P. Dalton                                (Executive Director)
    D.G. Eldon                                   (Executive Director)
    D.J. Flint                                   (Group Finance Director, Executive
                                                 Director)
    W.K.L. Fung, OBE                             (Non-executive Director)
    S.K. Green                                   (Executive Director)
    S. Hintze                                    (Non-executive Director)
    A.W. Jebson                                  (Executive Director)
    Sir John Kemp-Welch                          (Non-executive Director)
    The Lord Marshall                            (Non-executive Director)
    Sir Mark Moody-Stuart, KCMG                  (Non-executive Director)
    S.W. Newton                                  (Non-executive Director)
    H. Sohmen, OBE                               (Non-executive Director)
    C.S. Taylor                                  (Non-executive Director)
    Sir Brian Williamson, CBE                    (Non-executive Director)

     The registered office and principal place of business of HSBC is at 8 Canada Square, London E14 5HQ, United Kingdom.

     Assuming the acquisition is completed, William F. Aldinger, III, who is currently Chairman and Chief Executive Officer of Household, will become a member of the board of HSBC.

     Following completion of the acquisition, Mr Aldinger will serve as Chairman and Chief Executive Officer of Household until 1 January 2004 and thereafter as Chairman and Chief Executive Officer of Household and HSBC North America, Inc.

13 PROPOSED DIRECTOR'S NEW EMPLOYMENT AGREEMENT

     13.1 Mr Aldinger has entered into a new employment agreement with Household for a term of three years which will commence on the Effective Date.

     13.2 During the term of the agreement, Mr Aldinger will be paid an annual base salary equal to his annual base salary as at the date of the merger agreement (US$1 million), and an annual bonus in an amount at least equal to the annual average of Mr Aldinger's bonuses earned with respect to the three-year period ended 2001 (pro rated for any partial year) (US$4 million). Pursuant to the terms of Mr Aldinger's new employment agreement, a termination of employment is generally effective immediately upon receipt of notice by either party, except that a termination due to Mr Aldinger's disability requires 30 days advance notice following his absence from employment on a full-time basis for 180 consecutive business days.

     13.3 Within 30 days of the Effective Date, subject to the approval of the trustee of the HSBC Holdings Restricted Share Plan 2000, Mr Aldinger will receive a one-time special retention grant of HSBC ordinary shares with a value equal to US$10 million (the "Special Restricted Shares"), based on the closing mid-market price of HSBC ordinary shares on the date of grant. The Special Restricted Shares will vest in three equal instalments on each of the first three anniversaries of the Effective Date, as long as Mr Aldinger remains employed on each applicable vesting date, subject to accelerated vesting upon a termination of employment by Household without "cause", by Mr Aldinger for "good reason" or due to his death or disability. After each of the first and second anniversaries of the Effective Date, subject to the approval of the trustee of the HSBC Holdings Restricted Share Plan 2000, Mr Aldinger will receive an additional grant of HSBC ordinary shares with a value equal to at least US$5.5 million ("Additional Restricted Shares"), based on the closing mid-market price of HSBC ordinary shares on the applicable date of grant. The Additional Restricted Shares will generally be subject to the same terms and conditions as the Special Restricted Shares. To the extent all or a portion of any of the above grants of Restricted Shares cannot be made under the HSBC Holdings Restricted Share Plan 2000, Mr Aldinger will receive a cash bonus equal to the amount of the grant of Restricted Shares that he was not able to receive, subject to the same general terms and conditions as such grant.

     13.4 During the term, except with respect to benefits under qualified and non-qualified excess and supplemental defined benefit retirement plans, Mr Aldinger will receive employee benefits and benefits in kind that are no less favourable than those provided to him immediately prior to the date of the merger agreement. In respect of the financial year ended 31 December 2002, Mr Aldinger's participation in Household's qualified and non-qualified defined contribution plans entitled him to a company matching contribution and he received taxable benefits in kind for financial planning services, a car allowance, excess liability and life insurance premium payments and personal travel expenses, which contributions and taxable benefits in kind equal approximately US$518,000 in the aggregate.

     13.5 As at the Effective Date, Mr Aldinger's benefits under Household's qualified and non-qualified excess and supplemental defined benefit retirement plans will be frozen, and Mr Aldinger will be entitled to receive the retirement benefits provided under his existing employment agreement. The pension benefits for Mr Aldinger are provided on a defined benefit basis under the Household qualified and non-qualified pension plans and a supplemental executive retirement plan adopted in 1997 for Mr Aldinger (the "SERP"). The annual pension benefit under these arrangements generally equals a percentage of his Final Average Salary (as defined below) not in excess of Covered Compensation (as defined below), plus a percentage of his Final Average Salary that exceeds Covered Compensation. "Final Average Salary" equals the average of salary plus bonus for the 48 successive highest paid months out of the employee's last ten years of service. "Covered Compensation" is the average of the US Social Security taxable wage base over the 35-year period ending in the year of retirement or earlier termination of employment. The SERP provides Mr Aldinger with a benefit based on the pension plan formula but with twenty years of benefit service added and with an offset for benefits payable under not only the Household qualified and non-qualified plans but also for the pension benefits payable to Mr Aldinger under the defined benefit pension plans of Wells Fargo and Citibank.

     13.6 Mr Aldinger's new agreement provides that if his employment is terminated during the term by him for "good reason", or by Household for reasons other than "cause" or disability, he will be entitled to:

          13.6.1 a pro rata target annual bonus for the financial year of the date of termination;

          13.6.2 a payment equal to his annual base salary plus the average of his annual bonuses with respect to the three-year period ended 2001, times the number of full and partial months from the date of termination until the third anniversary of the Effective Date, divided by twelve;

          13.6.3 the immediate vesting and exercisability of each Household stock option, restricted stock award and other equity-based award or performance award (or cash equivalent) that is outstanding as at the date of termination and treatment as retirement eligible for purposes of exercising any such award;

          13.6.4 for the remainder of his life and that of his current spouse, continued medical and dental benefits at Household's cost; and

          13.6.5 his retirement benefits in a lump sum (as described in paragraph 13.5 above).

     13.7 If any payments or benefits that Mr Aldinger receives are subject to the excise tax imposed under Section 4999 of the US Internal Revenue Code of 1986 (as amended), his agreement provides for an additional payment to restore him to the after-tax position that he would have been in had the excise tax not been imposed.

     13.8 The new employment agreement also provides that, during his employment with Household, and for a period of one year after the termination of his employment for any reason, other than a termination of employment by Household without "cause" or a resignation by Mr Aldinger for "good reason", Mr Aldinger may not become associated with certain competitive entities that are actively engaged in the consumer lending business (including mortgage and credit card lending) and may not solicit the business of any entity that was a significant commercial customer or client of Household and its subsidiaries during the six-month period prior to his termination date. The new employment agreement also contains a confidentiality provision and a non-solicitation of Household employees restriction following certain terminations of employment.

     13.9 Upon the Effective Date, Mr Aldinger's new employment agreement will supersede his existing employment agreement with Household, which will be deemed to have been terminated due to a "qualifying termination", entitling him to the cash payments and other benefits under that agreement as follows:

          13.9.1 a pro rata annual bonus to the date of termination, based on the highest of the annual bonuses payable to Mr Aldinger during the three years preceding the year in which the termination occurs;

          13.9.2 a payment equal to three times the sum of Mr Aldinger's base salary and highest annual bonus; and

          13.9.3 a payment equal to the value of three years of additional employer contributions under Household's tax-qualified and supplemental defined contribution plans.

     Following completion of the Acquisition, Mr. Aldinger will be eligible to receive approximately US$20.3 million in satisfaction of the cash severance obligations described in paragraphs 13.9.1 to 13.9.3 above under his existing employment agreement with Household.

     In addition, upon a qualifying termination following a change of control, Mr Aldinger will be entitled to continued welfare benefit coverage for three years after the date of termination, three years of additional age and service credit under Household's tax-qualified and supplemental defined benefit retirement plans, and outplacement services. If any amounts or benefits received under the employment agreement or otherwise are subject to the excise tax imposed under section 4999 of the US Internal Revenue Code of 1986 (as amended), an additional payment will be made to restore Mr Aldinger to the after-tax position in which he would have been if the excise tax had not been imposed.

14 AVAILABILITY OF LISTING PARTICULARS

     Copies of the Listing Particulars are available on request free of charge in the UK from HSBC Holdings plc, 8 Canada Square, London E14 5HQ, United Kingdom during normal business hours on any weekday (Saturdays and public holidays excepted) until the Effective Date. Copies of the Listing Particulars may also be obtained free of charge by calling the following Listing Particulars Request Lines until the Effective Date: in the United Kingdom, on freephone 0800 073 3918; in Hong Kong SAR on 2862 8666; and elsewhere on +44 870 703 0137. The Listing Particulars may also be inspected at the document viewing facility at the FSA, 25 North Colonnade, Canary Wharf, London E14 5HS or at the offices of Norton Rose, Kempson House, Camomile Street, London EC3A 7AN, United Kingdom and The Hongkong and Shanghai Banking Corporation Limited, Level 37, 1 Queen's Road Central, Hong Kong SAR during normal business hours on any weekday (Saturdays and public holidays excepted) during the same period.

15 DOCUMENTS FOR INSPECTION

     Copies of the following documents may be inspected at the offices of Norton Rose, Kempson House, Camomile Street, London EC3A 7AN, United Kingdom and The Hongkong and Shanghai Banking Corporation Limited, Level 37, 1 Queen's Road Central, Hong Kong SAR during usual business hours on any weekday (Saturdays and public holidays excepted) until the Effective Date and at the extraordinary general meeting of HSBC:

          (a) the Memorandum and Articles of Association of HSBC;

          (b) the audited consolidated accounts of the HSBC group for each of the two financial years ended 31 December 2001 and 2000 and the interim results for the six month period ended 30 June 2002;

          (c) the audited consolidated accounts of the Household group for each of the two financial years ended 31 December 2001 and 2000, the Forms 10-Q and 10-Q/A filed with the SEC for each of the three month periods ended 31 March 2002, 30 June 2002 and 30 September 2002 and the earnings release statement for the financial year ended 31 December 2002;

          (d) the report from KPMG Audit Plc regarding the reconciliations of the financial information on Household to UK GAAP set out in Part III of the Listing Particulars;

          (e) the report from KPMG Audit Plc on the pro forma financial information set out in Part IV of the Listing Particulars;

          (f) the Proxy Statement/Prospectus;

          (g) the circular to HSBC ordinary shareholders dated 26 February 2003, containing, inter alia, the notice of the extraordinary general meeting of HSBC;

          (h) the letters of consent referred to in paragraph 14 of Part VI of the Listing Particulars;

          (i) the service contracts referred to in paragraph 8 of Part VI of the Listing Particulars;

          (j) the material contracts referred to in paragraph 11 of this document;

          (k) the rules of the HSBC Share Plans (as defined in the Listing Particulars);

          (l) the Listing Particulars; and

          (m) these Summary Particulars.

     It is expected that supplementary listing particulars, containing extracts from HSBC's audited accounts for the financial year ended 31 December 2002, will be published on or around 3 March. Supplementary listing particulars, containing extracts from Household's audited accounts for the financial year ended 31 December 2002, are expected to be published in early March 2003. These supplementary listing particulars, when published, will be available for inspection at the offices of Norton Rose and The Hongkong and Shanghai Banking Corporation Limited, whose addresses are set out in paragraph 14 above, during normal business hours on any weekday (Saturdays and public holidays excepted) until the Effective Date and at the extraordinary general meeting of HSBC. They will also be available for inspection free of charge at the document viewing facility located at the FSA, whose address is set out in paragraph 14 above.

Dated 26 February 2003

[HOUSEHOLD LOGO]


                                            000000  0000000000  0  0000

                                            000000000.000 ext
                                            000000000.000 ext
[HOUSEHOLD LOGO]                            000000000.000 ext
                                            000000000.000 ext
                                            000000000.000 ext
MR A SAMPLE                                 000000000.000 ext
DESIGNATION (IF ANY)                        000000000.000 ext
ADD 1                                       Holder Account Number
ADD 2                                       C  1234567890 JNT
ADD 3
ADD 4                                       ||||||||||||||||||||||
ADD 5                                       ||||||||||||||||||||||
ADD 6                                       ||||||||||||||||||||||


                                                                           [ ]   Mark this box with an X if you have
                                                                                 made changes to your name or address
                                                                                 details above.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
SPECIAL MEETING PROXY CARD
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
A     PROPOSALS

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR Proposal 1. Shares will be so voted unless you otherwise indicate.

1. Adoption of the Agreement and Plan of Merger, dated as of November 14, 2002, by and among HSBC Holdings plc, Household International, Inc. and H2 Acquisition Corporation, pursuant to which, among other things, Household will be merged with and into H2 Acquisition Corporation, a wholly owned subsidiary of HSBC, HSBC will acquire Household and each outstanding share of Household common stock will be converted into the right to receive, at the election of the holder, either 2.675 HSBC ordinary shares or 0.535 American depositary shares, each of which evidences five HSBC ordinary shares.

[ ] FOR                           [ ] AGAINST                       [ ] WITHHOLD


2. The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the Special Meeting or any adjournment thereof.

[ ] FOR                           [ ] AGAINST                       [ ] WITHHOLD

B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

Signature 1 - Please keep signature      Signature 2 - Please keep signature    Date (mm/dd/yyyy)
              within the box                           within the box
                                                                                      /   /
                                                                                      /   /

-------------------------------------------------------------------------------
PROXY - HOUSEHOLD INTERNATIONAL, INC.
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING ON FRIDAY, MARCH 28, 2003

The undersigned hereby appoints K. H. Robin, J. D. Nichols and J. W. Blenke, and each of them true and lawful proxies with power of substitution, to vote all shares of Common and/or Preferred Stock of the undersigned, at the Special Meeting of Stockholders of Household International, Inc., to be held Friday, March 28, 2003, and at any adjournment thereof, on the proposals set forth on the reverse side of this card, which are referred to in the enclosed Notice of Special Meeting of Stockholders and Proxy Statements, each dated February 26, 2003. If no direction is made, this proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the Special Meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side.)

To Our Stockholders:

Whether or not you are able to attend the Special Meeting of Stockholders on Friday, March 28, 2003, it is important that your shares be represented, no matter how many shares you own. Listed below are instructions on how to vote by proxy. You may vote by telephone, over the Internet, or by mail.

In order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common and/or Voting Preferred Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Dividend Reinvestment & Common Stock Purchase Plan; our Employee Stock Purchase Plan; our 401(k) employee benefit plan, the Tax Reduction Investment Plan ("TRIP"); and our matching contribution plan for Canadian employees, the Match and Save Plan. The proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the Proxy Statement.

INTERNET AND TELEPHONE VOTING INSTRUCTIONS

YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK! Instead of mailing your proxy, you many choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

     To vote using the Telephone
       (within U.S. and Canada)               To vote using the Internet             To vote by Mail
-    Call toll free 1-866-290-9744       -    Go to the following web           -    Mark, sign and date the
     in the United States or Canada           site:                                  proxy card.
     any time on a touch tone
     telephone. There is NO CHARGE            WWW.COMPUTERSHARE.COM/US/PROXY    -    Return the proxy card in
     to you for the call.                                                            the postage-paid envelope provided.

                                         -    Enter the information
-    Enter the Holder Account                 requested on your computer
     Number (excluding the letter             screen and follow the simple
     "C") and Proxy Access Number             instructions.
     located below.

-    Follow the simple recorded
     instructions.

Option 1: To vote as the Board of
     Directors recommends on ALL
     proposals:  Press 1.

     When asked, Please confirm
     your vote by pressing 1.

Option 2: If you choose to vote upon
     EACH proposal separately, press
     0 and follow the simple recorded
     instructions.

HOLDER ACCOUNT NUMBER C0123456789        PROXY ACCESS NUMBER 12345

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON MARCH 27, 2003.

THANK YOU FOR VOTING



                                      -2-